UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

QUOTIENT TECHNOLOGY INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☐	No fee required.

☒	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Quotient Technology Inc.

1260 East Stringham Avenue, Sixth Floor

Salt Lake City, Utah 84106

(650) 605-4600

July 31, 2023

Dear Quotient Stockholder:

You are cordially invited to attend a special meeting (including any adjournments or postponements thereof, which we refer to as the “Special Meeting”) of stockholders of Quotient Technology Inc., a Delaware corporation (which we refer to as “Quotient,” the “Company,” “we,” “us,” and “our”), to be held virtually via live webcast on September 1, 2023, beginning at 9:00 a.m. Mountain Time (unless the Special Meeting is adjourned or postponed). Quotient stockholders will be able to virtually attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/QUOT2023SM, which we refer to as the “Special Meeting website.” To attend the Special Meeting, you will need your 16-digit control number as provided in your proxy materials. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “present” shall mean virtually present at the Special Meeting.

At the Special Meeting, you will be asked to consider and vote on (a) a proposal to adopt the Agreement and Plan of Merger, dated as of June 20, 2023 (as it may be amended from time to time, which we refer to as the “Merger Agreement”), by and among Quotient, CB Neptune Holdings, LLC, a Delaware limited liability company (which we refer to as “Parent”) and NRS Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (which we refer to as “Merger Sub”) (such proposal, which we refer to as the “Merger Agreement Proposal”), (b) a proposal to approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to Quotient’s named executive officers that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement (which we refer to as the “Compensation Proposal”) and (c) a proposal to adjourn the Special Meeting from time to time, if necessary or appropriate as determined in good faith by the Board of Directors of Quotient, including to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (which we refer to as the “Adjournment Proposal”). Parent and Merger Sub are affiliates of Charlesbank Capital Partners LLC. Pursuant to the terms of the Merger Agreement, subject to the terms and conditions set forth therein, Merger Sub will merge with and into Quotient (which we refer to as the “Merger”), with Quotient continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of Parent.

The Merger Agreement provides that, subject to certain exceptions, each share of common stock, par value $0.00001 per share, of Quotient (which we refer to as “Quotient common stock”) issued and outstanding immediately prior to the effective time of the Merger (which we refer to as the “Effective Time”) will, at the Effective Time, automatically be converted into the right to receive $4.00 in cash, without interest (which we refer to as the “Merger Consideration”), subject to any required tax withholding.

If the Merger is completed, you will be entitled to receive the Merger Consideration, less any applicable withholding taxes, for each share of Quotient common stock that you own immediately prior to the Effective Time (unless you have properly and validly exercised and do not withdraw your appraisal rights under Section 262 of the General Corporation Law of the State of Delaware).

The Board of Directors of Quotient, after considering the factors more fully described in the enclosed proxy statement, has: (a) determined that it is in the best interests of Quotient and its stockholders and declared it advisable, for Quotient to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth therein; (b) approved the Merger Agreement and the execution and delivery thereof by Quotient, the performance by Quotient of its covenants and other obligations under the Merger

Agreement and the consummation of the Merger upon the terms and conditions set forth in the Merger Agreement; (c) recommended that Quotient stockholders adopt the Merger Agreement in accordance with the General Corporation Law of the State of Delaware; and (d) directed that the adoption of the Merger Agreement be submitted for consideration by Quotient stockholders at the Special Meeting. The Board of Directors of Quotient recommends that you vote: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement.

The proxy statement also describes the actions and determinations of the Board of Directors of Quotient in connection with its evaluation of the Merger Agreement and the Merger. You should carefully read and consider the entire enclosed proxy statement and its annexes, including the Merger Agreement, as they contain important information about, among other things, the Merger and how it affects you.

Whether or not you plan to attend the virtual Special Meeting, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting — Voting at the Special Meeting”). If you attend the Special Meeting and vote thereat, your vote will revoke any proxy that you have previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Agreement Proposal, without your instructions.

Your vote is very important, regardless of the number of shares that you own. We cannot complete the Merger unless the Merger Agreement Proposal is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Quotient common stock entitled to vote thereon at the Special Meeting. If you have any questions or need assistance voting your shares, please contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Stockholders Call Toll-Free: (800) 967-5051

Brokers and Banks Call Collect: (212) 269-5550

Email: QUOT@dfking.com

On behalf of the Board of Directors of Quotient, I thank you for your support and appreciate your consideration of these matters.

Sincerely,

Robert McDonald Chairman of the Board of Directors Quotient Technology Inc.

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated July 31, 2023, and, together with the enclosed form of proxy card, is first being mailed to Quotient stockholders on or about July 31, 2023.

Quotient Technology Inc.

1260 East Stringham Avenue, Sixth Floor

Salt Lake City, Utah 84106

(650) 605-4600

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 1, 2023

Notice is hereby given that a special meeting (including any adjournments or postponements thereof, which we refer to as the “Special Meeting”) of stockholders of Quotient Technology Inc., a Delaware corporation (which we refer to as “Quotient,” the “Company,” “we,” “us,” and “our”), will be held virtually via live webcast on September 1, 2023, beginning at 9:00 am Mountain Time (unless the Special Meeting is adjourned or postponed). Quotient stockholders will be able to virtually attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/QUOT2023SM, which we refer to as the “Special Meeting website,” and using the control number provided with these proxy materials. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “present” shall mean virtually present at the Special Meeting. The Special Meeting is being held for the following purposes:

1.

To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated as of June 20, 2023 (as it may be amended from time to time, which we refer to as the “Merger Agreement”), by and among Quotient, CB Neptune Holdings, LLC, a Delaware limited liability company (which we refer to as “Parent”) and NRS Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (which we refer to as “Merger Sub”). Pursuant to the terms of the Merger Agreement, subject to the terms and conditions set forth therein, Merger Sub will merge with and into Quotient (which we refer to as the “Merger”), with Quotient continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of Parent (which we refer to as the “Merger Agreement Proposal”);

2.

To consider and vote on the proposal to approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to Quotient’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (which we refer to as the “Compensation Proposal”);

3.

To consider and vote on any proposal to adjourn the Special Meeting from time to time, if necessary or appropriate as determined in good faith by the Board of Directors of Quotient, including to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (which we refer to as the “Adjournment Proposal”); and

4.	To consider and vote on such other business as may properly come before the Special Meeting by or at the direction of the Board of Directors of Quotient.

Only Quotient stockholders of record as of the close of business on July 28, 2023, are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement or other delay thereof.

The Board of Directors recommends that you vote: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

Whether or not you plan to attend the virtual Special Meeting, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting — Voting at the Special Meeting”). If you attend the Special Meeting and vote thereat, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Agreement Proposal, without your instructions. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” the Merger Agreement Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.

By Order of the Board of Directors,

Robert McDonald

Chairman of the Board of Directors
Quotient Technology Inc.

Dated: July 31, 2023

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) BY TELEPHONE; (2) OVER THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote before the Special Meeting in the manner described in the enclosed proxy statement.

If you fail to (1) return your proxy card, (2) grant your proxy electronically over the Internet or by telephone or (3) attend the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Agreement Proposal but, assuming a quorum is present, will have no effect on the Compensation Proposal or the Adjournment Proposal.

You should carefully read and consider the entire accompanying proxy statement and its annexes, including the Merger Agreement, along with all of the documents incorporated by reference into the accompanying proxy statement, as they contain important information about, among other things, the Merger and how it affects you. If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Quotient common stock, please contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Stockholders Call Toll-Free: (800) 967-5051

Brokers and Banks Call Collect: (212) 269-5550

Email: QUOT@dfking.com

i

ii

SUMMARY

This summary highlights selected information from this proxy statement related to the Merger and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including the Merger Agreement (as defined below), along with all of the documents to which we refer in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement entitled “Where You Can Find More Information.” A copy of the Merger Agreement is attached as Annex A to this proxy statement. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger.

Except as otherwise specifically noted in this proxy statement, “Quotient,” “we,” “our,” “us,” the “Company” and similar words refer to Quotient Technology Inc. Throughout this proxy statement, we refer to CB Neptune Holdings, LLC as “Parent,” NRS Merger Sub Inc. as “Merger Sub” and Quotient, Parent, and Merger Sub each as a “party” and together as the “parties.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated as of June 20, 2023 (as it may be amended from time to time), by and among Quotient, Parent and Merger Sub as the “Merger Agreement”; our common stock, par value $0.00001 per share, as “Quotient common stock”; and the holders of shares of Quotient common stock as “Quotient stockholders.” Unless indicated otherwise, any other capitalized term used herein but not otherwise defined herein has the meaning assigned to such term in the Merger Agreement.

Parties Involved in the Merger

Quotient Technology Inc.

Quotient is an industry leading digital media and promotions technology company that creates cohesive omnichannel brand-building and sales-driving opportunities to deliver valuable outcomes for advertisers, retailers and consumers. The Quotient platform is powered by exclusive consumer spending data, location intelligence and purchase intent data to reach millions of shoppers daily and deliver measurable, incremental sales. Quotient’s principal executive offices are located at 1260 East Stringham Avenue, Sixth Floor, Salt Lake City, Utah 84106, and its telephone number is (650) 605-4600. Quotient common stock is listed on the New York Stock Exchange (which we refer to as the “NYSE”) under the symbol “QUOT.”

CB Neptune Holdings, LLC

Parent is the direct parent of Neptune Retail Solutions, Inc. (which we refer to as “Neptune”). Neptune is a leading omnichannel retail marketing company in the U.S. and Canada that delivers profitable growth for retailers and brands. The Neptune platform includes in-store marketing rights in North America’s largest grocery, dollar and drugstores, including Ahold, Albertson’s, CVS, Family Dollar, Kroger, Loblaws, Publix, Rite-Aid, SEG, and Walgreens, and deterministic first party shopper data, generated from the company’s owned and operated cashback app, Checkout 51, capturing first party shopping data via receipt scans from key retail locations across the U.S. and Canada including Walmart, Target, Costco, and the retailers noted above. Parent’s principal executive offices are located at 545 Washington Blvd, 8th Floor, Jersey City, New Jersey 07310, and its telephone number is (212) 782-8000.

NRS Merger Sub Inc.

Merger Sub is a wholly owned subsidiary of Parent and was incorporated on June 9, 2023, solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated thereby, and has not conducted any business operations other than in connection with or as contemplated by the Merger Agreement. Upon the completion of the Merger (as defined below), Merger Sub will merge with and into Quotient, with Quotient surviving, and Merger Sub will cease to exist. Merger Sub’s principal office is located at c/o CB Neptune Holdings, LLC, 545 Washington Blvd, 8th Floor, Jersey City, New Jersey 07310, and its telephone number is (212) 782-8000.

The Merger

On the terms and subject to the conditions of the Merger Agreement, and in accordance with the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”), Merger Sub will merge with and into Quotient (which we refer to as the “Merger”), the separate corporate existence of Merger Sub will cease and Quotient will continue its corporate existence under the DGCL as the surviving corporation in the Merger (which we refer to as the “Surviving Corporation”). As a result of the Merger, Quotient common stock will no longer be publicly traded and will be delisted from the NYSE. In addition, Quotient common stock will be deregistered under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), and Quotient will no longer file periodic or other reports with the United States Securities and Exchange Commission (which we refer to as the “SEC”). If the Merger is completed, you will not own any shares of capital stock of the Surviving Corporation, subject to your appraisal rights (see the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Appraisal Rights”). The Merger will become effective at such time as the certificate of merger with respect to the Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be mutually agreed by Quotient and Merger Sub and specified in the certificate of merger in accordance with the DGCL (which we refer to as the “Effective Time”).

Merger Consideration

Quotient Common Stock

At the Effective Time, by virtue of the Merger and without any action on the part of Quotient, Parent, Merger Sub, or the holders of any securities of Quotient or Merger Sub, each share of Quotient common stock that is issued and outstanding as of immediately prior to the Effective Time (other than (a) certain shares of Quotient common stock that are held by Quotient as treasury stock or by any of its subsidiaries or owned by Parent or any of its subsidiaries (including Merger Sub), in each case as of immediately prior to the Effective Time and (b) shares of Quotient common stock that are issued and outstanding immediately prior to the Effective Time and that are held or beneficially owned by holders who have not voted in favor of the adoption of the Merger Agreement or consented thereto in writing and who have properly exercised appraisal rights in accordance with, and who have complied with, Section 262 of the DGCL with respect to any such Quotient common stock (which we refer to, collectively, as the “Unconverted Shares”)) will be automatically converted into the right to receive cash in an amount equal to $4.00, without interest and subject to any required tax withholding (which we refer to as the “Per Share Price”).

At or prior to the Effective Time, Parent will deposit (or cause to be deposited) with a payment agent for payment to the holders of shares of Quotient common stock, an amount of cash equal to the aggregate consideration to which such holders of Quotient common stock are entitled to under the Merger Agreement. For more information, please see the section of this proxy statement entitled “The Merger Agreement — Exchange and Payment Procedures.”

After the Merger is completed, you will have the right to receive the Merger Consideration in respect of each share of Quotient common stock that you own (other than any Unconverted Shares) immediately prior to the Effective Time (subject to any required tax withholding), but you will no longer have any rights as a Quotient stockholder (except that Quotient stockholders who properly and validly exercise and do not withdraw their appraisal rights will not be entitled to receive the Merger Consideration in respect of each share of Quotient common stock that they own and instead shall have a right to receive payment of the “fair value” of their shares as determined pursuant to an appraisal proceeding, as contemplated by the DGCL). For more information, please see the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Appraisal Rights.”

Treatment of Quotient Equity Awards

At the Effective Time, each option to purchase shares of Quotient common stock granted pursuant to any of the Company stock plans (other than the Company 2013 employee stock purchase plan) (which we refer to, each, as a “Company Option”) outstanding as of immediately prior to the Effective Time, whether vested or unvested, will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become the right to receive an amount in cash, without interest thereon and subject to applicable withholding taxes, equal to the product of (a) the number of shares of Quotient common stock subject to such Company Option as of immediately prior to the Effective Time and (b) the excess, if any, of the Per Share Price over the exercise price per share of such Company Option (which we refer to as the “Option Consideration”). Each Company Option with an exercise price per share equal to or greater than the Per Share Price will be cancelled without any action on the part of the holder of such Company Option and without any cash payment being made in respect thereof.

At the Effective Time, each award of restricted stock units of the Company granted pursuant to any of the Company stock plans (which we refer to, each, as a “Company RSU”) outstanding as of immediately prior to the Effective Time will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become the right to receive an amount in cash, without interest thereon and subject to applicable withholding taxes, equal to the product of (a) the Per Share Price and (b) the total number of shares of Quotient common stock subject to such Company RSU as of immediately prior to the Effective Time (which we refer to as the “RSU Consideration”).

At the Effective Time, each award of performance-based restricted stock units of the Company granted pursuant to any of the Company stock plans (which we refer to, each, as a “Company PSU”) outstanding as of immediately prior to the Effective Time will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become the right to receive an amount in cash (with any performance-vesting conditions deemed achieved as of immediately prior to the Effective Time at 100% of the target level of performance (which is equal to 100% of the Company PSUs underlying each Company PSU award granted in 2022)), without interest thereon and subject to applicable withholding taxes, equal to the product of (a) the Per Share Price and (b) the total number of shares of Quotient common stock subject to such Company PSU as of immediately prior to the Effective Time (which we refer to as the “PSU Consideration,” and together with the Option Consideration and the RSU Consideration, the “Equity Award Consideration”).

For more information, please see the section of this proxy statement entitled “The Merger Agreement —  Merger Consideration — Treatment of Quotient Equity Awards.”

Material U.S. Federal Income Tax Consequences of the Merger

The exchange of Quotient common stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. Holder (as defined in the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Material U.S. Federal Income Tax Consequences of the Merger”) who exchanges shares of Quotient common stock for cash in the Merger generally will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of Quotient common stock surrendered pursuant to the Merger by such U.S. Holder.

This proxy statement contains a general discussion of certain U.S. federal income tax consequences of the Merger. This description does not address any non-income tax consequences, nor does it address state, local, non-U.S. or other tax consequences or the consequences to holders who are subject to special treatment under U.S. federal tax law. Consequently, you should consult your tax advisor to determine the particular tax consequences to you of the Merger.

Appraisal Rights

If the Merger is consummated and certain conditions are met, Quotient stockholders who continuously hold shares of Quotient common stock from the date of the submission of the demand for appraisal through the Effective Time, do not vote in favor of the adoption of the Merger Agreement and properly demand appraisal of their shares and do not withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL. Beneficial owners of Quotient common stock may demand appraisal in their own names by following the procedures required by Section 262 of the DGCL, which are summarized in this proxy statement. This means that record holders and beneficial owners of Quotient common stock may be entitled to have their shares of Quotient common stock appraised by the Delaware Court of Chancery and receive payment in cash of the “fair value” of their shares of Quotient common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the Delaware Court of Chancery (or in certain circumstances described in further detail in the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Appraisal Rights,” on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation in the Merger to each record holder or beneficial owner of Quotient common stock entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, Quotient stockholders and beneficial owners who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Quotient stockholders and beneficial owners considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares of Quotient common stock.

To exercise appraisal rights, Quotient stockholders must: (a) submit a written demand for appraisal to Quotient before the vote of Quotient stockholders is taken on the proposal to adopt the Merger Agreement; (b) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; (c) continue to hold shares of Quotient common stock of record through the Effective Time; and (d) strictly comply with all other procedures for exercising appraisal rights under the DGCL. Failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of Quotient unless certain stock ownership conditions are satisfied by the Quotient stockholders seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL is reproduced in Annex E to this proxy statement. For more information, please see the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Appraisal Rights.”

Litigation Relating to the Merger

On July 26, 2023, a purported Quotient stockholder filed a complaint in the U.S. District Court for the Southern District of New York against Quotient and the members of the Board of Directors, captioned O’Dell v. Quotient Technology Inc., et al., 23-cv-06464. On July 28, 2023, another purported Quotient stockholder filed a complaint in the U.S. District Court for the Southern District of New York against Quotient and the members of the Board of Directors, captioned Wang v. Quotient Technology Inc., et al., 23-cv-6593. We refer to the complaints referenced in this paragraph as the “Complaints.”

The Complaints assert claims against all defendants under Section 14(a) of the Exchange Act, and Rule 14a-9 promulgated thereunder, for issuing Quotient’s preliminary proxy statement filed by Quotient on July 14, 2023 (which we refer to as the “Preliminary Proxy”) with allegedly false and misleading statements of material facts and omissions of material facts, and against the individual defendants under Section 20(a) of the Exchange Act for alleged “control person” liability with respect to such allegedly false and misleading statements of material facts and omissions of material facts. The allegations in the Complaints include that the Preliminary Proxy omitted material information regarding Quotient’s financial projections and the analyses performed by Houlihan Lokey. The Complaints seek, among other things: (a) an injunction enjoining the consummation of the Merger; (b) rescission or rescissory damages in the event the Merger Agreement is consummated; (c) direction that defendants account for all damages suffered as a result of any misconduct; (d) costs of the action, including plaintiffs’ attorneys’ fees and experts’ fees; and (e) other relief the court may deem just and proper.

In addition to the Complaints, on July 24 and 25, 2023, four purported Quotient stockholders sent demand letters (which we refer to as the “Demands”) alleging similar deficiencies regarding the disclosures made in the Preliminary Proxy. The Demands also allege that the Preliminary Proxy omitted material information regarding potential conflicts of interest.

Quotient believes that the disclosures set forth in the Preliminary Proxy comply fully with all applicable laws and that the allegations contained in the Complaints and the Demands are meritless. There may be additional lawsuits and shareholder demands arising out of the merger in the future. No assurances can be made as to the outcome of the Complaints or the Demands.

Regulatory Approvals Required for the Merger

Under the Merger Agreement, the Merger cannot be completed until the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (which we refer to as the “HSR Act”), has expired or been terminated. Quotient and Parent made the filings required under the HSR Act on June 30, 2023, and the initial 30-day waiting period is set to expire at 11:59 p.m. Eastern Time on July 31, 2023.

Closing Conditions

The obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of customary conditions, including (among other conditions), the following:

•	the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Quotient common stock;

•	the expiration or termination of the waiting period applicable to the Merger and other transactions contemplated by the Merger Agreement pursuant to the HSR Act;

•

the absence of any law, injunction or order (whether temporary, preliminary or permanent) by any governmental authority of competent jurisdiction prohibiting, restricting, enjoining or otherwise making illegal the consummation of the Merger having been enacted, entered, promulgated or enforced and that is continuing in effect;

•	the accuracy of the representations and warranties contained in the Merger Agreement (subject to certain materiality qualifiers);

•

the absence of any Company Material Adverse Effect (as defined in the section of this proxy statement entitled “The Merger Agreement — Representations and Warranties”) having occurred since the date of the Merger Agreement; and

•

the performance and compliance by the parties, in all material respects, of their respective covenants required by the Merger Agreement to be complied with or performed by such party at or prior to the Closing.

Financing of the Merger

We anticipate that the total amount of funds necessary to complete the transactions contemplated by the Merger Agreement, and to pay related fees and expenses, will be approximately $500 million. This amount includes funds needed to: (a) pay the aggregate Merger Consideration in respect of Quotient common stock (other than the Unconverted Shares), (b) pay the aggregate Equity Award Consideration in respect of the Company Options, Company RSUs and Company PSUs, (c) make payments in connection with repayment of all indebtedness outstanding under that certain (i) Financing Agreement, dated as of November 30, 2022, as amended from time to time, among, the Company, the other guarantors from time to time party thereto, Blue Torch Finance LLC and certain other financial institutions from time to time party thereto and (ii) the Financing Agreement, dated as of November 30, 2022, as amended from time to time, among, the Company, the other guarantors from time to time party thereto, PNC Bank, National Association and certain other financial institutions from time to time party thereto (which we collectively refer to as the “Credit Agreements”) and (d) pay all fees and expenses required to be paid by the Company, Parent or Merger Sub in connection with the Merger and the Financing (as defined below) (we refer to such amounts in (a), (b), (c) and (d), collectively, as the “Required Amount”).

Parent and Merger Sub have obtained committed financing (which we refer to as the “Financing”) consisting of (a) equity financing (which refer to as the “Equity Financing”) to be provided by Charlesbank Equity Fund IX, LP (which we refer to as “Charlesbank”) pursuant to the terms and conditions of the equity commitment letter, dated as of June 20, 2023 (which we refer to as the “Equity Commitment Letter”), and (b) debt financing (which we refer to as the “Debt Financing”) to be provided by Cerberus Business Finance, LLC (which we refer to as the “Lender Party”) to the commitment letter, dated June 20, 2023 (which we refer to as the “Debt Commitment Letter” and, together with the Equity Commitment Letters the “Financing Commitments”) pursuant to the terms and conditions of the Debt Commitment Letter. In connection with the Merger Agreement, Parent and Merger Sub have delivered to Quotient copies of the Debt Commitment Letter and the Equity Commitment Letter. Such amounts will be used to fund the aggregate purchase price required to be paid at the Closing (as defined in the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Closing and Effective Time”), and to also fund certain other payments (including the Required Amount), subject to the terms and conditions of the Merger Agreement.

Charlesbank has committed to capitalize Parent at the Closing with an aggregate equity contribution equal to $153 million, minus the amount of cash held by Parent and its subsidiaries as of the Effective Time that is available for use at the Effective Time as a source of payment by Parent of the Required Amount, for the purpose of funding the Required Amount (which we refer to as the “Equity Commitment”). Quotient is an express third-party beneficiary of the Equity Commitment Letter solely (a) for the purpose of specifically enforcing Parent’s right to draw down the Equity Commitment, (b) to the extent the Company is entitled to cause Parent to draw down the Equity Commitment or (c) to prevent amendments or assignments of the Equity Commitment Letter not authorized by the Company, in each case, subject to the limitations and conditions set forth in the Equity Commitment Letter.

Charlesbank has entered into that certain Limited Guaranty, dated as of June 20, 2023 (which we refer to as the “Limited Guaranty”), whereby it has agreed to guarantee the due and punctual payment, performance, observance and discharge, when due, of (a) the Parent termination fee of $29.445 million (which we refer to as the “Parent Termination Fee”), (b) certain enforcement expenses payable by Parent, (c) any liability for fraud or any willful breach of the Merger Agreement by Parent or Merger Sub prior to termination of the Merger Agreement and (d) certain indemnification and reimbursement obligations payable by Parent in connection with arrangement of the Debt Financing (we refer to the obligations in (a), (b), (c) and (d), collectively, as the “Guaranteed Obligations”). The maximum aggregate amount payable by Charlesbank under the Guaranteed Obligations may not exceed an amount equal to the sum of the Parent Termination Fee plus $2 million (which we refer to as the “Cap”).

In addition, in connection with the Merger Agreement, the Lender Party has committed to provide Parent with Debt Financing in an aggregate principal amount that is sufficient, when taken together with the Equity Financing, to pay the Required Amount. The obligations of the Lender Party to provide Debt Financing under the Debt Commitment Letter is subject to a number of customary conditions, including the substantially concurrent consummation of the Merger. For more information, please see the section of this proxy statement entitled “The Merger Agreement — Debt Financing.”

The Voting Agreements

On June 20, 2023, contemporaneously and in connection with the execution of the Merger Agreement, Quotient’s directors and executive officers (other than Mr. Andrew Jody Gessow, a director), solely in their capacity as Quotient’s stockholders (which we refer to, each, as the “voting agreement stockholders”), have entered into voting agreements (which we refer to, each, as the “Voting Agreement”) with Parent and Merger Sub. The voting agreement stockholders represent approximately 1.4 percent of Quotient’s outstanding voting power as of the date of the Voting Agreements. Under the Voting Agreements, the voting agreement stockholders have agreed to vote their shares of Quotient common stock in favor of the adoption of the Merger Agreement and certain other matters. The Voting Agreements terminate in certain circumstances, including upon the valid termination of the Merger Agreement in accordance with its terms. The Voting Agreements do not restrict the actions of voting agreement stockholders in their capacities as directors of Quotient. The Voting Agreements also contain restrictions on transfer of shares of Quotient common stock held by the voting agreement stockholders, subject to certain exceptions. A form of the Voting Agreement is attached hereto as Annex B and incorporated by reference herein in its entirety. The description of the Voting Agreements in this section in this proxy statement is qualified in its entirety by reference to the complete text of the Voting Agreement.

Also on June 20, 2023, contemporaneously and in connection with the execution of the Merger Agreement, Engaged Capital, LLC and certain of its affiliates (which we refer to as “Engaged Capital”) have entered into a voting agreement (which we refer to as the “Engaged Capital Voting Agreement”) with Parent and Merger Sub. Engaged Capital represents approximately 8.2 percent of Quotient’s outstanding voting power as of the date of the Voting Agreements. Under the Engaged Capital Voting Agreement, Engaged Capital has agreed to vote their shares of Quotient common stock beneficially owned by it, in respect of which it is entitled to vote or instruct the voting, in favor of the adoption of the Merger Agreement and certain other matters. The Engaged Capital Voting Agreement terminates in certain circumstances, including upon the valid termination of the Merger Agreement in accordance with its terms, in the event that the Quotient Board of Directors withdraws its recommendation that Quotient stockholders vote to adopt the Merger Agreement in connection with a Superior Proposal (as defined in the section of this proxy statement entitled “The Merger Agreement — No Solicitation”) and upon mutual consent of the parties to the Engaged Capital Voting Agreement. The Engaged Capital Voting Agreement restricts Engaged Capital from transferring shares of Quotient common stock to any person that Engaged Capital is aware intends to vote against the adoption of the Merger Agreement or transactions contemplated by the Merger Agreement. A form of the Engaged Capital Voting Agreement is attached hereto as Annex C and incorporated by reference herein in its entirety. The description of the Engaged Capital Voting Agreement in this section in this proxy statement is qualified in its entirety by reference to the complete text of the Engaged Capital Voting Agreement.

Required Stockholder Approval

The affirmative vote of the holders of a majority of the outstanding shares of Quotient common stock entitled to vote thereon is required to adopt the Merger Agreement (which we refer to as the “Merger Agreement Proposal”). As of the close of business on July 28, 2023 (which we refer to as the “Record Date”), 49,748,304 votes constitute a majority of the outstanding shares of Quotient common stock entitled to vote thereon. Approval of the proposal to approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to Quotient’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (which we refer to as the “Compensation Proposal”) requires the affirmative vote of the holders of the shares of Quotient common stock representing a majority of the voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the Compensation Proposal. Approval of the proposal to adjourn the special meeting of Quotient stockholders (such meeting, the “Special Meeting” and such proposal, which we refer to as the “Adjournment Proposal”) requires the affirmative vote of the holders of the shares of Quotient common stock representing a majority of the voting power present in person or represented by proxy at the Special Meeting and entitled to vote. The approval of the Compensation Proposal is advisory (nonbinding) and is not a condition to the completion of the Merger.

As of the Record Date, our directors and executive officers and our voting agreement stockholders beneficially owned and were entitled to vote, in the aggregate, 1,736,501 and 1,195,018 shares of Quotient common stock, respectively, representing approximately 1.75% and 1.20%, respectively, of the shares of Quotient common stock outstanding as of the Record Date.

The Special Meeting

Date, Time and Location

The Special Meeting to consider and vote on the proposal to adopt the Merger Agreement will be held virtually via live webcast on September 1, 2023, beginning at 9:00 am Mountain Time (unless the Special Meeting is adjourned or postponed). Quotient stockholders will be able to virtually attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/QUOT2023SM, which we refer to as the “Special Meeting website.” To attend the Special Meeting, you will need your 16-digit control number as provided in your proxy materials. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present in person” shall mean virtually present at the Special Meeting.

Record Date; Shares Entitled to Vote

You are entitled to vote at the Special Meeting if you owned shares of Quotient common stock at the close of business on July 28, 2023, which we refer to as the “Record Date.” Each Quotient stockholder shall be entitled to one vote for each such share owned at the close of business on the Record Date.

Quorum

As of the Record Date, there were 99,496,606 shares of Quotient common stock outstanding and entitled to vote at the Special Meeting. The presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of Quotient common stock entitled to vote on the Record Date will constitute a quorum at the Special Meeting.

Recommendation of the Quotient Board of Directors

The Board of Directors of Quotient (which we refer to as the “Board of Directors”) has: (a) determined that it is in the best interests of Quotient and its stockholders, and declared it advisable, for Quotient to enter into the

Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth therein; (b) approved the Merger Agreement and the execution and delivery thereof by Quotient, the performance by Quotient of its covenants and other obligations under the Merger Agreement and the consummation of the Merger upon the terms and conditions set forth in the Merger Agreement; (c) recommended that Quotient stockholders adopt the Merger Agreement in accordance with the DGCL; and (d) directed that the adoption of the Merger Agreement be submitted for consideration by Quotient stockholders at the Special Meeting.

The Board of Directors recommends that you vote: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

Please note that Mr. Gessow does not join the rest of the ten members of the Board of Directors of Quotient in making this recommendation. See the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Recommendation of the Board of Directors and Reasons for the Merger — Reasons for Mr. Gessow’s Vote Against the Transaction.”

Opinion of Houlihan Lokey Capital, Inc.

On June 20, 2023, Houlihan Lokey Capital, Inc. (which we refer to as “Houlihan Lokey”) delivered its written opinion addressed to the Board of Directors dated June 20, 2023, as to the fairness, from a financial point of view, and as of such date, of the Per Share Price to be received by the holders of shares of Quotient common stock (other than holders of Unconverted Shares) in the Merger pursuant to the Merger Agreement, which opinion was based on and subject to the various procedures followed, assumptions made, qualifications and limitations on the review undertaken and the other matters considered by Houlihan Lokey in connection with the preparation of its opinion.

Houlihan Lokey’s opinion was directed to the Board of Directors (in its capacity as such) and only addressed the fairness, from a financial point of view, and as of such date, of the Per Share Price to be received by the holders of shares of Quotient common stock (other than holders of Unconverted Shares) in the Merger pursuant to the Merger Agreement and did not address any other aspect or implication of the transactions contemplated by the Merger Agreement or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex D to this proxy statement and describes certain of the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Board of Directors, any security holder of Quotient or any other person as to how to act or vote with respect to any matter relating to the transactions contemplated by the Merger Agreement. For more information, see the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Opinion of Houlihan Lokey Capital, Inc.”

Interests of Quotient’s Executive Officers and Directors in the Merger

Quotient’s executive officers and directors have certain interests in the Merger that are different from, or in addition to those of Quotient stockholders. See “Proposal 1: Adoption of the Merger Agreement — Interests of Quotient’s Executive Officers and Directors in the Merger” for additional information about interests that Quotient’s executive officers and directors have in the Merger that are different than yours.

No Solicitation

From the date of the Merger Agreement until the Effective Time (or the earlier termination of the Merger Agreement), Quotient has agreed not to, and to cause its subsidiaries and representatives not to, directly or indirectly, among other things, (a) solicit, initiate or propose an Acquisition Proposal (as defined in the section of this proxy statement entitled “The Merger Agreement — No Solicitation”); (b) provide any information relating to Quotient or any of its subsidiaries with the intent to induce the making of an Acquisition Proposal; (c) engage in discussions or negotiations with any person with regarding an Acquisition Proposal; (d) approve or recommend an Acquisition Proposal; or (e) enter into any contract relating to an Acquisition Transaction (as defined in the section of this proxy statement entitled “The Merger Agreement — No Solicitation”), other than an Acceptable Confidentiality Agreement (as defined in the section of this proxy statement entitled “The Merger Agreement — No Solicitation”).

Quotient has agreed to request the prompt return or destruction of all non-public information of Quotient and its subsidiaries furnished to any such person with whom a confidentiality agreement was entered into in connection with its consideration of an Acquisition Transaction at any time within the 6 month period immediately preceding the date of the Merger Agreement. Quotient has also agreed, and to cause its subsidiaries and use its reasonable best efforts to cause its representatives to immediately cease, (a) any solicitations, discussions or negotiations with any person in connection with an Acquisition Proposal that exists as of the date of the Merger Agreement, (b) all access of any person to any electronic data room maintained by Quotient with respect to the transactions and (c) providing any further information with respect to Quotient or any Acquisition Proposal to any such person or its representatives.

From the date of the Merger Agreement until the Effective Time (or the earlier termination of the Merger Agreement), Quotient has agreed to enforce, and will not be permitted to waive, terminate or modify any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Board of Directors (or any committee thereof), unless the Board of Directors (or any committee thereof) determines in good faith, after consultation with financial advisors and outside legal counsel, that failure to take such action would reasonably likely to be inconsistent with its fiduciary duties under applicable law.

Notwithstanding the foregoing restrictions, under certain specified circumstances, until the adoption of the Merger Agreement by Quotient stockholders (or the earlier termination of the Merger Agreement), Quotient and the Board of Directors (or any committee thereof) may, directly or indirectly, among other things, engage in discussions or negotiations with or furnish any information relating to Quotient or any of its subsidiaries, pursuant to an Acceptable Confidentiality Agreement, to any person that has made, renewed or delivered to Quotient an Acquisition Proposal, and otherwise facilitate such Acquisition Proposal or assist such person with such Acquisition Proposal if requested by such person, if, subject to complying with certain procedures, the Board of Directors determines in good faith (after consultation with its financial advisors and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal.

From the date of the Merger Agreement until the Effective Time (or the earlier termination of the Merger Agreement), Quotient has agreed to, subject to certain requirements and procedures, as promptly as reasonably practicable notify Parent if any Acquisition Proposal is received by Quotient or any of its representatives. Such notice must include (a) the identity of the person making such Acquisition Proposal; (b) a copy of any such Acquisition Proposals and any other written terms and proposals provided (including financing commitments) to Quotient or its representatives; and (c) a summary of the material terms and conditions of any such Acquisition Proposals . Quotient has also agreed to keep Parent reasonably informed, on a prompt basis, of the status and terms of any such Acquisition Proposal and the status of any related discussions or negotiations.

For more information, please see the sections of this proxy statement entitled “The Merger Agreement — No Solicitation.”

No Change of Recommendation; Company Termination Fee

Prior to the adoption of the Merger Agreement by Quotient stockholders (or the earlier termination of the Merger Agreement), the Board of Directors is entitled to change its recommendation regarding adoption of the Merger Agreement and/or to terminate the Merger Agreement, as applicable, for the purpose of entering into an agreement in respect of a Superior Proposal or in light of an Intervening Event (as defined in the section of this proxy statement entitled “The Merger Agreement — The Board of Directors’ Recommendation; Change of Recommendation”) if it complies with certain procedures in the Merger Agreement, including giving Parent appropriate notice of such intention and negotiating further with Parent at Parent’s option before the Board of Directors determines in good faith, after having consulted with its financial advisors and outside legal counsel, that, in light of such Superior Proposal or Intervening Event, the failure to make a Company Board Recommendation Change (as defined in the section of this proxy statement entitled “The Merger Agreement — The Board of Directors’ Recommendation; Change of Recommendation”) or terminate the Merger Agreement, as applicable, would be reasonably likely to be inconsistent with its fiduciary duties under applicable law. For more information, please see the section of this proxy statement entitled “The Merger Agreement — The Board of Directors’ Recommendation; Change of Recommendation.”

The termination of the Merger Agreement (a) by Quotient in connection with the Board of Directors’ authorization for Quotient to enter into a definitive agreement to consummate an alternative transaction contemplated by a Superior Proposal, (b) by Parent within 10 business days after a change of recommendation by the Board of Directors or (c) certain other circumstances described in the section of this proxy statement entitled “The Merger Agreement  — Termination of the Merger Agreement” will result in the payment by Quotient of a termination fee of $13.59 million (which we refer to as the “Company Termination Fee”). For more information, please see the section of this proxy statement entitled “The Merger Agreement — Termination Fees; Expense Reimbursement.”

Termination of the Merger Agreement

In addition to the circumstances described above, Parent and Quotient have certain rights to terminate the Merger Agreement under customary circumstances, including (a) by mutual agreement, (b) the imposition of a final and non-appealable judgment or order or statute, rule or regulation enacted, entered, enforced or deemed applicable to the Merger that makes consummation of the Merger illegal or permanently enjoins the consummation of the Merger, (c) if the Effective Time has not occurred by November 20, 2023 (which we refer to as the “Termination Date”), (d) if Quotient stockholders fail to adopt the Merger Agreement at the Special Meeting (or any adjournment or postponement thereof or (e) an uncured breach of the Merger Agreement by the other party. Under certain circumstances, (a) Quotient is required to pay Parent a termination fee equal to $13.59 million and (b) Parent is required to pay Quotient a termination fee equal to $29.445 million. For more information, please see the sections of this proxy statement entitled “The Merger Agreement — Termination of the Merger Agreement” and “The Merger Agreement — Termination Fees; Expense Reimbursement.”

Effect on Quotient If the Merger Is Not Completed

If the Merger Agreement is not adopted by Quotient stockholders, or if the Merger is not completed for any other reason:

•	Quotient stockholders will not be entitled to, nor will they receive, any payment for their respective shares of Quotient common stock pursuant to the Merger Agreement;

•

(a) Quotient will remain an independent public company; (b) Quotient common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act; and (c) Quotient will continue to file periodic and other reports with the SEC;

•

under certain specified circumstances described in the section of this proxy statement entitled “The Merger Agreement — Termination Fees; Expense Reimbursement,” Quotient will be required to pay Parent a termination fee of $13.59 million; and

•

under certain specified circumstances described in the section of this proxy statement entitled “The Merger Agreement — Termination Fees; Expense Reimbursement,” Quotient will be required reimburse Parent and its affiliates for certain expenses related to the negotiation, execution and performance of the Merger Agreement and the transactions contemplated by the Merger Agreement, up to a maximum amount of $4.563 million.

For more information, please see the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Effect on Quotient If the Merger Is Not Completed.”

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. You should carefully read and consider the more detailed information contained elsewhere in this proxy statement and the annexes to this proxy statement, including the Merger Agreement, along with all of the documents we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement entitled “Where You Can Find More Information.”

Q: Why am I receiving these materials?

A: The Board of Directors is furnishing this proxy statement and form of proxy card to Quotient stockholders in connection with the solicitation of proxies to be voted at the Special Meeting.

Q: When and where is the Special Meeting?

A: The Special Meeting is scheduled to be held virtually via live webcast on September 1, 2023, at 9:00 a.m. Mountain Time (unless the Special Meeting is adjourned or postponed). There will not be a physical meeting location. We believe a virtual-only meeting format facilitates stockholder attendance and participation by enabling all stockholders to participate fully, equally and without cost, using an Internet-connected device from any location around the world. In addition, the virtual-only meeting format increases our ability to engage with all stockholders, regardless of size, resources or physical location and enables us to protect the health and safety of all attendees.

Quotient stockholders will be able to virtually attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/QUOT2023SM, which we refer to as the “Special Meeting website.” On the day of the Special Meeting, you can log in to the Special Meeting with the control number included on your proxy card or voting instruction form, as applicable. We recommend that you log in to our virtual meeting platform at least 15 minutes before the scheduled start time of the Special Meeting to ensure that you can access the meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the phone number displayed on the virtual meeting platform on the meeting date. If you encounter any technical difficulties with the virtual meeting during the log in or meeting time, please call the technical support number that will be posted on the virtual meeting log in page. Rules governing the conduct of the Special Meeting will be posted on the virtual meeting platform along with an agenda.

Q: What am I being asked to vote on at the Special Meeting?

A: You are being asked to vote on the following proposals:

•	to adopt the Merger Agreement Proposal;

•	to approve, on an advisory (nonbinding) basis, the Compensation Proposal; and

•	to approve the Adjournment Proposal.

Q: Who is entitled to vote at the Special Meeting?

A: Quotient stockholders as of the Record Date of July 28, 2023 are entitled to notice of the Special Meeting and to vote at the Special Meeting. Each holder of shares of Quotient common stock shall be entitled to cast one vote on each matter properly brought before the Special Meeting for each such share owned at the close of business on the Record Date.

Q: How does the Merger Consideration compare to the market price of Quotient common stock prior to the announcement of the Merger Agreement?

A: The Merger Consideration of $4.00 per share (without cash, subject to any required tax withholding) represents a premium of approximately 19% to the closing price of Quotient common stock as of June 16, 2023, the last trading day prior to the public announcement of the Merger Agreement, a premium of approximately 36% to the volume weighted average price of Quotient common stock over the 30 days prior to the announcement of the Merger Agreement, a premium of approximately 34% to the volume weighted average price of Quotient common stock over the 60 days prior to the announcement of the Merger Agreement, and a premium of approximately 39% to the to the volume weighted average price of Quotient common stock over the 52 weeks prior to the announcement of the Merger Agreement. You are encouraged to obtain current market prices of Quotient common stock in connection with voting your shares of Quotient common stock.

Q: May I attend and vote at the Special Meeting?

A: All Quotient stockholders as of the Record Date may attend and vote at the Special Meeting. To attend and vote your shares at the Special Meeting, visit www.virtualshareholdermeeting.com/QUOT2023SM and enter your 16-digit control number as provided in your proxy materials.

Shares held directly in your name as a Quotient stockholder of record may be voted at the Special Meeting via the Special Meeting website. Shares held in “street name” may be voted at the Special Meeting via the Special Meeting website only if you obtain a “legal proxy” from your bank, broker or other nominee.

Even if you plan to attend the virtual Special Meeting, we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting — Voting at the Special Meeting”) so that your vote will be counted if you later decide not to or become unable to virtually attend the Special Meeting. If you attend the Special Meeting and vote thereat, your vote will revoke any proxy previously submitted.

Q: What will I receive if the Merger is completed?

A: Upon completion of the Merger, you will be entitled to receive the Merger Consideration of $4.00 in cash, without interest, subject to any required tax withholding, for each share of Quotient common stock that you own (other than any Unconverted Shares) immediately prior to the Effective Time, unless you have properly and validly exercised (and do not withdraw) your appraisal rights in accordance with, and complied with, Section 262 of the DGCL. For example, if you own 100 shares of Quotient common stock, you will receive $400 in cash in exchange for your shares of Quotient common stock (other than any Unconverted Shares), without interest and less any applicable withholding taxes. Unconverted Shares means (a) certain shares of Quotient common stock held in the treasury of Quotient or owned, directly or indirectly, by Parent, Merger Sub or any wholly owned subsidiaries of Quotient (in each case, other than any such shares of Quotient common stock held in a fiduciary, representative or other capacity on behalf of third parties), in each case immediately prior to the Effective Time and (b) shares of Quotient common stock that are issued and outstanding immediately prior to the Effective Time and that are held by holders who have not voted in favor of the adoption of the Merger Agreement and who have properly and validly exercised (and not withdrawn) appraisal rights in accordance with, and who have complied with, Section 262 of the DGCL.

If you are the holder of any Company Option outstanding immediately prior to the Effective Time, whether vested or unvested, your Company Options will be cancelled and converted into and will become the right to receive an amount in cash, without interest thereon and subject to applicable withholding taxes, equal to the product of (a) the number of shares of Quotient common stock subject to such Company Option as of immediately prior to the Effective Time and (b) the excess, if any, of the Per Share Price over the exercise price per share of such Company Option (which we refer to as the “Option Consideration”). Each Company Option with an exercise price per share equal to or greater than the Per Share Price will be cancelled without any action on the part of the holder of such Company Option and without any cash payment being made in respect thereof.

If you are the holder of any Company RSU outstanding as of immediately prior to the Effective Time, your Company RSUs will be cancelled and converted into and will become the right to receive an amount in cash, without interest thereon and subject to applicable withholding taxes, equal to the product of (a) the Per Share Price and (b) the total number of shares of Quotient common stock subject to such Company RSU as of immediately prior to the Effective Time (which we refer to as the “RSU Consideration”).

If you are the holder of any Company PSU outstanding as of immediately prior to the Effective Time, your Company PSUs will be cancelled and converted into and will become the right to receive an amount in cash (with any performance-vesting conditions deemed achieved as of immediately prior to the Effective Time at 100% of the target level of performance (which is equal to 100% of the Company PSUs underlying each Company PSU award granted in 2022)), without interest thereon and subject to applicable withholding taxes, equal to the product of (a) the Per Share Price and (b) the total number of shares of Quotient common stock subject to such Company PSU as of immediately prior to the Effective Time (which we refer to as the “PSU Consideration”). The payment of the Equity Award Consideration will be made no later than 10 business days following the Closing Date.

Q: What are the material U.S. federal income tax consequences of the Merger?

A: The exchange of Quotient common stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. Holder who exchanges shares of Quotient common stock for cash in the Merger generally will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of Quotient common stock surrendered pursuant to the Merger by such U.S. Holder.

This proxy statement contains a general discussion of certain U.S. federal income tax consequences of the Merger. This description does not address any non-income tax consequences, nor does it address state, local, non-U.S. or other tax consequences or the consequences to holders who are subject to special treatment under U.S. federal tax law. Consequently, you should consult your tax advisor to determine the particular tax consequences to you of the Merger.

Q: What vote is required to approve the Merger Agreement Proposal, the Compensation Proposal and the Adjournment Proposal?

A: The affirmative vote of the holders of a majority of the outstanding shares of Quotient common stock entitled to vote thereon is required to adopt the Merger Agreement. The affirmative vote of the holders of the shares of Quotient common stock representing a majority of the voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the Compensation Proposal is required to approve the Compensation Proposal. The affirmative vote of the holders of the shares of Quotient common stock representing a majority of the voting power present in person or represented by proxy at the Special Meeting and entitled to vote is required for approval of the Adjournment Proposal.

If a quorum is present at the Special Meeting, the failure of any Quotient stockholder of record to: (a) submit a signed proxy card; (b) grant a proxy over the Internet or by telephone (in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting — Voting at the Special Meeting”); or (c) attend the Special Meeting will have the same effect as a vote “AGAINST” the Merger Agreement Proposal but, will have no effect on the Compensation Proposal or the Adjournment Proposal. If you hold your shares in “street name” and a quorum is present at the Special Meeting, the failure to instruct your bank, broker or other nominee how to vote your shares (resulting in “broker non-votes”) will have the same effect as a vote “AGAINST” the Merger Agreement Proposal and Adjournment Proposal but, assuming a quorum is present, will have no effect on the Compensation Proposal. Abstentions will have the same effect as a vote “AGAINST” the Merger Agreement Proposal, the Compensation Proposal and the Adjournment Proposal. If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

Q: What constitutes a quorum?

A: The holders of a majority of the shares of our common stock outstanding and entitled to vote present in person or represented by proxy will constitute a quorum at the Special Meeting. Because there were 99,496,606 shares of Quotient common stock outstanding and entitled to vote as of the Record Date, we will need holders of at least 49,748,304 shares present in person or represented by proxy at the Special Meeting to achieve a quorum.

Q: What happens if the Merger is not completed?

A: If the Merger Agreement is not adopted by Quotient stockholders or if the Merger is not completed for any other reason, Quotient stockholders will not receive any payment for their shares of Quotient common stock. Instead, Quotient will remain an independent public company, Quotient common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and Quotient will continue to file periodic and other reports with the SEC.

Under specified circumstances, (a) Quotient will be required to (i) pay Parent a termination fee of $13.59 million, upon the termination of the Merger Agreement, as described in the section of this proxy statement entitled “The Merger Agreement — Termination Fees; Expense Reimbursement” and (ii) reimburse Parent and its affiliates for certain expenses related to the negotiation, execution and performance of the Merger Agreement and the transactions contemplated by the Merger Agreement, up to a maximum amount of $4.563 million, as described in the section of this proxy statement entitled “The Merger Agreement — Termination Fees; Expense Reimbursement” and (b) Parent will be required to pay Quotient a termination fee of $29.445 million, upon the termination of the Merger Agreement, as described in the section of this proxy statement entitled “The Merger Agreement — Termination Fees; Expense Reimbursement.”

Q: Why are Quotient stockholders being asked to cast an advisory (nonbinding) vote to approve the Compensation Proposal?

A: The Exchange Act and applicable SEC rules thereunder require Quotient to seek an advisory (nonbinding) vote with respect to certain payments that could become payable to its named executive officers in connection with the Merger.

Q: What will happen if Quotient stockholders do not approve the Compensation Proposal at the Special Meeting?

A: Approval of the Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to the Compensation Proposal is an advisory vote and will not be binding on Quotient. Therefore, if the approval of the Merger Agreement Proposal is obtained and the Merger is completed, the amounts payable under the Compensation Proposal will continue to be payable to Quotient’s named executive officers in accordance with the terms and conditions of the applicable agreements.

Q: What do I need to do now?

A: You should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including the Merger Agreement, along with all of the documents that we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or grant your proxy electronically over the Internet or by telephone (in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting — Voting at the Special Meeting”), so that your shares can be voted at the Special Meeting. If you hold your shares in “street name,” please refer to the voting instruction form provided by your bank, broker or other nominee to vote your shares.

Q: Should I surrender my certificates or book-entry shares now?

A: No. After the Merger is completed, the Paying Agent (as defined in the section of this proxy statement entitled “The Merger Agreement — Exchange and Payment Procedures”) will send each holder of record of an outstanding certificate a letter of transmittal and instructions that explain how to exchange shares of Quotient common stock represented by such holder’s certificates for the Merger Consideration. Also after the Merger is completed, the Paying Agent will send each holder of uncertificated shares represented by book entry the Merger Consideration for each such book-entry share upon receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request).

Q: What happens if I sell or otherwise transfer my shares of Quotient common stock after the Record Date but before the Special Meeting?

A: The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date the Merger is expected to be completed. If you sell or transfer your shares of Quotient common stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies Quotient in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the Special Meeting. Even if you sell or otherwise transfer your shares of Quotient common stock after the Record Date, we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting — Voting at the Special Meeting”).

Q: What is the difference between holding shares as a Quotient stockholder of record and holding shares in “street name” as a beneficial owner?

A: If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered to be the “stockholder of record” with respect to those shares. In this case, this proxy statement and your proxy card have been sent directly to you by Quotient.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of Quotient common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the Quotient stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. Shares held in “street name” may be voted at the Special Meeting via the Special Meeting website only if you obtain a legal proxy from your bank, broker or other nominee.

Q: How may I vote?

A: If you are a Quotient stockholder of record (that is, if your shares of Quotient common stock are registered in your name with American Stock Transfer & Trust Company, LLC, our transfer agent), there are four ways to vote:

•

Internet: Vote at www.proxyvote.com in advance of the Special Meeting. The Internet voting system is available 24 hours a day until 11:59 p.m. Eastern Time on August 31, 2023. Once you enter the Internet voting system, you can record and confirm (or change) your voting instructions.

•

Telephone: Use the telephone number shown on your proxy card. The telephone voting system is available 24 hours a day in the United States until 11:59 p.m. Eastern Time on August 31, 2023. Once you enter the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.

•

Mail: Mark your voting instructions on the proxy card and sign, date and return it in the postage-paid envelope provided. To ensure your mailed proxy card is voted, we should receive it before 11:59 p.m. Eastern Time on August 31, 2023.

•

At the Special Meeting: To vote your shares at the Special Meeting, you will need your 16-digit control number as provided in your proxy materials. Shares held directly in your name as a Quotient stockholder of record may be voted at the Special Meeting via the Special Meeting website. Shares held in “street name” may be voted at the Special Meeting via the Special Meeting website only if you obtain a “legal proxy” from your bank, broker or other nominee.

If your shares of Quotient common stock are held in “street name” by a bank, broker or other nominee, the holder of your shares will provide you with a copy of this proxy statement, a voting instruction form and directions on how to provide voting instructions. These directions may allow you to vote over the Internet or by telephone.

Whether or not you plan to attend the virtual Special Meeting, we urge you to vote in advance by proxy to ensure your vote is counted. We encourage you to submit your proxy over the Internet or by telephone, both of which are convenient, cost-effective and reliable alternatives to returning a proxy card by mail. You may still attend the Special Meeting and vote thereat if you have already voted by proxy.

Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet by visiting the address on your proxy card or by telephone by calling the phone number on your proxy card, in each case, you may incur costs such as Internet access and telephone charges for which you will be responsible.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the Internet or by telephone.

Q: What is a proxy?

A: A proxy is a Quotient stockholder’s legal designation of another person to vote shares owned by such Quotient stockholder on their behalf. If you are a Quotient stockholder of record, you can vote by proxy over the Internet, by telephone or by mail by following the instructions provided in the enclosed proxy card. If you hold shares beneficially in “street name,” you should follow the voting instructions provided by your bank, broker or other nominee.

Q: If a Quotient stockholder gives a proxy, how are the shares voted?

A: Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

Q: If my broker holds my shares in “street name,” will my broker vote my shares for me?

A: No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you voted against the Merger Agreement Proposal and the Adjournment Proposal but, assuming a quorum is present, will have no effect on the Compensation Proposal.

Q: May I change my vote after I have mailed my signed and dated proxy card?

A: Yes. You can change or revoke your proxy before the Special Meeting in the manner described in this proxy statement. If you are the record holder of your shares, you may change or revoke your proxy by any of the following actions:

•	Notifying our Secretary in writing at 1260 East Stringham Avenue, Sixth Floor, Salt Lake City, Utah 84106;

•	Signing and returning a later dated proxy card;

•	Submitting a new proxy electronically via the Internet or by telephone; or

•	Voting virtually at the Special Meeting. Please note that virtual attendance at the Special Meeting will not by itself constitute revocation of a proxy.

Any change to your proxy that is provided by telephone or the Internet must be submitted by 11:59 p.m. Eastern Time on August 31, 2023.

If you hold your shares of Quotient common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the Special Meeting via the Special Meeting website.

If you have any questions about how to vote or change your vote, you should contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Stockholders Call Toll-Free: (800) 967-5051

Brokers and Banks Call Collect: (212) 269-5550

Email: QUOT@dfking.com

Q: What should I do if I receive more than one set of voting materials?

A: This means you own shares of Quotient common stock that are registered under different names or are in more than one account. For example, you may own some shares directly as a Quotient stockholder of record and other shares through a broker, or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive in order to vote all of the shares you own. Each proxy card you receive comes with its own prepaid return envelope. If you submit your proxy by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q: How many copies of this proxy statement and related voting materials should I receive if I share an address with another Quotient stockholder?

A: The SEC’s proxy rules permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more Quotient stockholders sharing the same address by delivering a single proxy statement to those Quotient stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for Quotient stockholders and cost savings for companies.

Quotient and some brokers may be householding our proxy materials by delivering a single set of proxy materials to multiple Quotient stockholders who request a copy and share an address, unless contrary instructions have been received from the affected Quotient stockholders. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker if your shares are held in a brokerage account or Quotient if you are a Quotient stockholder of record by making a request at the following email address, physical address, or phone number:

IR@quotient.com

Quotient Technology Inc.

Attention: Investor Relations

1260 East Stringham Avenue, Suite 600

Salt Lake City, Utah 84106

(650) 605-4600 (option 7)

In addition, Quotient will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement.

Q: Where can I find the voting results of the Special Meeting?

A: The preliminary voting results for the Special Meeting are expected to be announced at the Special Meeting. Quotient intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the special meeting.

Q: Who will solicit and pay the cost of soliciting proxies?

A: Quotient has engaged D.F. King & Co., Inc., which we refer to as “D.F. King,” to assist in the solicitation of proxies for the Special Meeting. Quotient estimates that it will pay D.F. King a fee of approximately $25,000, plus reimbursement for certain out-of-pocket fees and expenses. Quotient has agreed to indemnify D.F. King against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).

Quotient also may reimburse banks, brokers and other custodians, nominees and fiduciaries or their respective agents for their expenses in forwarding proxy materials to beneficial owners of Quotient common stock. Quotient directors, officers and employees also may solicit proxies by telephone, by electronic means or in person. They will not be paid any additional amounts for soliciting proxies.

Q: When do you expect the Merger to be completed?

A: We currently expect to complete the Merger in the second half of 2023. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement and summarized in this proxy statement, many of which are outside of our control.

Q: How can I obtain additional information about Quotient?

A: Quotient will provide copies of this proxy statement, documents incorporated by reference and its 2023 Annual Report to Stockholders, including its  Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (which we refer to as “Annual Report”), without charge to any Quotient stockholder who makes a request in writing to our Secretary at 1260 East Stringham Avenue, Sixth FloorSalt Lake City, Utah 84106. In order for you to receive timely delivery of documents in advance of the Special Meeting, you must make such request by no later than August 25, 2023. Quotient’s Annual Report and other SEC filings may also be accessed at https://sec.gov or on Quotient’s Investor website at http://investor.quotient.com. Quotient’s website address is provided as an inactive textual reference only. The information provided on or accessible through our website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to our website provided in this proxy statement.

Q: Who can help answer my questions?

A: If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Quotient common stock, please contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Stockholders Call Toll-Free: (800) 967-5051

Brokers and Banks Call Collect: (212) 269-5550

Email: QUOT@dfking.com

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Statements concerning general economic conditions, our financial condition, including our anticipated revenues, earnings, cash flows or other aspects of our operations or operating results, and our expectations or beliefs concerning future events, and any statements using words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “estimate,” “outlook” or similar expressions, including the negative thereof, are forward-looking statements that involve certain factors, risks and uncertainties that could cause Quotient’s actual results to differ materially from those anticipated. Such factors, risks and uncertainties include:

•	the ability of Quotient to obtain stockholder or regulatory approvals required to consummate the proposed transaction;

•	the satisfaction or waiver of other conditions to closing in the Merger Agreement for the proposed transaction;

•	unanticipated difficulties or expenditures relating to the proposed transaction;

•	the response of customers and business partners to the announcement of the proposed transaction;

•	potential difficulties in employee retention as a result of the proposed transaction;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction;

•	the outcome of legal proceedings that may be instituted against Quotient, its directors and others related to the proposed transaction;

•	difficulties integrating the Quotient business into the Neptune business or other challenges to achieve the expected benefits of the transaction;

•	risks related to disruption of management’s attention from Quotient’s ongoing business operations due to the proposed transaction;

•	the ability of Quotient to meet expectations regarding the timing and completion of the transaction;

•	Quotient could be adversely impacted by actions of activist stockholders;

•	the price of Quotient’s common stock has been volatile and may fluctuate substantially; and

•	the other risks listed from time to time in Quotient’s filings with the SEC.

For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to the Risk Factors section of Quotient’s most recently filed Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 16, 2023, as amended in a Form 10-K/A Amendment No. 1 filed with the SEC on April 28, 2023, Quotient’s most recently filed Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 9, 2023 and as from time to time updated in Quotient’s Quarterly Reports on Form 10-Q. These documents are available in the “SEC Filings” section of Quotient’s Investor Relations website at https://investors.quotient.com. You are cautioned not to place undue reliance on Quotient’s forward-looking statements, which speak only as of the date of this communication. Except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events, new information or circumstances occurring after the date of this communication.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the Board of Directors for use at the Special Meeting.

Date, Time and Place

The Special Meeting will held virtually via live webcast on September 1, 2023, beginning at 9:00 a.m. Mountain Time (unless the Special Meeting is adjourned or postponed). Quotient stockholders will be able to virtually attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/QUOT2023SM, which we refer to as the “Special Meeting website.” To attend the Special Meeting, you will need your 16-digit control number as provided in your proxy materials.

Purpose of the Special Meeting

At the Special Meeting, we will ask Quotient stockholders to vote on proposals to: (a) adopt the Merger Agreement Proposal; (b) approve, on an advisory (nonbinding) basis, the Compensation Proposal; and (c) approve the Adjournment Proposal.

Quotient Stockholders of Record

Quotient stockholders of record as of the Record Date may register to participate in the Special Meeting remotely by visiting www.virtualshareholdermeeting.com/QUOT2023SM. Please have your proxy card, or notice, containing your control number available.

Beneficial (Street Name) Stockholders

Quotient stockholders whose shares are held through a bank, broker or other nominee as of the Record Date may register to participate in the Special Meeting remotely by visiting www.virtualshareholdermeeting.com/QUOT2023SM. Please have available your voting instruction form, proxy card or other communication provided by your bank, broker or other nominee that contains your control number.

Record Date; Shares Entitled to Vote; Quorum

Only Quotient stockholders as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. A list of Quotient stockholders entitled to vote at the Special Meeting will be available at our principal executive offices located at 1260 East Stringham Avenue, Sixth Floor, Salt Lake City, Utah 84106, during regular business hours for a period of no less than 10 days before the Special Meeting. If Quotient’s headquarters are closed during such period for health and safety reasons related to the COVID-19 pandemic, the list of Quotient stockholders will be made available for inspection upon request to our Secretary at 1260 East Stringham Avenue, Sixth Floor, Salt Lake City, Utah 84106, subject to the satisfactory verification of Quotient stockholder status. As of the Record Date, there were 99,496,606 shares of Quotient common stock outstanding and entitled to vote at the Special Meeting.

The presence, in person or represented by proxy, of the holders of a majority of the shares of Quotient common stock entitled to vote on the Record Date will constitute a quorum at the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the Special Meeting will be adjourned to solicit additional proxies.

Vote Required; Abstentions and Broker Non-Votes

Each Quotient stockholder shall be entitled to one vote for each share of Quotient common stock owned at the close of business on the Record Date.

The affirmative vote of the holders of a majority of the outstanding shares of Quotient common stock entitled to vote thereon is required to approve the Merger Agreement Proposal. As of the Record Date, 49,748,304 votes constitute a majority of the outstanding shares of Quotient common stock. Adoption of the Merger Agreement by Quotient stockholders is a condition to the consummation of the Merger.

The affirmative vote of the holders of the shares of Quotient common stock representing a majority of the voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the Compensation Proposal is required to approve, on an advisory (nonbinding) basis, the Compensation Proposal.

The affirmative vote of the holders of the shares of Quotient common stock representing a majority of the voting power present in person or represented by proxy at the Special Meeting and entitled to vote is required for approval of the Adjournment Proposal.

If a quorum is present at the Special Meeting, the failure of any Quotient stockholder of record to: (a) submit a signed proxy card; (b) grant a proxy over the Internet or by telephone (in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting — Voting at the Special Meeting”); or (c) attend the Special Meeting will have the same effect as a vote “AGAINST” the Merger Agreement Proposal but, assuming a quorum is present, will have no effect on the Compensation Proposal or the Adjournment Proposal. An abstention will have the same effect as if the Quotient stockholder voted “AGAINST” the Merger Agreement Proposal, the Compensation Proposal and the Adjournment Proposal.

Each “broker non-vote” will also count as a vote “AGAINST” the Merger Agreement Proposal and the Adjournment Proposal but, assuming a quorum is present, will have no effect on the Compensation Proposal. A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares. Quotient does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered “routine,” whereas each of the proposals to be presented at the Special Meeting is considered “non-routine.” As a result, no broker will be permitted to vote your shares of Quotient common stock at the Special Meeting without receiving instructions. Failure to instruct your broker on how to vote your shares will have the same effect as a vote “AGAINST” the Merger Agreement Proposal and the Adjournment Proposal.

Stock Ownership and Interests of Certain Persons

Shares Held by Quotient’s Directors and Executive Officers

As of the Record Date, our executive officers and directors and the voting agreement stockholders beneficially owned and were entitled to vote, in the aggregate, 1,736,501 and 1,195,018 shares of Quotient common stock, respectively, representing approximately 1.75% and 1.20%, respectively, of the shares of Quotient common stock outstanding on the Record Date.

Subject to certain exceptions, the voting agreement stockholders are contractually obligated to vote in favor of the adoption of the Merger Agreement pursuant to the terms and conditions of certain Voting Agreements entered into as of the date of the Merger Agreement. For more information, see the section of this proxy statement captioned “The Merger—The Voting Agreements.”

Voting at the Special Meeting

You can vote at the virtual Special Meeting, which will be held on September 1, 2023, at 9:00 a.m. Mountain Time at www.virtualshareholdermeeting.com/QUOT2023SM (unless the Special Meeting is adjourned or postponed).

You may also authorize the persons named as proxies on the proxy card to vote your shares by returning the proxy card in advance by mail, over the Internet or by telephone. Although Quotient offers multiple voting methods, Quotient encourages you to vote over the Internet or by phone as Quotient believes they are the most cost-effective methods. We also recommend that you vote as soon as possible, even if you are planning to attend the Special Meeting, so that the vote count will not be delayed. Both the Internet and the telephone provide convenient, cost-effective and reliable alternatives to returning your proxy card by mail. If you choose to vote your shares over the Internet or by telephone, there is no need for you to submit your proxy card by mail.

To Vote Over the Internet:

Vote at www.proxyvote.com in advance of the Special Meeting. The Internet voting system is available 24 hours per day until 11:59 p.m. Eastern Time on August 31, 2023. Once you enter the Internet voting system, you can record and confirm (or change) your voting instructions.

To Vote by Telephone:

Use the telephone number shown on your proxy card. The telephone voting system is available 24 hours per day in the United States until 11:59 p.m. Eastern Time on August 31, 2023. Once you enter the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.

To Vote by Proxy Card:

If you received a proxy card, mark your voting instructions on the card and sign, date and return it in the postage-paid envelope provided. To ensure your mailed proxy card is voted, we should receive it before 11:59 p.m. Eastern Mountain Time on August 31, 2023.

All shares represented by properly signed and dated proxies will be voted at the Special Meeting in accordance with the instructions of the Quotient stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal. If you indicate on your proxy card that you wish to vote in favor of the Merger Agreement Proposal but do not indicate a choice on the Adjournment Proposal or the Compensation Proposal on a nonbinding advisory basis, your shares of Quotient common stock will be voted “FOR” each such proposal. Proxy cards that are returned without a signature will not be counted as present at the Special Meeting and cannot be voted.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee. If such a service is provided, you may vote over the Internet or telephone through your bank, broker or other nominee by following the instructions on the voting form provided by your bank, broker or other nominee. Shares held in “street name” may be voted at the Special Meeting via the Special Meeting website only if you obtain a legal proxy from your bank, broker or other nominee. If you do not return your bank’s, broker’s or other nominee’s voting form, do not vote via the Internet or telephone through your bank, broker or other nominee, if possible, or do not attend the Special Meeting and vote thereat after obtaining a legal proxy, it will have the same effect as if you voted “AGAINST” the Merger Agreement Proposal and the Adjournment Proposal but, assuming a quorum is present, will not have any effect on the Compensation Proposal. If you obtain a legal proxy and attend the Special Meeting and abstain from voting on any given proposal, such abstention will have the same effect as voting “AGAINST” the Merger Agreement Proposal, the Compensation Proposal and/or the Adjournment Proposal, as applicable).

Revocability of Proxies

Any proxy given by a Quotient stockholder may be revoked before the Special Meeting by doing any of the following:

•

by submitting a later proxy by telephone or over the Internet, in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting — Voting at the Special Meeting” at any time before the closing of the voting facilities at 11:59 p.m. Eastern Time on August 31, 2023;

•	by submitting a properly signed and later dated proxy card;

•

by delivering a signed written notice of revocation bearing a date later than the date of the proxy to Quotient’s Secretary at 1260 East Stringham Avenue, Sixth Floor, Salt Lake City, Utah 84106, stating that the proxy is revoked, provided such written notice is received no later than the close of business on August 31, 2023; or

•	by attending the virtual Special Meeting and voting thereat (your attendance at the virtual Special Meeting will not, by itself, revoke your proxy).

If you hold your shares of Quotient common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote.

Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow Quotient stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned, postponed or delayed.

Board of Directors’ Recommendation

The Board of Directors has: (a) determined that it is in the best interests of Quotient and its stockholders, and declared it advisable, for Quotient to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth therein; (b) approved the Merger Agreement and the execution and delivery thereof by Quotient, the performance by Quotient of its covenants and other obligations under the Merger Agreement and the consummation of the Merger upon the terms and conditions set forth in the Merger Agreement; (c) recommended that Quotient stockholders adopt the Merger Agreement in accordance with the DGCL; and (d) directed that the adoption of the Merger Agreement be submitted for consideration by Quotient stockholders at the Special Meeting.

The Board of Directors recommends that you vote: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

Please note that Mr. Gessow does not join the rest of the ten members Board of Directors of Quotient in making this recommendation. See the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Recommendation of the Board of Directors and Reasons for the Merger  — Reasons for Mr. Gessow’s Vote Against the Transaction.”

Solicitation of Proxies

The Board of Directors is soliciting your proxy, and Quotient will bear the cost of soliciting proxies. D.F. King has been retained to assist with the solicitation of proxies. D.F. King will be paid approximately $25,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the Special Meeting. Forms of proxies and proxy materials may also be distributed through brokers, custodians and other like parties to the beneficial owners of shares of Quotient common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses in accordance with SEC and NYSE regulations. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by D.F. King or, without additional compensation, by Quotient or Quotient’s directors, officers and employees.

Anticipated Date of Completion of the Merger

Assuming timely satisfaction of necessary closing conditions, including the approval by Quotient stockholders of the Merger Agreement Proposal, we currently anticipate that the Merger will be consummated in the second half of 2023.

Appraisal Rights

If the Merger is consummated, Quotient stockholders who continuously hold shares of Quotient common stock from the date of the submission of the demand for appraisal through the Effective Time, do not vote in favor of the adoption of the Merger Agreement and properly exercise appraisal rights with respect to their shares and do not withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL. Beneficial owners of Quotient common stock may demand appraisal in their own names by following the procedures required by Section 262 of the DGCL, which are summarized in this proxy statement. This means that record holders and beneficial owners of Quotient common stock who perfect their appraisal rights, do not thereafter withdraw their demand for appraisal, and follow the procedures in the manner prescribed by Section 262 of the DGCL may be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Quotient common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest to be paid on the amount determined to be fair value, if any (or in certain circumstances described in further detail in the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Appraisal Rights,” on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation in the Merger to each record holder or beneficial owner of Quotient common stock entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, Quotient stockholders and beneficial owners who wish to seek appraisal of their shares are encouraged to review Section 262 of the DGCL carefully and to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Quotient stockholders and beneficial owners considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares.

To exercise your appraisal rights, you must: (a) submit a written demand for appraisal to Quotient before the vote is taken on the adoption of the Merger Agreement; (b) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; (c) continue to hold your shares of Quotient common stock through the Effective Time; and (d) strictly comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL. Your failure to follow exactly the procedures specified under Section 262 of the DGCL may result in the loss of your appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of the Merger unless certain stock ownership conditions are satisfied by the Quotient stockholders seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — Appraisal Rights,” which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL is reproduced and attached as Annex E to this proxy statement and incorporated herein by reference.

Delisting and Deregistration of Quotient Common Stock

If the Merger is completed, the shares of Quotient common stock will be delisted from the NYSE and deregistered under the Exchange Act, and shares of Quotient common stock will no longer be publicly traded.

Other Matters

Pursuant to the DGCL and Quotient’s bylaws, only the matters set forth in the Notice of Special Meeting may be brought before the Special Meeting.

Householding of Special Meeting Materials

Quotient has adopted a procedure called “householding.” Under this procedure, Quotient may deliver a single copy of this proxy statement to multiple stockholders who share the same address, unless Quotient has received contrary instructions from one or more stockholders. This procedure reduces the environmental impact of our stockholder meetings and reduces Quotient’s printing and mailing costs. Quotient stockholders who participate in householding will continue to receive separate proxy cards. Upon written or oral request, Quotient will deliver promptly a separate copy of this proxy statement to any Quotient stockholder that elects not to participate in householding.

To receive, free of charge, a separate copy of this proxy statement, or separate copies of any future notice, proxy statement, or annual report, you may write or call Quotient at the following email address, physical address, or phone number:

IR@quotient.com

Quotient Technology Inc.

Attention: Investor Relations

1260 East Stringham Avenue, Suite 600

Salt Lake City, Utah 84106

(650) 605-4600 (option 7)

If you are receiving more than one copy of the proxy materials at a single address and would like to participate in householding, please contact Quotient at the email address, physical address, or phone number above. Quotient stockholders who hold shares in “street name” may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

Questions and Additional Information

If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Quotient common stock, please contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Stockholders Call Toll-Free: (800) 967-5051

Brokers and Banks Call Collect: (212) 269-5550

Email: QUOT@dfking.com

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because it contains important information about the Merger and how it affects you.

Parties Involved in the Merger

Quotient Technology Inc.

1260 East Stringham Avenue, Sixth Floor

Salt Lake City, Utah 84106

Quotient is an industry leading digital media and promotions technology company that creates cohesive omnichannel brand-building and sales-driving opportunities to deliver valuable outcomes for advertisers, retailers and consumers. The Quotient platform is powered by exclusive consumer spending data, location intelligence and purchase intent data to reach millions of shoppers daily and deliver measurable, incremental sales. Quotient’s principal executive offices are located at 1260 East Stringham Avenue, Sixth Floor, Salt Lake City, Utah 84106, and its telephone number is (650) 605-4600. Quotient common stock is listed on the New York Stock Exchange (which we refer to as the “NYSE”) under the symbol “QUOT.”

CB Neptune Holdings, LLC

545 Washington Blvd, 8th Floor

Jersey City, New Jersey 07310

Parent is the direct parent of Neptune Retail Solutions, Inc. (which we refer to as “Neptune”). Neptune is a leading omnichannel retail marketing company in the U.S. and Canada that delivers profitable growth for retailers and brands. The Neptune platform includes in-store marketing rights in North America’s largest grocery, dollar and drugstores, including Ahold, Albertson’s, CVS, Family Dollar, Kroger, Loblaws, Publix, Rite-Aid, SEG, and Walgreens, and deterministic first party shopper data, generated from the company’s owned and operated cashback app, Checkout 51, capturing first party shopping data via receipt scans from key retail locations across the US and Canada including Walmart, Target, Costco, and the retailers noted above.

NRS Merger Sub Inc.

c/o Neptune Holdings, LLC

545 Washington Blvd, 8th Floor

Jersey City, New Jersey 07310

Merger Sub is a wholly owned subsidiary of Parent and was incorporated on June 9, 2023, solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated thereby, and has not conducted any business operations other than in connection with or as contemplated by the Merger Agreement. Upon the completion of the Merger, Merger Sub will merge with and into Quotient, with Quotient surviving, and Merger Sub will cease to exist.

Parent and Merger Sub are each affiliated with Charlesbank Capital Partners LLC (which we refer to as “Charlesbank Capital Partners”). Based in Boston and New York, Charlesbank is a middle-market private investment firm with more than $15 billion of capital raised since inception. Charlesbank focuses on management-led buyouts and growth capital financings, and also engages in opportunistic credit and technology investments. The firm seeks to build companies with sustainable competitive advantage and excellent prospects for growth.

Effect of the Merger

On the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will merge with and into Quotient, the separate corporate existence of Merger Sub will cease and Quotient will continue its corporate existence under the DGCL as the Surviving Corporation. As a result of the Merger, Quotient will become a wholly owned subsidiary of Parent, and Quotient common stock will no longer be publicly traded and will be delisted from the NYSE. In addition, Quotient common stock will be deregistered under the Exchange Act, and Quotient will no longer file periodic or other reports with the SEC. If the Merger is completed, you will not own any shares of capital stock of the Surviving Corporation, subject to your appraisal rights (see the section of this proxy statement entitled “— Appraisal Rights”). The Effective Time will occur at such time as the certificate of merger with respect to the Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be mutually agreed by Quotient and Merger Sub and specified in the certificate of merger in accordance with the DGCL.

Effect on Quotient If the Merger Is Not Completed

If the Merger Agreement is not adopted by Quotient stockholders, or if the Merger is not completed for any other reason:

•	Quotient stockholders will not be entitled to, nor will they receive, any payment for their respective shares of Quotient common stock pursuant to the Merger Agreement;

•

(a) Quotient will remain an independent public company; (b) Quotient common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act; and (c) Quotient will continue to file periodic and other reports with the SEC;

•

under certain specified circumstances described in the section of this proxy statement entitled “The Merger Agreement — Termination Fees; Expense Reimbursement,” Quotient will be required to pay Parent a termination fee of $13.59 million;

•

under certain specified circumstances described in the section of this proxy statement entitled “The Merger Agreement — Termination Fees; Expense Reimbursement,” Quotient will be reimburse Parent and its affiliates for certain expenses related to the negotiation, execution and performance of the Merger Agreement and the transactions contemplated by the Merger Agreement, up to a maximum amount of $4.563 million; and

•

under certain specified circumstances described in the section of this proxy statement entitled “The Merger Agreement — Termination Fees; Expense Reimbursement,” Parent will be required to pay Quotient a termination fee of $29.445 million.

Merger Consideration

Quotient Common Stock

At the Effective Time, by virtue of the Merger and without any action on the part of Quotient, Parent, Merger Sub, or the holders of any securities of Quotient or Merger Sub, each share of Quotient common stock that is issued and outstanding as of immediately prior to the Effective Time (other than Unconverted Shares) will be automatically converted into the right to receive cash in an amount equal to $4.00, without interest and subject to any required tax withholding.

After the Merger is completed, you will have the right to receive the Merger Consideration in respect of each share of Quotient common stock that you own (other than any Unconverted Shares) immediately prior to the Effective Time (subject to any required tax withholding), but you will no longer have any rights as a Quotient stockholder (except that Quotient stockholders who properly and validly exercise and do not withdraw their appraisal rights will not be entitled to receive the Per Share Price in respect of each share of Quotient common stock that they own and instead will have a right to receive payment of the “fair value” of their shares as determined pursuant to an appraisal proceeding, as contemplated by the DGCL). For more information, please see the section of this proxy statement entitled “— Appraisal Rights.”

Treatment of Quotient Equity Awards

Quotient Options, RSUs and PSUs

At the Effective Time, each Company Option outstanding as of immediately prior to the Effective Time, whether vested or unvested, will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become the right to receive an amount in cash, without interest thereon and subject to applicable withholding taxes, equal to the product of (a) the number of shares of Quotient common stock subject to such Company Option as of immediately prior to the Effective Time and (b) the excess, if any, of the Per Share Price over the exercise price per share of such Company Option. Each Company Option with an exercise price per share equal to or greater than the Per Share Price will be cancelled without any action on the part of the holder of such Company Option and without any cash payment being made in respect thereof.

At the Effective Time, each Company RSU outstanding as of immediately prior to the Effective Time will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become the right to receive an amount in cash, without interest thereon and subject to applicable withholding taxes, equal to the product of (a) the Per Share Price and (b) the total number of shares of Quotient common stock subject to such Company RSU as of immediately prior to the Effective Time.

At the Effective Time, each Company PSU outstanding as of immediately prior to the Effective Time will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become the right to receive an amount in cash (with any performance-vesting conditions deemed achieved as of immediately prior to the Effective Time at 100% of the target level of performance (which is equal to 100% of the Company PSUs underlying each Company PSU award granted in 2022)), without interest thereon and subject to applicable withholding taxes, equal to the product of (a) the Per Share Price and (b) the total number of shares of Quotient common stock subject to such Company PSU as of immediately prior to the Effective Time.

Employee Stock Purchase Plan

Except for the offering period in effect under the Amended and Restated 2013 Employee Stock Purchase Plan (which we refer to as the “ESPP”) as of June 20, 2023, no new offering periods will be authorized or will commence pursuant to the ESPP after June 20, 2023. Following June 20, 2023, no new participants will commence participation in the ESPP. With respect to any contributions accumulated under the ESPP pursuant to an offering period in effect as of June 20, 2023, participants’ rights to purchase Quotient common stock will be exercised no later than 3 business days prior to the date on which the Effective Time occurs (such purchase date, the “Final Exercise Date”). Following June 20, 2023, ESPP participants may not increase their payroll deduction election or contributions to the ESPP or make separate non-payroll contributions to the ESPP, except as may be required by applicable law. The ESPP will terminate immediately prior to the Effective Time, but subsequent to the exercise of purchase rights on the Final Exercise Date. Shares purchased under the ESPP on the Final Exercise Date will be eligible to receive the Merger Consideration provided to holders of Quotient common stock. At the Effective Time, any funds credited under the ESPP that are not used to purchase shares on the Final Exercise Date within the accumulated payroll withholding account for each ESPP participant will be refunded to the applicable participant in accordance with the terms of the ESPP.

Background of the Merger

As part of Quotient’s ongoing consideration and evaluation of its long-term strategic goals and plans, the Board of Directors and Quotient’s management periodically review, consider and assess Quotient’s operations and financial performance, as well as overall industry conditions, and how they may affect those strategic goals and plans. This review includes, among other matters, the consideration of potential opportunities for business combinations, acquisitions and other financial and strategic alternatives, including a sale of Quotient, as compared to the benefits and risks of continued operation as a standalone company, and have sometimes included outside financial and legal advisors.

On March 1, 2022, Engaged Capital, LLC and certain of its affiliates (which we collectively refer to as “Engaged Capital”) submitted to Quotient a notice of its nomination of 2 nominees for election to the Board of Directors at Quotient’s 2022 annual meeting (which we refer to as the “2022 Annual Meeting”). On April 13, 2022, Engaged Capital filed a preliminary proxy statement with respect to its solicitation of proxies in connection with the 2022 Annual Meeting, and on April 29, 2022, Quotient filed a preliminary proxy statement with respect to the 2022 Annual Meeting. On May 16, 2022, Quotient and Engaged Capital entered into a Cooperation Agreement (which we refer to as the “2022 Cooperation Agreement”) pursuant to which, among other things:

•	Two designees of Engaged Capital, Matthew O’Grady and Joseph Reece, were appointed to the Board of Directors (and Mr. O’Grady was appointed as Lead Independent Director);

•

Quotient agreed to seek stockholder approval at the 2022 Annual Meeting of an amendment to Quotient’s Restated Certificate of Incorporation to declassify the Board of Directors (which approval was subsequently obtained at the 2022 Annual Meeting);

•

Steven Boal (Quotient’s then Chief Executive Officer and a member of the Board of Directors) was to retire as Chief Executive Officer no later than the 2022 Annual Meeting and not stand for reelection to the Board of Directors;

•

a previously formed Strategic Committee of the Board of Directors (which we refer to as the “Committee”) would be reconstituted and consist of 4 independent directors, 2 of whom were to be Messrs. O’Grady and Reece; and

•	Engaged Capital agreed to customary standstill and voting agreements, and Quotient and Engaged Capital agreed to customary non-disparagement and covenants not to sue.

From May 11, 2022 through July 1, 2022, the Committee (which, at the time, included David Oppenheimer, Alison Hawkins and Andrew Jody Gessow) conducted a multi-round process to hire a financial advisor to assist the Committee in a review of Quotient’s business and strategic plan and alternatives and opportunities to enhance stockholder value (which we refer to as the “Business and Strategy Review”). During this process, the Committee met with 5 investment banks, which included meetings with representatives of Houlihan Lokey on May 12, 2022, June 16, 2022 and June 27, 2022.

The Committee selected 2 finalists on May 13, 2022, which included Houlihan Lokey. Shortly after, Messrs. O’Grady and Reece were appointed to the Committee concurrently with their appointment to the Board of Directors, and Mr. Oppenheimer stepped down from the Committee. After the Committee’s meeting with the other finalist in this process on July 1, 2022, it determined that Quotient and the Committee should retain Houlihan Lokey as Quotient’s financial advisor. The Committee made this determination based on Houlihan Lokey’s expertise and reputation. Quotient, the Committee and Houlihan Lokey executed an engagement letter on August 5, 2022 pursuant to which (a) Quotient engaged Houlihan Lokey as its exclusive financial advisor in connection with any proposals for the recapitalization or amendment of Quotient’s 1.75% Convertible Senior Notes Due 2022 (which we refer to as the “2022 Notes”) and (b) the Committee engaged Houlihan Lokey to provide financial advisory services in connection with the Business and Strategy Review.

Effective May 20, 2022, Mr. Boal resigned as Chief Executive Officer of Quotient, and Matthew Krepsik, Quotient’s then Chief Technology Officer and a member of the Board of Directors, was appointed as his successor.

On August 26, 2022, representatives of Houlihan Lokey notified Quotient that another digital media and promotions technology company (which we refer to as “Strategic A”), which had separately engaged Houlihan Lokey as its financial advisor, had communicated to representatives of Houlihan Lokey of its desire to gauge Quotient’s interest in a business combination with Strategic A. Strategic A was represented by a different Houlihan Lokey team than the team representing Quotient.

In connection with the refinancing, Houlihan Lokey began its formal outreach to lenders on August 29, 2022. Between September 21, 2022 and October 3, 2022, Houlihan Lokey received non-binding indications of interest from 9 parties. On October 11, 2022, the Debt Committee of Board of Directors (which we refer to as the “Debt Committee”), approved proceeding with PNC Bank, National Association (“PNC”), with respect to an ABL credit facility, and Blue Torch Capital LP (“BT”), with respect to a first lien term loan. On October 12, 2022, Quotient executed nonbinding term sheets with PNC and BT with respect to the refinancing. On November 2, 2022, the Debt Committee approved for execution (a) a binding commitment letter with PNC in respect of PNC’s commitment to provide Quotient with a senior secured asset-based revolving credit facility in an initial aggregate principal amount of $50 million and (b) a binding commitment letter with BT in respect of BT’s commitment to provide Quotient with a senior secured term loan facility in an aggregate principal amount up to $55 million, the aggregate proceeds of which facilities were to be used by Quotient to repay the principal, accrued and unpaid interest, fees, premiums, if any, and other amounts under the 2022 Notes, pay associates fees and expenses and for Quotient’s ongoing working capital needs and other general corporate purposes. On November 30, 2022, Quotient entered into the Credit Agreements with respect to the above-referenced financing facilities. The proceeds of the Credit Agreements were used to help repay the principal, accrued and unpaid interest, fees, premiums, if any, and other amounts under the 2022 Notes (which became due and were fully repaid on December 1, 2022) and to pay related fees and expenses.

On August 30, 2022, the Board of Directors held a telephonic special meeting that was attended by members of Quotient’s senior management. In the meeting, Mr. Krepsik discussed Strategic A’s expression of preliminary interest in pursuing a business combination with Quotient.

Quotient and Strategic A entered into a mutual non-disclosure agreement effective as of August 31, 2022. On September 9, 2022, Quotient and Houlihan Lokey entered into an agreement pursuant to which Quotient provided Houlihan Lokey authorization to share Quotient’s information with Strategic A, subject to the mutual non-disclosure agreement between Quotient and Strategic A.

Representatives of Houlihan Lokey, Quotient’s senior management and Strategic A’s senior management met by videoconference on September 13, 2022. In this meeting, Strategic A’s management described the current status of Strategic A’s business and presented their marketing presentation and financial model. Strategic A’s management also discussed the opportunity to create a strategic combination between Quotient and Strategic A.

On September 15, 2022, representatives of Houlihan Lokey met with the Committee by telephone. In this meeting, a representative of Houlihan Lokey provided an update on Houlihan Lokey’s review of alternatives with respect to the upcoming maturity of the Notes, Quotient’s business and strategic plan and potential opportunities for Quotient to enhance stockholder value.

On September 15, 2022, Mr. Krepsik, Yuneeb Khan, the Chief Financial Officer and Chief Operating Officer of Quotient, and Scott Raskin, Quotient’s then President, met with Mr. Gessow, in person to discuss the current status of Quotient’s business and the go-to-market scale that Quotient had lost, particularly with the loss of the relationship with Albertsons Companies, Inc. and the in-housing of retail media. Mr. Krepsik also shared background information on Strategic A and described the potential opportunity to increase the scale of Quotient’s business, increase the size of Quotient’s and Strategic A’s data set and create stockholder value through the companies’ combined synergies.

On September 16, 2022, Mr. Krepsik made separate telephone calls to Mr. McDonald, Mr. Reece and Mr. Gessow to further discuss the opportunity to engage in a strategic transaction with Strategic A.

On September 21, 2022, members of Quotient’s finance team, representatives of Houlihan Lokey and representatives of Strategic A met by videoconference to further discuss Strategic A’s financial model.

On September 22, 2022, Mr. Krepsik met with Robert McDonald, the chairman of the Board of Directors, by telephone to discuss, among other things, Quotient’s long-term strategy and the go-to-market scale that Quotient had lost, particularly with the loss of the relationship with Albertsons Companies, Inc. and the in-housing of retail media. Mr. Krepsik then shared background information on Strategic A; described the rationale for Quotient’s interest in the potential acquisition of Strategic A; and discussed the possibilities that the transaction presented for Quotient to increase the scale of its business and data set and achieve synergies from the combination of the businesses.

On September 28, 2022, representatives of Charlesbank, the controlling stockholder of Neptune, sent an email to a representative of Houlihan Lokey on an unsolicited basis expressing interest in the possibility of its portfolio company, Neptune, engaging in a strategic transaction with Quotient. Houlihan Lokey informed the representatives of Charlesbank that they would share this information with Quotient and help schedule an introductory meeting if Quotient expressed interest in learning more about the opportunity. The representative of Houlihan Lokey promptly informed Mr. Krepsik of this conversation. In response, Mr. Krepsik requested Houlihan Lokey to help coordinate a meeting between Mr. Krepsik and the Charlesbank representatives.

On September 28, 2022, Mr. Krepsik met with Mr. O’Grady in person to discuss the current challenges experienced by Quotient’s business, the go-to-market scale that Quotient had lost and the potential value that could be achieved for Quotient’s shareholders through Quotient’s acquisition of Strategic A. Mr. Krepsik made separate calls to additional members of the Board of Directors to communicate the same information that he shared with Mr. O’Grady on September 28, 2022, October 3, 2022 and October 10, 2022.

On October 14, 2022, Quotient’s senior management and representatives of Houlihan Lokey met by videoconference to discuss the potential acquisition of Strategic A. In this meeting, the meeting participants discussed the opportunity that Strategic A presented for a strategic combination and the possible ways of structuring the acquisition of Strategic A.

On October 19, 2022, Quotient and Charlesbank entered into a mutual non-disclosure agreement that included a customary standstill provision, including a provision that would permit the submission to Quotient of a private proposal with respect to a business combination after the public announcement by Quotient of a proposed change of control transaction. Shortly after, on October 19, 2022, Mr. Krepsik, Bill Redmond, the Chief Executive Officer of Neptune, and certain representatives of Charlesbank met in person to discuss Quotient’s and Neptune’s businesses and potential areas where Quotient’s digital promotion business could partner with Neptune’s in-store business. In the meeting, Charlesbank expressed greater interest in a strategic combination of Neptune and Quotient. Mr. Krepsik and Mr. Redmond met in person again later that day to discuss Neptune’s interest in combining the businesses. The representatives of Charlesbank and Neptune did not provide an indication of the terms of any such transaction.

On October 20, 2022, Quotient’s senior management met with the Committee by videoconference. Representatives of Houlihan Lokey were also present at the meeting. At the meeting, Quotient’s senior management discussed the current status of Quotient’s business and the rationale for Quotient’s interest in the potential acquisition of Strategic A and the opportunity that it presented for Quotient to increase the scale of its business, increase the size of its data set and deliver synergies from the combination of the businesses. In addition, Quotient’s management discussed the recent meeting with representatives of Neptune and Charlesbank with respect to a potential strategic transaction.

On October 25, 2022, the Board of Directors held a regularly scheduled meeting in person that was attended by members of Quotient’s senior management and a representative of Sidley Austin LLP (which we refer to as “Sidley Austin”), Quotient’s general external legal counsel. Mr. Krepsik provided the Board of Directors an update on Quotient’s business strategy and described potential paths for Quotient, which included strategic transaction opportunities. Mr. Krepsik also described the growth and expansion opportunities presented by the potential acquisition of Strategic A and the early stage inbound interest received from Neptune and Charlesbank. In addition, Mr. Khan provided the Board of Directors an update on the debt financing process to repay the 2022 Notes.

On October 28, 2022, Mr. Krepsik met with representatives of a portfolio company of a financial sponsor (which we collectively refer to as “Sponsor A”) in person to discuss potential commercial partnership opportunities between Quotient and Sponsor A with respect to Quotient’s promotional network and Sponsor A’s product offerings. In this meeting, a representative of Sponsor A expressed interest in having the companies have additional conversations regarding a potential strategic combination between Quotient and Sponsor A.

On November 3, 2022, Mr. Krepsik and Mr. Khan met with the Committee by videoconference to provide updates on the potential acquisition of Strategic A and the inbound expressions of interest from Neptune and Charlesbank and Sponsor A to engage in a strategic transaction. In this meeting, Mr. Krepsik and Mr. Khan also discussed Quotient’s valuation potential as a standalone company; the potential for value creation through Quotient’s unique position in the digital media and promotions industry; and the potential to maximize Quotient stockholder value through a strategic business combination. A variety of potential investors and/or partners, including strategics, financial sponsors and portfolio companies of financial sponsors were identified to the Committee (which we refer to as the “Identified Potential Partners”), and the Committee encouraged management to reach out to such parties to learn more about potential partnership and investment transactions.

On November 15, 2022, Mr. Krepsik, Mr. Khan, representatives of Houlihan Lokey, representatives of Charlesbank and representatives of Neptune met by videoconference to further discuss Neptune and Charlesbank’s interests in a strategic transaction with Quotient.

On November 18, 2022, Mr. Krepsik met by telephone with a representative of a strategic party (which we refer to as “Strategic C”) as part of Quotient’s outreach to Identified Potential Partners.

On November 23, 2022, the representative of Sponsor A, who met with the Quotient employee on October 28, 2022, placed a telephone call to Mr. Krepsik to express Sponsor A’s interest in a strategic combination with Quotient. On the telephone call, the representative of Sponsor A asked Mr. Krepsik to meet with the portfolio company CEO of Sponsor A to further discuss Sponsor A’s interests in the potential transaction.

On November 23, 2022, Mr. Krepsik met in person with a representative of a financial sponsor (which we refer to as “Sponsor B”) as part of Quotient’s outreach to Identified Potential Partners.

On November 28, 2022, a representative of Houlihan Lokey met with a representative of Sponsor A by telephone to discuss Sponsor A’s interest in a potential strategic transaction with Quotient.

Between November 29, 2022 and December 5, 2022, Quotient’s senior management, representatives of Houlihan Lokey and representatives of Charlesbank held three videoconference meetings to discuss the structure of a potential transaction between Quotient and Neptune; cost saving and synergy opportunities presented by the potential transaction; certain financial projections prepared by Quotient’s management during the refinancing process (see discussion of the Lender Model in the section of this proxy statement entitled “— Certain Financial Projections”); and Quotient’s technology infrastructure.

On December 7, 2022, at the direction of Quotient management, a representative of Houlihan Lokey held a telephonic meeting with representatives of Sponsor A to discuss Quotient’s business and a potential opportunity for a strategic transaction. Later that day, Mr. Krepsik and Mr. Khan met with representatives of Sponsor A by videoconference to discuss Sponsor A’s and Quotient’s businesses; the potential areas where Quotient’s business could partner with Sponsor A’s business; and Sponsor A’s interest in a strategic transaction with Quotient.

On December 12, 2022, a representative of Charlesbank placed a telephone call to a representative of Houlihan Lokey and communicated an expression of preliminary interest in pursuing further discussions to combine Quotient with Neptune.

On December 12, 2022, Mr. Khan and representatives of Houlihan Lokey met by videoconference to discuss, among other things, Houlihan Lokey’s preliminary analysis of the financial impact on Quotient resulting from its potential acquisition of Strategic A and the potential synergies that could be achieved as a result of Quotient’s potential acquisition of Strategic A.

Later on December 12, 2022, Quotient’s senior management met with the Committee to provide an update on the potential acquisition of Strategic A; Quotient’s retailer relationships; management’s discussions with third parties (including Strategic C) regarding strategic partnerships and with Sponsor B as part of Quotient’s outreach to Identified Potential Parties; the inbound expressions of interest received from Sponsor A and Neptune to engage in a strategic transaction. In the meeting, the Committee and Mr. Krepsik also agreed to present information about the potential acquisition of Strategic A, the inbound expressions of interest received by Quotient from Sponsor A and the discussions regarding outreach to Identified Potential Partners to the Board of Directors. In particular, members of the Committee intended to highlight for the Board of Directors their concerns regarding the potential acquisition of Strategic A, including Strategic A’s excessive leverage, historical financial performance and unattractive financial prospects. Members of the Committee also reached a consensus to suggest to the Board of Directors that any further outreach to Identified Potential Partners and/or broader market check or similar process be overseen by the Board of Directors rather than the Committee.

On December 15, 2022, the Board of Directors held a telephonic regularly scheduled meeting, which was attended by members of Quotient’s senior management and a representative of Houlihan Lokey. Mr. Krepsik provided the Board of Directors an update on the potential acquisition of Strategic A, including the Committee’s concerns with respect thereto, management’s discussions with third parties (including Strategic C) regarding strategic partnerships and with Sponsor B as part of Quotient’s outreach to Identified Potential Parties and the inbound expressions of interest from Sponsor A and Neptune to engage in a strategic transaction. Mr. Krepsik then led a discussion regarding industry dynamics, market conditions and potential responses to these expressions of interest, as well as the Company’s standalone growth strategy. A representative of Houlihan Lokey also provided Houlihan Lokey’s perspective on the industry, market conditions and Quotient’s business. The representative of Houlihan Lokey also discussed Quotient potentially conducting a market check to assess interest among interested strategic parties and financial sponsors within the digital marketing, advertising technology and software space with respect to a transaction with Quotient. A discussion of various strategic alternatives for Quotient ensued, including members of the Committee providing input on alternatives it had considered, such as potential strategic partnerships with industry players, financial sponsor-led take-private transactions, merger of equals transaction and continuing Quotient’s long-term standalone plan. After this discussion, the Board of Directors expressed its opposition to a potential acquisition of Strategic A and determined to conduct a confidential market check and directed Quotient’s senior management to work with Houlihan Lokey in conducting such a market check. Mr. Oppenheimer abstained, and Mr. Gessow voted against this course of action, based on his stated view that the timing was poor for such a process, based on general market conditions and specific factors related to Quotient. Such factors included Quotient having a relatively new management team that was beginning to implement a new long-term strategic plan in the aftermath of what Mr. Gessow perceived to be value destruction resulting from the proxy fight with Engaged Capital. Mr. Krepsik noted in the meeting that Quotient’s management would continue to keep the entire Board of Directors informed about any further outreach to the Identified Potential Parties and the market check process by providing such updates at the Board of Director’s regularly scheduled quarterly and monthly meetings.

On December 22, 2022 and December 23, 2022, members of Quotient’s senior management and representatives of Houlihan Lokey met by videoconference to discuss their approach to and overall strategy for the market check. In the meeting, they reviewed a list of potential parties (in addition to the Identified Potential Parties) to contact and discussed the approach that Quotient and Houlihan Lokey would take in the outreach. Houlihan Lokey and Mr. Krepsik worked together to develop a list of 19 parties to contact, which included parties they viewed as being a strategic fit with Quotient, as well as the parties who previously contacted Houlihan Lokey and Mr. Krepsik to convey their interest in a potential transaction with Quotient. In the meeting, Quotient’s senior management and representatives of Houlihan Lokey also discussed Quotient’s strategy with respect to Quotient’s further engagement with Strategic A and Sponsors A and B.

Mr. O’Grady resigned from the Board of Directors effective as of December 31, 2022. Mr. O’Grady’s decision to resign was not the result of any disagreement with Quotient on any matter relating to Quotient’s operations, policies or practices. Pursuant to the terms of the 2022 Cooperation Agreement, Engaged Capital had certain replacement rights with respect to this vacancy on the Board of Directors, and on February 22, 2023, Michael Wargotz was appointed as Mr. O’Grady’s replacement.

On January 10, 2023, Mr. Krepsik and Mr. Khan met a representative of a financial sponsor (which we refer to as “Sponsor C”) at the 24th Annual Needham Growth Conference by videoconference. Mr. Krepsik, Mr. Khan and the representative of Sponsor C discussed Quotient’s business and Sponsor C’s interest in the possibility of engaging in a strategic transaction with Quotient. Shortly after, Mr. Krepsik informed representatives of Houlihan Lokey about this conversation with the representative of Sponsor C.

Representatives of Houlihan Lokey began their formal outreach to parties on January 11, 2023. Between January 11, 2023 and January 19, 2023, at the direction of Quotient management, Houlihan Lokey contacted 13 strategic parties and 6 financial sponsors or financial-sponsor controlled portfolio companies.

On January 18, 2023, Mr. Krepsik met a representative of a strategic party (which we refer to as “Strategic B”) in person to discuss Strategic B’s interest in a potential strategic alternative opportunity with Quotient.

On January 23, 2023, Quotient entered into a separate mutual non-disclosure agreement with Neptune that included a customary standstill provision, including a provision that would permit the submission to Quotient of a private proposal with respect to a business combination after the public announcement by Quotient of a proposed change of control transaction. Shortly after, representatives of Neptune shared a due diligence request list with representatives of Houlihan Lokey that included customary financial, tax and legal requests. Representatives of Quotient management gave a management presentation to Neptune and Charlesbank on January 26, 2023 with representatives of Houlihan Lokey in attendance.

Quotient entered into a mutual non-disclosure agreement with a strategic party (which we refer to as “Strategic D”) on January 24, 2023 that included a customary standstill provision, including a provision that would permit the submission to Quotient of a private proposal with respect to a business combination after the public announcement by Quotient of a proposed change of control transaction.

Representatives of Quotient management gave a management presentation to Strategic D on January 25, 2023 with representatives of Houlihan Lokey in attendance.

On January 25, 2023, a representative of Strategic C placed a telephone call to Mr. Krepsik to continue their prior discussion of potential partnership opportunities between Quotient and Strategic C. On the telephone call, the representative of Strategic C also raised its interest in a potential strategic alternative opportunity with Quotient.

Representatives of Quotient management gave a management presentation to a strategic party (which we refer to as “Strategic E”) on January 26, 2023 with representatives of Houlihan Lokey in attendance. Strategic E did not enter into a new non-disclosure agreement with Quotient including a standstill provision, but was subject to a previously agreed mutual non-disclosure agreement in connection with their commercial relationship.

Quotient entered into a mutual non-disclosure agreement with Sponsor A on January 26, 2023 that included a customary standstill provision, including a provision that would permit the submission to Quotient or the Board of Directors of a private proposal with respect to a business combination after the public announcement by Quotient of a proposed change of control transaction.

Representatives of Quotient management gave a management presentation to Sponsor A on January 27, 2023 with representatives of Houlihan Lokey in attendance.

On January 31, 2023, Quotient began uploading due diligence materials to the confidential data room hosted by Intralinks (which we refer to as the “Data Room”). The interested parties, including Neptune and Charlesbank, began receiving access to the Data Room shortly thereafter.

Quotient entered into a mutual non-disclosure agreement with a portfolio company of a financial sponsor (which we refer to as “Sponsor D”) on January 31, 2023 that included a customary standstill provision, including a provision that would permit the submission to Quotient of a private proposal with respect to a business combination after the public announcement by Quotient of a proposed change of control transaction.

Representatives of Quotient management gave a management presentation to Sponsor D on February 1, 2023 with representatives of Houlihan Lokey in attendance.

Quotient entered into a mutual non-disclosure agreement with a financial sponsor (which we refer to as “Sponsor K”) on February 1, 2023 that included a customary standstill provision, including a provision that would permit the submission to Quotient of a private proposal with respect to a business combination after the public announcement by Quotient of a proposed change of control transaction. Sponsor K declined to participate in a management presentation.

Beginning on February 7, 2023, as had been communicated to interested parties by Houlihan Lokey, Quotient made certain additional due diligence materials available in the Data Room to the parties who submitted non-binding indications of interest with respect to a potential acquisition of Quotient. However, only Neptune and Charlesbank had submitted such a non-binding indication of interest and was continuing to pursue such interest at this time.

From February 7, 2023 through June 20, 2023, Neptune and Charlesbank, with the assistance of its advisors, conducted due diligence on Quotient, including through the additional materials made available in the Data Room and telephone and videoconference calls with members of Quotient’s management.

On February 8, 2023 representatives of Strategic E indicated to representatives of Houlihan Lokey that they would not be moving forward in the process, citing lack of internal traction on the opportunity.

Quotient entered into a mutual non-disclosure agreement with Sponsor C on February 8, 2023 that included a customary standstill provision, including a provision that would permit the submission to Quotient or the Board of Directors of a private proposal with respect to a business combination after the public announcement by Quotient of a proposed change of control transaction.

On February 9, 2023, the Board of Directors held a special meeting by videoconference that was attended by members of Quotient’s senior management, representatives of Houlihan Lokey and representatives of Quotient’s external transaction counsel, Paul Hastings LLP (which we refer to as “Paul Hastings”). A representative of Paul Hastings explained that the purpose of the meeting was to provide an update on the market check process and to review the financial projections prepared by Quotient’s management for the purpose of authorizing Quotient management and Houlihan Lokey to provide them to interested parties in the next phase of the market check process if the Board of Directors decided to continue with the market check. The representative of Paul Hastings outlined to the Board of Directors its fiduciary duties as they applied to the market check process.

Representatives of Houlihan Lokey then provided an update on the market check process. The representatives of Houlihan Lokey identified the parties that had been contacted and described the status of their discussions with such parties. In addition, the representatives of Houlihan Lokey discussed the materials that Quotient management and Houlihan Lokey were proposing to provide to the interested parties as a part of the next phase of the market check should the Board of Directors choose to move forward, as well as the proposed timeline for requesting non-binding indications of interest with respect to potential strategic business combinations in such next phase. Representatives of Paul Hastings discussed the confidentiality agreements being required of process participants, including a standstill provision (which, in each case, permitted counter-parties to submit a confidential proposal with respect to a business combination transaction after any public announcement by Quotient of a change of control transaction). Mr. Khan then discussed the financial projections proposed to be provided to interested parties in connection with the market check (which we refer to as the “Quotient Forecasts”). Following this discussion and a discussion among the Board of Directors, Quotient management and representatives of Paul Hastings, the Board of Directors determined to advance to the next phase of the market check process, including providing the Quotient Forecasts to interested parties that had signed a confidentiality agreement in the form discussed. Mr. Gessow was opposed to this determination, based on his previously expressed concerns regarding the timing of such a process.

On February 13, 2023 representatives of Sponsor K indicated to representatives of Houlihan Lokey that they would not be moving forward in the process, citing limited bandwidth.

Representatives of Quotient management gave a management presentation to Sponsor C on February 14, 2023 with representatives of Houlihan Lokey in attendance.

Quotient entered into a mutual non-disclosure agreement with a financial sponsor (which we refer to as “Sponsor E”) on February 14, 2023 that included a customary standstill provision, including a provision that would permit the submission to Quotient of a private proposal with respect to a business combination after the public announcement by Quotient of a proposed change of control transaction. Representatives of Quotient management gave a management presentation to Sponsor E on February 14, 2023 with representatives of Houlihan Lokey in attendance.

On February 15, 2023, at the direction of Quotient management, Houlihan Lokey distributed a process letter to 7 interested parties. The process letter instructed the parties to submit a non-binding indication with respect to a potential acquisition of Quotient by March 3, 2023.

On February 21, 2023, Mr. Kahn met with representatives of Neptune and Charlesbank by videoconference to respond to follow-up questions regarding Quotient’s financial model.

On February 22, 2023, the Board of Directors held a regularly scheduled meeting in person and by videoconference that was attended by members of Quotient’s senior management and, for different portions of the meeting, representatives of Sidley Austin and Paul Hastings. During the first portion of the meeting (attended by representatives of Sidley Austin), the Board of Directors conducted ordinary business including appointing Mr. Wargotz to the Board of Directors, the Nominating & Corporate Governance Committee and the Committee; appointed Mr. Reece to replace Mr. Gessow as the Chair of the Compensation Committee; and appointed Mr. Khan as Chief Operating Officer. During the second portion of the meeting (attended by representatives of Paul Hastings), a discussion ensued regarding the ongoing market check process. Mr. Gessow reiterated his opposition to this process, based on his previously expressed concerns regarding the timing of such a process. A representative of Paul Hastings discussed the fiduciary duties of board members in connection with the market check process. The Board of the Directors determined to continue the market check process.

Quotient entered into a mutual non-disclosure agreement with a strategic party (which we refer to as “Strategic F”) on February 25, 2023 that included a customary standstill provision, including a provision that would permit the submission to Quotient of a private proposal with respect to a business combination after the public announcement by Quotient of a proposed change of control transaction.

On February 23, 2023 representatives of Sponsor C indicated to representatives of Houlihan Lokey that they would not be moving forward in the process, citing Quotient’s size as below their typical investment mandate.

On February 27, 2023, Mr. Krepsik and Mr. Khan had a call with representatives of Sponsor D with respect to follow-up business and finance due diligence questions.

On February 28, 2023, Quotient announced earnings for its fourth quarter and provided guidance for its first quarter and full year 2023. Quotient’s stock closed at $3.78 prior to the announcement of earnings on February 28, 2023 and at $3.34 on March 1, 2023, a 12% decline. One week later on March 7, 2023, the stock closed at $3.62, a 4% decline from prior to earnings.

On March 1, 2023, Glenn Welling, founder and Chief Investment Officer of Engaged Capital, LLC, sent a private letter to the Board of Directors of Quotient indicating, among other things, that Engaged Capital intended to nominate directors for every available seat on the Board of Directors (i.e., 7 of the 10 seats) at Quotient’s 2023 Annual Meeting (which we refer to as the “2023 Annual Meeting”).

On March 1, 2023, representatives of Sponsor D indicated to representatives of Houlihan Lokey that they would not be moving forward in the process, citing execution risk in Quotient’s business plan.

Representatives of Quotient management gave a management presentation to Strategic F on March 2, 2023 with representatives of Houlihan Lokey in attendance.

On March 2, 2023, Mr. Krepsik and Mr. Khan had a call with representatives of Strategic D with respect to follow-up business and finance due diligence questions.

On March 3, 2023, representatives of Houlihan Lokey received non-binding indications of interest from two parties: Neptune and Charlesbank and Sponsor E. The Neptune and Charlesbank nonbinding indication of interest was for Neptune to acquire Quotient for a price between $4.50 to $5.50 per share, subject to its completion of customary due diligence. Neptune and Charlesbank noted in its proposal that it would require 30 days to complete the remainder of its diligence. The nonbinding indication of interest by Sponsor E was to acquire Quotient for $4.50 per share, subject to its completion of customary due diligence and its receipt of the remaining internal approvals required for Sponsor E to engage in the transaction. Sponsor E noted in its proposal that it would require 4 to 5 weeks to complete the remainder of its diligence.

On March 3, 2023, representatives of Strategic D indicated to representatives of Houlihan Lokey that they would not be moving forward in the process, citing Quotient’s revenue trends.

On March 7, 2023, Reuters published an article stating that Quotient was exploring a potential sale of the company with the assistance of Houlihan Lokey. After the publication of the Reuters article, 7 interested parties (Strategic A, another strategic party (which we refer to as “Strategic G”) and 5 financial sponsors or financial sponsor-controlled portfolio companies (which we refer to as “Sponsor F,” “Sponsor G,” “Sponsor H,” “Sponsor I” and “Sponsor J”) contacted representatives of Houlihan Lokey on March 7, 2023 and March 8, 2023 (or March 22, 2023 in the case of Sponsor J) on an unsolicited basis to express their interest in pursuing a potential acquisition of Quotient. At the direction of Quotient management, representatives of Houlihan Lokey informed each of these parties that they would share this information with Quotient and help schedule introductory meetings if Quotient expressed interest in doing so.

On March 10, 2023, Mr. Krepsik and Mr. Khan had a call with representatives of Strategic F with respect to follow-up business and finance due diligence questions.

On March 16, 2023, the Board of Directors held a meeting by videoconference that was attended by members of Quotient’s senior management, representatives of Houlihan Lokey (for a portion of the meeting) and representatives of Paul Hastings. A representative of Paul Hastings explained that the purpose of the meeting was to provide an update on the market check process and to discuss the 2023 Annual Meeting, including the indication from Engaged Capital of its intention to nominate directors for all available seats on the Board of Directors). A representative of Houlihan Lokey described the unsolicited expressions of interest received following the Reuters article. A representative of Paul Hastings then described the material terms in the proposals submitted by Neptune and Charlesbank and Sponsor E, including the price per share that each party was prepared to pay to acquire Quotient. Quotient’s management then led a discussion on Quotient’s standalone plan and their view of the valuation implications thereof. Following this discussion, the representatives of Houlihan Lokey left the meeting, and a further discussion ensued among the Board of Directors, members of senior management and Paul Hastings, after which the Board of Directors determined to continue a confidential exploration of strategic alternatives that included participation by the parties that contacted Houlihan Lokey as a result of the Reuters article. Mr. Gessow was opposed to this determination based on his previously expressed concerns regarding the timing of such a process. A discussion then ensued regarding the potential nomination of directors by Engaged Capital, as well as the sense of Quotient management and the Board of Directors, based on conversations with certain large stockholders, that stockholder sentiment was in favor of Quotient having a smaller Board of Directors. The Board of Directors determined to delegate to its Nomination and Governance Committee the authority to work with Quotient management and Paul Hastings to approach Engaged Capital on a potential settlement to avoid a costly and distracting proxy fight and discuss extending the nomination window for the 2023 Annual Meeting to allow additional time to negotiate a settlement with Engaged Capital.

Representatives of Charlesbank and Neptune met with Quotient’s senior executives in person on March 21, 2023 and March 22, 2023 in Salt Lake City, Utah. During the March 22, 2023 meeting, Quotient’s senior management discussed, among other things, Quotient’s updated financial presentation and the potential synergies arising from a combination of the businesses of Quotient and Neptune.

On March 23, 2023, the Board of Directors approved a one-time waiver and change to the window for Quotient stockholders to provide timely advance notice of any director nominations under Quotient’s bylaws in connection with the 2023 Annual Meeting (which we refer to as the “2023 Nomination Window”), extending such window until 5:00 p.m. Mountain Time on May 12, 2023.

On March 23, 2023, representatives of Strategic F indicated to representatives of Houlihan Lokey that they would not be moving forward in the process at this time, citing limited bandwidth, but remained interested in pursuing the opportunity in 6 to 12 months.

On March 29, 2023, a representative of Strategic A placed a telephone call to Mr. Krepsik to reaffirm his enthusiasm for a strategic combination of Quotient and Strategic A. On the call, the representative advocated for the transaction in light of certain recent events related to Strategic A’s business and financial activity.

Quotient entered into a mutual non-disclosure agreements with Sponsor F on March 23, 2023 and March 29, 2023. Each of the mutual non-disclosure agreements included a customary standstill provision, including a provision that would permit the submission to Quotient or the Board of Directors of a private proposal with respect to a business combination after the public announcement by Quotient of a proposed change of control transaction.

Quotient entered into a mutual non-disclosure agreement with Sponsor H on March 28, 2023 that included a customary standstill provision, including a provision that would permit the submission to Quotient of a private proposal with respect to a business combination after the public announcement by Quotient of a proposed change of control transaction.

Quotient entered into a mutual non-disclosure agreement with Sponsor J on March 28, 2023 that included a customary standstill provision, including a provision that would permit the submission to Quotient of a private proposal with respect to a business combination after the public announcement by Quotient of a proposed change of control transaction.

Representatives of Quotient management gave a management presentation to Sponsor F on March 29, 2023 with representatives of Houlihan Lokey in attendance.

Representatives of Quotient management gave a management presentation to Sponsor H on March 30, 2023 with representatives of Houlihan Lokey in attendance.

Representatives of Quotient management gave a management presentation to Sponsor J on March 31, 2023 with representatives of Houlihan Lokey in attendance.

On April 3, 2023, representatives of Sponsor J indicated to representatives of Houlihan Lokey that they would not be moving forward in the process, citing media industry headwinds.

On April 5, 2023, at the direction of Quotient management, Houlihan Lokey distributed a process letter to Neptune and Charlesbank. The process letter provided instructions for submitting a binding proposal by April 14, 2023 and to specify in the proposal, among other things, the proposed purchase price, the proposed transaction structure and proposed sources of financing for the transaction. The process letter also provided instructions to submit proposed revisions to the draft Agreement and Plan of Merger prepared by Paul Hastings (which we refer to as the “draft merger agreement”) made available in the electronic data room maintained by Quotient.

On April 6, 2023, representatives of Sponsor H indicated to representatives of Houlihan Lokey that they would not be moving forward in the process, citing lack of revenue synergies.

On April 10, 2023, representatives of Paul Hastings and Paul, Weiss, Rifkind, Wharton & Garrison, LLP, counsel to Neptune and Charlesbank (which we refer to as “Paul Weiss”) met by videoconference to discuss the draft merger agreement. During this meeting, the primary issued raised by representatives of Paul Weiss was Neptune’s requirement that a voting agreement be entered into by Engaged Capital concurrently with the signing of the Merger Agreement.

On April 11, 2023, members of Quotient’s senior management and representatives of Charlesbank, Neptune and Houlihan Lokey met in person to have a discussion on Quotient’s business model and the strategic fit between Quotient and Neptune.

On April 12, 2023, Mr. Khan, representatives of Charlesbank and representatives of Charlesbank’s financial advisor, PricewaterhouseCoopers LLP, met by videoconference to discuss to Charlesbank’s financial due diligence questions.

Quotient entered into a mutual non-disclosure agreement with Strategic B on April 12, 2023 that included a customary standstill provision, including a provision that would permit the submission to Quotient of a private proposal with respect to a business combination after the public announcement by Quotient of a proposed change of control transaction. Representatives of Quotient management gave a management presentation to Strategic B on April 12, 2023 with representatives of Houlihan Lokey in attendance.

On April 14, 2023, at the direction of Quotient management, representatives of Houlihan Lokey and Charlesbank spoke by telephone. On the call, Charlesbank indicated they would require additional time to submit a proposal.

Between April 14, 2023 and April 16, 2023, Mr. Krepsik made several calls to each member of the Board of Directors to provide updates on the March 3 offer communicated by Charlesbank to acquire Quotient and the meetings held between Quotient and representatives of Neptune and Charlesbank.

Quotient entered into a mutual non-disclosure agreement with a strategic party (which we refer to as “Strategic H”) on April 17, 2023 that included a customary standstill provision, including a provision that would permit the submission to Quotient of a private proposal with respect to a business combination after the public announcement by Quotient of a proposed change of control transaction.

On April 18, 2023, representatives of Sponsor F indicated to representatives of Houlihan Lokey that they would not be moving forward in the process given Quotient’s profitability at the current time, but remained interested in transacting later in the year once Quotient was projected to generate earnings.

On April 21, 2023, the Board of Directors held a meeting by videoconference that was attended by members of Quotient’s senior management and representatives of Sidley Austin and Paul Hastings for different portions of the meeting. During the first portion of the meeting (attended by representatives of Sidley Austin), the Board of Directors approved an amendment to Quotient’s Annual Report on Form 10-K and an irrevocable commitment to not hold the 2023 Annual Meeting prior to July 31, 2023 and to not publicly announce the date for the 2023 Annual Meeting prior to May 10, 2023. During the second portion of the meeting (attended by representatives of Paul Hastings), a representative of Paul Hastings explained that the purpose of the meeting was to provide an update on the confidential exploration of strategic alternatives process and the status of discussions with Engaged Capital regarding its potential proxy fight. With respect to the former, Mr. Krepsik lead a discussion about the fact that (a) a proposal was expected from Neptune and Charlesbank the following week, (b) the proposal from Sponsor E had been withdrawn; and (c) Strategic B and Sponsor F were the only other parties continuing to work on a potential proposal but neither party was expected to be in a position to submit an actionable proposal in the foreseeable future. With respect to discussions with Engaged Capital, Mr. Krepsik and representatives of Paul Hastings indicated that constructive dialogue was proceeding on the basis of reducing the size of the Board of Directors from 10 to 7, with further details to be developed over the following week.

On April 21, 2023, Quotient announced that the Board of Directors had irrevocably committed to hold the 2023 Annual Meeting no earlier than July 31, 2023 and to publicly announce the date of the 2023 Annual Meeting no earlier than May 2, 2023. As a result, the 2023 Nomination Window would close no earlier than May 12, 2023, and the deadline to provide any notice required by Rule 14a-19(b) under the Securities Exchange Act of 1934 would occur no earlier than June 1, 2023.

Representatives of Quotient management gave a management presentation to Strategic H on April 25, 2023 with representatives of Houlihan Lokey in attendance.

On April 26, 2023, representatives of Quotient senior management and Houlihan Lokey had a follow-up call with representatives of Strategic B related to financial and business due diligence questions.

On April 28, 2023, representatives of Houlihan Lokey received a proposal from Neptune and Charlesbank. The other interested parties, excluding Strategic B and Strategic H, communicated to representatives of Houlihan Lokey that they were declining to submit a Proposal at this time.

Neptune and Charlesbank’s proposal contained a nonbinding indication of interest for Neptune to acquire all of the outstanding shares of Quotient common stock for an enterprise value of $400 million in cash plus potential additional value pursuant to a so-called contingent value right, with a cap of $200 million (such value to only be delivered to the extent a later liquidity event with respect to the combined Neptune and Quotient business resulted in a significant return on Charlesbank’s combined investment in Neptune and Quotient from a marked to market baseline at closing of the potential Quotient transaction). The proposal did not specify the price per share that the proposed $400 million enterprise value represented. The proposal noted, among other things, that Neptune and Charlesbank planned to finance the transaction through a mix of debt and equity financing. The proposal also included Neptune and Charlesbank’s revisions to the draft merger agreement and their drafts of the Equity Commitment Letter, Limited Guaranty and Voting Agreement. The revisions to the draft merger agreement did not include any terms or provisions related to the contingent value right. Neptune and Charlesbank noted in the proposal that they were prepared to finalize the transaction by May 12, 2023 and requested that Quotient promptly cease any discussions or negotiations with any other interested party until May 12, 2023, with such deadline automatically extending for seven days if the parties continued to move forward with the transaction in good faith.

On April 29, 2023, a representative of Paul Hastings delivered to counsel for Engaged Capital a document describing a proposed framework for further settlement discussions between Quotient and Engaged Capital. Discussions continued between Quotient, Engaged Capital and their respective counsel with respect to such framework through May 5, 2023, on which date a representative of Paul Hastings delivered to counsel for Engaged Capital a draft cooperation agreement (which we refer to as the “2023 Cooperation Agreement”). After this date, negotiations continued between Quotient, Engaged Capital and their respective counsel until the 2023 Cooperation Agreement’s execution on June 5, 2023. During the course of these negotiations, material areas of discussion and negotiation included the size of the Board of Directors, the identity of potential new nominees to the Board of Directors and departing directors from the Board of Directors, the degree to which Engaged Capital would have replacement rights with respect to certain members of the Board of Directors and the duration of the standstill provision to be applicable to Engaged Capital.

On April 30, 2023, representatives of Paul Hastings and Paul Weiss had a teleconference in which they discussed various clarification questions with respect to Neptune and Charlesbank’s April 28 proposal, particularly with respect to the contingent value right. Further discussions ensued among representatives of Quotient, Houlihan Lokey, Paul Hastings, Charlesbank and Paul Weiss. The overall result of such discussions was agreement among the parties that the April 28 proposal had implementation issues that did not make it actionable, and that Neptune and Charlesbank would continue working towards putting forward an actionable proposal based on all-cash consideration.

On May 1, 2023, the Nomination and Governance Committee of the Board of Directors held a regularly scheduled meeting in person and by videoconference that was attended by members of Quotient’s senior management and representatives of Sidley Austin and Paul Hastings for different portions of the meeting. The first portion of the meeting (attended by representatives of Sidley Austin) focused on ordinary business. The second portion of the meeting (attended by representatives of Paul Hastings) began with a discussion of a potential 2023 Annual Meeting timeline. Following this discussion, Mr. Krepsik outlined the status of settlement framework discussions with Engaged Capital, which were also informed by conversations he had had with certain other large stockholders of Quotient. The consensus view of these various constituencies was to decrease the size of the Board of Directors from 10 to 7 and to generally refresh the membership of the Board of Directors through a configuration of (i) 3 relatively shorter-tenured continuing directors not previously designated by Engaged Capital, (ii) Mr. Reece and Mr. Wargotz and (iii) 2 new members mutually agreed upon by Quotient and Engaged Capital. A discussion of the Nomination and Governance Committee then ensued, which focused on key characteristics to inform a decision (a) as to which directors to continue and (b) with respect to potential new members, including diversity, cybersecurity expertise, governance experience, financial literacy and the other characteristics highlighted in Quotient’s director skills matrix. The sense of the Nomination and Governance Committee was to recommend to the Board of Directors that negotiations along these lines continue with Engaged Capital.

On May 1, 2023, the Board of Directors held a regularly scheduled meeting in person and by videoconference that was attended by members of Quotient’s senior management, representatives of Houlihan Lokey, representatives of Sidley Austin and, for a portion of the meeting, representatives Paul Hastings. During the first portion of the meeting, ordinary business was conducted. During the second portion of the meeting (attended by representatives of Paul Hastings), the 2023 Annual Meeting timeline and the ongoing settlement discussions with Engaged Capital were discussed. Mr. Krepsik and members of the Nomination and Governance Committee described the framework that had been discussed at the meeting of the Nomination and Governance Committee earlier that day and proposed next steps in the discussions with Engaged Capital. The Board of Directors approved proceeding with this recommendation (with Mr. Gessow abstaining). Mr. Krepsik then led a brief update discussion of the confidential strategic alternatives process. He shared that Neptune and Charlesbank were closest to having an actionable proposal that could be discussed with the Board of Directors and that two other parties (Strategic B and Strategic H) were continuing to work (and emphasized that both were bound by confidentiality agreements with the form of standstill provision that all interested parties had agreed to). Mr. Gessow again objected to continuing this process. In his objection, in addition to his previously expressed concerns regarding the timing of the process, he also focused on the degree to which Quotient’s current market value did not recognize the value of Quotient’s data-related assets in light of the value currently being attributed to artificial intelligence (which we refer to as “AI”) companies. The decision of the Board of Directors was to continue the confidential strategic alternatives process.

On May 3, 2023, Mr. Krepsik, representatives of Houlihan Lokey and a representative of Charlesbank met by videoconference to discuss Quotient’s latest financial statements and business results.

On May 4, 2023, representatives of Quotient senior management and Houlihan Lokey had a follow-up call with representatives of Strategic B related to financial due diligence questions.

On May 9, 2023, Quotient announced earnings for its 2023 first quarter and guidance for the full year 2023. Quotient’s stock closed at $2.90 prior to the announcement of earnings on May 9, 2023 and at $2.99 on May 10, 2023, a 3% increase. On May 16, 2023, the stock closed at $2.50, a 14% decline from prior to earnings.

On May 9, 2023, Charlesbank reached out to representatives of Houlihan Lokey by telephone to share a revised proposal to acquire all of the outstanding shares of Quotient common stock for an enterprise value of $400 million in cash. Representatives of Houlihan Lokey informed Charlesbank that they would share this information with Quotient’s management team and promptly informed Mr. Krepsik of the conversation. After discussing with Mr. Krepsik, at the direction of Quotient management, Houlihan Lokey held a follow-up telephone discussion with Charlesbank to request that they provide an offer expressed on a per-share basis.

On May 11, 2023, representatives of Houlihan Lokey, together with Mr. Reece, reached out to representatives of Charlesbank by telephone in order to reiterate the request that Charlesbank provide an offer expressed on a per-share basis as well as to urge Charlesbank to increase the amount of such offer relative to the per-share price implied by their $400 million enterprise value revised proposal.

On May 13, 2023, Neptune and Charlesbank emailed Houlihan Lokey to submit a revised proposal to acquire all of the outstanding shares of Quotient at a value of $3.70 per share in cash and would otherwise be on the terms conveyed by the draft transaction agreements submitted with their April 28 proposal. The revised proposal also noted, among other things, that Neptune and Charlesbank would be able to complete the remainder of its confirmatory diligence by May 26, 2023 assuming full access to information and Quotient management. The revised proposal included a request that Quotient promptly cease any discussions or negotiations with any other interested party and not solicit, accept, negotiate or pursue any offers relating to an acquisition of Quotient until May 26, 2023, with such deadline automatically extending for seven day periods if the parties continued to move forward with the transaction in good faith. Houlihan Lokey informed Charlesbank that they would share this information with Quotient’s management team, and promptly shared the proposal with Quotient’s management team. After discussing with Mr. Krepsik, at the direction of Quotient management, Houlihan Lokey held a follow-up telephone discussion with Charlesbank to request that they provide a revised offer.

On May 16, 2023, Quotient and Houlihan Lokey executed an engagement letter pursuant to which the Company engaged Houlihan Lokey as its exclusive financial advisor with respect to a potential change of control transaction, and Houlihan Lokey submitted a relationship disclosure letter.

On May 17, 2023, Neptune and Charlesbank emailed representatives of Houlihan Lokey to submit a revised proposal. The revised proposal contained an offer to acquire all of the outstanding shares of Quotient at a value of $4.00 per share in cash and noted that this price represented Neptune and Charlesbank’s best and final offer. The revised proposal included an exclusivity agreement as an attachment that required Quotient to promptly cease any discussions or negotiations with any other interested party and not solicit, accept, negotiate or pursue any offers relating to an acquisition of Quotient until 14 days of signing such exclusivity agreement, with such deadline automatically extending for seven days if the parties continued to move forward with the transaction in good faith. The revised proposal confirmed that beyond these changes to price and exclusivity, the terms of the previous revised proposal delivered on May 13, 2023 remained the same. Representatives of Houlihan Lokey informed representatives of Charlesbank that they would share this information with Quotient’s senior management and Board of Directors and promptly shared the proposal with Quotient senior management.

On May 18, 2023, Mr. Krepsik made separate calls to several members of the Board of Directors to provide updates on (a) the status of his discussions with Engaged Capital regarding the potential settlement; (b) the current status of negotiations with Neptune and Charlesbank; and (c) the current status of the other active parties in the confidential strategic alternatives process.

On May 20, 2023, the Board of Directors held a meeting by videoconference that was attended by members of Quotient’s senior management, representatives of Houlihan Lokey (for a portion of the meeting) and representatives of Paul Hastings. During the meeting, representatives of Houlihan Lokey provided an update on the overall status of the confidential strategic alternatives process. The representatives of Houlihan Lokey explained to the Board of Directors that of the original 26 parties that were considering the transaction, (a) only Neptune and Charlesbank submitted an actionable proposal to acquire Quotient and (b) two other parties, Strategic B and Strategic H, continued to review the opportunity but were much farther behind in the process. The representatives of Houlihan Lokey discussed their preliminary financial analysis of Quotient and the Neptune and Charlesbank proposal. A representative of Paul Hastings discussed the request from Neptune for two weeks of exclusivity. Members of the Board of Directors provided their perspective and asked questions of the Houlihan Lokey representatives, after which the Houlihan Lokey representatives left the meeting to enable an executive session. A representative of Paul Hastings then discussed the Board of Directors’ fiduciary duties in this context. Mr. Gessow reiterated his previously expressed concerns as to the timing of the process, both generally and specifically as it related to the early stage of the Company’s new strategic plan, and his view regarding the value of Quotient’s data assets in light of valuations for AI-based companies. The rest of the members of the Board of Directors supported continuing the confidential strategic alternatives process, but not on the exclusive basis requested by Neptune and Charlesbank. On that basis, the Board of Directors instructed Quotient’s management and its advisors to continue negotiating the transaction documents and provide an update on such negotiations at the next meeting, but to specifically inform Neptune that no exclusivity would be granted.

Following the May 20, 2023 meeting, Quotient management and representatives of Houlihan Lokey had three additional meetings with representatives of Neptune and Charlesbank and its advisors between May 25, 2023 and June 6, 2023 to discuss potential synergies between the Neptune and Quotient businesses; matters related to Quotient’s employees and human resource processes; and other financial and business topics.

On May 23, 2023, Mr. Krepsik met with representatives of Strategic B by videoconference to discuss the strategic fit of Quotient and Strategic B and Strategic B’s interest in continuing to work on a potential transaction with Quotient.

On May 23, 2023, Paul Hastings delivered to Paul Weiss revised drafts of the Merger Agreement (other than their revisions to the company representations and warranties and forbearance covenants, which were delivered separately), Equity Commitment Letter, Limited Guaranty and Voting Agreement. Between May 23, 2023 and June 20, 2023, the parties’ respective management teams and legal and financial advisors engaged in extensive negotiations regarding the terms of the proposed merger agreement and other transaction documentation. During the course of these negotiations, material areas of discussion and negotiation between the parties included, among other things, the size of Charlesbank’s equity commitment pursuant to the terms of the Equity Commitment Letter; the terms of the Financing; the size and triggers of the Parent Termination Fee and Company Termination Fee; Quotient’s obligations with respect to the operation of its business during the period between the signing of the Merger Agreement and the consummation of the Merger; the scope of the restrictions applicable to actions taken by Quotient during the period between the signing of the Merger Agreement and the consummation of the Merger; the degree of efforts Neptune would commit to with respect to obtaining regulatory approvals; the termination provisions; the representations and warranties to be made by the parties; and the provisions regarding Quotient’s equity awards, employee benefit plans, retention, severance and other compensation matters.

On May 25, 2023, Mr. Krepsik met with representatives of Sponsor F by videoconference to discuss a potential strategic partnership and Sponsor F’s interest in continuing to work on a potential transaction with Quotient.

On May 30, 2023, Quotient announced that it would hold the 2023 Annual Meeting on August 3, 2023. As a result, the 2023 Nomination Window would close on June 9, 2023, and the deadline to provide any notice required by Rule 14a-19(b) under the Securities Exchange Act of 1934 would also occur on June 9, 2023.

On June 2, 2023, Mr. Boal emailed Connie Chen, the General Counsel, Chief Compliance Officer and Secretary of Quotient, to the effect that he intended to nominate a slate of directors for the 2023 Annual Meeting but that he himself would not be a nominee.

On June 2, 2023, the Board of Directors held a meeting by videoconference that was attended by members of Quotient’s senior management and representatives of Paul Hastings. A representative of Paul Hastings indicated that the purpose of the meeting was to discuss (a) the negotiated form of Cooperation Agreement with Engaged Capital (and the message received from Mr. Boal very shortly before the meeting), (b) an update from Quotient’s management team regarding performance to date against Quotient’s annual operating plan and three-year strategic plan and (c) a brief update regarding the confidential strategic alternatives process. A representative of Paul Hastings led the detailed discussion of the proposed Cooperation Agreement and associated board resolutions. A discussion ensued, including questions related to the interplay of the proposed Cooperation Agreement with Engaged Capital in the event that Mr. Boal proceeded with his stated intention of nominating a slate of directors. The Board of Directors then approved the Cooperation Agreement and related matters, with Mr. Gessow voting against and Mr. Oppenheimer abstaining. Mr. Khan then led the discussion of Quotient’s financial performance to date relative to the annual operating plan and three-year strategic plan. Mr. Khan noted that although Quotient was tracking to the plan to date, it was also the case that the plan was rear-loaded and execution risk related to new growth initiatives remained given their most significant effect on the plan would not be seen until later in the three-year period. In addition, Mr. Khan discussed the fact that Quotient was not forecasted to generate meaningful positive cash flow until 2024 and 2025, with 2023 being a critical investment year during which cash was forecasted to reach a low point. Mr. Krepsik and a representative of Paul Hastings then led a discussion with respect to the confidential strategic alternatives process. With respect to Neptune and Charlesbank, Mr. Krepsik noted that progress had been made on the transaction documents, but that there were still questions about the proposed debt and equity financing package contemplated by Neptune and Charlesbank. Mr. Krepsik also confirmed that there had been no discussions with respect to potential post-closing roles at Neptune for Quotient’s senior management team. In addition, Mr. Krepsik mentioned that Strategic H continued to work, but had not yet provided an actionable proposal.

On June 5, 2023, Quotient announced that Quotient had entered into the 2023 Cooperation Agreement with Engaged Capital, pursuant to which, among other things:

•	Quotient would hold the 2023 Annual Meeting no later than August 3, 2023;

•	The size of the Board of Directors would be reduced from 10 to 7 as of the 2023 Annual Meeting;

•

Quotient’s 6 nominees for election at the 2023 Annual Meeting would be (a) incumbent directors Joseph Reece, Michael Wargotz, Robert McDonald and Mr. Krepsik and (b) 2 new mutually agreed nominees, Tracey Figurelli and Kate Vanek (and incumbent director Kim Anstett would continue in her current term, which extends through the 2024 Annual Meeting);

•	Incumbent directors Eric Higgs and Mrs. Hawkins agreed to resign as of the 2023 Annual Meeting;

•	Incumbent directors Mr. Oppenheimer, Mr. Gessow and Lorraine Hariton would not be nominated by Quotient for re-election; and

•	Engaged Capital agreed to customary standstill and voting agreements, and Quotient and Engaged Capital agreed to customary non-disparagement and covenants not to sue.

On June 6, 2023, various business unit heads of Quotient, Mr. Krepsik, Mr. Khan and representatives of Houlihan Lokey met with representatives of Neptune and Charlesbank to discuss recent performance with respect to each of Quotient’s business lines (Promotions, Retail Media, Digital-Out-of-Home, Direct-to-Consumer) as well as the strategic initiatives supporting each business line.

On June 13, 2023, representatives of Strategic H met by videoconference with representatives of Quotient’s senior management and representatives of Houlihan Lokey to discuss Strategic H’s follow-up financial and business diligence questions.

On June 15, 2023, the Board of Directors held a meeting by videoconference that was attended by members of Quotient’s senior management, representatives of Houlihan Lokey and representatives of Paul Hastings. A representative of Paul Hastings explained that the purpose of the meeting was to discuss the status of the proposed transaction with Neptune and Charlesbank; review the near-final drafts of the Merger Agreement and other transaction documents; and receive an update from Houlihan Lokey on its financial analysis of the proposed transaction. A representative of Paul Hastings provided an overview of the Board of Directors’ fiduciary duties under Delaware law in the context of the consideration of a proposal to acquire Quotient. Representatives of Paul Hastings then described the material aspects and terms of the proposed transaction and transaction documents and provided a high-level timeline for the closing of the proposed transaction. In particular, a representative of Paul Hastings noted that Neptune had provided a proposed debt commitment letter with satisfactory funding conditions (although questions remained about the interplay of the amount of committed debt financing and the amount of equity financing Charlesbank was willing to provide). The other principal non-price issue that was highlighted was the need to reach out to Engaged Capital at the appropriate time to make them aware of the potential transaction (utilizing an appropriate “wall-crossing” methodology) and to negotiate the form of voting agreement it would be willing to sign. Representatives of Houlihan Lokey reviewed with the Board of Directors Houlihan Lokey’s preliminary financial analysis of Quotient and the Proposal delivered by Neptune and Charlesbank on May 20, 2023. Mr. Krepsik then led a discussion of whether and how to proceed with the Neptune and Charlesbank proposal now that a near-final set of transaction documents had been negotiated. After discussion, the sense of the Board of Directors (with the exception of Mr. Gessow) was that (a) Mr. Krepsik should first go directly to representatives of Charlesbank to request an increase in the transaction price and an increase in the amount of their equity commitment to ensure that Neptune would have sufficient financing to complete the transaction regardless of variations in Neptune or Quotient cash and thereafter and (b) Paul Hastings would reach out to counsel to Engaged Capital to make it aware of the potential transaction and to negotiate a form of voting agreement acceptable to Neptune and Charlesbank and Engaged Capital.

Later on June 15, 2023, Mr. Krepsik called a representative of Charlesbank to discuss the items that had been discussed with the Board of Directors.

On June 16, 2023, representatives of Charlesbank provided their final feedback on the items under discussion. The representatives of Charlesbank reiterated that the $4.00 per share price had been their best and final offer, but they agreed to provide a greater equity commitment to eliminate any funding risk related to Neptune or Quotient depletion of cash. A representative of Paul Hastings then contacted counsel to Engaged Capital to (a) first confirm that Engaged Capital agreed to appropriate “wall-crossing” terms and (b) then to discuss the potential transaction with Neptune and Charlesbank and provide the proposed form of voting agreement that Neptune and Charlesbank required from Engaged Capital as a condition to signing the Merger Agreement.

Later on June 16, 2023, Mr. Krepsik made a telephone call to Mr. Welling to inform him about the potential transaction with Neptune and Charlesbank and describe the material terms of the transaction, including Neptune and Charlesbank’s requirement that Engaged Capital enter into a voting agreement prior to Neptune and Charlesbank’s execution of the Merger Agreement.

From June 16, 2023 to June 19, 2023, Mr. Krepsik, Mr. Welling and representatives of Charlesbank, Paul Hastings, Paul Weiss and counsel to Engaged Capital discussed and negotiated the terms of a voting agreement that would be acceptable to Engaged Capital, Neptune and Charlesbank and Quotient.

On June 19, 2023, Board of Directors held a meeting by videoconference that was attended by members of Quotient’s senior management, representatives of Houlihan Lokey and representatives of Paul Hastings LLP. During this meeting, members of Quotient’s management and its financial and legal advisors reviewed the history of negotiations with Neptune and Charlesbank. Representatives of Houlihan Lokey then reviewed Houlihan Lokey’s financial analyses of Quotient and the proposed transaction. Following this discussion, members of Quotient’s management discussed with the Board of Directors the proposed communications strategy in connection with the announcement of the proposed transaction. Following further discussion and deliberation, including taking into account the factors described below in greater detail in the section of this proxy statement entitled “— Recommendation of the Board of Directors and Reasons for the Merger,” the Board of Directors, subject, in each case, to Quotient management finalizing the ancillary transaction documentation without material deviations from those reviewed with the Board of Directors and Houlihan Lokey delivering its written opinion (see the section of the proxy statement entitled “— Opinion of Houlihan Lokey Capital, Inc.”): (a) determined that it is in the best interests of Quotient and its stockholders and declared it advisable, for Quotient to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth therein; (b) approved the Merger Agreement and the execution and delivery thereof by Quotient, the performance by Quotient of its covenants and other obligations under the Merger Agreement and the consummation of the Merger upon the terms and conditions set forth in the Merger Agreement; (c) recommended that Quotient stockholders adopt the Merger Agreement in accordance with the DGCL; and (d) directed that the adoption of the Merger Agreement be submitted for consideration by Quotient stockholders at the Special Meeting. Mr. Gessow was the only director (out of the 10 members of the Board of Directors) who voted against these resolutions.

Following the meeting of the Board of Directors, representatives of the parties spent the rest of June 19, 2023 and the early morning of June 20, 2023 finalizing negotiation of the Voting Agreement with Engaged Capital, the Limited Guaranty and the Equity Commitment Letter. Thereafter, on June 20, 2023 Houlihan Lokey delivered its written opinion addressed to the Board dated June 20, 2023, as to the fairness, from a financial point of view, and as of such date, of the Price Per Share to be received by the holders of shares of Quotient common stock (other than holders of Unconverted Shares) in the Merger pursuant to the Merger Agreement. Immediately after, the applicable parties executed the Merger Agreement and the other transaction documents on the morning of June 20, 2023, and the parties issued a press release later that morning announcing the transaction before the opening of the financial markets in New York.

Recommendation of the Board of Directors and Reasons for the Merger

Recommendation of the Board of Directors

The Board of Directors has: (a) determined that it is in the best interests of Quotient and its stockholders, and declared it advisable, for Quotient to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth therein; (b) approved the Merger Agreement and the execution and delivery thereof by Quotient, the performance by Quotient of its covenants and other obligations under the Merger Agreement and the consummation of the Merger upon the terms and conditions set forth in the Merger Agreement; (c) recommended that Quotient stockholders adopt the Merger Agreement in accordance with the DGCL; and (d) directed that the adoption of the Merger Agreement be submitted for consideration by Quotient stockholders at the Special Meeting.

The Board of Directors recommends that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the Compensation Proposal; and (3) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Reasons for the Merger

In reaching its decision to approve and adopt the Merger Agreement, declare the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, to be advisable and in the best interests of Quotient and its stockholders, and recommend that Quotient stockholders adopt the Merger Agreement, the Board of Directors consulted with Quotient’s senior management team, as well as our financial and legal advisors, and considered a number of factors, including the following material factors that the Board of Directors viewed as supporting its decision (which factors are not necessarily presented in order of relative importance):

•

the current and historical trading prices of shares of Quotient common stock, and the fact that the Merger Consideration of $4.00 per share in cash represents a premium of approximately 19% to the closing price of Quotient common stock as of June 16, 2023, the last trading day prior to the public announcement of the Merger Agreement, a premium of approximately 36% to the volume weighted average price of Quotient common stock over the 30 days prior to the announcement of the Merger Agreement, a premium of approximately 34% to the volume weighted average price of Quotient common stock over the 60 days prior to the announcement of the Merger Agreement, and a premium of approximately 39% to the to the volume weighted average price of Quotient common stock over the 52 weeks prior to the announcement of the Merger Agreement;

•

the risks and uncertainties of remaining as an independent public company, including risks related to execution of Quotient’s strategic growth initiatives, increasing the go-to-market scale of Quotient’s business and the difficulty of accurately forecasting customer demand in connection therewith;

•

Quotient’s competitive positioning and prospects as an independent company, included among these risks were consideration of (a) Quotient’s go-to-market scale, as well as its financial resources, relative to those of its competitors; (b) related challenges in capital raising and execution of inorganic growth initiatives; (d) challenges to attracting and retaining customers and expanding relationships with customers; and (e) challenges to hiring and retaining key personnel critical to the execution of Quotient’s business plan;

•

the Merger was the result of the Board’s thorough review of Quotient’s standalone growth prospects and opportunities to maximize stockholder value, including contact, with the assistance of Houlihan Lokey, with 26 parties, including 15 potential strategic partners and 11 financial sponsors or financial sponsor-controlled strategic partners (including Neptune and Charlesbank) concerning their interest in a strategic transaction involving Quotient. The Board of Directors considered the nature of the engagement by each of these potential acquirors, and that, of these potential acquirors, only Parent and Charlesbank made a proposal for an acquisition of Quotient that was capable of being accepted. The Board of Directors was also aware that the 2022 proxy contest with Engaged Capital and the settlement thereof had attracted considerable media attention. Further, the Board of Directors noted that March 7, 2023 Reuters article that Quotient was pursuing a potential sale prompted several unsolicited expressions of interest in pursuing a potential acquisition of Quotient, but that none of these expressions of interest had resulted in a proposal that was capable of being accepted;

•	strategic alternatives to the Merger, including continuing to execute on Quotient’s long-term plan without effecting the Merger;

•

(a) the financial analysis reviewed by Houlihan Lokey with the Board of Directors; (b) Houlihan Lokey’s confirmation on June 19, 2023 that it was prepared to deliver, immediately prior to the execution of the Merger Agreement (assuming no material changes to the Merger Agreement or the transactions contemplated by the Merger Agreement), its written opinion addressed to the Board of Directors as to the fairness, from a financial point of view, of the Per Share Price to be received by the holders of shares of Quotient common stock (other than holders of Unconverted Shares) in the Merger pursuant to the Merger Agreement; (c) the Board of Directors confirmation that their approval of the Merger Agreement was conditioned upon the occurrence of the circumstances described in clause (b); and (d) the delivery of Houlihan Lokey’s written opinion addressed to the Board of Directors, dated June 20, 2023, immediately prior to the execution of the Merger Agreement. For more information about Houlihan Lokey’s opinion, see the section of this proxy statement entitled “— Opinion of Houlihan Lokey Capital, Inc.”

•

the fact that the Merger Consideration is a fixed cash amount, providing our stockholders with certainty of value and liquidity immediately upon the closing of the Merger, in comparison to the risks, uncertainties, and longer potential timeline for realizing equivalent value from Quotient’s standalone business plan or possible strategic alternatives involving transactions in which all or a portion of the consideration would be payable in equity or involving sales of one or more of our lines of business;

•

the Board of Directors’ knowledge of the business, assets, operations, financial condition, earnings and prospects of Quotient, as well as its knowledge of the current and prospective environment in which Quotient and each of its businesses operate, including economic, market and capital raising conditions;

•

the Board of Directors’ belief that the Merger is more favorable to Quotient stockholders than the other strategic alternatives available to Quotient, including remaining as an independent public company, the feasibility of such alternatives and the significant risks and uncertainties associated with pursuing such alternatives;

•

the fact that the Merger Consideration was the result of arm’s-length negotiations, and the fact that representatives of Parent and Charlesbank informed representatives of the Company and its financial advisor that the Merger Consideration was the maximum price that Parent and Charlesbank were willing to pay;

•

the fact that Parent has obtained committed debt financing from a reputable financial institution and committed equity financing from Charlesbank in an aggregate amount, sufficient to fund the Required Amount under the Merger Agreement;

•

Parent’s obligation under the Merger Agreement to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things proper, advisable or necessary to consummate and obtain the Financing on terms (subject to certain exceptions) and conditions described in the applicable Financing Commitments;

•

Quotient’s right under the Merger Agreement, in response to unsolicited acquisition proposals, to furnish information to and conduct negotiations with third parties in certain circumstances (in accordance with the terms of the Merger Agreement);

•

the Board of Directors’ right, under the Merger Agreement, to fail to make, withdraw, qualify, amend or modify its recommendation that our stockholders vote to adopt the Merger Agreement under certain circumstances, subject to the terms of the Merger Agreement, including Quotient’s payment of the Company Termination Fee if Parent elects to terminate the Merger Agreement in certain of such circumstances;

•

Quotient’s right to terminate the Merger Agreement, under certain circumstances and subject to the terms of the Merger Agreement, to enter into a definitive agreement providing for the implementation of a Superior Proposal, upon Quotient’s payment of the Company Termination Fee;

•

the fact that the Company Termination Fee of $13.59 million (representing 3% of Quotient’s enterprise value) was viewed by the Board of Directors, after consultation with our outside legal counsel and financial advisor, as reasonable under the circumstances and not likely to preclude or discourage any other party from making a competing acquisition proposal;

•	the absence of a financing condition in the Merger Agreement;

•

the high probability that the Merger would be completed based on, among other things, the absence of a financing condition, and the $29.445 million Parent Termination Fee (representing approximately 6.5% of Quotient’s enterprise value) payable to Quotient if the Merger Agreement is terminated in certain circumstances, which payment is guaranteed by Charlesbank;

•

the terms and conditions of the Merger Agreement, which were reviewed by the Board of Directors with our financial and legal advisors, and the fact that such terms were the product of robust arm’s-length negotiations between the parties;

•

Quotient’s ability, under certain circumstances specified in the Merger Agreement, to seek specific performance of Parent’s and Merger Sub’s obligation to cause the Merger to occur and to prevent other breaches of the Merger Agreement;

•

the availability of appraisal rights under Delaware law to holders of shares of Quotient common stock who do not vote in favor of the adoption of the Merger Agreement and comply with all of the required procedures under Delaware law, which provides those eligible stockholders with an opportunity to have a Delaware court determine the fair value of their shares, which may be more than, less than, or the same as the amount such stockholders would have received under the Merger Agreement; and

•

the fact that the Merger would be subject to the adoption of the Merger Agreement by Quotient stockholders, and Quotient stockholders would be free to reject the proposed transactions by voting against the adoption of the Merger Agreement for any reason, including if a higher offer were to be made prior to the Special Meeting (which would be subject to reimbursement by Quotient of the transaction expenses of Parent up to a cap of $4.53 million and, in certain cases, be subject to payment by Quotient in certain circumstances of a $13.59 million Company Termination Fee (against which any reimbursed expenses would be credited) if Quotient subsequently were to consummate an Acquisition Proposal).

The Board of Directors also considered a variety of risk and other potential negative factors in its consideration of the Merger Agreement and the Merger, including the following material potentially negative factors:

•

our inability to solicit competing acquisition proposals and the possibility that the $13.59 million Company Termination Fee payable by us upon the termination of the Merger Agreement under certain circumstances could discourage other potential bidders from making a competing bid to acquire us;

•	the fact that, following the Merger, Quotient will no longer exist as an independent public company and our existing stockholders will not participate in any future earnings or growth;

•	the fact that the Merger might not be consummated in a timely manner, or at all, due to a failure of certain conditions to the closing of the Merger;

•

the fact that there can be no assurance that all conditions to the parties’ obligations to consummate the Merger will be satisfied even if the Merger Agreement is adopted by Quotient stockholders, as well as the risk that the Financing contemplated by the Financing Commitments will not be obtained, resulting in Parent and Merger Sub not having sufficient funds to complete the Merger, or that Parent and Merger Sub may otherwise not obtain sufficient funds to complete the Merger;

•

the restrictions on the conduct of our business prior to the completion of the Merger, which could delay or prevent us from undertaking business opportunities that may arise pending completion of the Merger;

•	the fact that an all-cash merger would be taxable to our stockholders for U.S. federal income tax purposes;

•

the significant costs involved in connection with entering into the Merger Agreement and completing the Merger and the substantial time and effort of management required to consummate the Merger and related disruptions to the operation of our business;

•

the fact that Quotient’s remedies in the event that the Merger Agreement is terminated may be limited to the Parent Termination Fee of $29.445 million, payable by Parent under certain circumstances and certain associated enforcement costs and certain other reimbursement obligations, which may be inadequate to compensate Quotient for any damage caused, and that such termination fee may not be available in all instances where the Merger is not consummated and, even if available, rights and remedies may be expensive and difficult to enforce, and the success of any such action may be uncertain;

•

the fact that the announcement and pendency of the transactions contemplated by the Merger Agreement, the failure to complete the Merger, and/or actions that Quotient may be required, or Parent may be permitted, to take under the Merger Agreement could have an adverse impact on our existing and prospective business relationships with customers, retailers and other third parties and on our employees, including the risk that certain key members of Quotient’s management might choose not to remain employed with Quotient prior to the completion of the Merger, regardless of whether or not the Merger is completed;

•

the fact that some of our directors and executive officers have interests in the Merger that are different from, or in addition to, our stockholders generally (see the section of this proxy statement entitled “— Interests of Quotient’s Executive Officers and Directors in the Merger”); and

•

the fact that one of our ten directors, Mr. Gessow, voted “AGAINST” the proposal to approve the Merger Agreement, declare the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, to be advisable and in the best interests of Quotient and its stockholders, and recommend adoption of the Merger Agreement by our stockholders, as described in more detail below in “— Reasons for Mr. Gessow’s Vote Against the Transaction”).

The foregoing discussion of the factors considered by the Board of Directors is not intended to be exhaustive, but rather includes the material factors considered by the Board of Directors. In reaching its decision to approve the Merger Agreement, declare the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, to be advisable and in the best interests of Quotient and its stockholders, and recommend adoption of the Merger Agreement by our stockholders, the Board of Directors did not quantify, rank or otherwise assign any relative weights to, and did not make specific assessments of, the factors considered, and individual directors may have given different weights to different factors. The Board of Directors did not reach any specific conclusion with respect to any of the factors or reasons considered, but determined, in its business judgment, that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

The above factors are not presented in any order of priority. The explanation of the factors and reasoning set forth above contain forward-looking statements and should be read in conjunction with the section of this proxy statement entitled “Forward-Looking Statements.”

Reasons for Mr. Gessow’s Vote Against the Transaction

At the meeting of the Board of Directors on June 19, 2023 Mr. Gessow voted “AGAINST” the Board of Director’s decision to approve the Merger Agreement, declare the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, to be advisable and in the best interests of Quotient and its stockholders, and recommend adoption of the Merger Agreement by our stockholders. In reaching his decision, Mr. Gessow indicated to the Board of Directors at the June 19, 2023 meeting and prior meetings during which the Board of Directors considered the transaction that the following potentially negative factors outweighed the potential benefits of the transaction:

•

Mr. Gessow’s view that the Merger Consideration meaningfully undervalues Quotient by failing to reflect the full value of Quotient’s assets, particularly the value of data-related assets in light of the value currently being attributed to AI companies, and its standalone plan; and

•

Mr. Gessow’s view that the timing of the transaction is not consistent with maximizing stockholder value in light of current market conditions, including with respect to the cost and availability of debt financing, as well as the potential distraction for the relatively new Quotient management team now in place and the fact that Quotient was in the early stages of a new strategic plan.

Although an advanced draft of the foregoing discussion of the factors considered by Mr. Gessow (as well as of this proxy statement in its entirety) was provided to Mr. Gessow, it has not been approved by Mr. Gessow. It is a summary of views expressed by Mr. Gessow during meetings of the Board of Directors during its consideration of the Merger. It is not intended to be exhaustive, but rather includes what the Board of Directors considers to be the material factors cited by Mr. Gessow in reaching his decision to vote “AGAINST” the Board of Director’s approval of the Merger Agreement, declaration that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, to be advisable and in the best interests of Quotient and its stockholders, and recommendation that our stockholders adopt the Merger Agreement. The above factors are not presented in any order of priority.

Opinion of Houlihan Lokey Capital, Inc.

On June 20, 2023, Houlihan Lokey delivered its written opinion addressed to the Board of Directors dated June 20, 2023, as to the fairness, from a financial point of view, and as of such date, of the Per Share Price to be received by the holders of shares of Quotient common stock (other than holders of Unconverted Shares) in the Merger pursuant to the Merger Agreement.

Houlihan Lokey’s opinion was directed to the Board of Directors (in its capacity as such) and only addressed the fairness, from a financial point of view, and as of such date, of the Per Share Price to be received by the holders of shares of Quotient common stock (other than holders of Unconverted Shares) in the Merger pursuant to the Merger Agreement and did not address any other aspect or implication of the transaction contemplated by the Merger Agreement or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex D to this proxy statement and describes certain of the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Board of Directors, any security holder of Quotient or any other person as to how to act or vote with respect to any matter relating to the transactions contemplated by the Merger Agreement.

In arriving at its opinion, Houlihan Lokey, among other things:

•	reviewed a draft dated June 20, 2023 of the Merger Agreement and the draft dated June 17, 2023 of the Voting Agreement by and among Parent, Merger Sub and the voting agreement stockholders;

•	reviewed certain publicly available business and financial information relating to Quotient that Houlihan Lokey deemed to be relevant;

•

reviewed certain information relating to the historical, current and future operations, financial condition and prospects of Quotient made available to Houlihan Lokey by Quotient, including (a) financial projections prepared by the management of Quotient relating to Quotient for the fiscal years ending 2023 through 2025 (which we refer to as the “Projections”), (b) certain forecasts and estimates prepared by the management of Quotient of the net operating losses (which we refer to as “NOLs”) of Quotient to be utilized by Quotient on a standalone basis (which we refer to as the “NOL Projections”) and (c) Quotient’s ability to utilize those NOLs to achieve future tax savings (which we refer to as the “Estimated NOL Tax Savings”);

•

spoken with certain members of the management of Quotient regarding the business, operations, financial condition and prospects of Quotient, the transaction contemplated by the Merger Agreement and related matters;

•	compared the financial and operating performance of Quotient with that of other public companies that we deemed to be relevant;

•	considered publicly available financial terms of certain transactions that Houlihan Lokey deemed to be relevant;

•

reviewed the current and historical market prices and trading volume for Quotient’s publicly traded securities, and the current and historical market prices and trading volume of the publicly traded securities of certain other companies that Houlihan Lokey deemed to be relevant; and

•	conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to Houlihan Lokey, discussed with or reviewed by Houlihan Lokey, or publicly available, and Houlihan Lokey does not assume any responsibility with respect to such data, material and other information. In addition, management of Quotient advised Houlihan Lokey, and they have assumed, that (a) the Projections reviewed by Houlihan Lokey had been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of Quotient, (b) the NOL Projections had been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the amount of such NOLs and (c) the Estimated NOL Tax Savings had been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to Quotient’s ability to utilize those NOLs to achieve future tax savings on a standalone basis. At Quotient’s direction, Houlihan Lokey assumed that the Projections, the NOL Projections and the Estimated NOL Tax Savings provide a reasonable basis on which to evaluate Quotient and the transactions contemplated by the Merger Agreement and Houlihan Lokey has, at Quotient’s direction, used and relied upon the Projections, the NOL Projections and the Estimated NOL Tax Savings for purposes of Houlihan Lokey’s analyses and its opinion. Houlihan Lokey expresses no view or opinion with respect to the Projections, the NOL Projections, the Estimated NOL Tax Savings or the assumptions on which they are based. Houlihan Lokey has relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Quotient since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would be material to its analyses or its opinion, and that there is no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading to an extent that would be material to it analysis or opinion.

Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Merger Agreement and the Voting Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to all such agreements and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the transactions contemplated by the Merger Agreement will be satisfied without waiver thereof, and (d) the transactions contemplated by the Merger Agreement will be consummated in a timely manner in accordance with the terms described in all such agreements and such other related documents and instruments, without any amendments or modifications thereto, except, in the case of each of clauses (a) through (d), to the extent not material to Houlihan Lokey’s analysis or opinion. Houlihan Lokey relied upon and assumed, without independent verification, that (a) the transactions contemplated by the Merger Agreement will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (b) all governmental, regulatory, and other consents and approvals necessary for the consummation of the transactions contemplated by the Merger Agreement would be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the transactions contemplated by the Merger Agreement or Quotient that would be material to Houlihan Lokey’s analyses or opinion. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final forms of any draft documents identified in its opinion did not differ in any material respect from the drafts of such documents.

In addition, in connection with its opinion, Houlihan Lokey was not requested to make, and did not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of Quotient or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business. Houlihan Lokey did not undertake an independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Quotient was or may be a party or was or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which Quotient was or may be a party or was or may be subject.

Houlihan Lokey’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date of Houlihan Lokey’s opinion. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to our attention after the date of its opinion.

Houlihan Lokey’s opinion is furnished for the use of the Board of Directors (in its capacity as such) in connection with its evaluation of the transactions contemplated by the Merger Agreement and may not be used for any other purpose without our prior written consent. Houlihan Lokey’s opinion is not intended to be, and does not constitute, a recommendation to the Board of Directors, any security holder or any other party as to how to act or vote with respect to any matter relating to the transactions contemplated by the Merger Agreement or otherwise.

Houlihan Lokey was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (a) the underlying business decision of the Board of Directors, Quotient, its security holders or any other party to proceed with or effect the transactions contemplated by the Merger Agreement, (b) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the transactions contemplated by the Merger Agreement or otherwise (other than the Price Per Share to the extent expressly specified in Houlihan Lokey’s opinion) including, without limitation, any terms, aspects or implications of the Voting Agreement to be entered into in connection with the transactions contemplated by the Merger Agreement, (c) the fairness of any portion or aspect of the transactions contemplated by the Merger Agreement to the holders of any class of securities, creditors or other constituencies of Quotient, or to any other party, except if and only to the extent expressly set forth in the last sentence of Houlihan Lokey’s opinion, (d) the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative business strategies or transactions that might have been available for Quotient or any other party, (e) the fairness of any portion or aspect of the transactions contemplated by the Merger Agreement to any one class or group of Quotient’s or any other party’s security holders or other constituents vis-à-vis any other class or group of Quotient’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (f) whether or not Quotient, its security holders or any other party was receiving or paying reasonably equivalent value in the transactions contemplated by the Merger Agreement, (g) the solvency, creditworthiness or fair value of Quotient or any other participant in the transactions contemplated by the Merger Agreement, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters or (h) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the transactions contemplated by the Merger Agreement, any class of such persons or any other party, relative to the Price Per Share or otherwise. In addition, no opinion, counsel or interpretation was intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It was assumed that such opinions, counsel or interpretations had been or would have been obtained from the appropriate professional sources. Houlihan Lokey relied, with the consent of the Board of Directors, on the assessments by the Board of Directors and Quotient and its advisors, as to all legal, regulatory, accounting, insurance, tax and other similar matters with respect to Quotient and the transactions contemplated by the Merger Agreement or otherwise.

In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, transaction or business used in Houlihan Lokey’s analyses for comparative purposes is identical to Quotient or the proposed Merger and an evaluation of the results of those analyses is not entirely mathematical. As a consequence, mathematical derivations (such as the high, low, mean and median) of financial data are not by themselves meaningful and in selecting the ranges of multiples to be applied were considered in conjunction with experience and the exercise of judgment. The estimates contained in the financial forecasts prepared by the management of Quotient and the implied reference range values indicated by Houlihan Lokey’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of Quotient. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.

Houlihan Lokey’s opinion was only one of many factors considered by the Board of Directors in evaluating the proposed Merger. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the Price Per Share or of the views of the Board of Directors or management with respect to the transactions contemplated by the Merger Agreement or the Price Per Share. The type and amount of consideration payable in the transactions contemplated by the Merger Agreement were determined through negotiation between Quotient and Parent, and the decision to enter into the Merger Agreement was solely that of the Board of Directors.

Financial Analyses

In preparing its opinion to the Board of Directors, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey’s analyses is not a complete description of the analyses underlying Houlihan Lokey’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Houlihan Lokey’s opinion nor its underlying analyses are readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. While the results of each analysis were taken into account in reaching Houlihan Lokey’s overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion.

The following is a summary of the material financial analyses performed by Houlihan Lokey in connection with the preparation of its opinion and reviewed with the Board of Directors on June 19, 2023. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Houlihan Lokey’s analyses.

For purposes of its analyses, Houlihan Lokey reviewed a number of financial and operating metrics, including:

•

Enterprise Value — generally, the value as of a specified date of the relevant company’s equity market value plus debt outstanding, preferred stock and minority interests and less cash and cash equivalents, based on reported fully-diluted shares; and

•

Adjusted EBITDA — generally, the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization and stock option expense, as adjusted for certain non-recurring items, for a specified time period.

Unless the context indicates otherwise, enterprise values and equity values used in the selected companies analysis described below were calculated using the closing price of Quotient common stock and the common stock of the selected companies listed below as of June 15, 2023. The estimates of the future financial performance of Quotient relied upon for the financial analyses described below were based on the Projections. The estimates of the future financial performance of the selected companies listed below were based on certain publicly available research analyst estimates for those companies.

Selected Companies Analysis

Houlihan Lokey reviewed certain data for selected companies, with publicly traded equity securities, that Houlihan Lokey deemed relevant. The financial data reviewed included:

•	Enterprise value as a multiple of 3-year historical average Adjusted EBITDA;

•	Enterprise value as a multiple of estimated calendar year 2023 Adjusted EBITDA; and

•	Enterprise value as a multiple of estimated calendar year 2024 Adjusted EBITDA;

The selected companies included the following:

Selected Digital Marketing Companies

•	Advantage Solutions Inc.

•	Groupon, Inc.

•	QuinStreet, Inc.

•	TechTarget, Inc.

•	Yelp Inc.

•	Ziff Davis, Inc.

Selected AdTech Companies

•	AppLovin Corporation

•	Criteo S.A.

•	Digital Turbine, Inc.

•	DoubleVerify Holdings, Inc.

•	Integral Ad Science Holding Corp.

•	Magnite, Inc.

•	Outbrain Inc.

•	PubMatic, Inc.

•	Roku, Inc.

•	Taboola.com Ltd.

•	The Trade Desk, Inc.

•	Tremor International Ltd

•	Viant Technology Inc.

•	Zeta Global Holdings Corp.

The overall low to high Enterprise Value to 3 year historical average Adjusted EBITDA, calendar year 2023 estimated Adjusted EBITDA and calendar year 2024 estimated Adjusted EBITDA multiples (and median and mean multiples) observed for the selected companies were as follows:

Selected Digital Marketing Companies	Low	High	Median	Mean
Enterprise Value / 3-Year Historical Average Adjusted EBITDA	4.5x	12.3x	9.0x	8.7x
Enterprise Value / CY 2023E Adjusted EBITDA	6.8x	18.5x	8.4x	11.0x
Enterprise Value / CY 2024E Adjusted EBITDA	4.1x	14.0x	7.1x	8.0x
Selected AdTech Companies
Enterprise Value / 3-Year Historical Average Adjusted EBITDA	3.4x	51.1x	10.4x	17.4x
Enterprise Value / CY 2023E Adjusted EBITDA	3.0x	50.9x	12.2x	16.6x
Enterprise Value / CY 2024E Adjusted EBITDA	2.5x	39.8x	8.3x	12.7x
All Selected Companies
Enterprise Value / 3-Year Historical Average Adjusted EBITDA	3.4x	51.1x	9.6x	14.5x
Enterprise Value / CY 2023E Adjusted EBITDA	3.0x	50.9x	9.5x	14.8x
Enterprise Value / CY 2024E Adjusted EBITDA	2.5x	39.8x	7.7x	11.2x

Taking into account the results of the selected companies analysis, Houlihan Lokey applied selected multiple ranges of 10.0x to 12.0x 3-Year Historical Average Adjusted EBITDA for calendar years 2020 to 2022, 9.0x to 11.0x estimated calendar year 2023 Adjusted EBITDA and 5.5x to 7.0x estimated calendar year 2024 Adjusted EBITDA to corresponding financial data for Quotient to generate indicative implied enterprise value reference ranges. The selected companies analysis indicated the following implied per share value reference ranges therefrom by (a) adding Quotient’s cash and cash equivalents as of April 30, 2023 of $50.3 million, (b) adding the present value (calculated using discount rates ranging from 14.00% to 16.00%) of expected tax savings from federal NOL Utilization of $43.1 million to $44.5 million, (c) subtracting Quotient’s total debt as of April 30, 2023 of $74.4 million and (d) dividing by Quotient’s fully diluted shares outstanding: $3.33 to $3.98 per share of Quotient common stock based on the selected range of multiples of 3-Year Historical Average Adjusted EBITDA for calendar years 2020 to 2022, $3.34 to $4.05 per share of Quotient common stock based on the selected range of multiples of estimated calendar year 2023 Adjusted EBITDA and $3.27 to $4.12 per share of Quotient common stock based on the selected range of multiples of estimated calendar year 2024 Adjusted EBITDA, as compared to the proposed Price Per Share of $4.00 per share of Quotient common stock.

Discounted Cash Flow Analysis

Houlihan Lokey performed a discounted cash flow analysis of Quotient by calculating the estimated net present value of the projected unlevered, after-tax free cash flows of Quotient based on the Projections. Houlihan Lokey calculated terminal values for Quotient by applying a range of terminal value Adjusted EBITDA multiples of 5.5x to 7.5x to Quotient’s calendar year 2025 estimated Adjusted EBITDA. The present values of Quotient’s projected future cash flows and terminal values were then calculated using discount rates ranging from 14.00% to 16.00% to generate indicative implied enterprise value reference ranges. The range of terminal value Adjusted EBITDA multiples and discount rates were selected based on Houlihan Lokey’s professional judgement and experience. The discounted cash flow analysis indicated the following implied equity value per share reference range therefrom in the same manner as such ranges were indicated for the selected companies analysis: $3.65 to $4.92 per share of Quotient common stock, as compared to the proposed Per Share Price of $4.00 per share of Quotient common stock.

Other Information

Houlihan Lokey observed certain additional information that was not considered part of its financial analysis for its opinion but was noted for informational purposes, including, among other things, certain financial terms of certain transactions involving target companies that Houlihan Lokey deemed relevant. The financial data reviewed included transaction value as a multiple of latest 12 months (which we refer to as “LTM”) Adjusted EBITDA. The selected transactions included the following:

Date Announced	Target	Acquiror	Transaction Value / LTM Adjusted EBITDA
12/12/2022	WideOrbit Inc.	Lumine Group Inc.	NA
7/13/2022	ironSource Ltd.	Unity Software Inc.	19.5x
3/29/2022	Nielsen Holdings plc	Brookfield Business Partners L.P.; Evergreen Coast Capital Corp.	10.6x
2/7/2022	TV Squared Limited	Innovid Corp.	NA
12/17/2021	IPONWEB Limited	Criteo S.A.	NA
10/14/2021	Tapjoy, Inc.	ironSource Ltd.	10.0x
7/23/2021	Connexity, Inc.	Taboola, Inc.	18.0x
7/13/2021	Flashtalking, Inc.	Mediaocean LLC	NA
11/19/2020	Tapad, Inc.	Experian plc	NA
11/1/2020	Nielsen Consumer LLC	Advent International Corporation	8.4x
1/14/2020	Content IQ LLC	Perion Network Ltd.	12.4x

The overall low to high Transaction Value to LTM Adjusted EBITDA (and median and mean multiples) observed for the selected transactions were as follows:

Selected Transactions	Low	High	Median	Mean
Transaction Value / LTM Adjusted EBITDA	8.4x	19.5x	11.5x	13.1x

Miscellaneous

Houlihan Lokey was engaged by Quotient to act as financial advisor in connection with the transactions contemplated by the Merger Agreement and provide financial advisory services, including an opinion to the Board of Directors as to the fairness, from a financial point of view, and as of such date, of the Per Share Price to be received by the holders of shares of Quotient common stock (other than holders of Unconverted Shares) in the Merger pursuant to the Merger Agreement. Houlihan Lokey also participated in certain of the negotiations leading to the transactions contemplated by the Merger Agreement.

Quotient engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to provide financial advisory services in connection with mergers and acquisitions, financings, and financial restructurings. Pursuant to its engagement by Quotient, Houlihan Lokey is entitled to an aggregate fee currently estimated to be approximately $10.7 million for its services, $1.5 million of which became payable in connection with the delivery of its opinion and the remainder of which is contingent upon consummation of the transactions contemplated by the Merger Agreement. Quotient has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws, arising out of or related to Houlihan Lokey’s engagement.

In the ordinary course of business, certain of Houlihan Lokey’ employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, Quotient, Parent or any other party that may be involved in the transactions contemplated by the Merger Agreement and their respective affiliates or security holders or any currency or commodity that may be involved in the transactions contemplated by the Merger Agreement.

Houlihan Lokey and certain of its affiliates have in the past provided investment banking, financial advisory and/or other financial or consulting services to Quotient and have in the past provided and are currently providing investment banking, financial advisory and/or other financial or consulting services to Charlesbank Capital Partners, or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Charlesbank Capital Partners, including Charlesbank (which we refer to as collectively, the “Charlesbank Group”), for which Houlihan Lokey and its affiliates have received, and may receive, compensation, including, among other things, (a) having acted as financial advisor to Quotient in connection with a debt financing transaction, which closed in November 30, 2022, for which approximately $2.6 million in professional fees were received, and (b) having acted as financial advisor to HDT Global, then a member of the Charlesbank Group, in connection with its sale transaction, which closed in July 2021, for which approximately $4.1 million in professional fees were received. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to Quotient, Parent, members of the Charlesbank Group, other participants in the transactions contemplated by the Merger Agreement or certain of their respective affiliates or securityholders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of our and their respective employees may have committed to invest in private equity or other investment funds managed or advised by Charlesbank Capital Partners, other participants in the transactions contemplated by the Merger Agreement or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with the members of the Charlesbank Group, other participants in the transactions contemplated by the Merger Agreement or certain of their respective affiliates or security holders, and may do so in the future. In connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, Quotient, Parent, members of the Charlesbank Group, other participants in the transactions contemplated by the Merger Agreement or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

Certain Financial Projections

While Quotient has from time to time provided limited financial guidance to investors, Quotient has not generally, as a matter of course, otherwise publicly disclosed internal projections as to future performance, earnings, or other results beyond the then-current annual period due to, among other reasons, the inherent difficulty of accurately predicting financial performance for future periods and the uncertainty, unpredictability and subjectivity of underlying assumptions and estimates. However, in the ordinary course, Quotient’s management periodically prepares a long-term strategic plan, which is periodically updated and reviewed with the Board of Directors, that reflects Quotient’s management’s financial and business outlook for Quotient. In connection with the proposed Merger, Quotient is including in this proxy statement a summary of certain limited unaudited prospective financial information of Quotient, on a standalone basis, without giving effect to the Merger, prepared by Quotient’s management, solely because, as described below, (a) certain financial information was given to the Board of Directors and to Houlihan Lokey in connection with Quotient’s efforts to raise debt financing in 2022 (which we refer to as the “Lender Model”), which information was also provided to representatives of Charlesbank at a meeting on December 5, 2022 (see “—  Background of the Merger”) and (b) certain financial information was given to the Board of Directors in connection with its consideration and evaluation of the Merger, to Houlihan Lokey for its use and reliance in connection with the financial analyses presented by Houlihan Lokey to the Board of Directors and Houlihan Lokey’s opinion as discussed in “— Opinion of Houlihan Lokey Capital, Inc.” and to Parent and Charlesbank and certain other parties with which Quotient was engaged in discussions with respect to a potential transaction.

At a meeting of the Board of Directors on February 9, 2023, Quotient’s management provided to the Board of Directors non-public, unaudited financial projections included in Quotient’s long-term strategic plan, which covered the remainder of 2023 and through the fiscal year ended December 31, 2025 (which we refer to as the “ Projections” and, together with the Lender Model, the “Quotient Forecast Information”). The Projections reflected modifications and updates to the Lender Model, including, without limitation, (a) updates to reflect the passage of time and actual financial results during such period, (b) more advanced planning and implementation by Quotient management of growth initiatives that had not been fully reflected in the Lender Model. The

Projections were used by Houlihan Lokey in its financial analysis of Quotient that was presented to the Board of Directors at the June 15, 2023 meeting. Except as noted below, the Projections were provided to Parent and Charlesbank and to certain other parties with which Quotient engaged in discussions with respect to a potential transaction through the electronic data room on February 16, 2023. Parent and Charlesbank reviewed the Projections with Quotient’s management on several occasions including during the management presentation that took place in Utah on March 22, 2023.

Quotient advised the recipients of the Quotient Forecast Information that its internal financial forecasts are subjective in many respects. The inclusion of the Quotient Forecast Information or of this summary does not constitute an admission or representation by Quotient, Houlihan Lokey or any other person that the information is material, should not be regarded as an indication that the Board of Directors, Houlihan Lokey, Quotient or its management or any other recipient of this information considered, or now considers, it to be an assurance of the achievement of future results or an accurate prediction of future results, and they should not be relied on as such. This information is not fact and should not be relied upon as indicative of actual future results, and readers of this proxy statement are cautioned not to place undue reliance on the Quotient Forecast Information.

The Quotient Forecast Information and the underlying assumptions upon which the Quotient Forecast Information were based are subjective in many respects and subject to multiple interpretations and frequent revisions attributable to the dynamics of Quotient’s industry and based on actual experience and business developments. The Quotient Forecast Information, while presented with numerical specificity, reflects numerous assumptions with respect to Company performance, industry performance, general business, economic, regulatory, market and financial conditions, and other matters, many of which are difficult to predict, subject to significant economic and competitive uncertainties and beyond Quotient’s control. The Quotient Forecast Information constitutes forward-looking information and are subject to a wide variety of significant risks and uncertainties, including those described in the section of this proxy statement entitled “Forward-Looking Statements,” that could cause the Quotient Forecast Information or the underlying assumptions to be inaccurate and for actual results to differ materially from the Quotient Forecast Information. As a result, there can be no assurance that the Quotient Forecast Information will be realized or that actual results will not be significantly higher or lower than projected, and the Quotient Forecast Information cannot be considered a guarantee of future operating results and should not be relied upon as such. Because the Quotient Forecast Information covers multiple years, such information by its nature becomes less reliable with each successive year. The Quotient Forecast Information does not take into account any circumstances or events occurring after the date on which they were prepared, including the Merger, and some or all of the assumptions that have been made in connection with the preparation of the Quotient Forecast Information may have changed since the date the Quotient Forecast Information was prepared. Economic and business environments can and do change quickly, which adds an additional significant level of uncertainty as to whether the results portrayed in the Quotient Forecast Information will be achieved.

In addition, the Quotient Forecast Information has not been updated or revised to reflect information or results after the date the Quotient Forecast Information was prepared or as of the date of this proxy statement. None of Quotient, Parent or Charlesbank or any of our or their respective affiliates intends to, and each of them disclaims any obligation to, update or otherwise revise the Quotient Forecast Information or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error (except, in the case of Quotient, as required by applicable securities laws). These considerations should be taken into account in reviewing the Quotient Forecast Information, which was prepared as of an earlier date.

For the foregoing reasons, and considering that the Special Meeting will be held more than 6 months after the Projections were prepared, as well as the uncertainties inherent in any forecasting information, readers of this proxy statement are cautioned not to place unwarranted reliance on the Projections set forth below. The Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information contained in Quotient’s public filings with the SEC. Quotient urges all of its stockholders to review its most recent SEC filings for a description of its reported financial results. See the section of this proxy statement entitled “Where You Can Find More Information.”

The Quotient Forecast Information was not prepared with the purpose of, or with a view toward, public disclosure or toward compliance with United States generally accepted accounting principles (which we refer to as “GAAP”), published guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither Ernst & Young LLP (which we refer to as “EY”), Quotient’s independent registered public accounting firm nor any other accounting firm, has examined, compiled or performed any procedures with respect to the Quotient Forecast Information and, accordingly, neither EY nor any other accounting firm expresses an opinion or any other form of assurance with respect thereto. The EY report incorporated by reference in this proxy statement relates to Quotient’s historical financial information. It does not extend to the prospective financial information contained herein and should not be read to do so.

Quotient has not made and makes no representation to any Quotient stockholder or to Parent, Charlesbank or Merger Sub in the Merger Agreement or otherwise concerning the Quotient Forecast Information or regarding Quotient’s ultimate performance compared to the information contained in the Quotient Forecast Information or that the projected results will be achieved.

Quotient’s management prepared the Lender Model with respect to Quotient’s business, as a standalone company, for the remainder of 2022 and through the fiscal year ended December 31, 2025. The following is a summary of the Lender Model, with dollars in millions:

	2022Q4	2023E	2024E	2025E
Net Revenue	$84.1	$293.4	$309.6	$327.3
Gross Profit	$46.7	$167.0	$177.3	$189.4
Adj. EBITDA(1)	$16.1	$38.3	$45.3	$52.3

(1)

Adjusted EBITDA, a non-GAAP financial measure, is net income (loss) adjusted for stock-based compensation, depreciation and amortization, interest expense, other (income) expense net, provision for (benefit from) income taxes, and other, which includes impairment of certain long-lived and right-of-use assets, shareholder activism response costs, restructuring charges, expenses related to legal settlements and certain business transformation and strategic initiatives costs.

Quotient’s management prepared the Projections with respect to Quotient’s business, as a standalone company, for the remainder of 2023 and through the fiscal year ended December 31, 2025 , except that unlevered free cash flow was calculated by Houlihan Lokey solely using the prospective financial information included in the Projections, which calculation was reviewed and approved by Quotient’s management for Houlihan Lokey’s reliance and use in connection with the financial analyses presented by Houlihan Lokey to the Board of Directors at the June 15, 2023 meeting.

The following is a summary of the Projections, with dollars in millions, including certain information related to forecasted federal NOL utilization (which information was not provided in this format to Parent and Charlesbank and to certain other parties with which Quotient engaged in discussions with respect to a potential transaction):

	2023E	2024E	2025E
Net Revenue	$288.5	$324.8	$371.0
Gross Profit	$159.5	$185.1	$221.0
Adj. EBITDA(1)	$37.6	$60.3	$85.4
Unlevered Free Cash Flow(2)	$(0.2)	$27.7	$36.0

(1)

Adjusted EBITDA, a non-GAAP financial measure, is net income (loss) adjusted for stock-based compensation, depreciation and amortization, interest expense, other (income) expense net, provision for (benefit from) income taxes, and other, which includes impairment of certain long-lived and right-of-use assets, shareholder activism response costs, restructuring charges, expenses related to legal settlements and certain business transformation and strategic initiatives costs.

(2)

Unlevered Free Cash Flow is a non-GAAP measure defined as Adjusted EBITDA, less depreciation and amortization, the pre-interest tax impact, capital expenditures and changes in net working capital, while adding back depreciation and amortization and other cash flow impacts related to impairments.

	2023E	2024E	2025E	2026E
Beginning NOL	$248.0	$225.1	$165.7	$77.8
NOL Utilized	$(22.9)	$(59.4)	$(87.9)	$(77.8)
Ending NOL	$225.1	$165.7	$77.8	$0.0
Tax Relief from NOL Carryforwards(1)	$5.3	$13.7	$20.2	$17.9

(1)
Based	on a tax rate of 23.0%.

Adjusted EBITDA and Unlevered Free Cash Flow are non-GAAP financial measures within the meaning of the applicable rules and regulations of the SEC, which are financial measures that are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. SEC rules that may otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures provided to directors or a financial advisor (like the Quotient Forecast Information) in connection with a proposed transaction like the Merger when the disclosure is included in a document like this proxy statement. In addition, reconciliations of non-GAAP financial measures to GAAP financial measures were not relied upon by Houlihan Lokey for purposes of its financial analysis and opinion or by the Board of Directors in connection with its consideration of the Merger. Accordingly, Quotient has not provided a reconciliation of the non-GAAP financial measures included in the Quotient Forecast Information to the relevant GAAP financial measures.

The Quotient Forecast Information does not take into account the possible financial and other effects on Quotient of the Merger and do not attempt to predict or suggest future results following the Merger. The Quotient Forecast Information does not give effect to the Merger, including the impact of negotiating or executing the Merger Agreement, the expenses that may be incurred in connection with completing the Merger, the effect on Quotient of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed or the effect of any business or strategic decisions or actions that would likely have been taken if the Merger Agreement had not been executed, but that were instead altered, accelerated, postponed or not taken in anticipation of the Merger. Further, the Quotient Forecast Information does not take into account the effect on Quotient of any possible failure of the Merger to occur.

Interests of Quotient’s Executive Officers and Directors in the Merger

In considering the recommendation of the Board of Directors that Quotient stockholders approve the transaction and vote in favor of the Merger Agreement Proposal, the Compensation Proposal and the Adjournment Proposal, Quotient stockholders should be aware that the executive officers and directors of Quotient have certain interests in the transactions that are or may be different from, or in addition to, the interests of Quotient stockholders generally. The Board of Directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated by it, including the Merger, and in making their recommendation that Quotient stockholders adopt the Merger Agreement.

These interests are described in more detail below, and certain of them, including compensation that may become payable in connection with the Merger to named executive officers, which is the subject of a nonbinding, advisory vote of Quotient stockholders, are quantified in the narrative below. For more information, please see the section of this proxy statement entitled “Proposal 2: The Compensation Proposal.” The dates used below to quantify these interests have been selected for illustrative purposes only and do not necessarily reflect the dates on which certain events will occur.

For purposes of this disclosure, the named executive officers of Quotient are:

•	Matthew Krepsik, Chief Executive Officer

•	Yuneeb Khan, Chief Operating Officer, Chief Financial Officer, Principal Accounting Officer and Treasurer

•	Connie Chen, General Counsel, Compliance Officer and Secretary

“qualifying termination” means a termination of employment without cause or for good reason (each term as defined in the relevant agreement).

Our non-employee directors hold outstanding unvested RSUs, and we estimate that assuming a closing date of September 1, 2023, the non-employee directors, as a group, would have 290,787 unvested RSUs that would be converted into the right to receive cash, as described below, in an aggregate amount of $1,163,148.

The other Quotient named executive officers for 2022 (Steven Boal, former Chief Executive Officer; Scott Raskin, former President; Pamela Strayer, former Chief Financial Officer and Treasurer; and John Kellerman, former VP of Accounting and former Interim Chief Financial Officer) terminated employment with Quotient prior to June 20, 2023, the date on which Quotient entered into the Merger Agreement, and none of them will receive any benefits based on or otherwise relating to the Merger.

In addition, in connection with the execution of the Merger Agreement, certain of Quotient’s directors and executive officers, solely in their capacity as Quotient’s stockholders, have entered into Voting Agreements with Parent and Merger Sub. Under the Voting Agreements, such directors and executive officers have agreed to vote their shares of Quotient common stock in favor of the adoption of the Merger Agreement and certain other matters.

Treatment of Quotient Equity Awards

Quotient Options, RSUs and PSUs

At the Effective Time, each Company Option outstanding as of immediately prior to the Effective Time, whether vested or unvested, will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become the right to receive an amount in cash, without interest thereon and subject to applicable withholding taxes, equal to the product of (a) the number of shares of Quotient common stock subject to such Company Option as of immediately prior to the Effective Time and (b) the excess, if any, of the Per Share Price over the exercise price per share of such Company Option. Each Company Option with an exercise price per share equal to or greater than the Per Share Price will be cancelled without any action on the part of the holder of such Company Option and without any cash payment being made in respect thereof.

At the Effective Time, each Company RSU outstanding as of immediately prior to the Effective Time will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become the right to receive an amount in cash, without interest thereon and subject to applicable withholding taxes, equal to the product of (a) the Per Share Price and (b) the total number of shares of Quotient common stock subject to such Company RSU as of immediately prior to the Effective Time.

At the Effective Time, each Company PSU outstanding as of immediately prior to the Effective Time will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become the right to receive an amount in cash (with any performance-vesting conditions deemed achieved as of immediately prior to the Effective Time at 100% of the target level of performance (which is equal to 100% of the Company PSUs underlying each Company PSU award granted in 2022)), without interest thereon and subject to applicable withholding taxes, equal to the product of (a) the Per Share Price and (b) the total number of shares of Quotient common stock subject to such Company PSU as of immediately prior to the Effective Time.

Executive Severance Arrangements

Each of the named executive officers is party to a change in control and severance agreement with Quotient. These agreements provide that in the event of a qualifying termination during the period beginning 6 months before and ending 12 months following a change in control of Quotient, the named executive officer will be entitled to (a) severance equal to 150% (100% for Ms. Chen, unless such termination occurs between June 10, 2022 and June 10, 2025, which we refer to as the “Retention Period”, in which case her percentage will also be 150%) of the executive’s annual base salary as in effect immediately prior to the executive’s termination date or, if greater, at the level in effect immediately prior to the change in control, (b) a lump-sum payment equal to 150% (100% for Ms. Chen unless such termination occurs during the Retention Period, in which case her percentage will also be 150%) of the executive’s annual bonus for the year of termination at target level, as in effect immediately prior to the executive’s termination date, or if greater, at the level in effect immediately prior to the change in control, (c) a lump sum payment equal to the monthly COBRA premium that the executive would be required to pay to continue group health coverage in effect on the date of the executive’s termination of employment, multiplied by eighteen for Messrs. Krepsik and Khan and twelve for Ms. Chen (unless such termination occurs during the Retention Period, in which case her multiple will also be eighteen) and (d) full acceleration of vesting of the executive’s outstanding equity awards (for awards that are subject to performance-based vesting, all such performance goals and other vesting criteria will be treated as set forth in the underlying award agreement). The foregoing payments are conditional on the executive executing and not revoking a release of claims agreement with Quotient. Each of Messrs. Krepsik and Khan is prohibited for a period of (a) twelve months following termination of employment from competing with Quotient and (b) twelve months following termination of employment from soliciting Quotient’s employees, customers and other persons who conduct business with Quotient.

For an estimate of the value of the severance payments described above that would be payable to Quotient’s named executive officers upon a qualifying termination on September 1, 2023, see the section of this proxy statement entitled “— Quantification of Payments and Benefits to Quotient’s Named Executive Officers.” As further discussed below, we assumed for such calculations that the Merger was consummated and each such named executive officer experienced a qualifying termination on September 1, 2023 (which is the assumed date solely for purposes of the golden parachute compensation disclosure discussed in the section of this proxy statement entitled “— Quantification of Payments and Benefits to Quotient’s Named Executive Officers”).

Indemnification Insurance

Pursuant to the terms of the Merger Agreement, Quotient’s directors and executive officers will be entitled to certain ongoing indemnification and coverage for a period of 6 years following the Effective Time under directors’ and officers’ liability insurance policy from the Surviving Corporation. This indemnification and insurance coverage is further described in the section entitled “The Merger Agreement — Indemnification and Insurance.”

New Compensation Arrangements

Any executive officers and directors who become officers, directors or employees or who otherwise are retained to provide services to the Surviving Corporation may enter into new individualized compensation arrangements and may participate in cash or equity incentive or other benefit plans maintained by Parent, any of its affiliates or the Surviving Corporation. As of the date of this proxy statement, no compensation arrangements between such persons and the Surviving Corporation and/or its affiliates have been established or discussed.

Quantification of Payments and Benefits to Quotient’s Named Executive Officers

In accordance with Item 402(t) of Regulation S-K, the table below sets forth the amount of compensation and benefits that is based on or otherwise relates to the Merger that will or may become payable to each of Quotient’s named executive officers, assuming (a) that the Merger was consummated and each such named executive officer experienced a qualifying termination on September 1, 2023 (which is the assumed date solely for purposes of this golden parachute compensation disclosure); (b) a per share price of Quotient common stock of $4.00; (c) that each named executive officer’s base salary rate and annual target bonus remain unchanged from those in effect as of the date of this proxy statement; and (d) equity awards that are outstanding as of September 1, 2023 remain outstanding as of such date. The calculations in the table below do not include any amounts that the named executive officers were entitled to receive or that were vested as of the date hereof. In addition, these amounts do not attempt to forecast any additional awards, grants or forfeitures that may occur prior to the Effective Time or any awards that, by their terms, vest irrespective of the Merger prior to September 1, 2023. In addition to the assumptions described in this paragraph, the amounts set forth in the table below are based on certain other assumptions that are described in the footnotes accompanying the table below. For purposes of the footnotes to the table below, “double trigger” refers to benefits that require two (2) conditions, which are consummation of the Merger and a qualifying termination. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

Golden Parachute Compensation

Named Executive Officer	Cash ($)(1)	Equity Awards ($)(2)	Benefits ($)(3)	Total ($)(4)
Matthew Krepsik	$1,500,000	$7,323,885	$62,958	$8,886,843
Yuneeb Khan	$1,276,500	$7,892,058	$14,920	$9,183,478
Connie Chen	$912,000	$2,611,901	$41,783	$3,565,683

(1)

Cash Severance Payments for Named Executive Officers.

Each of the named executive officers is party to an agreement that provides for double trigger severance in connection with a change in control. As described in the section “— Interests of Quotient’s Executive Officers and Directors in the Merger —  Executive Severance Arrangements,” each executive is entitled to cash severance consisting of (a) 150% of the executive’s base salary as in effect immediately prior to the executive’s termination date or, if greater, at the level in effect immediately prior to the change in control (the base salary component of severance for the executives are the following amounts: (i) Mr. Krepsik — $750,000, (ii) Mr. Khan — $690,000 and (iii) Ms. Chen — $570,000), and (b) a lump-sum payment equal to 150% of the executive’s annual bonus for the year of termination at target level, as in effect immediately prior to the executive’s termination date, or if greater, at the level in effect immediately prior to the change in control (the bonus component of severance for the executives are the following amounts: (i) Mr. Krepsik — $750,000, (ii) Mr. Khan — $586,500 and (iii) Ms. Chen — $342,000).

(2)

Equity Award Treatment.

As described above in the section of this proxy statement entitled “The Merger Agreement —  Merger Consideration — Treatment of Quotient Equity Awards,” unvested equity awards will be treated as follows and the table below sets forth the accelerated value of each type of equity award held by the named executive officer:

Each Company Option that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive a cash payment equal to the product of (a) the number of shares of Quotient common stock subject to such Company Option as of immediately prior to the Effective Time and (b) the excess, if any, of the Per Share Price over the exercise price per share of Quotient common stock subject to such Company Option as of the Effective Time. Each Company Option with an exercise price per share equal to or greater than the Per Share Price will be cancelled without any action on the part of the holder of such Company Option and without any cash payment being made in respect thereof.

Each Company RSU that is outstanding as of immediately prior to the Effective Time will be cancelled and converted into the right to receive a cash payment equal to the product of (a) the number of shares of Quotient common stock subject to such Company RSU as of immediately prior to the Effective Time and (b) the Per Share Price.

Each Company PSU that is outstanding as of immediately prior to the Effective Time will be cancelled and converted into the right to receive a cash payment equal to the product of (a) the number of shares of Quotient common stock subject to such Company PSU as of immediately prior to the Effective Time and (b) the Per Share Price (with any performance-vesting conditions deemed achieved as of immediately prior to the Effective Time at 100% of the target level of performance (which is equal to 100% of the Company PSUs underlying each Company PSU award granted in 2022)).

Named Executive Officer	Accelerated Value of Option Awards ($)	Accelerated Value of RSU Awards ($)	Accelerated Value of PSU Awards ($)	Total ($)
Matthew Krepsik	$0	$3,300,277	$4,023,608	$7,323,885
Yuneeb Khan	$0	$4,393,762	$3,498,296	$7,892,058
Connie Chen	$85,000	$1,098,993	$1,427,908	$2,611,901

(3)

As described in the section of this proxy statement entitled “— Interests of Quotient’s Executive Officers and Directors in the Merger —  Executive Severance Arrangements,” this amount represents the value of a lump sum payment equal to the monthly COBRA premium that the executive would be required to pay to continue group health coverage in effect on the date of the executive’s termination of employment, multiplied by eighteen.

(4)

This amount includes the aggregate dollar value of the sum of all amounts reported in the preceding columns. If any of the amounts provided for under the individual’s change in control and severance agreement or otherwise payable to any of the named executive officers would constitute “parachute payments” within the meaning of Section 280G of the United States Internal Revenue Code of 1986 (which we refer to, as amended, as the “Code”) and could be subject to the related excise tax, the named executive officer would be entitled to receive either full payment of his or her benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the named executive officer. Totals may not foot due to rounding.

Financing of the Merger

We anticipate that the total amount of funds necessary to complete the transactions contemplated by the Merger Agreement, and to pay related fees and expenses, will be approximately $500 million. This amount includes funds needed to pay the Required Amount, including to: (a) pay the aggregate consideration in respect of the Quotient common stock (other than the Unconverted Shares), (b) pay the aggregate Equity Award Consideration in respect of the Company Options, Company RSUs and Company PSUs, (c) make payments in connection with repayment of all indebtedness outstanding under the Credit Agreements and (d) pay all fees and expenses required to be paid by the Company, Parent or Merger Sub in connection with the Merger and the Financing.

Parent and Merger Sub have obtained committed Financing consisting of (a) Equity Financing to be provided by Charlesbank pursuant to the terms and conditions of the Equity Commitment Letter and (b) Debt Financing to be provided by the Lender Party pursuant to the terms and conditions of the Debt Commitment Letter. In connection with the Merger Agreement, Parent and Merger Sub have delivered to Quotient copies of the Debt Commitment Letter and the Equity Commitment Letter.

Equity Financing

Pursuant to the Equity Commitment Letter, and subject to the terms and conditions thereof, Charlesbank has committed to capitalize Parent at the Closing with an aggregate equity contribution equal to $153 million, minus the amount of cash held by Parent and its subsidiaries as of the Effective Time that is available for use at the Effective Time as a source of payment by Parent of the Required Amount, for the purpose of funding the Required Amount. The obligations of Charlesbank to provide the Equity Financing under the Equity Commitment Letter are subject only to the following conditions: (a) the satisfaction or waiver by Parent of each of the conditions to the obligations of Parent and Merger Sub to consummate the transactions set forth in the Merger Agreement (other than those conditions that by their nature can only be satisfied at the Closing, but subject to such conditions being capable of and actually being satisfied at the Closing), (b) the satisfaction in full or valid waiver, on or before the Closing, of all the conditions precedent to the funding of the Debt Financing (other than the funding) and the concurrent receipt by Parent and Merger Sub of the net cash proceeds of the Debt Financing (on the terms and subject to the conditions described in the Debt Commitment Letter) and (c) the substantially concurrent closing of the transactions contemplated by the Merger Agreement.

The obligation of Charlesbank to provide the Equity Financing under the Equity Commitment Letter will expire and terminate upon the earlier of: (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Closing and (c) the commencement by Quotient or any of its subsidiaries of a lawsuit (other than a lawsuit for certain retained claims) against Charlesbank or its related parties for certain claims, subject to the limitations and conditions set forth in the Equity Commitment Letter.

Quotient is an express third-party beneficiary of the Equity Commitment Letter solely (a) for the purpose of specifically enforcing Parent’s right to draw down the Equity Commitment, (b) to the extent the Company is entitled to cause Parent to draw down the Equity Commitment or (c) to prevent amendments or assignments of the Equity Commitment Letter not authorized by the Company, in each case, subject to the limitations and conditions set forth in the Equity Commitment Letter.

Debt Financing

In addition, in connection with the Merger Agreement, the Lender Party has committed to provide Parent with Debt Financing in an aggregate principal amount that is sufficient, when taken together with the Equity Financing, to pay the Required Amount. The obligations of the Lender Party to provide Debt Financing under the Debt Commitment Letter is subject to a number of customary conditions, including the substantially concurrent consummation of the Merger.

Limited Guaranty

Pursuant to the Limited Guaranty, Charlesbank has agreed to guarantee the due and punctual payment, performance, observance and discharge, when due, of the Guaranteed Obligations, which include: (a) the Parent Termination Fee, (b) certain enforcement expenses payable by Parent, (c) any liability for fraud or any willful breach of the Merger Agreement by Parent or Merger Sub prior to termination of the Merger Agreement and (d) certain indemnification and reimbursement obligations payable by Parent in connection with arrangement of the Debt Financing. The maximum aggregate amount payable by Charlesbank under the Guaranteed Obligations may not exceed the Cap, which is an amount equal to the sum of the Parent Termination Fee plus $2 million.

Subject to specified exceptions, the Limited Guaranty will terminate upon the earliest of the Closing and the date that is 90 days from the date following delivery of any notice of termination of the Merger Agreement by Parent, subject to certain exceptions set forth in the Limited Guaranty.

Closing and Effective Time

The closing of the Merger (which we refer to as the “Closing”) will take place at a closing to occur remotely at 9:00 a.m. New York City time on the date that is two business days after the date on which all conditions to the Closing, which are described below in the section of this proxy statement entitled “The Merger Agreement — Conditions to the Closing of the Merger” (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other time, location and date as Parent, Merger Sub and Quotient may mutually agree in writing. The date on which the Closing takes place is herein referred to as the “Closing Date.”

Accounting Treatment

The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Appraisal Rights

This section summarizes Delaware law pertaining to appraisal rights in connection with the Merger. The following discussion is not a complete statement of the law pertaining to appraisal rights under Delaware law and is qualified in its entirety by the full text of Section 262 of the DGCL, which is attached to this proxy statement as Annex E and incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that you exercise your appraisal rights under Section 262 of the DGCL.

Any person contemplating the exercise of such appraisal rights should carefully review the provisions of Section 262 of the DGCL, which is attached hereto as Annex E, particularly the procedural steps required to properly demand and perfect such rights. Failure to follow the steps required by Section 262 of the DGCL for demanding and perfecting appraisal rights may result in the loss of such rights. All references in Section 262 of the DGCL and in this summary to a (a) “stockholder” are to the record holder of shares of Quotient common stock, (b) “beneficial owner” are to a person who is the beneficial owner of shares of Quotient common stock held either in voting trust or by a nominee on behalf of such person and (c) “person” are to an individual, corporation, partnership, unincorporated association or other entity.

Under Section 262 of the DGCL, stockholders desiring to exercise their right to appraisal must (a) properly submit a written demand for an appraisal of their shares of Quotient common stock to Quotient prior to the stockholder vote on the approval and adoption of the Merger Agreement and the Merger; (b) not submit a proxy or otherwise vote in favor of the approval and adoption of the Merger Agreement and the Merger; (c) hold shares of Quotient common stock upon the making of a demand under clause (a) and continue to hold their shares of Quotient common stock through the effective date of the Merger; (d) not thereafter withdraw their demand for appraisal of their shares or otherwise lose their appraisal rights, in each case in accordance with the DGCL; and (e) otherwise meet the criteria and follow the procedures set forth in Section 262 of the DGCL. A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with the procedures of subsection (d)(1) of Section 262 of the DGCL summarized above, provided that (a) such beneficial owner continuously owns such shares through the effective date of the Merger and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of Section 262; and (b) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by Quotient under Section 262 of the DGCL and to be set forth on the Verified List (as defined below). The shares of Quotient common stock are currently listed on a national securities exchange, and, assuming such shares remain listed on a national securities exchange immediately prior to the Merger (which we expect to be the case) after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all holders of Quotient common stock who are otherwise entitled to appraisal rights unless (a) the total number of shares of Quotient common stock entitled to appraisal exceeds 1% of the outstanding shares of Quotient common stock eligible for appraisal; or (b) the value of the aggregate consideration offered pursuant to the Merger Agreement in respect of such total number of shares exceeds $1,000,000. We refer to these conditions as the “Minimum Conditions.”

Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment; provided, however, that at any time before the Delaware Court of Chancery enters judgment in the appraisal proceeding, the Surviving Corporation may pay to each person entitled to appraisal an amount in cash, in which case any such interest will accrue after the time of such payment only on the amount that equals the sum of (a) the difference, if any, between the amount so paid and the “fair value” of the shares as determined by the Delaware Court of Chancery and (b) any interest accrued prior to the time of such voluntary payment, unless paid at such time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the Merger Consideration offered pursuant to the Merger Agreement if they did not seek appraisal of their shares.

Under Section 262 of the DGCL, where a merger agreement is to be submitted for approval and adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available that appraisal rights are available and include in the notice a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes such notice that appraisal rights are available in connection with the Merger, and the full text of Section 262 of the DGCL is attached to this proxy statement as Annex E. In connection with the Merger, any person who wishes to exercise appraisal rights or who wishes to preserve such person’s right to do so should review Annex E carefully. Failure to comply with the requirements of Section 262 of the DGCL in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A person who loses his, her or its appraisal rights will be entitled to receive the consideration offered pursuant to the Merger Agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal, we believe that if a person considers exercising such rights, that person should seek the advice of legal counsel.

Stockholders and beneficial owners wishing to exercise the right to seek an appraisal of their shares of Quotient common stock must strictly comply with Section 262 of the DGCL. In addition, a stockholder of record, a beneficial owner or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective date of the Merger. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

Because a proxy that does not contain voting instructions will, unless timely revoked, be voted in favor of the approval and adoption of the Merger Agreement and the Merger, a stockholder who votes by proxy and who wishes to exercise appraisal rights should not return a blank proxy, but rather must vote against the approval and adoption of the Merger Agreement and the Merger, abstain or not vote his, her or its shares. Beneficial owners should consult with their bank, broker or other nominee regarding methods of voting.

Filing Written Demand

Any stockholder or beneficial owner wishing to exercise appraisal rights must deliver to us, before the vote on the approval and adoption of the Merger Agreement and the Merger at the Special Meeting, a written demand for the appraisal of such person’s shares of Quotient common stock. Neither voting against the approval and adoption of the Merger Agreement and the Merger nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement and the Merger will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote on the approval and adoption of the Merger Agreement and the Merger. A stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the approval and adoption of the Merger Agreement and the Merger at the Special Meeting may constitute a waiver of appraisal rights.

Record Holders

A demand for appraisal by a holder of record must be executed by or on behalf of the holder of record and must reasonably inform us of the identity of the stockholder and state that the person intends thereby to demand appraisal of the stockholder’s shares in connection with the Merger. If a holder of record is submitting a demand with respect to shares owned of record in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner in such capacity, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. A holder of record, such as a brokerage firm, bank, trust or other nominee, who holds shares of Quotient common stock as nominee or intermediary for one or more beneficial owners may exercise appraisal rights with respect to shares of Quotient common stock held for one or more beneficial owners while not exercising appraisal rights for other beneficial owners. In that case, the written demand should state the number of shares of Quotient common stock as to which appraisal is sought. Where no number of shares of Quotient common stock is expressly mentioned, the demand will be presumed to cover all shares of Quotient common stock held in the name of the holder of record.

Beneficial Owners

A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with the procedures of subsection (d)(1) of Section 262 of the DGCL summarized above, provided that (a) such beneficial owner continuously owns such shares through the effective date of the Merger and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of Section 262 of the DGCL, and (b) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by Quotient under Section 262 of the DGCL and to be set forth on the Verified List. Although not expressly required by Section 262 of the DGCL, Quotient reserves the right to take the position that it may require the submission of all information required of a beneficial owner under subsection (d)(3) of Section 262 of the DGCL with respect to any person sharing beneficial ownership of the shares for which such demand is submitted.

All written demands for appraisal pursuant to Section 262 of the DGCL should be mailed or delivered to:

Quotient Technology Inc.

Attention: Secretary

1260 East Stringham Avenue, Sixth Floor

Salt Lake City, Utah 84106

Demands for appraisal may not be submitted by electronic transmission.

Actions After Completion of the Merger

If the Merger is completed, within 10 days after the effective date of the Merger, the Surviving Corporation will notify each holder of Quotient common stock who has made a written demand for appraisal pursuant to Section 262 of the DGCL and who has not voted in favor of the approval and adoption of the Merger Agreement and the Merger, and any beneficial owner who has properly demanded appraisal of the effective date of the Merger. At any time within 60 days after the effective date of the Merger, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to us a written withdrawal of the demand for appraisal.

Within 120 days after the effective date of the Merger, the Surviving Corporation or any person who has complied with Section 262 of the DGCL and is entitled to appraisal rights under Section 262 of the DGCL, may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder of record or beneficial owner, demanding a determination of the fair value of the shares held by all our stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and no person should assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Quotient common stock. Accordingly, any stockholders or beneficial owners who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of Quotient common stock within the time and in the manner prescribed in Section 262 of the DGCL. The failure of a record holder or beneficial owner of shares of Quotient common stock to file such a petition within the period specified in Section 262 of the DGCL could result in the loss of appraisal rights.

Within 120 days after the effective date of the Merger, any person who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the approval and adoption of the Merger Agreement and the Merger and with respect to which we have received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand on his, her or its own behalf, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). The Surviving

Corporation must give this statement to the requesting stockholder or beneficial owner within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by a record holder of shares of Quotient common stock or a beneficial owner and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list (which we refer to as the “Verified List”) containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to the Surviving Corporation and all of the stockholders shown on the Verified List at the addresses stated therein. The forms of the notices by mail and by publication shall be approved by the Delaware Court of Chancery, and the costs of these notices shall be borne by the Surviving Corporation.

After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those persons who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal of their shares to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any person fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to such person.

In addition, assuming Quotient common stock remained listed on a national securities exchange immediately prior to the effective time of the Merger, the Delaware Court of Chancery will dismiss the appraisal proceedings as to all our stockholders who assert appraisal rights unless one of the Minimum Conditions is met.

Determination of Fair Value

After determining the persons entitled to appraisal, the Delaware Court of Chancery will determine the “fair value” of the shares of Quotient common stock subject to appraisal, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value (subject, in the case of interest payments, to any voluntary cash payments made by the Surviving Corporation pursuant to subsection (h) of Section 262 of the DGCL that have the effect of limiting the sum on which interest accrues as described above).

In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Persons considering seeking appraisal should be aware that the fair value of their shares of Quotient common stock as so determined by the Delaware Court of Chancery could be more than, the same as or less than the

Merger Consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares of Quotient common stock and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration offered pursuant to the Merger Agreement is not an opinion as to, and may not in any manner address, “fair value” under Section 262 of the DGCL. Although we believe that the consideration offered pursuant to the Merger Agreement is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and persons considering exercising appraisal rights should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the consideration offered pursuant to the Merger Agreement. Neither Quotient nor Parent anticipates offering more than the consideration offered pursuant to the Merger Agreement to any holder of shares of Quotient common stock exercising appraisal rights, and Quotient and Parent each reserve the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 of the DGCL and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Quotient common stock is less than the Merger Consideration offered pursuant to the Merger Agreement. If a demand for appraisal is duly withdrawn, a petition for appraisal is not timely filed, neither of the Minimum Conditions is met (assuming our Quotient common stock remained listed on a national securities exchange immediately prior to the effective time of the Merger) or other requirements imposed by Section 262 of the DGCL to perfect and seek appraisal are not satisfied, then the right to an appraisal will cease.

Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the Verified List may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262 of the DGCL.

The Delaware Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by the Surviving Corporation to the persons entitled thereto. Payment will be made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such court may be enforced.

The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the Verified List who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to appraisal not dismissed pursuant to subsection (k) of Section 262 of the DGCL or subject to such an award pursuant to a reservation of jurisdiction under Subsection (k) of Section 262 of the DGCL. In the absence of such an order, each party bears its own expenses.

If any person who demands appraisal of his, her or its shares of Quotient common stock under Section 262 of the DGCL fails to perfect, or loses or successfully withdraws, such person’s right to appraisal, such person’s shares of Quotient common stock will be deemed to have been converted at the effective time of the Merger into the right to receive the consideration offered pursuant to the Merger Agreement, without interest. A person will fail to perfect, or effectively lose or withdraw, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the Merger, neither of the Minimum Conditions is met (assuming our common stock remained listed on a national securities exchange immediately prior to the effective time of the Merger) or if the person delivers to the Surviving Corporation a written withdrawal of the person’s demand for appraisal in accordance with Section 262 of the DGCL.

From and after the effective time of the Merger, no person who has demanded appraisal rights with respect to some or all of such person’s shares of Quotient common stock will be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares, except dividends or other distributions payable to stockholders of record as of a time prior to the effective time of the Merger. If no petition for an appraisal is filed, if neither of the Minimum Conditions is met (assuming our Quotient common stock remained listed on a national securities exchange immediately prior to the effective time of the Merger), or if the person who has made a demand for appraisal delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal in respect of some or all of such person’s shares within 60 days after the effective date of the Merger in accordance with Section 262 of the DGCL, then the right of such person to an appraisal of such shares will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, no the appraisal proceeding shall be dismissed as to any person without the approval of the Delaware Court of Chancery and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including without limitation, a reservation of jurisdiction for any application to the Delaware Court of Chancery made under subsection (j) of Section 262 of the DGCL; provided that this sentence does not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the Merger within 60 days after the effective date of the Merger.

Failure to comply with all of the procedures set forth in Section 262 of the DGCL may result in the loss of a stockholder’s or beneficial owner’s statutory appraisal rights. Consequently, any stockholder or beneficial owner wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Litigation Relating to the Merger

On July 26, 2023, a purported Quotient stockholder filed a complaint in the U.S. District Court for the Southern District of New York against Quotient and the members of the Board of Directors, captioned O’Dell v. Quotient Technology Inc., et al., 23-cv-06464. On July 28, 2023, another purported Quotient stockholder filed a complaint in the U.S. District Court for the Southern District of New York against Quotient and the members of the Board of Directors, captioned Wang v. Quotient Technology Inc., et al., 23-cv-6593. We refer to the complaints referenced in this paragraph as the “Complaints.”

The Complaints assert claims against all defendants under Section 14(a) of the Exchange Act, and Rule 14a-9 promulgated thereunder, for issuing Quotient’s preliminary proxy statement filed by Quotient on July 14, 2023 (which we refer to as the “Preliminary Proxy”) with allegedly false and misleading statements of material facts and omissions of material facts, and against the individual defendants under Section 20(a) of the Exchange Act for alleged “control person” liability with respect to such allegedly false and misleading statements of material facts and omissions of material facts. The allegations in the Complaints include that the Preliminary Proxy omitted material information regarding Quotient’s financial projections and the analyses performed by Houlihan Lokey. The Complaints seek, among other things: (a) an injunction enjoining the consummation of the Merger; (b) rescission or rescissory damages in the event the Merger Agreement is consummated; (c) direction that defendants account for all damages suffered as a result of any misconduct; (d) costs of the action, including plaintiffs’ attorneys’ fees and experts’ fees; and (e) other relief the court may deem just and proper.

In addition to the Complaints, on July 24 and 25, 2023, four purported Quotient stockholders sent demand letters (which we refer to as the “Demands”) alleging similar deficiencies regarding the disclosures made in the Preliminary Proxy. The Demands also allege that the Preliminary Proxy omitted material information regarding potential conflicts of interest.

Quotient believes that the disclosures set forth in the Preliminary Proxy comply fully with all applicable laws and that the allegations contained in the Complaints and the Demands are meritless. There may be additional lawsuits and shareholder demands arising out of the merger in the future. No assurances can be made as to the outcome the Complaints or the Demands.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a general discussion of certain U.S. federal income tax consequences of the Merger that may be relevant to U.S. Holders (as defined below) of shares of Quotient common stock whose shares of Quotient common stock are converted into the right to receive cash pursuant to the Merger. This discussion is limited to

U.S. Holders who hold their shares of Quotient common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address U.S. federal income tax consequences with respect to holders other than U.S. Holders. This discussion is based upon the Code, Treasury Regulations promulgated under the Code, rulings and other published positions of the United States Internal Revenue Service (which we refer to as the “IRS”) and judicial decisions, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described in this discussion. No advance ruling has been or will be sought from the IRS, and no opinion of counsel has been or will be rendered, regarding any matter discussed below.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of Quotient common stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity or arrangement taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (b) the trust validly elected to be treated as a “United States person” for U.S. federal income tax purposes.

This discussion is for general information purposes only and does not purport to be a complete analysis of all of the U.S. federal income tax considerations that may be relevant to particular holders in light of their particular facts and circumstances, or to Quotient stockholders subject to special rules under the U.S. federal income tax laws, including, for example:

•	banks and other financial institutions;

•	mutual funds;

•	insurance companies;

•	brokers or dealers in securities, currencies or commodities;

•	traders in securities subject to a mark-to-market method of accounting with respect to shares of Quotient common stock;

•	regulated investment companies and real estate investment trusts;

•	retirement plans, individual retirement and other deferred accounts;

•	tax-exempt organizations, governmental agencies, instrumentalities or other governmental organizations and pension funds;

•	holders that hold shares of Quotient common stock as part of a “straddle,” hedge, constructive sale, or other integrated transaction or conversion transaction or similar transactions;

•	U.S. holders whose functional currency is not the U.S. dollar;

•

partnerships, other entities classified as partnerships for U.S. federal income tax purposes, “S corporations,” or any other pass-through entities for U.S. federal income tax purposes (or investors in such entities);

•	holders that own or have owned (directly, indirectly or constructively) 5% or more of Quotient common stock (by vote or value);

•	holders that received their shares of Quotient common stock in a compensatory transaction, through a tax-qualified retirement plan or pursuant to the exercise of options or warrants;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	holders that own an equity interest in Parent following the Merger;

•	holders subject to any applicable minimum tax;

•	holders exercising appraisal rights under the DGCL; and

•

persons required to accelerate the recognition of any item of gross income with respect to Quotient common stock as a result of such income being taken into account on an applicable financial statement.

This discussion does not address any U.S. federal tax considerations other than those pertaining to the income tax (such as estate, gift or other non-income tax consequences) or any state, local or foreign income or non-income tax considerations. In addition, this discussion does not address any considerations arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 or any considerations in respect of the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations and administrative guidance promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith and any laws, regulations or practices adopted in connection with any such agreement).

If any entity or arrangement treated as a partnership for U.S. federal income tax purposes is a beneficial owner of shares of Quotient common stock, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner, the activities of the partner and the partnership and certain determinations made at the partner level. Accordingly, entities or arrangements treated as partnerships holding shares of Quotient common stock, and any partners therein, should consult their tax advisors as to the particular tax consequences to them of the Merger.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE TRANSACTIONS DISCUSSED HEREIN TO ANY PARTICULAR QUOTIENT STOCKHOLDER WILL DEPEND ON THE QUOTIENT STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE MERGER IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, INCLUDING U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES.

The receipt of cash by a U.S. Holder in exchange for shares of Quotient common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. Holder who receives cash in exchange for Quotient common stock pursuant to the Merger will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received in the Merger and the U.S. Holder’s adjusted tax basis in the shares of Quotient common stock surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares of Quotient common stock. Any gain or loss will generally be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the Merger. Long-term capital gains of certain non-corporate holders, including individuals, currently are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of Quotient common stock at different times or different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of Quotient common stock.

Information Reporting and Backup Withholding

Generally, information reporting requirements may apply in connection with payments made to U.S. Holders in connection with the Merger.

Backup withholding of tax (currently, at a rate of 24%) generally will apply to the proceeds received by a U.S. Holder pursuant to the Merger, unless the U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. Holder’s correct taxpayer identification number and certifying that such U.S. Holder is not subject to backup withholding, or otherwise establishes an exemption, and otherwise complies with the backup withholding rules.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder may be refunded or credited against such U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY. IT DOES NOT ADDRESS TAX CONSIDERATIONS THAT MAY VARY WITH, OR ARE CONTINGENT ON, YOUR INDIVIDUAL CIRCUMSTANCES OR THE APPLICATION OF ANY U.S. NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION, AND HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING SUCH MATTERS AND THE TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Regulatory Approval Required for the Merger

HSR Act

The Merger is subject to the HSR Act. Each of the parties to the Merger Agreement has agreed, and agreed to cause their affiliates, to (subject to the terms and conditions of the Merger Agreement) take all action reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act as promptly as practicable and in any event at least 5 business days prior to the Termination Date.

A transaction notifiable under the HSR Act may not be completed until the expiration or termination of a 30-day waiting period following the parties’ filings of their HSR Act notification and report forms. If the Federal Trade Commission (which we refer to as the “FTC”) or the Antitrust Division of the Department of Justice (which we refer to as the “DOJ”) issues a request for additional information and documentary materials (which we refer to as a “Second Request”) prior to the expiration of the initial waiting period, the parties must observe a second 30-day waiting period, which would begin to run only after the parties have substantially complied with the Second Request, unless the waiting period is terminated earlier or the parties otherwise agree to extend the waiting period. The parties made the required filings with the FTC and the DOJ on June 30, 2023, and the initial 30-day waiting period expired at 11:59 p.m. Eastern Time on July 31, 2023.

At any time before or after consummation of the Merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot be certain that a challenge to the Merger will not be made or that, if a challenge is made, we will prevail.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of Quotient common stock entitled to vote thereon is required for approval of the Merger Agreement Proposal.

Assuming a quorum is present, (a) a failure to be represented by proxy or attend the Special Meeting, (b) abstentions and (c) “broker non-votes” (if any) will each have the same effect as a vote “AGAINST” the Merger Agreement Proposal. Shares of Quotient common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a Quotient stockholder returns a signed proxy card without indicating voting preferences on such proxy card, the shares of Quotient common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting, and all of such shares will be voted as recommended by the Board of Directors.

The Board of Directors recommends that you vote “FOR” the Merger Agreement Proposal.

THE MERGER AGREEMENT

The following summarizes the provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this summary may not contain all of the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

The representations, warranties, covenants and agreements described below and included in the Merger Agreement (a) were made only for purposes of the Merger Agreement and as of specific dates; (b) were made solely for the benefit of the parties to the Merger Agreement; and (c) may be subject to important qualifications, limitations and supplemental information agreed to by Quotient, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement. In addition, the representations and warranties have been included in the Merger Agreement for the purpose of allocating contractual risk between Quotient, Parent and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Quotient stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Quotient, Parent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of Quotient, Parent, and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure schedules to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Quotient, Parent, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Quotient and our business.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

The Merger Agreement provides that, in accordance with the DGCL and upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, Merger Sub will merge with and into Quotient, the separate existence of Merger Sub will cease and Quotient will be the Surviving Corporation. At the Effective Time, subject to the terms and conditions of the Merger Agreement and the DGCL, all of the property, rights, privileges, powers and franchises of Quotient and Merger Sub will vest in the Surviving Corporation and all of the debts, liabilities and duties of Quotient and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

At the Effective Time, the certificate of incorporation of Quotient will be amended and restated in its entirety to read as set forth in the applicable exhibit attached to the Merger Agreement and will be the certificate of incorporation of the Surviving Corporation, and the bylaws of the Surviving Corporation will be amended and restated in their entirety to be the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, in each case, until thereafter amended.

At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation immediately following the Effective Time, and the officers of Quotient immediately prior to the Effective Time will be the officers of the Surviving Corporation immediately following the Effective Time, in each case, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal, in each case as provided in the organizational documents of the Surviving Corporation and by applicable law.

Closing and Effective Time

The Closing will take place at a closing to occur remotely at 9:00 a.m. New York City time on the date that is two business days after the date on which all conditions to the Closing, which are described below in the section of this proxy statement entitled “— Conditions to the Closing of the Merger” (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other time, location and date as Parent, Merger Sub and Quotient may mutually agree in writing.

At the Closing, the parties will file a certificate of merger with respect to the Merger with the Secretary of State for the State of Delaware as provided under the DGCL. The time at which the Merger will become effective is herein referred to as the “Effective Time.”

Merger Consideration

Quotient Common Stock

At the Effective Time, by virtue of the Merger and without any action on the part of Quotient, Parent, Merger Sub, or the holders of any securities of Quotient or Merger Sub, each share of Quotient common stock that is issued and outstanding as of immediately prior to the Effective Time (other than Unconverted Shares) will be automatically converted into the right to receive cash in an amount equal to $4.00, without interest and subject to any required tax withholding.

Treatment of Quotient Equity Awards

Quotient Options, RSUs and PSUs

At the Effective Time, each Company Option outstanding as of immediately prior to the Effective Time, whether vested or unvested, will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become the right to receive an amount in cash, without interest thereon and subject to applicable withholding taxes, equal to the product of (a) the number of shares of Quotient common stock subject to such Company Option as of immediately prior to the Effective Time and (b) the excess, if any, of the Per Share Price over the exercise price per share of such Company Option. Each Company Option with an exercise price per share equal to or greater than the Per Share Price will be cancelled without any action on the part of the holder of such Company Option and without any cash payment being made in respect thereof.

At the Effective Time, each Company RSU outstanding as of immediately prior to the Effective Time will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become the right to receive an amount in cash, without interest thereon and subject to applicable withholding taxes, equal to the product of (a) the Per Share Price and (b) the total number of shares of Quotient common stock subject to such Company RSU as of immediately prior to the Effective Time.

At the Effective Time, each Company PSU outstanding as of immediately prior to the Effective Time will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become the right to receive an amount in cash (with any performance-vesting conditions deemed achieved as of immediately prior to the Effective Time at 100% of the target level of performance (which is equal to 100% of the Company PSUs underlying each Company PSU award granted in 2022)), without interest thereon and subject to applicable withholding taxes, equal to the product of (a) the Per Share Price and (b) the total number of shares of Quotient common stock subject to such Company PSU as of immediately prior to the Effective Time.

Employee Stock Purchase Plan

Except for the offering period in effect under the ESPP as of June 20, 2023, no new offering periods will be authorized or will commence pursuant to the ESPP after June 20, 2023. Following June 20, 2023, no new participants will commence participation in the ESPP. With respect to any contributions accumulated under the ESPP pursuant to an offering period in effect as of June 20, 2023, participants’ rights to purchase Quotient common stock will be exercised no later than the Final Exercise Date. Following June 20, 2023, ESPP participants may not increase their payroll deduction election or contributions to the ESPP or make separate non-payroll contributions to the ESPP, except as may be required by applicable law. The ESPP will terminate immediately prior to the Effective Time, but subsequent to the exercise of purchase rights on the Final Exercise Date. Shares purchased under the ESPP on the Final Exercise Date will be eligible to receive the Merger Consideration provided to holders of Quotient common stock. At the Effective Time, any funds credited under the ESPP that are not used to purchase shares on the Final Exercise Date within the accumulated payroll withholding account for each ESPP participant will be refunded to the applicable participant in accordance with the terms of the ESPP.

Exchange and Payment Procedures

Prior to the Closing, Parent will enter into an agreement (in form and substance reasonably acceptable to Quotient) with a nationally recognized bank or trust company reasonably acceptable to Quotient to act as the payment agent in connection with the Merger (which we refer to as the “Paying Agent”).

At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Paying Agent for payment to the holders of Quotient common stock (other than Unconverted Shares), an amount of cash that is sufficient in the aggregate to pay the aggregate merger consideration payable to the holders of Quotient common stock (other than Unconverted Shares) in accordance with the Merger Agreement (which we refer to as the “Payment Fund”). The Paying Agent will invest any cash included in the Payment Fund as directed by Parent or the Surviving Corporation, subject to certain limitations set forth in the Merger Agreement. To the extent that there are any losses with respect to any investments of the Payment Fund or the Payment Fund is in sufficient to promptly pay the cash amounts to the holders of Quotient common stock (other than Unconverted Shares) in accordance with the Merger Agreement, Parent will, or will cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Payment Fund to ensure that the Payment Fund is at all times fully available for distribution and maintained at a level sufficient for the Paying Agent to make the payments contemplated by the Merger Agreement. Any income from investment of the Payment Fund will be payable to Parent or the Surviving Corporation as Parent directs.

Promptly after the Effective Time (and in any event within 3 business days), Parent and the Surviving Corporation will cause the Paying Agent to mail to each holder of record as of immediately prior to the Effective Time of a certificate (which we refer to as a “Certificate”) that immediately prior to the Effective Time represented issued and outstanding Quotient common stock (other than Unconverted Shares), (i) a form of letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent) and (ii) instructions for effecting the surrender of the Certificates in exchange for the Merger Consideration payable with respect thereto. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate will be entitled to receive in exchange therefor the Merger Consideration for each share of Quotient common stock formerly represented by such Certificate, and the Certificate so surrendered will be cancelled.

The Paying Agent will issue and deliver to each holder of uncertificated shares of Quotient common stock (which we refer to as “Uncertificated Shares”) instructions for effecting the surrender of the Uncertificated Shares in exchange for the Merger Consideration payable with respect thereto. No holder of Uncertificated Shares will be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent in order to receive the

Merger Consideration that such holder is entitled to receive pursuant to Merger Agreement. Upon receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request), such holder of Uncertificated Shares will be entitled to receive in exchange therefor the Merger Consideration for each share of Quotient common stock formerly represented by such Uncertificated Shares, and the transferred Uncertificated Shares will be cancelled. No interest will be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Per Share Price payable upon the surrender of such Certificates and transfer of Uncertificated Shares. All cash paid upon the surrender for exchange of Certificates or Uncertificated Shares in accordance with the terms of the Merger Agreement will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Quotient common stock formerly represented by such Certificates or Uncertificated Shares.

If payment of the Per Share Price is to be made to a person other than the person in whose name the surrendered Certificate or transferred Uncertificated Share is registered, it will be a condition of payment that (a) the person requesting such exchange present proper evidence of transfer or will otherwise be in proper form for transfer and (b) the person requesting such payment will have paid any transfer and other taxes required by reason of the payment of the Per Share Price to a person other than the registered holder of such Certificate or Uncertificated Share surrendered or will have established to the reasonable satisfaction of Parent that such tax either has been paid or is not applicable. Until surrendered or transferred as contemplated by the Merger Agreement, outstanding Certificates and Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the Per Share Price payable in respect of shares of Quotient common stock theretofore represented by such Certificate or Uncertificated Shares, as applicable.

If any Certificates have been lost, stolen or destroyed, the Paying Agent will issue in exchange therefor, upon the making of an affidavit of that fact by the holder of such Certificate, the Per Share Price payable in respect of such Certificates. Parent or the Paying Agent may, in its reasonable discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such reasonable amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

Any portion of the Payment Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one year after the Effective Time will be delivered to Parent (or the Surviving Corporation as directed by Parent) upon demand, and any holders of shares of Quotient common stock that were issued and outstanding immediately prior to the Effective Time who have not surrendered or transferred their Certificates or Uncertificated Shares will solely look to Parent for payment of the Per Share Price (without interest) payable in respect of the shares of Quotient common stock represented by such Certificates or Uncertificated Shares (subject to abandoned property, escheat or similar law). Any amounts remaining unclaimed by holders of any such Certificates or Uncertificated Shares 2 years after the Effective Time, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any governmental authority, will, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.

Withholding

Each of the Paying Agent, Parent, Quotient and the Surviving Corporation (without duplication) will be entitled to deduct and withhold from any cash amounts payable pursuant to the Merger Agreement to any holder or former holder of Quotient common stock, Company Options, Company RSUs and Company PSUs such amounts as are required to be deducted or withheld therefrom pursuant to any law in respect of taxes. To the extent that such amounts are so deducted or withheld and paid over to the appropriate governmental authority, such deducted or withheld amounts will be treated for all purposes of the Merger Agreement as having been paid to the person to whom such amounts would otherwise have been paid in satisfaction of the corresponding obligations under the Merger Agreement.

Representations and Warranties

The Merger Agreement contains representations and warranties of Quotient, Parent and Merger Sub.

Some of the representations and warranties in the Merger Agreement made by Quotient are qualified as to materiality or “Company Material Adverse Effect.” For purposes of the Merger Agreement, “Company Material Adverse Effect” means any condition, change, event or development (each of which we refer to as an “Effect”) that, individually or in the aggregate, (a) has or would be reasonably expected to have a material adverse effect on the business, financial condition or results of operations of Quotient and its subsidiaries, taken as a whole (which we refer to as “Company Operations Material Adverse Effect”), or (b) would be expected to prevent or delay beyond the Termination Date the consummation of the transactions contemplated by the Merger Agreement; provided, that, with respect to a Company Operations Material Adverse Effect only, none of the following, and no Effect arising out of, relating to or resulting from the following (in each case, by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred (subject to the limitations set forth below):

•	general economic conditions, or conditions in the global, international or regional economy generally;

•

conditions in the equity, credit, debt, financial, currency or capital markets, including (a) changes in interest rates or credit ratings; (b) changes in exchange rates for the currencies of any country; or (c) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;

•	conditions in the industries in which Quotient and its subsidiaries conduct business or in any specific jurisdiction or geographical area in which Quotient conducts business, or changes therein;

•	regulatory, legislative or political conditions;

•

any geopolitical conditions, outbreak of hostilities, armed conflicts, acts of war (whether or not declared), rebellion, insurrection, sabotage, cyberterrorism (including by means of cyber-attack by or sponsored by a governmental authority), terrorism or military actions, including any escalation or worsening of the foregoing or any threats thereof;

•

earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, nuclear incidents, foreign or domestic social protest or social unrest (whether or not violent) or other natural or man-made disasters, weather conditions, power outages or electrical black-outs, and other force majeure events, including any escalation or worsening of any of the foregoing;

•

the negotiation, execution, delivery or performance of the Merger Agreement or the announcement of the Merger Agreement or the pendency of the Merger, including the impact thereof on the relationships, contractual or otherwise, of Quotient and its subsidiaries with customers, suppliers, lenders, lessors, business partners, employees, regulators, governmental authorities, vendors or any other third Person;

•	the compliance by any party with the terms of the Merger Agreement, including any action taken or refrained from being taken pursuant to or in accordance with the Merger Agreement;

•

any action taken or refrained from being taken, in each case to which Parent has, in writing, approved or consented to following the date of the Merger Agreement, any failure to take any action resulting from Parent’s failure to grant any consent requested by Quotient to take any action restricted or prohibited by the Merger Agreement, or the taking of any action, or failure to take any action, by Parent, Merger Sub or any of their affiliates;

•

changes or proposed changes in GAAP or other accounting standards or in any applicable laws (or the enforcement or interpretation of any of the foregoing), including the adoption, implementation, repeal, modification, reinterpretation or proposal of any law, regulation or policy (or the enforcement thereof) by any governmental authority, or any panel or advisory body empowered or appointed thereby;

•

any epidemics, pandemics (including COVID-19 and any evolutions or mutations thereof), plagues, other outbreaks of illness or public health events (including quarantine restrictions), including any escalation or worsening of any of the foregoing;

•	any anti-dumping actions, international tariffs, sanctions trade policies or disputes or any “trade war” or similar actions;

•

any changes in the price or trading volume of Quotient common stock, in and of itself (it being understood that the underlying cause of such change may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded under the Merger Agreement);

•

any failure by Quotient and its subsidiaries to meet (a) any public estimates or expectations of Quotient’s revenue, earnings or other financial performance or results of operations for any period; or (b) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that, in each case, the underlying cause of any such failure may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded under the Merger Agreement);

•	the availability or cost of equity, debt or other financing to Parent or Merger Sub;

•

(a) any legal proceeding relating to, involving or affecting a party to the Merger Agreement or any of its subsidiaries or affiliates relating to the transactions contemplated by the Merger Agreement (other than any legal proceedings among the parties to the Merger Agreement related to the Merger Agreement, the Limited Guaranty, the Equity Commitment Letter or any Debt Financing (which we refer to as “Transaction Litigation”) or (b) any demand or legal proceeding for appraisal of the fair value of any shares of Quotient common stock pursuant to the DGCL in connection with the Merger;

•

the identity of, or any facts or circumstances relating to, Charlesbank, Parent, Merger Sub or their respective affiliates, their respective financing sources of or investors or their respective plans or intentions with respect to the Company or its business; and

•	any breach by Parent or Merger Sub of the Merger Agreement.

except, in each case of matters in the first, second, third, fourth, fifth, sixth, tenth, eleventh and twelfth bullets above to the extent that such conditions, changes, events, effects or developments have had a materially disproportionate adverse effect on Quotient relative to other companies operating in the industries in which Quotient and its subsidiaries conduct business, in which case only the incremental materially disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred.

In the Merger Agreement, Quotient has made representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence and good standing and power, authority and qualification to conduct business with respect to Quotient;

•	Quotient’s corporate power and authority to enter into and perform its obligations and the transactions under the Merger Agreement;

•	the approval of the Merger by the Board of Directors;

•	the rendering of Houlihan Lokey’s opinion to the Board of Directors;

•	the inapplicability of anti-takeover laws to the Merger, Merger Agreement or Voting Agreements;

•	the Quotient stockholder approval required to consummate the Merger;

•

the absence of, as a result of Quotient’s execution of the Merger Agreement, performance of its obligations under the Merger Agreement and consummation of the transactions contemplated by the Merger Agreement, (a) any violation or conflict with Quotient’s organizational documents; (b) any violation, conflict, breach or default of any of Quotient’s material contracts; (c) any violation or conflict with any law applicable to Quotient or its subsidiaries; and (d) creation of any lien upon the properties or assets of Quotient or its subsidiaries; subject to certain exceptions set forth in the Merger Agreement;

•

required governmental authorizations in connection with Quotient’s execution of the Merger Agreement, performance of its obligations under the Merger Agreement and consummation of the transactions contemplated by the Merger Agreement;

•	the capitalization of Quotient;

•	the subsidiaries of Quotient;

•	Quotient’s SEC filings;

•	Quotient’s financial statements, internal controls over financial reporting, and off-balance sheet arrangements;

•	the absence of SEC inquiries or investigations;

•	the absence of specific undisclosed liabilities;

•	since December 31, 2022 through the date of the Merger Agreement, that the business of Quotient and its subsidiaries has been conducted in the ordinary course of business in all material respects.

•	since December 31, 2022, the absence of any Effect that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•	the existence and validity of specified categories of certain of Quotient’s and its subsidiaries’ material contracts;

•	Quotient’s and its subsidiaries’ possession title to or leasehold interest in real property and leased real property;

•	environmental matters;

•	intellectual property;

•	tax matters;

•	employee benefits;

•	labor matters;

•	Quotient’s and its subsidiaries’ compliance with certain laws and possession of certain governmental authorizations;

•	data privacy;

•	legal proceedings and orders;

•	insurance policies;

•	anti-corruption compliance;

•	the existence of financial advisors, investment bankers, brokers or other agents retained by Quotient who are entitled to fee in connection with the transactions contemplated by the Merger Agreement;

•	related party transactions involving Quotient; and

•	the information supplied by quotient in connection with this proxy statement.

In the Merger Agreement, Parent and Merger Sub have made representations and warranties to Quotient that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence and good standing and power, authority and qualification to conduct business with respect to Parent and Merger Sub;

•	Parent’s and Merger Sub’s corporate power and authority to enter into and perform their obligations and the transactions under the Merger Agreement;

•

the absence of, as a result of Parent’s and Merger Sub’s execution of the Merger Agreement, performance of their obligations under the Merger Agreement and consummation of the transactions contemplated by the Merger Agreement, (a) any violation or conflict with Parent’s or Merger Sub’s organizational documents; (b) any violation, conflict, breach or default of any of Parent’s or Merger Sub’s contracts; (c) any violation or conflict with any law applicable to Parent or Merger Sub; and (d) creation of any lien upon the properties or assets of Parent or Merger Sub; subject to certain exceptions set forth in the Merger Agreement;

•

required governmental authorizations in connection with Parent’s and Merger Sub’s execution of the Merger Agreement, performance of its obligations under the Merger Agreement and consummation of the transactions contemplated by the Merger Agreement;

•	no foreign person;

•	legal proceedings and orders;

•	ownership of Quotient common stock;

•

the existence of financial advisors, investment bankers, brokers or other agents retained by Parent, Merger Sub, or any of their affiliates who is entitled to fee in connection with the transactions contemplated by the Merger Agreement;

•	Merger Sub’s capitalization and the operations of Parent and Merger Sub;

•	the stockholder vote or consent of Parent and Merger Sub required to approve the Merger Agreement;

•	the delivery and enforceability of the Limited Guaranty;

•	the delivery, validity and enforceability of the Equity Commitment Letter and Debt Commitment Letter;

•

the sufficiency of the Financing to pay the amounts required under the Merger Agreement and consummate the transactions contemplated by the Merger Agreement, repay the indebtedness under the Credit Agreements, and pay all fees required to be paid in connection with the Merger and Financing;

•

the absence of contracts between Charlesbank, Parent or Merger Sub or any of their affiliates, on the one hand, and any stockholder, director, officer, employee or affiliate of Quotient or any of its subsidiaries on the other, relating to, among other things, the Merger Agreement or the Merger, Quotient or the Surviving Corporation or any of its subsidiaries, businesses or operations;

•	the solvency of the Surviving Corporation and its subsidiaries following the Closing;

•	Parent’s, Merger Sub’s or any of their subsidiaries’ interest in competitors of Quotient;

•	Parent’s and Merger Sub’s non-reliance on estimates, projections, forecasts, forward-looking statements and business plans received from Quotient; and

•	the information supplied by Quotient in connection with this proxy statement.

The representations and warranties contained in the Merger Agreement will not survive the consummation of the Merger.

Conduct of Business Pending the Merger

During the period from the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time (which we refer to as the “Pre-Closing Period”), Quotient has agreed to, and agreed to cause its subsidiaries to, use its commercially reasonable efforts to conduct its business in all material respects in the ordinary course of business, and preserve intact in all material respects its significant commercial relationships with third parties, except as expressly contemplated by the Merger Agreement, as set forth in the confidential disclosure letter to the Merger Agreement, as required by applicable law, as approved by Parent in writing or as necessary or advisable in response to COVID-19 and any law, directive or guidelines promulgated by any governmental authority in response to COVID-19.

Quotient has also agreed that, subject to certain exceptions, during the Pre-Closing Period, it will not, and will not permit any of its subsidiaries, to:

•	amend the organizational documents of Quotient or any of its subsidiaries;

•	propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•

issue, sell, deliver or agree or commit to issue, sell or deliver any securities of Quotient, except upon the vesting, exercise or settlement of, Company Options, Company RSUs, Company PSUs or purchase rights granted pursuant to the ESPP, in each case, in effect on the date of the Merger Agreement;

•

reclassify, split, combine, subdivide or redeem, repurchase, purchase or otherwise acquire or amend the terms of, directly or indirectly, any of its capital stock or other equity or voting interest, other than (a) the acquisitions of shares of Quotient common stock in connection with the surrender of shares of Quotient common stock by holders of Company Options in order to pay the exercise price of such Company Options; (b) the withholding of shares of Quotient common stock to satisfy tax obligations incurred in connection with the exercise of Company Options and the vesting and settlement of Company RSUs or Company PSUs; and (c) the acquisition by the Company of Company Options, Company RSUs and Company PSUs in connection with the forfeiture of such awards, in each case in accordance with their terms;

•

(a) adjust, split, combine or reclassify any shares of capital stock, or issue or authorize or propose the issuance of any other securities of Quotient in respect of, in lieu of or in substitution for, shares of its capital stock or other equity or voting interest; (b) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock or other equity or voting interest, except for cash dividends made by any direct or indirect wholly-owned subsidiary of Quotient to Quotient or one of its other wholly-owned subsidiaries; (c) modify the terms of any shares of its capital stock or other equity or voting interest or (d) pledge or encumber any shares of its capital stock or other equity or voting interest;

•

(a) incur, assume, endorse, guarantee, or otherwise become liable for any indebtedness for borrowed money, except (i) borrowings in the ordinary course of business under Quotient’s credit facilities as in effect on the date of the Merger Agreement, (ii) guarantees or credit support provided by Quotient or any of its subsidiaries of the obligations of Quotient or any of its Subsidiaries to the extent such indebtedness is in existence on the date of the Merger Agreement or incurred in compliance with the Merger Agreement, (iii) performance bonds and surety bonds entered into in the ordinary course of business, (iv) any indebtedness among Quotient and its subsidiaries or among Quotient’s subsidiaries and (v) any additional indebtedness for borrowed money in an amount not to exceed $1 million in the aggregate at any time incurred by Quotient or any of its subsidiaries other than in accordance with the Merger Agreement, or (b) incur, assume or otherwise permit any lien to exist on any asset of Quotient or any of its subsidiaries;

•

(a) enter into, adopt, amend or modify (including to accelerate the vesting or funding of any benefits under), or terminate any employee plan (except in conjunction with the annual renewal or plan design changes for employee plans that are health and welfare plans subject to Employee Retirement Income Security Act of 1974 provided, that such actions do not materially increase the cost to Quotient and its subsidiaries); (b) increase the compensation of any director, officer, employee or other individual service provider of Quotient or any of its subsidiaries with an annual base salary or wages (or in the case of non-employee service providers, equivalent compensation) in excess of $150,000; or (c) hire, terminate (other than for cause), or layoff (or give notice of any such action to) any director, officer, employee or other individual service provider of Quotient or any of its subsidiaries with an annual base salary or wages (or in the case of non-employee service providers, equivalent compensation) in excess of $150,000;

•

settle, release, waive or compromise any pending or threatened legal proceeding other than (a) for an amount not in excess of $5 million individually or $10 million in the aggregate, (b) any settlement where the amount paid or to be paid by Quotient or any of its subsidiaries is covered by insurance coverage maintained by Quotient or any of its subsidiaries and (c) settlements of any legal proceedings for an amount not in excess of the amount, if any, reflected or reserved in the balance sheet (or the notes thereto) of Quotient (provided, in each case, no equitable relief has been given);

•

(a) change Quotient’s or its subsidiaries’ principles of financial accounting or annual accounting period, or (b) revalue in any material respect any of its properties or assets, including writing off notes or accounts receivable, other than in the ordinary course of business, in each case, except as required by GAAP, Regulation S-X of the Exchange Act (or any interpretation thereof), or by any governmental authority or applicable law;

•

(a) make or change any material tax election, or settle any material tax claim or assessment with any governmental authority; (b) consent to any extension or waiver of any limitation period with respect to any material tax claim or assessment (other than as the result of extending the due date of a tax return); amend, refile, modify or otherwise change any material tax return; (c) enter into a closing agreement with any governmental authority relating to any tax; or (d) surrender any right to claim a material tax refund;

•

incur or commit to incur any capital expenditures other than (a) during fiscal year 2023, amounts not in excess of 100% of the capital expenditure budget for the fiscal year 2023 or (b) pursuant to obligations imposed by any contract in effect as of the date of the Merger Agreement;

•

enter into, modify in any material respect, amend in any material respect or terminate (other than any material contract that has expired or will be expiring in accordance with its terms) any material contract except, in each case, in the ordinary course of business;

•

acquire any interest in any person or any division, assets, properties, businesses or equity securities thereof (including by merger, consolidation or acquisition of stock or assets), other than in or from any wholly owned subsidiary of the Company;

•

sell, assign, transfer, or otherwise dispose of, any of Quotient’s or its subsidiaries’ material assets, other than such sales, assignments, transfers, or other dispositions that are in the ordinary course of business and do not have a purchase price that exceeds $200,000 individually or $1 million in the aggregate;

•

engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of Quotient or other person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

•

effectuate or announce any closing, employee layoff, furlough, reduction to terms and conditions of employment or other event affecting in whole or in part any site of employment, facility, operating unit or employee that would result in liability of Quotient and its subsidiaries under the Worker Adjustment and Retraining Notification Act of 1988 or any similar law;

•

make any loans, advances or capital contributions to, or investments in, any other person, except for (a) extensions of credit to customers in the ordinary course of business; (b) advances to directors, officers and other employees for travel and other business-related expenses, in each case in the ordinary course of business and in compliance in all material respects with Quotient and its subsidiaries’ policies related thereto; (iii) loans, advances or capital contributions to, or investments in, any direct or indirect wholly-owned subsidiaries of Quotient; and (iv) advances in connection with indemnification obligations pursuant to Quotient’s bylaws or indemnification agreements entered into between Quotient and current and former directors, officers and employees that are in effect as of the date of the Merger Agreement;

•

sell, assign, transfer, license, abandon, cancel, permit to lapse or enter the public domain, pledge, encumber, or otherwise dispose of any material intellectual property of Quotient and its subsidiaries, other than (a) the grant of non-exclusive licenses in the ordinary course of business and (b) pledges or encumbrances under the Credit Agreements as in effect on the date of the Merger Agreement;

•	enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization;

•

waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor; or

•	agree, resolve or commit to take any of the actions described in the foregoing.

No Solicitation

From the date of the Merger Agreement until the Effective Time (or the earlier termination of the Merger Agreement), Quotient has agreed not to, and to cause its subsidiaries and representatives not to, directly or indirectly:

•

solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or offer that constitutes or could reasonably be expected to lead to, an Acquisition Proposal;

•

furnish to any person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) any information relating to Quotient or any of its subsidiaries or afford to any person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) access to the business, properties, assets, books, records or personnel, of Quotient or any of its subsidiaries, in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage or knowingly facilitate, an Acquisition Proposal;

•

participate or engage in discussions or negotiations with any person with respect to an Acquisition Proposal (or inquiries, proposals or offers that could reasonably be expected to lead to an Acquisition Proposal);

•	approve, endorse or recommend an Acquisition Proposal; or

•

enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement entered into in accordance with the terms of the Merger Agreement.

Quotient has agreed to request the prompt return or destruction of all non-public information of Quotient and its subsidiaries furnished to any such person with whom a confidentiality agreement was entered into in connection with its consideration of an Acquisition Transaction at any time within the 6 month period immediately preceding the date of the Merger Agreement. Quotient has also agreed, and to cause its subsidiaries and use its reasonable best efforts to cause its representatives to immediately cease, (a) any solicitations, discussions or negotiations with any person in connection with an Acquisition Proposal that exists as of the date of the Merger Agreement, (b) all access of any person to any electronic data room maintained by Quotient with respect to the transactions, and (c) providing any further information with respect to Quotient or any Acquisition Proposal to any such person or its representatives.

From the date of the Merger Agreement until the Effective Time (or the earlier termination of the Merger Agreement), Quotient has agreed to enforce, and will not be permitted to waive, terminate or modify any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Board of Directors (or any committee thereof), unless the Board of Directors (or any committee thereof) determines in good faith, after consultation with financial advisors and outside legal counsel, that failure to take such action would reasonably likely to be inconsistent with its fiduciary duties under applicable law.

Notwithstanding the foregoing restrictions, until the adoption of the Merger Agreement by Quotient stockholders (or the earlier termination of the Merger Agreement), Quotient and the Board of Directors (or any committee thereof) may, directly or indirectly, through one or more of their representatives participate or engage in discussions or negotiations with, furnish any information relating to Quotient or any of its subsidiaries to, or afford access to the business, properties, assets, books, records or personnel, of Quotient or any of its subsidiaries pursuant to an Acceptable Confidentiality Agreement to any person or its representatives that has made, renewed or delivered to the Company an Acquisition Proposal after the date of the Merger Agreement, and otherwise facilitate such Acquisition Proposal or assist such person (and its representatives and financing sources) with such Acquisition Proposal if requested by such person, if, subject to complying with certain procedures, the Board of Directors (or a committee thereof) has determined in good faith (after consultation with its financial advisors and outside legal counsel) either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal.

From the date of the Merger Agreement until the Effective Time (or the earlier termination of the Merger Agreement), Quotient has agreed to, as promptly as reasonably practicable notify Parent if any Acquisition Proposal or any bona fide offers or proposals that could reasonably be expected to lead to an Acquisition Proposal are received by the Company or any of its representatives. Such notice must include:

•	the identity of the person or group making such Acquisition Proposal or bona fide offers or proposals;

•

a copy of any such Acquisition Proposals or bona fide offers or proposals made in writing and any other written terms and proposals provided (including financing commitments) to Quotient or its representatives; and

•	a summary of the material terms and conditions of any such Acquisition Proposals or bona fide offers or proposals not made in writing.

Quotient has also agreed to keep Parent reasonably informed, on a prompt basis, of the status and terms of any such Acquisition Proposal or bona fide offers or proposals (including any amendments thereto) and the status of any related discussions or negotiations.

“Acceptable Confidentiality Agreement” means any confidentiality agreement (a) executed, delivered and effective after the date of the Merger Agreement and containing terms that are not materially less favorable in the aggregate to Quotient than those contained in the Confidentiality Agreement, except that such confidentiality agreement need not contain any “standstill” or similar provision or otherwise prohibit the making of any Acquisition Proposal or (b) in effect as of the Merger Agreement

“Acquisition Proposal” any bona fide written offer or proposal (other than an offer or proposal by Parent or Merger Sub) to engage in an Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving (a) any direct or indirect purchase or other acquisition by any person or group, whether from Quotient or any other person(s), of shares of Quotient common stock representing more than 15% of Quotient common stock outstanding after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any person or group that, if consummated in accordance with its terms, would result in such Person or Group beneficially owning more than 15% of Quotient common stock outstanding after giving effect to the consummation of such tender or exchange offer; (b) any direct or indirect purchase, exclusive license or other acquisition by any person or group, or stockholders of any such person or group, of more than 15% of the consolidated assets, net revenue or net income of Quotient and its subsidiaries taken as a whole (measured by the fair market value thereof as determined in good faith by the Board of Directors); (c) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving Quotient or any of its subsidiaries pursuant to which any person or group, or stockholders of any such person or group, would hold, directly or indirectly, shares of Quotient common stock representing more than 15% of the equity interests of the surviving or resulting entity of such transaction after giving effect to the consummation of such transaction; or (d) any combination of the foregoing.

“Confidentiality Agreement” means, collectively, the (a) Nondisclosure Agreement, dated as of January 23, 2023, by and among Quotient and Parent, (b) Amended and Restated Mutual Non-Disclosure Agreement, dated December 1, 2022, by and among Quotient, Charlesbank Equity Fund X, Limited Partnership and Charlesbank, as amended by that First Amendment dated December 9, 2022 and Second Amendment dated May 27, 2023 and (iii) Clean Team Confidentiality Agreement, dated as of March 17, 2023, by and among Quotient, Parent and Charlesbank, as amended by the Amendment to Clean Team Confidentiality Agreement, dated as of June 6, 2023.

“Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction on terms that the Board of Directors (or a committee thereof) has determined in good faith (after consultation with its financial advisors and outside legal counsel), would be more favorable, from a financial point of view, to Quotient stockholders (in their capacity as such) than the Merger (taking into account any revisions to the Merger Agreement made or proposed in writing by Parent, in a binding and irrevocable manner, prior to the time of such determination), taking into account any legal, regulatory, financial, timing, financing and other aspects of such proposal that the Board of Directors (or a committee thereof) considers relevant. For purposes of the reference to an “Acquisition Proposal” in this definition, all references to (i) “15%” in the definition of “Acquisition Transaction” shall be deemed to be references to “50%” and (ii) the “Quotient common stock outstanding” (by vote or economic interests) shall be deemed to be references to “the aggregate voting power of Quotient or the economic ownership of Quotient.”

The Board of Directors’ Recommendation; Change of Recommendation

As described in this proxy statement, and subject to the provisions described below, the Board of Directors has made the recommendation that Quotient stockholders vote to adopt the Merger Agreement. The Merger Agreement provides that the Board of Directors will not effect a Company Board Recommendation Change, except as described below.

Until the earlier of the termination of the Merger Agreement and the adoption of the Merger Agreement by Quotient stockholders, neither the Board of Director nor any committee thereof will:

•

(a) withhold, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, the Company Board Recommendation in a manner adverse to Parent in any material respect; (b) adopt, approve or recommend to Quotient stockholders an Acquisition Proposal; (c) fail to publicly reaffirm the Company Board Recommendation within 10 Business Days after Parent requests in writing and such request is transmitted after any public disclosure of an Acquisition Proposal (provided that the Company will have no obligation to make such reaffirmation on more than two separate occasions); (d) subject to certain conditions and exceptions, make any recommendation or public statement in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the Board of Directors (or a committee thereof) to the Company stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) or (e) fail to include the Company Board Recommendation in the Proxy Statement (any action described in (a), (b), (c) and (d) is referred to as a “Company Board Recommendation Change”); or

•	cause or permit Quotient or any of its subsidiaries to enter into an Alternative Acquisition Agreement.

Until the earlier of the termination of the Merger Agreement and the adoption of the Merger Agreement by Quotient stockholders:

•

the Board of Directors (or a committee thereof) may effect a Company Board Recommendation Change in response to an Intervening Event if the Board of Directors (or a committee thereof) determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable law; provided, that the Board of Directors (or a committee thereof) may not effect such a Company Board Recommendation Change unless:

•

Quotient has provided prior written notice to Parent at least 3 business days in advance to the effect that the Board of Directors (or a committee thereof) intends to effect a Company Board Recommendation Change, which notice will specify in reasonable detail the basis for such Company Board Recommendation Change; and

•

prior to effecting such Company Board Recommendation Change, Quotient and its representatives, during such 3 business day period, must have negotiated with Parent and its representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make such adjustments to the terms and conditions of the Merger Agreement and the Equity Commitment Letter so that the Board of Directors (or such committee thereof) would no longer determine that the failure to make a Company Board Recommendation Change in response to such Intervening Event would be reasonably likely to be inconsistent with its fiduciary duties pursuant to applicable Law; or

•

if the Company has received a bona fide Acquisition Proposal that the Board of Directors has determined in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a Superior Proposal and which did not result from any material breach of the provisions described in the section of this proxy statement entitled “— No Solicitation”, then the Board of Directors may (a) effect a Company Board Recommendation Change with respect to such Acquisition Proposal; or (b) cause Quotient to terminate the Merger Agreement pursuant to the terms of the Merger Agreement in order to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal; provided, that the Board of Directors (or a committee thereof) may not take any such action unless:

•

the Board of Directors (or a committee thereof) determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable law;

•

(a) Quotient has provided prior written notice to Parent at least 3 business days in advance (which we refer to as, the “Notice Period”), which states (i) that Quotient has received a bona fide Acquisition Proposal that has not been withdrawn and that the Board of Directors (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal, (ii) the identity of the person or group making such Acquisition Proposal, the material terms thereof and copies of all material relevant agreements relating to such Acquisition Proposal and (iii) that the Board of Directors (or a committee thereof) intends to effect a Company Board Recommendation Change or to terminate the Merger Agreement absent revisions to the terms and conditions of the Merger Agreement; and (b) prior to effecting such Company Board Recommendation Change or termination, Quotient and its representatives, during the Notice Period, must have negotiated with Parent and its representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make such adjustments to the terms and conditions of the Merger Agreement and the Equity Commitment Letter so that such Acquisition Proposal would cease to constitute a Superior Proposal; provided, that in the event of any material modifications to such Acquisition Proposal (including any change to the financial terms of such), Quotient will be required to deliver a new written notice to Parent and to comply with the foregoing requirements with respect to such new written notice, and the “Notice Period” in respect of such new written notice will be 2 business days; and

•

in the event of any termination of the Merger Agreement in order to cause or permit Quotient to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, the Company will have validly terminated the Merger Agreement in accordance with the terms of the Merger Agreement, including paying (or causing to be paid) the Company Termination Fee.

Subject to the terms and conditions of the Merger Agreement, nothing in the Merger Agreement will prevent Quotient or the Board of Directors (or a committee thereof) from (a) taking and disclosing to Quotient stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication in connection with the making or amendment of a tender offer or exchange offer), (b) making a customary “stop-look-and-listen” communication to Quotient stockholders pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communication) or from making disclosures to Quotient stockholders required by applicable securities laws with regard to the transactions contemplated by the Merger Agreement or an Acquisition Proposal.

For purposes of the Merger Agreement, a factually accurate public statement by Quotient or the Board of Directors (or a committee thereof) that describes Quotient’s receipt of an Acquisition Proposal, the identity of the person making such Acquisition Proposal, the material terms of such Acquisition Proposal and the operation of the Merger Agreement with respect thereto will not be deemed to be a Company Board Recommendation Change.

“Intervening Event” means any positive change, event, effect, development or circumstance that (a) was not known or reasonably foreseeable to the Board of Directors on the date of the Merger Agreement (or, if known by the Board of Directors, the consequences of which were not known or reasonably foreseeable by the Board of Directors as of the date of the Merger Agreement) and (b) does not relate to any (i) any Acquisition Proposal or (b) the mere fact, in and of itself, that Quotient meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date hereof, or changes after the date hereof in the market price or trading volume of Quotient common stock or the credit rating of Quotient (it being understood that the underlying cause of any of the foregoing in (b)  may be considered and taken into account).

Employee Benefits

Parent will cause the Surviving Corporation and its subsidiaries to provide to each employee of Quotient and its subsidiaries who continues to be employed by the Parent or any of its subsidiaries (which we refer to, each, as a “Continuing Employee”):

•

for 12 months following the Effective Time, base salary or wage rate and target annual (or other shorter periodic performance-based) cash incentive opportunities (including annual bonus and commission but excluding any equity-based, retention, change in control or transaction compensation) at levels that are substantially comparable in the aggregate to those provided to such Continuing Employee immediately prior to the Effective Time;

•	through December 31, 2023, health and welfare benefits (excluding any retirement, severance, retention, change in control, transaction or similar plans, subject to applicable law), that are substantially comparable in the aggregate to those provided to such Continuing Employee immediately prior to the Effective Time; and

•

for 12 months following the Effective Time, severance benefits (other than any change in control provisions) to eligible employees that are substantially comparable in the aggregate to those severance benefits in effect for such Continuing Employee immediately prior to the Effective Time and that are set forth in the confidential disclosure letter to the Merger Agreement.

Parent will cause the Surviving Corporation and its subsidiaries to use reasonable commercial efforts to (a) recognize each Continuing Employee’s service with Quotient and its subsidiaries and their respective predecessors prior to the Closing Date for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual, equity or equity-based incentive compensation and severance entitlement or termination pay) under any applicable employee benefit plan available to the Continuing Employee after the Effective Time (which we refer to, each, as a “New Plan”), subject to customary exclusions, (b) cause any preexisting condition limitations, eligibility waiting periods, evidence of insurability requirements and actively-at-work or similar requirements under any applicable New Plan providing health and welfare benefits to be waived with respect to the Continuing Employees and their covered dependents, (c) for New Plans that provide medical, dental, pharmaceutical or vision benefits, give Continuing Employees and their covered dependents credit, for the plan year in which such Continuing Employee or covered dependent is first eligible to participate in such New Plan, towards applicable deductibles, coinsurance and maximum out-of-pocket expense requirements for any co-payments or deductibles incurred by the Continuing Employee or covered dependent under a Quotient plan as if such amounts had been paid in accordance with the New Plan and (d) with respect to any New Plan that is a flexible spending account plan, give each Continuing Employee credit for any unused balance in the account of such Continuing Employee under the Quotient flexible spending account plan.

With respect to each of Quotient’s annual cash incentive plans (which we refer to, each, as a “Company Incentive Plan”), for fiscal year 2023, the Surviving Corporation and its subsidiaries will (and Parent will cause the Surviving Corporation and its subsidiaries to) pay to each Continuing Employee who remains employed with Parent, the Surviving Corporation or their respective affiliates through the applicable annual bonus payment date, at the same time or times that Parent, the Surviving Corporation or their applicable affiliate pays annual bonuses in respect of such fiscal year to other similarly situated employees thereof, but in no event later than March 15 immediately after the end of such fiscal year, a bonus for such fiscal year in an amount equal to the annual bonus that such Continuing Employee would have been entitled to receive under the applicable Company Incentive Plan based on actual level of achievement of the applicable performance criteria for such fiscal year.

Effective as of no later than the day immediately preceding the Closing Date, the Company will cause its 401(k) plan to be terminated. The Continuing Employees will be permitted to roll over distributions from the Company’s 401(k) plan, including outstanding loans under the 401(k) plan, to a qualified retirement plan sponsored by Parent or one of its affiliates.

Financing

Parent has agreed to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to arrange and obtain the Financing on the terms and conditions described in the Equity Commitment Letter and Debt Commitment Letter (which we refer to as the “Commitment Letters”), including using its reasonable best efforts to (a) maintain in effect the Commitment Letters in accordance with the terms and subject to the conditions thereof; (b) satisfy on a timely basis all conditions to funding that are applicable to and within the control of Parent in the Commitment Letters; (c) consummate the Financing at or prior to the Closing; and (d) if all conditions to Financing are, or upon funding of Debt Financing will be, satisfied, cause the other parties to the Commitment Letters to comply with their obligations thereunder and to fund at or prior to the Closing, the Financing required to satisfy the Required Amount.

In the event that all or any portion of Debt Financing becomes unavailable and such portion is reasonably required to fund the Required Amount (after taking into account amounts available under the Equity Financing, any remaining Debt Financing and other cash available to Quotient), Parent has agreed to use its reasonable best efforts to arrange and obtain, as promptly as practicable, substitute financing (on terms and conditions that are not less favorable to Parent than the terms and conditions set forth in the Debt Commitment Letter in effect as of the date of the Merger Agreement relating to the Debt Financing to be replaced from the same or alternative sources in an amount sufficient after taking into account amounts available under the Equity Financing, any remaining Debt Financing and other cash available to the Company), to fund the Required Amount (which we refer to as the “Alternate Debt Financing”). In the event that Parent proceeds with any Alternative Debt Financing, Parent will be subject to the same obligations with respect to such Alternative Debt Financing as set forth in the Merger Agreement with respect to the Debt Financing.

Parent has agreed to inform Quotient, upon its reasonable request, on a reasonably prompt basis and in reasonable detail of the status of its efforts to arrange the Financing (including providing Quotient with copies of all definitive agreements related to the Financing). Parent has agreed to give Quotient reasonably prompt notice (a) upon having knowledge of any actual breach or default by any Debt Financing sources under or in respect of any of Debt Commitment Letter or any termination of any of the Debt Commitment Letter and (b) if for any reason Parent or Merger Sub believe in good faith that they will not be able to obtain all or any portion of the Financing on the terms, in the manner or from the sources contemplated by the Commitment Letters or the definitive agreements relating to the Financing.

It is not a condition to the Closing or to any of the other obligations under the Merger Agreement that Parent and Merger Sub obtain the Debt Financing.

Cooperation as to Debt Financing

Quotient has agreed to use its reasonable best efforts, and to cause each of its subsidiaries and their respective officers, employees and advisors, to use their respective reasonable best efforts, to provide Parent with all customary cooperation as is reasonably requested by Parent to arrange, syndicate and obtain the Debt Financing, including using reasonable best efforts in:

•

(a) furnishing Parent and the Debt Financing sources with financial information relating to Quotient and its subsidiaries that is customarily required in financings similar to the Debt Financing, and (b) causing management of Quotient to participate in a reasonable number of meetings, presentations, due diligence sessions, drafting sessions and sessions (upon reasonable request) with rating agencies to the extent customary for the Debt Financing at times and locations to be mutually agreed;

•

providing reasonable and customary assistance to Parent with the preparation of customary marketing materials, rating agency presentations and bank information memoranda required in connection with the Debt Financing (including executing and delivering customary authorization letters);

•

facilitating the pledging of collateral and granting of security interests in respect of the Debt Financing (including (a) cooperation in connection with the pay-off of the debt outstanding under the Credit Agreements and the release of related guarantees and liens and (b) assisting Parent in connection with the preparation of (but not executing) any pledge and security documents and other definitive financing documents as may be reasonably requested by Parent;

•

taking all reasonable actions necessary to (a) permit the Debt Financing Sources to evaluate Quotient and its subsidiaries’ current assets, inventory, cash management and accounting systems, policies and procedures relating thereto for the purposes of establishing collateral arrangements as of the Closing and assist with other collateral audits, collateral appraisals, field examinations and due diligence examinations, and (b) establish bank and other accounts and blocked account agreements and lock-box arrangements to the extent necessary in connection with the Debt Financing;

•

furnishing Parent and the Debt Financing Sources, as promptly as reasonably practical, with to the extent customarily provided by companies of comparable size and comparable industry in transactions similar to the Debt Financing for a financing of the type being incurred, financial and other pertinent and customary information (and supplementing such information to the extent any such information contains any material misstatement of fact or omits to state a material fact necessary to make such information not misleading) regarding Quotient and its subsidiaries as may be reasonably requested by Parent or the Debt Financing Sources to the extent that such information is of the type and form customarily included in a bank confidential information memorandum in connection with the arrangement of financing similar to the Debt Financing or in rating agency presentations, lender presentations or other customary marketing materials;

•

assisting Parent with the preparation of pro forma financial information and pro forma financial statements to the extent reasonably requested by Parent or the Debt Financing Sources to be included in any marketing materials or of the type required by the Commitment Letters related to the Debt Financing;

•	assisting in the taking of all corporate and other actions, subject to the occurrence of the Closing, reasonably necessary to permit the consummation of the Debt Financing on the Closing Date; and

•

at least 4 business days prior to the Closing Date, furnishing Parent and the Debt Financing Sources with all customary documentation and other information required by U.S. regulatory authorities pursuant to applicable “know your customer” and anti-money laundering rules and regulations to the extent requested at least 9 business days prior to the Closing Date.

Notwithstanding the foregoing or anything to the contrary set forth in this section of this proxy statement, neither Quotient nor any of its subsidiaries will be required to:

•	waive or amend any terms of the Merger Agreement or agree to pay any fees or reimburse any expenses arising from Debt Financing prior to the Effective Time that is not advanced by Parent;

•	enter into any definitive agreement the effectiveness of which is not conditioned upon the Closing;

•	give any indemnities that are effective prior to the Effective Time;

•

provide or prepare pro forma financial information, including pro forma costs savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financing information;

•	pay any commitment or other fee for the Debt Financing not reimbursed prior to Closing;

•	provide Regulation S-X compliant financial statements;

•

provide any certificate, comfort letter or opinion of any of its representatives that is effective prior to the Effective Time (other than, for the avoidance of doubt, any customary authorization letters contemplated by the Debt Financing);

•

provide access to or disclose any information to Parent or Merger Sub or their respective representatives to the extent such disclosure would, in its reasonable determination, jeopardize the attorney-client privilege, attorney work product protections, or similar protections or violate any applicable law or contract;

•

deliver any waiver, estoppel, access agreement, subordination, non-disturbance and attornment agreement or similar real estate deliverable in respect of any leased real property prior to the Closing unless otherwise required under the Merger Agreement; or

•

take any action that would (a) unreasonably interfere with the conduct of the operations or business of Quotient or any of its subsidiaries, taken as a whole, or would reasonably be expected to cause material competitive harm to the business of Quotient or any of its subsidiaries, taken as a whole, if the transactions contemplated by the Merger Agreement are not consummated, (b) breach any confidentiality obligations applicable to Quotient and its subsidiaries or create a reasonable risk of damage or destruction to any property or assets of Quotient or any of its subsidiaries, (c) cause Quotient or its subsidiaries to breach any representation, warranty, covenant or agreement in the Merger Agreement, (d) prior to the Effective Time, conflict with the organizational documents of Quotient or any of its subsidiaries or any applicable law or governmental authorization as in effect on the date of the Merger Agreement, (e) prior to the Effective Time, result in the contravention of, a violation or breach of, or a default under, any contract to which Quotient or any of its subsidiaries is a party as of the date of the Merger Agreement, (f) change any fiscal period or (g) authorize any corporate or similar action prior to the Closing other than as provided above.

In the event the Closing does not occur, promptly upon request by Quotient, Parent will reimburse Quotient and its subsidiaries or their respective representatives for any reasonable and documented out-of-pocket costs and expenses (including reasonable out-of-pocket attorneys’ fees) incurred by Quotient, its subsidiaries or any of their representatives in connection with the cooperation or obligations of Quotient, its subsidiaries and their representatives contemplated in this section of this proxy statement other than (a) any ordinary course amounts payable to employees of Quotient and its subsidiaries with respect to services provided prior to the Closing and (b) any amounts incurred in connection with the preparation of historical financial statements and payoff letters referenced in the section of this proxy statement entitled “— Termination of Credit Agreements.”

Parent and Merger Sub have agreed to indemnify and hold harmless Quotient, its subsidiaries and their respective from and against any and all liabilities, losses, damages, claims, costs, expenses (including reasonable and out-of-pocket attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with their cooperation in arranging the Debt Financing contemplated in this section of this proxy statement entitled “— Cooperation as to Certain Indebtedness” or the provision of information utilized in connection therewith (except to the extent that any of the foregoing arises from the bad faith, gross negligence, actual fraud, or willful misconduct of any such person or arises from information provided in writing by or on behalf of Quotient or its representatives specifically for use in connection with the Debt Financing).

Termination of Credit Agreements

With respect to the indebtedness under the Credit Agreements, Quotient has agreed to, not less than 3 business days prior to the Effective Time, deliver to Parent payoff letters in customary and draft form from the lenders with respect to the Company Credit Agreements, stating the amounts required to be paid to satisfy in full all obligations thereunder and to effect the release of any related guarantees, liens or other security interests (subject to the payment thereof at the Effective Time) with the final executed copies to be delivered to Parent not less than 1 Business Day prior to the Effective Time.

At or prior to the Effective Time, Parent has agreed to provide (or cause to be provided) to Quotient funds in an amount equal to the amount necessary for Quotient to repay and discharge in full all amounts outstanding pursuant to the indebtedness under the Credit Agreements. Quotient has agreed that upon the receipt thereof, substantially concurrently with the Effective Time, it will pay and discharge the indebtedness under the Credit Agreements. This section of this proxy statement is subject to the last paragraph of the section of this proxy statement entitled “— Cooperation as to Debt Financing.”

Indemnification and Insurance

The Surviving Corporation and its subsidiaries will (and Parent will cause the Surviving Corporation and its subsidiaries to) honor and fulfill, in all respects, the obligations of Quotient and its subsidiaries pursuant to any indemnification agreements between Quotient and any of its subsidiaries or affiliates, on the one hand, and any of their respective current or former directors, officers, employees or agents and each of their heirs, executors and administrators (and any person who becomes a director, officer, employee or agent of Quotient or any of its subsidiaries prior to the Effective Time and each of their heirs, executors and administrators), on the other hand. In addition, during the period commencing at the Effective Time and ending on the 6th anniversary of the Effective Time, the Surviving Corporation and its subsidiaries will (and Parent will cause the Surviving Corporation and its subsidiaries to) cause the organizational documents of the Surviving Corporation and its subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the organizational documents of the subsidiaries of Quotient, as of the date of the Merger Agreement. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable law.

In addition, during the period commencing at the Effective Time and ending on the 6th anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) indemnify and hold harmless, to the fullest extent permitted by applicable law, and any of its subsidiaries or affiliates in effect on the date of the Merger Agreement, each current or former director or officer of Quotient or any of its subsidiaries prior to the Effective Time who is entitled to indemnification pursuant to the organizational documents of Quotient or its subsidiaries (which we refer to, together with such person’s heirs, executors and administrators, as an “Indemnified Person” and, collectively, the “Indemnified Persons”) from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, penalties, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any legal proceeding, whether civil, criminal, administrative or investigative, whenever asserted, to the extent that such legal proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (a) the fact that an Indemnified Person is or was a director or officer of Quotient or such subsidiary or affiliate; (b) any action or omission, or alleged action or omission, in such Indemnified Person’s capacity as a director or officer of Quotient or any of its subsidiaries or other affiliates, or taken at the request of Quotient or such subsidiary or affiliate (including in connection with serving at the request of Quotient or such subsidiary or affiliate as a director, officer, trustee or fiduciary of another person (including any employee benefit plan)), to the extent that such action or omission, or alleged action or omission, occurred prior to or at the Effective Time; and (c) the Merger, as well as any actions taken by Quotient, Parent or Merger Sub with respect thereto, except that if, at any time prior to the 6th anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to this section of this proxy statement, then the claim asserted in such notice will survive the 6th anniversary of the Effective Time until such claim is fully and finally resolved.

During the period commencing at the Effective Time and ending on the 6th anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain in effect Quotient’s current directors’ and officers’ liability and similar insurance (which we refer to as “D&O Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to those of the D&O Insurance. However, the Surviving Corporation will not be obligated to pay annual premiums in excess of 300% of the amount paid by Quotient for coverage for its last full fiscal year (such 300% amount, we refer to as the “Maximum Annual Premium”). If the annual premiums of such insurance coverage exceed the Maximum Annual Premium, then the Surviving Corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from an insurance carrier with the same or better credit rating as Quotient’s current directors’ and officers’ liability insurance carrier. In satisfaction of the foregoing obligations, prior to the Effective Time, Quotient may purchase a prepaid “tail” policy with respect to the D&O Insurance from an insurance carrier with the same or better credit rating as Quotient’s current directors’ and officers’ liability insurance carrier so long as the aggregate cost for such “tail” policy does not exceed the Maximum Annual Premium. If Quotient elects to purchase such a “tail” policy prior to the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain such “tail” policy in full force and effect for a period of no less than 6 years after the Effective Time and continue to honor its obligations thereunder. If Quotient is unable to obtain the “tail” policy and Parent or the Surviving Corporation are unable to obtain the insurance described in this section of this proxy statement for an annual cost less than or equal to the Maximum Annual Premium, Parent will cause the Surviving Corporation to, instead obtain as much comparable insurance as possible for an aggregate annual premium equal to the Maximum Annual Premium.

The obligations under this section of this proxy statement may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person other person who is a beneficiary under the D&O Policy or the “tail” policy (and such person’s heirs and representatives) without the prior written consent of such affected Indemnified Person or other person.

Stockholder Meeting

Quotient has agreed, subject to the provisions described in the section of this proxy statement entitled “— No Solicitation,” to take all action necessary in accordance with the DGCL, Quotient’s charter and the bylaws and the rules of NYSE to establish a record date for, duly call, give notice of, convene, and hold a meeting of its stockholders as promptly as reasonably practicable following the sending of this proxy statement; provided, that in no event will Quotient be required to hold such meeting prior to the 30th day following the mailing of this proxy statement. Subject to certain terms and conditions in the Merger Agreement, Quotient has also agreed to use its reasonable best efforts to solicit proxies to obtain the approval by Quotient stockholders of the Merger Agreement Proposal.

Transaction Litigation

Quotient has agreed to provide Parent, before the Effective Time, with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and to keep Parent reasonably informed with respect to the status thereof. Quotient is required to (a) give Parent the opportunity to participate in (but not control) the defense, settlement or prosecution of any Transaction Litigation; and (b) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. Quotient may not compromise or settle any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed). For purposes of this section of the proxy statement, “participate” means that Quotient will keep Parent reasonably apprised of the proposed strategy and other significant decisions with respect to any Transaction Litigation (to the extent that the attorney-client privilege or attorney work product is not undermined or otherwise adversely affected), and Parent may offer comments or suggestions with respect to such Transaction Litigation which Quotient will consider in good faith, but Parent will not be afforded decision-making power or authority.

Regulatory Approvals and Related Matters

Subject to the terms and conditions of the Merger Agreement, each of Quotient and Parent has agreed to:

•

promptly as practicable, file such notification filings, forms and submissions, including any draft notifications in jurisdictions requiring pre-notification, with any governmental authority as are required by applicable antitrust laws (which we refer to as the “Filings”);

•

supply (or cause to be supplied) as promptly as practicable any additional information that may be required or requested by the FTC or the DOJ in connection with Quotient’s and Parent’s filings of their HSR Act notification and report forms; and

•

take (and cause their affiliates to take) all action reasonably necessary, proper or advisable to (a) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act as promptly as practicable and in any event at least 5 business days prior to the Termination Date.

In addition, each of Parent, Merger Sub and Quotient have agreed to (and agreed to cause their respective subsidiaries and affiliates to):

•	(a) promptly inform the other of any substantive communication from any governmental authority regarding the Merger in connection with the Filings and (b) after receipt of any comments or a request for additional information or documentary material from any governmental authority with respect to the Merger pursuant to the HSR Act, make (or cause to be made), as promptly as practicable and after consultation with the other parties, an appropriate response to such request; provided, that no Party may extend any waiting period or enter into any agreement or understanding with any governmental authority without the permission of the other parties, which may not be unreasonably withheld, conditioned or delayed; provided, further, Parent may, with the consent of Quotient (which consent may not be unreasonably withheld, conditioned, or delayed), withdraw the Notification and Report Form relating to the Merger Agreement and the Merger as required by the HSR Act one or more times and will refile on a date agreed upon between outside counsel for Parent and Quotient;

•

promptly notify the other parties of, and, if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others of the contents of) any material communication received by such party from a governmental authority in connection with the Merger and permit the other parties to review and discuss in advance any proposed draft notifications, formal notifications, filing, submission or other written communication made in connection with the Merger to a governmental authority;

•

keep the other parties informed with respect to the status of any such submissions and filings to any governmental authority in connection with the Merger and any developments, meetings or discussions with any governmental authority in respect thereof, including with respect to (a) the receipt of any non-action, action, clearance, consent, approval or waiver, (b) the expiration of any waiting period, (c) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable laws, including any proceeding initiated by a private party, and (d) the nature and status of any objections raised or proposed or threatened to be raised by any governmental authority with respect to the Merger; and

•

not independently participate in any meeting, hearing, proceeding or discussions (whether in person, by telephone, by video or otherwise) with or before any governmental authority in respect of the Merger without giving the other parties reasonable prior notice of such meeting or substantive discussions and, unless prohibited by such governmental authority, the opportunity to attend or participate.

The parties have agreed that in connection with obtaining clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations pursuant to the HSR Act, in no event will:

•

Parent or Merger Sub be obligated to (or to cause their respective affiliates to) (a) propose or agree to accept any undertaking or condition, to enter into any consent decree, to make any divestiture, to accept any operational restriction, or take any other action that, in the reasonable judgment of Parent, could be expected to limit itself, its subsidiaries, or the right of Parent or any of its affiliates to own or operate any businesses or assets, including all or any portion of the businesses or assets of the Surviving Corporation or (b) oppose, including by defending through litigation, any request for, the entry of, and seek to have vacated or terminated, any order, judgment, decree, injunction or ruling of any governmental authority that could restrain, prevent or delay any required consents, clearances, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations applicable to the Merger; or

•

Quotient or any of its affiliates discuss or commit to any divestiture transaction, or discuss or commit to alter Quotient’s businesses or commercial practices in any way, or otherwise take or commit to take any action that limits Parent’s freedom of action with respect to, or Parent’s ability to retain any of the businesses, product lines or assets of, the Surviving Corporation or otherwise receive the full benefits of the Merger Agreement.

Parent and Merger Sub have agreed not to, and to cause each of their Subsidiaries and Charlesbank not to enter into, agree to enter into, or consummate any contracts or arrangements for an acquisition (by stock purchase, merger, consolidation, purchase of assets, license or otherwise) of any ownership interest, equity interests, assets or rights in or of any person, or take any other actions that would reasonably be expected to, individually or in the aggregate:

•

prevent, materially delay or materially impede the obtaining of, or adversely affect in any material respect the ability of Parent and its subsidiaries to procure, any clearances, approvals, waivers, actions, non-actions, authorizations, consents, orders or declarations of any governmental authority or the expiration or termination of any applicable waiting period necessary to consummate the transactions contemplated by the Merger Agreement, including the Merger;

•

materially increase the risk of any governmental authority entering an order, ruling, judgment or injunction prohibiting the consummation of the transactions contemplated by the Merger Agreement, including the Merger; or

•

cause Parent, Merger Sub or Quotient to be required to obtain any additional clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations under any laws with respect to the Merger and the other transactions contemplated by the Merger Agreement.

Other Covenants

The Merger Agreement contains other covenants relating to seeking third party consents, anti-takeover laws, access to information, matters related to Section 16 of the Exchange Act, public statements and disclosure and stock exchange delisting and deregistration.

Conditions to the Closing of the Merger

The obligations of each party to consummate the Merger are subject to the satisfaction (or waiver where permissible pursuant to applicable law) at or prior to the Closing, of each of the following conditions:

•	the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Quotient common stock;

•	the expiration or termination of the waiting period applicable to the Merger and other transactions contemplated by the Merger Agreement pursuant to the HSR Act; and

•

the absence of any law, injunction or order (whether temporary, preliminary or permanent) by any governmental authority of competent jurisdiction prohibiting, restricting, enjoining or otherwise making illegal the consummation of the Merger having been enacted, entered, promulgated or enforced and that is continuing in effect.

In addition, the obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or waiver by Parent where permissible pursuant to applicable law) at or prior to the Closing of each of the following additional conditions:

•

the representations and warranties of Quotient relating to the (a) due organization, valid existence and good standing of Quotient, (b) Quotient’s corporate power and authority to enter into and perform it obligations and the transactions under the Merger Agreement, (c) the approval of the Merger by the Board of Directors, (d) the inapplicability of anti-takeover laws to the Merger, Merger Agreement or Voting Agreements, (e) the Quotient stockholder approval required to consummate the Merger, (f) certain aspects of Quotient’s capitalization and (g) existence of financial advisors, investment bankers, brokers or other agents retained by Quotient who are entitled to fee in connection with the transactions contemplated by the Merger Agreement being true and correct in all material respects on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must have been true and correct in all material respects only as of such earlier date), and, if qualified by

Company Material Adverse Effect or other materiality qualifications, being true and correct in all respects on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case, such representation and warranty must have been true and correct in all respects only as of such earlier date);

•

the representations and warranties of Quotient relating to certain aspects of Quotient’s capitalization being true and correct in all respects except for de minimis inaccuracies on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must have been true and correct in all respects only as of such earlier date);

•

the representations and warranties of Quotient relating to (a) the business of Quotient and its subsidiaries being conducted in the ordinary course of business in all material respects since December 31, 2022 through the date of the Merger Agreement and (b) absence of any Effect that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect since December 31, 2022 being true and correct in all respects on the Closing Date as if made on the Closing Date (except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must have been true and correct in all material respects only as of such earlier date);

•

the other representations and warranties of Quotient in the Merger Agreement being true and correct on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must have been true and correct only as of such earlier date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, have a Company Material Adverse Effect;

•	Quotient having performed and complied with, in all material respects, the covenants required by the Merger Agreement to be complied with or performed by Quotient at or prior to the Closing;

•	the absence of any Company Material Adverse Effect having occurred since the date of the Merger Agreement; and

•

the receipt by Parent and Merger Sub of a certificate of Quotient, executed by an executive officer of Quotient, confirming that the conditions described in the preceding six bullets have been satisfied.

In addition, the obligation of Quotient to consummate the Merger is subject to the satisfaction (or waiver by Quotient where permissible pursuant to applicable law) at or prior to the Closing of each of the following additional conditions:

•

the representations and warranties of Parent and Merger Sub being true and correct (without giving effect to any materiality or Parent Material Adverse Effect (as defined below) qualifications set forth therein) as of the Closing Date as if made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty need to have only be so true and correct as of such specified date), except where the failure of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have any change, event, effect or development that, individually or in the aggregate, would reasonably be expected to prevent or delay beyond the Termination Date the consummation of the transactions contemplated by the Merger Agreement (which we refer to as a “Parent Material Adverse Effect”);

•

Parent and Merger Sub having performed and complied with, in all material respects, the covenants required by the Merger Agreement to be complied with or performed by Parent or Merger Sub at or prior to the Closing; and

•	the receipt by the Company of a certificate of Parent and Merger Sub, executed by a duly officer of each, confirming that the conditions described in the preceding two bullets have been satisfied.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the Closing in the following ways (with the party desiring to terminate the Merger Agreement giving prompt written notice of such termination to the other party setting forth in reasonable detail the provision pursuant to which the Merger Agreement is being terminated):

•	by mutual written agreement of Quotient and Parent;

•	by either Quotient or Parent, subject to certain limitations, if:

•

(a) any permanent injunction or other final and non-appealable judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger is in effect that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable; or (b) any statute, rule or regulation has been enacted, entered, enforced or deemed applicable to the Merger that prohibits, makes illegal or permanently enjoins the consummation of the Merger; provided, that this right to terminate the Merger Agreement will not be available to a party if the issuance of such permanent injunction or other final and non-appealable judgment or order, or statute, rule or regulation was primarily due to the failure of such party to perform any of its obligations under the Merger Agreement;

•

the Closing has not occurred by Termination Date; provided, that this right to terminate the Merger Agreement will not be available to any party whose material breach of any provision of the Merger Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated prior to the Termination Date (which we refer to as the “Termination Date Termination Right”); or

•

Quotient stockholders fail to adopt the Merger Agreement at the Special Meeting (or any adjournment or postponement thereof; provided, that Quotient will not be provided this right to terminate the Merger Agreement if such failure is proximately caused by any action or failure to act of Quotient that constitutes a material breach of the Merger Agreement (which we refer to as the “Special Meeting Termination Right”).

•	by Quotient, subject to certain limitations, if:

•

Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform would result in a failure of a condition described in the section of this proxy statement entitled “— Conditions to the Closing of the Merger,”, except that if such breach is capable of being cured prior to the Termination Date, Quotient will not be entitled to terminate the Merger Agreement pursuant prior to the delivery by Quotient to Parent of written notice of such breach, delivered at least 30 days prior to such termination, stating the Company’s intention to terminate and the basis for such termination, it being understood that the Company will not be entitled to terminate the Merger Agreement if such breach has been cured prior to termination; provided, that Quotient will not have this right to terminate if it is then in material breach of any representations, warranties, covenants or other agreements contained in the Merger Agreement that would result in Parent having the valid right to terminate the Merger Agreement due to the inaccuracy of any of Quotient’s representations and warranties or a breach by Quotient of its covenants or obligations, which termination right is described in more detail below (which we refer to as the “Parent Breach Termination Right”);

•	prior to the adoption of the Merger Agreement by Quotient stockholders, in order to substantially concurrently enter into an Alternative Acquisition Agreement providing for a Superior Proposal, if

(a) the Board of Directors (or a committee thereof) has authorized Quotient to enter into a definitive Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal, (b) Quotient has complied in all material respects with the provisions described in the section of this proxy statement entitled “— No Solicitation” with respect to such Superior Proposal, and (c) the Company pays to Parent the Company Termination Fee prior to or concurrently with such termination (which we refer to as the “Superior Proposal Termination Right”); or

•

(a) all of Quotient’s, Parent’s and Merger Sub’s mutual conditions to the Closing and Parent’s and Merger Sub’s conditions to the Closing, each as described in the section of this proxy statement entitled “— Conditions to the Closing of the Merger,” have been satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, so long as such conditions are at the time of termination capable of being satisfied as if such time were the Closing) or waived, (b) Parent and Merger Sub fail to consummate the transactions contemplated by the Merger Agreement by the day the Closing is required to occur as described in the section of this proxy statement entitled “— Closing and Effective Time, (c) Quotient has confirmed to Parent in writing that if Parent performs its obligations under the Merger Agreement and the Equity Financing contemplated by the Equity Commitment Letter and the Debt Financing contemplated by the Debt Commitment Letter is funded, then Quotient stands ready, willing, and able to consummate, and irrevocably consents to consummate, the Closing, (d) Quotient gives Parent written notice at least 3 business days prior to such termination stating Quotient’s intention to terminate the Merger Agreement and (e) the Closing has not been consummated by the end of such 3 business day period (which we refer to as the, “Failure to Close Termination Right”).

•	by Parent, subject to certain limitations, if:

•

Quotient has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform would result in a failure of a condition described in the section of this proxy statement entitled “— Conditions to the Closing of the Merger,” except that if such breach or failure to perform is capable of being cured prior to the Termination Date, Parent will not be entitled to terminate the Merger Agreement prior to the delivery by Parent to Quotient of written notice of such breach, delivered at 30 days prior to such termination, stating Parent’s intention to terminate and the basis for such termination, it being understood that Parent will not be entitled to terminate the Merger Agreement if such breach has been cured prior to termination; provided, that Parent will not have this right to terminate if it is then in material breach of any representations, warranties, covenants or other agreements contained in the Merger Agreement that would result in Quotient having the valid right to terminate the Merger Agreement due to the inaccuracy of any of Parent’s representations and warranties or a breach by Parent of its covenants or obligations, which termination right is described in more detail above (which we refer to as the “Quotient Breach Termination Right”); or

•

at any time the Board of Directors (or a committee thereof) has effected a Company Board Recommendation Change; provided, that Parent will not have this right to terminate on the date which is 10 business days after Parent is notified in writing that the Board of Directors has effected a Company Board Recommendation Change (which we refer to as the “Board Recommendation Change Termination Right”).

Termination Fees; Expense Reimbursement

Parent will be entitled to receive a termination fee of $13.59 million from Quotient (which we refer to as the “Company Termination Fee”) if the Merger Agreement is validly terminated:

•	by either Parent or Quotient pursuant to the Termination Date Termination Right, Special Meeting Termination Right or Quotient Breach Termination Right, if (a) prior to such termination of the Merger

Agreement, an Acquisition Proposal has been publicly announced or publicly disclosed and (b) within 12 months following such termination of the Merger Agreement, either an Acquisition Transaction is consummated or Quotient enters into a definitive agreement providing for the consummation of an Acquisition Transaction and such Acquisition Transaction is subsequently consummated (it being understood that, for purposes of this clause (b), all references to “15%” in the definition of “Acquisition Transaction” in the section of the proxy statement entitled “— No Solicitation” will be deemed to be references to “50%”), which the Company Termination Fee (reduced by the amount of any Parent Expenses (as defined below) previously paid to Parent) must be paid by wire transfer of immediately available funds prior to or concurrently with the consummation of such Acquisition Transaction to an account designated by Parent (which we refer to as the “Acquisition Transaction Scenario”);

•	by Parent pursuant to the Board Recommendation Change Termination Right, which the Company Termination Fee must be paid by wire transfer of immediately available funds; or

•	by Quotient pursuant to the Superior Proposal Termination Right, which the Company Termination Fee must be paid in immediately available funds prior to or concurrently with such termination.

In the event that the Merger Agreement is terminated by Quotient or Parent pursuant to the Special Meeting Termination Right, then Quotient will reimburse Parent and its affiliates for all of their reasonable and documented out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to Parent and Merger Sub and their affiliates) incurred by Parent, Merger Sub and their affiliates or on their behalf in connection with or related to the authorization, preparation, investigation, negotiation, execution and performance of the Merger Agreement and the transactions contemplated by the Merger Agreement (which we refer to as, the “Parent Expenses”), up to a maximum amount of $4.563 million; provided, that the payment by Quotient of the Parent Expenses, (a) will not relieve Quotient of any subsequent obligation to pay the Company Termination Fee in the event of an Acquisition Transaction Scenario and (b) will not relieve Quotient from any liability or damage resulting from fraud or any willful breach of the Merger Agreement.

Quotient will be entitled to receive a termination fee of $29.445 million from Parent (which we refer to as the “Parent Termination Fee”) if the Merger Agreement is validly terminated:

•

by Quotient pursuant to the Parent Breach Termination Right or Failure to Close Termination Right, which the Parent Termination Fee must be paid by wire transfer of immediately available funds within 3 business days of such termination; or

•

by Quotient or Parent pursuant to the Termination Date Termination Right (at a time at which Quotient has the right to terminate the Merger Agreement pursuant to the Parent Breach Termination Right or Failure to Close Termination Right), which the Parent Termination Fee must be paid by wire transfer of immediately available funds within 3 business days of such termination.

Neither Quotient nor Parent will be required to pay the Company Termination Fee or the Parent Termination Fee, respectively, on more than one occasion.

If either Quotient or Parent fails to promptly pay the Company Termination Fee or Parent Termination Fee, as applicable, and either Quotient or Parent, as applicable, commences a legal proceeding that results in a judgment against the other party for the payment of the applicable termination fee or any portion thereof, the payor party must pay the payee party its out-of-pocket costs and expenses (including attorneys’ fees) in connection with such legal proceeding, together with interest on such amount or portion thereof at the prime rate as published in The Wall Street Journal in effect on the date such payment or portion thereof was required to be made through the date such payment or portion thereof was actually received, or such lesser rate as is the maximum permitted by applicable law.

Specific Performance

The parties have agreed that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform the provisions of the Merger Agreement (including any party failing to take such actions as are required of it under the Merger Agreement in order to consummate the Merger Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties have agreed that, subject to the limitations set forth in the next sentence, they will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement. The parties have agreed that Quotient will be entitled to an injunction, specific performance or other equitable remedy to enforce the terms of the Equity Commitment Letter against Parent and to cause the Equity Financing to be funded and to cause Parent to effect the Closing, in each case, only if (a) all of the conditions described in the section of this proxy statement entitled “— Conditions to the Closing of the Merger” have been satisfied (other than those conditions that by their terms or nature are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or waived by Parent, (b) the Debt Financing has been or would be funded at the Closing assuming the Equity Financing is funded, (c) Quotient has confirmed in writing that if specific performance is granted and the Financing is funded, then it stands ready, willing and able to consummate the Closing and (d) Parent fails to consummate the Closing on or prior to the later of the date the Closing should have occurred and 2 business days following the delivery of such Company confirmation.

The parties have agreed not to raise any objections to (a) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of the Merger Agreement by Quotient, on the one hand, or Parent and Merger Sub, on the other hand; and (b) the specific performance of the terms and provisions of the Merger Agreement or the Equity Commitment Letter to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of Parent and Merger Sub pursuant to the Merger Agreement or to cause the Equity Financing to be timely completed in accordance with and subject to the terms and conditions set forth in the Equity Commitment Letter.

Any party seeking an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. The parties have agreed that (a) by seeking the remedies provided for in this section of this proxy statement, a party will not in any respect waive its right to seek any other form of relief that may be available to a party under the Merger Agreement, and (b) nothing set forth in this section of this proxy statement will require any party to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance prior or as a condition to exercising any termination right (and pursuing damages after such termination), nor will the commencement of any legal proceeding pursuant to this section of this proxy statement or anything set forth in this section of this proxy statement restrict or limit any party’s right to terminate the Merger Agreement in accordance with the terms of the Merger Agreement or pursue any other remedies under the Merger Agreement that may be available then or thereafter.

The parties have agreed that, if prior to the Termination Date a party initiates legal proceeding to prevent breaches or threatened breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement, then the Termination Date will be automatically extended by (a) the amount of time during which such legal proceeding is pending plus 20 business days; or (b) such other time period established by the court presiding over such legal proceeding.

Expenses

Except as otherwise provided in the Merger Agreement, all fees and expenses incurred in connection with the Merger Agreement and the Merger will be paid by the party incurring such fees and expenses whether or not the

Merger is consummated. Parent or the Surviving Corporation will be responsible for all fees and expenses of the Payment Agent. Except as otherwise described under the section of this proxy statement entitled “— Exchange and Payment Procedures,” Parent will timely pay or cause to be paid all transfer, registration, stamp, documentary, sales, use, gains, real property transfer and other similar taxes or fees (including any penalties and interest thereon) arising out of or in connection with the consummation of the Merger.

Amendments and Waivers

Subject to applicable law and subject to the other provisions of the Merger Agreement, the Merger Agreement may be amended by the parties at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and Quotient (pursuant to authorized action by the Board of Directors (or a committee thereof)), except that in the event that Quotient has received the adoption of the Merger Agreement by Quotient stockholders, no amendment may be made to the Merger Agreement that requires the approval of Quotient stockholders pursuant to the DGCL without such approval. Select provisions relating to the Debt Financing sources may not be amended, modified or altered in any manner materially adverse to any Debt Financing source without the prior written consent of such Debt Financing source.

At any time and from time to time prior to the Effective Time, Parent and Quotient may, to the extent legally allowed and except as otherwise set forth in the Merger Agreement, (a) extend the time for the performance of any of the obligations or other acts of the other party, as applicable law; (b) waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; and (c) subject to the requirements of applicable, waive compliance by the other party with any of the agreements or conditions contained in the Merger Agreement applicable to such party. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such party.

Governing Law

The Merger Agreement and all actions, proceedings, causes of action, claims or counterclaims based upon, arising out of or relating to the Merger Agreement, or the actions of Parent, Merger Sub or Quotient in the negotiation, administration, performance and enforcement thereof are governed by Delaware law.

PROPOSAL 2: THE COMPENSATION PROPOSAL

Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Quotient is required to submit a proposal to Quotient stockholders to approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to Quotient’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the Compensation Proposal). This compensation is summarized in the section entitled “Proposal 1: Adoption of the Merger Agreement — Interests of Quotient’s Executive Officers and Directors in the Merger.” The Board of Directors encourages you to review carefully the named executive officer Merger-related compensation information disclosed in this proxy statement. Accordingly, Quotient is asking you to approve the following resolution:

RESOLVED, that the stockholders of Quotient approve, on a nonbinding, advisory basis, the compensation that will or may become payable to Quotient’s named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled “Proposal 1: Adoption of the Merger Agreement — Interests of Quotient’s Executive Officers and Directors in the Merger.”

The vote on this Compensation Proposal is a vote separate and apart from the vote on the Merger Agreement Proposal. Accordingly, you may vote to approve the Merger Agreement Proposal and vote not to approve the Compensation Proposal and vice versa. Because the vote on the Compensation Proposal is advisory only, it will not be binding on Quotient. Accordingly, if the Merger Agreement Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on this Compensation Proposal.

Required Vote

The affirmative vote of the holders of the shares of Quotient common stock representing a majority of the voting power present in person or represented by proxy at the Special Meeting and entitled to vote on the Compensation Proposal is required to approve, on an advisory (nonbinding) basis, the Compensation Proposal.

Assuming a quorum is present, (a) a failure to be represented by proxy or attend the Special Meeting will have no effect on the outcome of the Compensation Proposal, (b) abstentions will have the same effect as a vote “AGAINST” the Compensation Proposal and (c) “broker non-votes” (if any) will have no effect on the outcome of the Compensation Proposal. Shares of Quotient common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a Quotient stockholder returns a signed proxy card without indicating voting preferences on such proxy card, the shares of Quotient common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting, and all of such shares will be voted as recommended by the Board of Directors.

The Board of Directors recommends that you vote “FOR” the Compensation Proposal.

PROPOSAL 3: THE ADJOURNMENT PROPOSAL

We are asking you to approve a proposal to adjourn the Special Meeting from time to time to a later date or dates if necessary or appropriate, as determined in good faith by the Board of Directors, including to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the Adjournment Proposal). If Quotient stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting time to time and use the additional time to solicit additional proxies, including soliciting proxies from Quotient stockholders that have previously returned properly executed proxies voting against the Merger Agreement Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Merger Agreement Proposal such that the Merger Agreement Proposal would be defeated, we could adjourn the Special Meeting without a vote on the Merger Agreement Proposal and seek to convince the holders of those shares to change their votes to votes in favor of the Merger Agreement Proposal. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting. Under our bylaws, the chairman of the meeting also has the authority to unilaterally adjourn the Special Meeting.

Required Vote

The affirmative vote of the holders of the shares of Quotient common stock representing a majority of the voting power present in person or represented by proxy at the Special Meeting and entitled to vote is required for approval of the Adjournment Proposal.

Assuming a quorum is present, (a) a failure to be represented by proxy or attend the Special Meeting will have no effect on the outcome of the Adjournment Proposal, (b) abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal and (c) “broker non-votes” (if any) will have the same effect as a vote “AGAINST” the Adjournment Proposal. Shares of Quotient common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a Quotient stockholder returns a signed proxy card without indicating voting preferences on such proxy card, the shares of Quotient common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting, and all of such shares will be voted as recommended by the Board of Directors.

The Board of Directors recommends that you vote “FOR” the Adjournment Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2023, except as otherwise indicated, certain information regarding beneficial ownership of Quotient common stock (a) by each person known by us to be the beneficial owner of more than five percent of the outstanding shares of Quotient common stock, (b) by each director and nominee for director, (c) by Quotient’s Named Executive Officers and (d) by all of our current executive officers and directors as a group.

Quotient has determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, Quotient believes, based on the information furnished to Quotient, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Quotient common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 98,159,584 shares of Quotient common stock outstanding at March 31, 2023. In computing the number of shares of Quotient common stock beneficially owned by a person and the percentage ownership of that person, Quotient deemed to be outstanding all shares of Quotient common stock subject to options held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 31, 2023. Quotient did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Quotient Technology Inc., 1260 East Stringham Avenue, Suite 600, Salt Lake City, Utah 84106.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent Owned
Directors, Director Nominee(s) and Executive Officers:
Matthew Krepsik(1)	240,023	*
Yuneeb Khan(2)	69,409	*
Connie Chen(3)	694,788	*
Steven Boal(4)	6,756,987	6.88%
Scott Raskin(5)	3,133,171	3.19%
Pamela Strayer(6)	96,156	*
John Kellerman(7)	22,123	*
Kimberly Anstett(8)	—	*
Andrew Jody Gessow(9)	637,743	*
Lorraine Hariton(10)	32,149	*
Alison Hawkins(11)	10,224	*
Eric Higgs(12)	13,550	*
Robert McDonald(13)	95,847	*
David Oppenheimer(14)	83,762	*
Joseph Reece(15)	53,601	*
Michael Wargotz(16)	—	*
All executive officers, directors and director nominee(s) as a group (12 persons)(17)	1,931,096	1.97%
5% Stockholders:
Engaged Capital(18)	8,107,150	8.26%
Lynrock Lake LP(19)	6,567,376	6.69%
Trigran Investments, Inc.(20)	5,203,508	5.30%

*	Represents beneficial ownership of less than 1% of the outstanding shares of Quotient common stock.
(1)

Consists of (a) 97,835 shares held of record by Mr. Krepsik, (b) 4,688 shares issuable upon the vesting of Company RSUs within 60 days of March 31, 2023 and (c) 137,500 shares that are issuable upon the exercise of stock options, which are currently exercisable or exercisable within 60 days of March 31, 2023.

(2)	Consists of (a) 40,010 shares held of record by Mr. Khan and (b) 29,399 shares issuable upon the vesting of Company RSUs within 60 days of March 31, 2023.
(3)

Consists of (a) 258,489 shares held of record by Ms. Chen, (b) 4,687 shares issuable upon the vesting of Company RSUs within 60 days of March 31, 2023 and (c) 431,612 shares that are issuable upon the exercise of Company Options, which are currently exercisable or exercisable within 60 days of March 31, 2023.

(4)

Based on information set forth in a Form 4 filed with the SEC on July 1, 2022, consists of (a) 2,867,286 shares held of record by Mr. Boal, (b) 3,237 shares held by the EBB 2011 Trust dated September 23, 2011, of which Stuart Schiff is trustee, (c) 3,237 shares held by the JMB 2011 Trust dated September 23, 2011, of which Stuart Schiff is trustee and (d) 3,237 shares held by the SEB 2011 Trust dated September 23, 2011, of which Stuart Schiff is trustee. This also includes 3,879,990 shares that are issuable upon the exercise of Company Options, which are currently exercisable or exercisable within 60 days of March 31, 2023.

(5)

Consists of (a) 1,213,128 shares held of record by Mr. Raskin and (b) 1,920,043 shares that are issuable upon the exercise of Company Options, which are currently exercisable or exercisable within 60 days of March 31, 2023. Mr. Raskin stepped down as President effective March 31, 2023.

(6)	Based on information set forth in a D&O questionnaire completed by Ms. Strayer for FY’2022 on January 12, 2023, consists of 96,156 shares held of record by Ms. Strayer as of January 6, 2023.
(7)	Based on information set forth in a D&O questionnaire completed by Mr. Kellerman for FY’2022 on January 11, 2023, consists of 22,123 shares held of record by Mr. Kellerman as of January 6, 2023.
(8)	Ms. Anstett holds no shares of record.
(9)

Consists of (a) 85,643 shares held of record by Mr. Gessow, (b) 400,108 shares held of record by the Gessow Family Trust for which Mr. Gessow serves as trustee and (c) 151,992 shares that are issuable upon the exercise of Company Options, which are currently exercisable or exercisable within 60 days of March 31, 2023.

(10)	Consists of 32,149 shares held of record by Ms. Hariton.
(11)	Consists of 10,224 shares held of record by Ms. Hawkins.
(12)	Consists of 13,550 shares held of record by Mr. Higgs.
(13)	Consists of 95,847 shares held of record by Mr. McDonald.
(14)

Consists of (a) 62,211 shares held of record by Mr. Oppenheimer and (b) 21,551 shares that are issuable upon the exercise of Company Options, which are currently exercisable or exercisable within 60 days of March 31, 2023.

(15)	Consists of (a) 35,000 shares held of record by Mr. Reece and (b) 18,601 shares issuable upon the vesting of Company RSUs within 60 days of March 31, 2023,
(16)	Mr. Wargotz holds no shares of record.
(17)

Consists of (a) 1,131,066 shares beneficially owned by our current directors, director nominee(s) and current executive officers, (b) 57,375 shares issuable upon the vesting of Company RSUs within 60 days of March 31, 2023 for the benefit of such individuals and (c) 742,655 shares that are issuable upon the exercise of stock options, which are currently exercisable or exercisable within 60 days of March 31, 2023.

(18)

Based on information set forth in a Schedule 13D/A filed with the SEC on November 14, 2022 by Engaged Capital, LLC, Engaged Capital Holdings, LLC, Glenn W. Welling, Engaged Capital Flagship Master Fund, LP, Engaged Capital Flagship Fund, LP, and Engaged Capital Flagship Fund, Ltd. (which we refer to as “Engaged Capital” in the table above). Engaged Capital, LLC, Engaged Capital Holdings, LLC and Glenn W. Welling have sole voting power over 8,107,150 of the shares reported, shared voting power over zero shares reported, sole dispositive power over 8,107,150 of the shares reported, and shared dispositive power over zero shares reported. Engaged Capital Flagship Master Fund, LP, Engaged Capital Flagship Fund, LP, and Engaged Capital Flagship Fund, Ltd. have sole voting power over 7,505,432 of the shares reported, shared voting power over zero shares reported, sole dispositive power over 7,505,432 of the shares reported, and shared dispositive power over zero shares reported. The address of each of Engaged Capital Flagship Master Fund, LP and Engaged Capital Flagship Fund, Ltd. is c/o Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands. The address of each of Engaged Capital Flagship Fund, LP, Engaged Capital, LLC, Engaged Capital Holdings, LLC and Mr. Welling is 610 Newport Center Drive, Suite 950, Newport Beach, California 92660.

(19)

Based on information set forth in a Schedule 13G/A filed with the SEC on February 14, 2023 by Lynrock Lake LP, Lynrock Lake Partners LLC and Cynthia Paul (which we refer to collectively as “Lynrock Lake”). Lynrock Lake has sole voting power over 6,567,376 of the shares reported, shared voting power over zero shares reported, sole dispositive power over 6,567,376 of the shares reported, and shared dispositive power over zero shares reported. The address of Lynrock Lake is 2 International Drive, Suite 130, Rye Brook, NY 10573.

(20)

Based on information set forth in a Schedule 13G/A filed with the SEC on February 10, 2023 by Trigran Investments, Inc., Douglas Granat, Lawrence A. Oberman, Steven G. Simon, Bradley F. Simon and Steven R. Monieson (which we refer to collectively as “Trigran Investments”). Trigran Investments has sole voting power over zero shares reported, shared voting power over 4,789,327 of the shares reported, sole dispositive power over zero shares reported, and shared dispositive power over 5,203,508 of the shares reported. The address of Trigran Investments is 630 Dundee Road, Suite 230, Northbrook, IL 60062.

Delinquent Section 16(a) Reports

Under U.S. securities laws, directors, certain officers and persons holding more than 10% of Quotient common stock must report their initial ownership of Quotient common stock and any changes in their ownership to the SEC. To Quotient’s knowledge, based solely on our review of copies of the reports filed with the SEC and the written representations of our directors and executive officers that no other reports were required to be filed during fiscal 2022, Quotient believes that for fiscal 2022, all required reports were filed on a timely basis under Section 16(a).

FUTURE STOCKHOLDER PROPOSALS

If the Merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of Quotient stockholders. However, if the Merger is not completed, Quotient stockholders will continue to be entitled to attend and participate in stockholder meetings.

After the 2023 annual meeting of Quotient stockholders (which we refer to as the “2023 annual meeting”), there will be no annual meetings of Quotient stockholders if the Merger is completed.

As described in our annual proxy statement for the 2023 annual meeting, filed on June 30, 2023, Quotient stockholders have the opportunity to submit proper proposals for inclusion in our proxy statement and for consideration at the 2024 annual meeting (which we refer to as the “2024 annual meeting”) by submitting their proposals in writing to our Secretary in a timely manner as described in the annual proxy statement for the 2023 annual meeting.

Our bylaws also establish an advance notice procedure for Quotient stockholders who wish to present a proposal (including one or more director nominations) before an annual meeting of Quotient stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (a) specified in our notice with respect to such meeting given by or at the direction of the Board of Directors, (b) otherwise properly brought before the annual meeting by or at the direction of our Board of Directors or (c) otherwise properly brought before the annual meeting by a Quotient stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2024 annual meeting (which will not take place if the Merger is completed), our Secretary must receive the written notice at our principal executive offices no earlier than April 5, 2024 and no later than May 5, 2024.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Quotient’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by the later of (a) 60 calendar days prior to the date of the 2024 annual meeting or (b) the 10th calendar day following the day on which public announcement of the date of the 2024 annual meeting is first made by Quotient.

In the event that we hold our 2024 annual meeting of Quotient stockholders (which will not be held if the Merger is completed) more than 30 days before or more than 30 days after the one-year anniversary of the 2023 annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates: (a) the 90th day prior to such annual meeting or (b) the 10th day following the day on which public announcement of the date of such annual meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following Quotient filings with the SEC are incorporated by reference:

•	Quotient’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 16, 2023, as amended in a Form 10-K/A Amendment No. 1 filed with the SEC on April 28, 2023;

•	Quotient’s Definitive Proxy Statement on Schedule 14A for the 2023 annual meeting of stockholders, filed on June 30, 2023;

•	Quotient’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed on May 5, 2022; and

•	Quotient’s Current Reports on Form 8-K, in each case to the extent filed and not furnished with the SEC on March 24, 2023, April 21, 2023, May 9, 2023, May 30, 2023, June 6, 2023 and June 20, 2023.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials.

Quotient is subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy and information statements and other information at https://sec.gov.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us:

Quotient Technology Inc.

Attention: Secretary

1260 East Stringham Avenue, Sixth Floor

Salt Lake City, Utah 84106

(650) 605-4600

In order for you to receive timely delivery of documents in advance of the Special Meeting, you must make such request by no later than August 25, 2023. Please note that all of our documents that we file with the SEC are also promptly available through our Investor website at https://investor.quotient.com/. The information included on our website is not incorporated by reference into this proxy statement.

If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Quotient common stock, please contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Stockholders Call Toll-Free: (800) 967-5051

Brokers and Banks Call Collect: (212) 269-5550

Email: QUOT@dfking.com

MISCELLANEOUS

Quotient has supplied all information relating to Quotient, and Parent has supplied, and Quotient has not independently verified, all of the information relating to Parent and Merger Sub contained in this proxy statement.

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated July 31, 2023. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to Quotient stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and among

CB NEPTUNE HOLDINGS, LLC

NRS MERGER SUB INC.

and

QUOTIENT TECHNOLOGY INC.

Dated as of June 20, 2023

A-1

A-1

A-2

EXHIBITS
Exhibit A	Certificate of Incorporation of the Company

A-3

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of June 20, 2023, by and among CB Neptune Holdings, LLC, a Delaware limited liability company (“Parent”), NRS Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Quotient Technology Inc., a Delaware corporation (the “Company”). Each of Parent, Merger Sub and the Company are sometimes referred to herein as a “Party.” All capitalized terms that are used in this Agreement have the respective meanings given to them in this Agreement.

RECITALS

A. The Company Board has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company being the surviving corporation in the Merger, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein; (iii) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL; and (iv) directed that the adoption of this Agreement be submitted for consideration by the Company Stockholders at a meeting thereof.

B. Each of the sole member of Parent and the board of directors of Merger Sub have (i) declared it advisable to enter into this Agreement; and (ii) approved the execution and delivery of this Agreement, the performance of their respective covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein.

C. Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent and Merger Sub have delivered (i) a guarantee (the “Guarantee”) from Charlesbank Equity Fund IX, LP, a Delaware limited partnership (“Guarantor”), in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, Guarantor is guaranteeing certain obligations of Parent and Merger Sub in connection with this Agreement, (ii) a commitment letter, pursuant to which each Guarantor has committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amounts set forth therein; and (iii) a commitment letter among Parent and the lenders, pursuant to which the lenders have committed, subject to the terms and conditions thereof, to provide debt financing in the amounts set forth therein for the purpose of consummating the Transactions.

D. Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, certain Company Stockholders have entered into voting agreements with parent and Merger Sub (the “Voting Agreements”) pursuant to which, among other things, such Company Stockholders have agreed, on the terms and subject to the conditions set forth in the respective Voting Agreements, to vote all of such Company Stockholders’ shares of Company Common Stock in favor of the adoption of this Agreement and the approval of the Merger and the other transactions contemplated by this Agreement.

E. Parent, Merger Sub and the Company desire to (i) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger; and (ii) prescribe certain conditions with respect to the consummation of the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

1.1 Certain Definitions. For all purposes of and pursuant to this Agreement, the following capitalized terms have the following respective meanings:

(a) “Acceptable Confidentiality Agreement” means any confidentiality agreement (i) executed, delivered and effective after the date hereof and, in either case, containing terms that are not materially less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement, except that such confidentiality agreement need not contain any “standstill” or similar provision or otherwise prohibit the making of any Acquisition Proposal or (ii) in effect as of the date hereof.

(b) “Acquisition Proposal” means any bona fide written offer or proposal (other than an offer or proposal by Parent or Merger Sub) to engage in an Acquisition Transaction.

(c) “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:

(i) any direct or indirect purchase or other acquisition by any Person or Group, whether from the Company or any other Person(s), of shares of Company Common Stock representing more than 15% of the Company Common Stock outstanding after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or Group that, if consummated in accordance with its terms, would result in such Person or Group beneficially owning more than 15% of the Company Common Stock outstanding after giving effect to the consummation of such tender or exchange offer;

(ii) any direct or indirect purchase, exclusive license or other acquisition by any Person or Group, or stockholders of any such Person or Group, of more than 15% of the consolidated assets, net revenue or net income of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof as determined in good faith by the Company Board);

(iii) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company or any of its Subsidiaries pursuant to which any Person or Group, or stockholders of any such Person or Group, would hold, directly or indirectly, shares of Company Common Stock representing more than 15% of the equity interests of the surviving or resulting entity of such transaction after giving effect to the consummation of such transaction; or

(iv) any combination of the foregoing.

(d) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract or otherwise.

(e) “Antitrust Law” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914, and all other Laws, in any jurisdiction, whether domestic or foreign, in each case that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Merger.

(f) “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company and its consolidated Subsidiaries as of December 31, 2022 set forth in the Company’s Form 10-K filed by the Company with the SEC on March 16, 2023.

(g) “Business Day” means any day other than Saturday or Sunday or a day on which commercial banks are authorized or required by Law to be closed in Salt Lake City, Utah or New York, New York.

(h) “Bylaws” means the Amended and Restated Bylaws of the Company.

(i) “CARES Act” means the Coronavirus Aid, Relief and Economic Security Act, as signed into law by the President of the United States on March 27, 2020.

(j) “Charter” means the Amended and Restated Certificate of Incorporation of the Company, as amended from time to time.

(k) “Code” means the Internal Revenue Code of 1986.

(l) “Company Board” means the board of directors of the Company.

(m) “Company Common Stock” means the common stock, par value $0.00001 per share, of the Company.

(n) “Company Credit Agreements” means (i) the Financing Agreement, dated as of November 30, 2022, as amended from time to time, among, inter alios, the Company, the other guarantors from time to time party thereto, Blue Torch Finance LLC, and certain other financial institutions from time to time party thereto, and all pledge, security and other agreements and documents related thereto and (ii) the Financing Agreement, dated as of November 30, 2022, as amended from time to time, among, inter alios, the Company, the other guarantors from time to time party thereto, PNC Bank, National Association, and certain other financial institutions from time to time party thereto, and all pledge, security and other agreements and documents related thereto.

(o) “Company ESPP” means the 2013 Employee Stock Purchase Plan, as amended from time to time.

(p) “Company Group” means the Company and its Subsidiaries.

(q) “Company Indebtedness” means, collectively, debt outstanding under the Company Credit Agreements.

(r) “Company Intellectual Property” means any Intellectual Property that is owned or purported to be owned by the Company or any of its Subsidiaries.

(s) “Company Material Adverse Effect” means any condition, change, event or development that, individually or in the aggregate, (A) has or would be reasonably expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (B) would be expected to prevent or delay beyond the Termination Date the consummation of the Transactions;

provided, that, with respect to clause (A) above only, none of the following, and no conditions, changes, events, effects or developments arising out of, relating to or resulting from the following (in each case, by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred (subject to the limitations set forth below):

(i) general economic conditions, or conditions in the global, international or regional economy generally;

(ii) conditions in the equity, credit, debt, financial, currency or capital markets, including (A) changes in interest rates or credit ratings; (B) changes in exchange rates for the currencies of any country; or (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;

(iii) conditions in the industries in which the Company and its Subsidiaries conduct business or in any specific jurisdiction or geographical area in which the Company conducts business, or changes therein;

(iv) regulatory, legislative or political conditions;

(v) any geopolitical conditions, outbreak of hostilities, armed conflicts, acts of war (whether or not declared), rebellion, insurrection, sabotage, cyberterrorism (including by means of cyber-attack by or sponsored by a Governmental Authority), terrorism or military actions, including any escalation or worsening of the foregoing or any threats thereof;

(vi) earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires, nuclear incidents, foreign or domestic social protest or social unrest (whether or not violent) or other natural or man-made disasters, weather conditions, power outages or electrical black-outs, and other force majeure events, including any escalation or worsening of any of the foregoing;

(vii) the negotiation, execution, delivery or performance of this Agreement or the announcement of this Agreement or the pendency of the Merger, including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with customers, suppliers, lenders, lessors, business partners, employees, regulators, Governmental Authorities, vendors or any other third Person (other than for purposes of any representation or warranty contained in Article III to the extent that it addresses the consequences of entering into this Agreement or the consummation of the Transactions);

(viii) the compliance by any Party with the terms of this Agreement, including any action taken or refrained from being taken pursuant to or in accordance with this Agreement;

(ix) any action taken or refrained from being taken, in each case to which Parent has, in writing, approved or consented to following the date of this Agreement, any failure to take any action resulting from Parent’s failure to grant any consent requested by the Company to take any action restricted or prohibited by this Agreement, or the taking of any action, or failure to take any action, by Parent, Merger Sub or any of their Affiliates;

(x) changes or proposed changes in GAAP or other accounting standards or in any applicable Laws (or the enforcement or interpretation of any of the foregoing), including the adoption, implementation, repeal, modification, reinterpretation or proposal of any law, regulation or policy (or the enforcement thereof) by any Governmental Authority, or any panel or advisory body empowered or appointed thereby;

(xi) any epidemics, pandemics (including COVID-19 and any evolutions or mutations thereof), plagues, other outbreaks of illness or public health events (including quarantine restrictions), including any escalation or worsening of any of the foregoing;

(xii) any anti-dumping actions, international tariffs, sanctions trade policies or disputes or any “trade war” or similar actions;

(xiii) any changes in the price or trading volume of the Company Common Stock, in and of itself (it being understood that the underlying cause of such change may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded hereunder);

(xiv) any failure by the Company and its Subsidiaries to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the underlying cause of any such failure in clauses (A) or (B) may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded hereunder);

(xv) the availability or cost of equity, debt or other financing to Parent or Merger Sub;

(xvi) any Transaction Litigation or any demand or Legal Proceeding for appraisal of the fair value of any shares of Company Common Stock pursuant to the DGCL in connection herewith;

(xvii) the identity of, or any facts or circumstances relating to, Guarantor, Parent, Merger Sub, or the respective Affiliates of the foregoing, the respective financing sources of or investors in the foregoing, or the respective plans or intentions of the foregoing, with respect to the Company or its business; and

(xviii) any breach by Parent or Merger Sub of this Agreement except, in each case of clauses (i), (ii), (iii), (iv), (v), (vi), (x), (xi) and (xii) to the extent that such conditions, changes, events, effects or developments have had a materially disproportionate adverse effect on the Company relative to other companies operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental materially disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred.

(t) “Company Options” means any options to purchase shares of Company Common Stock granted pursuant to any of the Company Stock Plans (other than the Company ESPP).

(u) “Company Preferred Stock” means the preferred stock, par value $0.00001 per share, of the Company.

(v) “Company PSUs” means awards of performance-based restricted stock units of the Company granted pursuant to any of the Company Stock Plans.

(w) “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned by the Company or any of its Subsidiaries.

(x) “Company RSUs” means awards of restricted stock units of the Company granted pursuant to any of the Company Stock Plans.

(y) “Company Stock Plans” means the 2006 Stock Plan, the 2013 Equity Incentive Plan and the Company ESPP.

(z) “Company Stockholders” means the holders of shares of Company Common Stock and Company Preferred Stock.

(aa) “Company Termination Fee” means an amount equal to thirteen million five hundred and ninety thousand dollars.

(bb) “Confidentiality Agreement” means, collectively, the (i) Nondisclosure Agreement, dated as of January 23, 2023, by and among the Company and Parent, (ii) Amended and Restated Mutual Non-Disclosure Agreement, dated December 1, 2022, by and between the Company and Charlesbank Equity Fund X, Limited Partnership, as amended by that First Amendment dated December 9, 2022 and Second Amendment dated May 27, 2023 and (iii) Clean Team Confidentiality Agreement, dated as of March 17, 2023, by and among the Company, Parent, and Guarantor, as amended by the Amendment to Clean Team Confidentiality Agreement, dated as of June 6, 2023.

(cc) “Continuing Employees” means each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time (including those on vacation, sick leave, maternity leave, military service, lay-off, disability or other paid time off or leave of absence) and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.

(dd) “Contract” means any binding contract, subcontract, note, bond, mortgage, indenture, lease, license, sublicense or other binding agreement.

(ee) “COVID-19” means the coronavirus (COVID-19) pandemic, including any evolutions or mutations of the coronavirus (COVID-19) disease, and any further epidemics or pandemics arising therefrom.

(ff) “COVID-19 Measures” means any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, protocol or guideline promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention or the World Health Organization, in each case, in connection with or in response to COVID-19, including the CARES Act and the Families First Coronavirus Response Act, as signed into law by the President of the United States on March 18, 2020.

(gg) “Data Breach” means any security breach that (i) resulted in unauthorized access to, use of, or Processing of Personal Information, or (ii) materially disrupted the operation of the Company’s information technology systems.

(hh) “Debt Financing Related Parties” means the Debt Financing Sources, any other lenders or financial institutions party from time to time to any agreement related to Debt Financing, their respective Affiliates and their and their respective Affiliates’ respective directors, officers, employees, agents, advisors and other Representatives, and their successors and permitted assigns, in each case, solely in their capacities as such.

(ii) “Debt Financing Sources” means, at any time, the Persons that have committed to provide or arrange or have otherwise entered into agreements in connection with all or any part of the Debt Financing or any other financing (other than the Equity Financing) and any agreements, any joinder agreements, engagement letters, underwriting agreements, indentures, loan agreements or credit agreements entered into in connection therewith), including the agents, arrangers, lenders, initial purchasers and other entities that have committed to provide or arrange all or part of the Debt Financing, together with their respective Affiliates and their respective Affiliates’ Representatives and their respective successors and assigns, in each case, solely in their capacities as such.

(jj) “DOJ” means the United States Department of Justice or any successor thereto.

(kk) “DPA” means Section 721 of the Defense Production Act of 1950.

(ll) “Employee Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA) and each other bonus, commission, stock option, stock appreciation right, restricted stock, phantom stock, restricted stock unit, performance stock unit, stock purchase or other equity-based, incentive compensation, profit sharing, gross-up, savings, retirement, disability, vacation, relocation, fringe benefit, deferred compensation, severance, separation, termination, death benefit, retention, change of control, stay bonus, and any other similar plan, program, agreement or arrangement that is maintained or contributed to by the Company or any of its Subsidiaries for the benefit of any current or former employee (or other current individual service provider) of the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has any obligation to maintain, sponsor or contribute, other than any such plan, scheme or arrangement that the Company or any of its Subsidiaries is required by Law to maintain or contribute to.

(mm) “Environmental Law” means any applicable Law in effect on or prior to the Closing Date relating to the protection of the environment (including ambient air, surface water, groundwater or land) or pollution.

(nn) “Environmental Permits” means Governmental Authorizations required under Environmental Laws.

(oo) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(pp) “ERISA Affiliate” means, with respect to the Company or any of its Subsidiaries, any trade or business, whether or not incorporated, that together with the Company or any of its Subsidiaries would be deemed a “single employer” within the meaning of Section 414 of the Code or Section 4001(b)(1) of ERISA or that is a member of the same “controlled group” as the Company or any of its Subsidiaries pursuant to Section 4001(a)(14) of ERISA.

(qq) “Exchange Act” means the Securities Exchange Act of 1934.

(rr) “FTC” means the United States Federal Trade Commission or any successor thereto.

(ss) “GAAP” means generally accepted accounting principles in the United States, consistently applied and as in effect from time to time.

(tt) “Governmental Authority” means any government, political subdivision, governmental, administrative, self-regulatory or regulatory entity or body, department, commission, board, agency or instrumentality, or other legislative, executive or judicial governmental entity, and any court, tribunal, judicial or arbitral body, in each case whether federal, national, state, county, municipal, provincial, local, foreign or multinational.

(uu) “Governmental Authorization” means any authorizations, approvals, licenses, franchises, clearances, permits, certificates, waivers, consents, exemptions, variances, expirations and terminations of any waiting period requirements issued by or obtained from, and any notices, filings, registrations, qualifications, declarations and designations with, a Governmental Authority.

(vv) “Group” has the meaning as used in Section 13(d) of the Exchange Act.

(ww) “Hazardous Substance” means any toxic or hazardous material, substance or waste defined or regulated under Environmental Laws due to its hazardous or dangerous properties or characteristics.

(xx) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

(yy) “Intellectual Property” means (i) all United States and foreign patents and applications therefor (“Patents”); (ii) all copyrights, copyright registrations and applications therefor (“Copyrights”); (iii) trademarks, service marks, trade dress rights and similar designations of origin and rights therein, and registrations and applications for registration thereof, together with all of the goodwill associated with any of the foregoing (“Marks”); (iv) rights in trade secrets, know-how, inventions, processes, procedures, databases, confidential information and other proprietary rights; (v) computer software programs, and applications, including all source code, object code, specifications, designs and documentation related thereto (“Software”); (vi) domain names, and (vii) social media identifiers (such as an Instagram® Handle).

(zz) “Intervening Event” means any positive change, event, effect, development or circumstance that (i) was not known or reasonably foreseeable to the Company Board on the date of this Agreement (or, if known by the Company Board, the consequences of which were not known or reasonably foreseeable by the Company Board as of the date of this Agreement) and (ii) does not relate to any (A) any Acquisition Proposal or (B) the mere fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date hereof, or changes after the date hereof in the market price or trading volume of the Company Common Stock or the credit rating of the Company (it being understood that the underlying cause of any of the foregoing in this clause (ii) may be considered and taken into account).

(aaa) “Knowledge” of the Company, with respect to any matter in question, means the actual knowledge of the Company’s Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, Chief Revenue Officer, Chief Technology Officer and Chief People Officer.

(bbb) “Law” means any federal, national, state, county, municipal, provincial, local, foreign or multinational, statute, constitution, common law, ordinance, code, decree, order, judgment, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority and any award, order or decision of an arbitrator or arbitration panel with jurisdiction over the parties and subject matter of the dispute.

(ccc) “Legal Proceeding” means any claim, action, charge, audit, lawsuit, litigation, investigation, arbitration or other similar legal proceeding brought by or pending before any Governmental Authority, arbitrator, mediator or other tribunal.

(ddd) “Material Contract” means any of the following Contracts:

(i) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company and its Subsidiaries, taken as whole;

(ii) any Contract containing any covenant limiting the right of the Company or any of its Subsidiaries to engage in any line of business that is material to the Company, other than any such Contracts that may be cancelled without material liability to the Company or its Subsidiaries upon notice of 90 days or less;

(iii) any Contract containing and limiting the right of the Company or any of its Subsidiaries pursuant to any “most favored nation,” “exclusivity” or similar provisions;

(iv) any Contract relating to the disposition or acquisition of equity or real or tangible assets by the Company or any of its Subsidiaries outside of the ordinary course of business pursuant to which the Company or its Subsidiaries have material continuing obligations;

(v) with any customer of the Company or any of its Subsidiaries who, in the year ended December 31, 2022, was one of the ten (10) largest sources of revenues for the Company and its Subsidiaries, based on amounts paid or payable (excluding any purchase orders entered into in the ordinary course of business);

(vi) with any vendor of the Company or any of its Subsidiaries who, in the year ended December 31, 2022, was one of the ten (10) largest sources of payment obligations for the Company and its Subsidiaries, based on amounts paid or payable (excluding any purchase orders entered into in the ordinary course of business);

(vii) relating to or evidencing indebtedness of the Company or any Subsidiary of the Company in excess of $500,000 (excluding intercompany loans between the Company and any of its Subsidiaries or between any Subsidiaries of the Company);

(viii) any Contract (A) pursuant to which Intellectual Property material to the operation of the business of the Company or any Subsidiary of the Company is licensed to the Company or any of its Subsidiaries by a third party, excluding licenses for off-the-shelf commercially available software, software as-a-service or data with license fees of less than $100,000 per year, (B) pursuant to which the Company or any of its Subsidiaries has granted to a third party the right to use material Company Intellectual Property, excluding non-exclusive licenses granted in the ordinary course of business, and (C) that affects the ability of any member of the Company Group to use or enforce any Company Intellectual Property or otherwise was entered into to resolve or settle any Intellectual Property-related litigation, dispute, or threat (including settlement agreements, co-existence agreements and covenants not to sue);

(ix) any collective bargaining agreement or other similar arrangement of the Company or any of its Subsidiaries relating to unions, works councils, similar entities or other organized employees;

(x) any Contract of the Company or any of its Subsidiaries providing for cash severance payments in excess of $50,000 (other than those pursuant to which severance is required by applicable Law);

(xi) any Contract that is an agreement in settlement of a dispute that imposes material obligations on the Company or any of its Subsidiaries as of the date hereof;

(xii) any lease or sublease set forth or required to be set forth in Section 3.14 of the Company Disclosure Letter;

(xiii) any Contract that involves a material joint venture, profit sharing or similar agreement from which the Company or any of its Subsidiaries recognized revenues in excess of $5 million during the Company’s 2021 fiscal year (excluding distribution or resale agreements entered in the ordinary course of business); and

(xiv) any loan or advance of money or other property by the Company or any of its Subsidiaries in excess of $10,000 to any of their current or former directors, officers, employees, or other individual service providers (excluding any such loans under the Company 401(k) Plan (the “401(k) Plan”)).

(eee) “NYSE” means the New York Stock Exchange and any successor stock exchange or inter-dealer quotation system operated by the New York Stock Exchange or any successor thereto.

(fff) “Open Source Software” (i) means any software that (A) contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software or (B) requires as a condition of its use, modification or distribution that it, or other software incorporated, distributed with, or derived from it, be disclosed or distributed in source code form or delivered at no charge and (ii) includes, without limitation, software licensed under the GNU’s General Public License (GPL), Lesser GPL, or Affero GPL, the Mozilla Public License, the BSD License, the Apache License, and any license listed at www.opensource.org.

(ggg) “Organizational Documents” means the certificate of incorporation, bylaws, certificate of formation, partnership agreement, limited liability company agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a legal entity.

(hhh) “Parent Material Adverse Effect” means any change, event, effect or development that, individually or in the aggregate, would reasonably be expected to prevent or delay beyond the Termination Date the consummation of the Transactions.

(iii) “Parent Related Parties” means, collectively, (i) Parent, Merger Sub or the Guarantor and (ii) the former, current and future holders of any equity, controlling persons, Affiliates (other than Parent, Merger Sub or the Guarantor), Representatives, members, managers, general or limited partners, stockholders and assignees of each of Parent, Merger Sub and the Guarantor.

(jjj) “Permitted Liens” means any of the following: (i) liens for Taxes, assessments and governmental charges or levies either not yet delinquent or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other liens or security interests that are not yet due or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (iii) leases, subleases and licenses (other than capital leases and leases underlying sale and leaseback transactions); (iv) liens imposed by applicable Law (other than Laws in respect of Tax); (v) pledges or deposits to secure obligations pursuant to workers’ compensation Law or similar legislation or to secure public or statutory obligations; (vi) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vii) defects, imperfections or irregularities in title, charges, easements, covenants and rights of way (unrecorded and of record) and other similar liens (or other encumbrances of any type), and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use of the applicable property; (viii) any non-exclusive licenses with respect to any Intellectual Property entered into in the ordinary course; (ix) liens pursuant to any Company Indebtedness; (x) statutory, common Law or contractual liens (or other encumbrances of any type) securing payments not yet due, including liens of landlords pursuant to the terms of any lease or liens against the interests of the landlord or owner of any Leased Real Property unless caused by the Company or any of its Subsidiaries; (xi) matters that would be disclosed by an accurate survey or inspection of the Real Property; (xii) liens (or other encumbrances of any type) that do not materially and adversely affect the use or operation of the property or other assets subject thereto; (xiii) liens that will be released prior to or as of the Closing; or (xiv) liens created by, through or at the direction of Parent, Merger Sub or any of their respective Affiliates.

(kkk) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.

(lll) “Personal Information” means information concerning an identified or identifiable natural person, including, but not limited to, an individual’s name, street address, telephone number, email address, photograph, social security number, driver’s license number, passport number or customer or account number or any other piece of information that identifies or locates a natural person, as well as any other information concerning an identified or identifiable person’s actions, activities, location, preferences, health, and personal characteristics.

(mmm) “Process,” “Processing,” or “Processed” means the collection, use, storage, processing, distribution, transfer, import, export, protection (including security measures), disposal or disclosure or other activity regarding data (whether electronically or in any other form or medium), including Personal Information.

(nnn) “Privacy Laws” means any applicable Laws and binding standards (including the PCI-DSS Standards) relating to privacy, data security, data protection or the collection, storage, Processing, use, safeguarding, disclosure, disposal, sharing, sale and/or transfer of Personal Information.

(ooo) “Registered Intellectual Property” means all United States, international and foreign (i) Patents and Patent applications (including provisional applications); (ii) registered Marks and applications to register Marks (including intent-to-use applications, or other registrations or applications related to Marks); (iii) registered Copyrights and applications for Copyright registration, and (iv) domain name registrations.

(ppp) “Representatives” means the Affiliates, directors, officers, employees, consultants, agents, financing sources, representatives and advisors (including attorneys and financial advisors) of a Party.

(qqq) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

(rrr) “SEC” means the United States Securities and Exchange Commission or any successor thereto.

(sss) “Securities Act” means the Securities Act of 1933.

(ttt) “Specified Provisions” means, collectively, Section 6.6(f), Section 6.6(g), Section 8.3(a), Section 8.3(f), and the Confidentiality Agreement.

(uuu) “Subsidiary” means, with respect to any Person, any other Person (other than a natural Person) of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) representing more than 50% such securities or ownership interests, in each case, are at the time directly or indirectly owned by such first Person.

(vvv) “Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction on terms that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisors and outside legal counsel), would be more favorable, from a financial point of view, to the Company Stockholders (in their capacity as such) than the Merger (taking into account any revisions to this Agreement made or proposed in writing by Parent, in a binding and irrevocable manner, prior to the time of such determination), taking into account any legal, regulatory, financial, timing, financing and other aspects of such proposal that the Company Board (or a committee thereof) considers relevant. For purposes of the reference to an “Acquisition Proposal” in this definition, all references to (i) “15%” in the definition of “Acquisition Transaction” shall be deemed to be references to “50%” and (ii) the “Company Common Stock outstanding” (by vote or economic interests) shall be deemed to be references to “the aggregate voting power of the Company or the economic ownership of the Company.”

(www) “Tax” means any U.S. federal, state and local and non-U.S. taxes, assessments and similar governmental charges and impositions (including taxes based upon or measured by gross receipts, income, profits, sales, use, or occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise and property taxes) imposed by any Governmental Authority, together with any interest, penalties and additions to tax imposed thereon.

(xxx) “Tax Return” means any return, declaration, report, statement, or information return filed or required to be filed with a Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(yyy) “Transaction Litigation” means any Legal Proceeding commenced or threatened against a Party or any of its Subsidiaries or Affiliates (and/or their respective directors and/or executive officers) or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to the Transactions, other than any Legal Proceedings among the Parties related to this Agreement, the Guarantee, the Equity Commitment Letter or any Debt Financing.

(zzz) “Transactions” means the Merger and the other transactions contemplated by this Agreement.

(aaaa) “WARN Act” means, the Worker Adjustment and Retraining Notification Act of 1988 or any similar Law.

1.2 Index of Defined Terms. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
401(k) Plan	1.1(ddd)(xiv)
Agreement	Preamble
Alternative Acquisition Agreement	5.3(a)
Alternate Debt Financing	6.5(e)
Annual Bonus	6.11(c)
Capex Budget	5.2(k)
Capitalization Date	3.7(a)
Certificate of Merger	2.2
Certificates	2.9(c)
Chosen Courts	9.10
Closing	2.3
Closing Date	2.3
Commitment Letters	4.12(a)
Company	Preamble
Company Board Recommendation	3.3(a)
Company Board Recommendation Change	5.3(d)(i)
Company Disclosure Letter	Article III
Company Incentive Plan	6.11(c)
Company Related Parties	8.3(g)(iii)
Company SEC Documents	Article III
Company Securities	3.7(d)
Company Software	3.16(e)
Company Stockholder Meeting	6.4(a)
Continuation Period	6.11(a)
Copyrights	1.1(yy)
Covenant Exceptions	5.1
D&O Insurance	6.10(c)
Data Privacy Requirements	3.21
Debt Commitment Letter	4.12(a)
Debt Financing	4.12(a)
DGCL	Recitals
Dissenting Company Shares	2.7(c)
DTC	2.9(d)
Effective Time	2.2
Electronic Delivery	9.14
Enforceability Exceptions	3.2
Equity Award Consideration	2.8(c)
Equity Award Holders	2.8(d)
Equity Commitment Letter	4.12(a)
Equity Financing	4.12(a)
Final Exercise Date	2.8(e)
Financing	4.12(a)
Foreign Plans	3.18(a)
Guarantee	Recitals
Guarantor	Recitals

Term	Section Reference
Houlihan Lokey	3.3(b)
Indemnified Persons	6.10(b)
Lease	3.14
Leased Real Property	3.14
Marks	1.1(yy)
Maximum Annual Premium	6.10(c)
Merger	Recitals
Merger Sub	Preamble
Multiemployer Plan	3.18(b)
New Plan	6.11(b)
Notice Period	5.3(c)(i)(2)
Old Plans	6.11(b)
Option Consideration	2.8(a)
Other Applicable Antitrust Laws	6.2
Other Indemnified Persons	6.10(e)
Other Required Company Filing	6.3(b)
Owned Company Shares	2.7(a)(iii)
Owned Real Property	3.14
Parent	Preamble
Parent Termination Fee	8.3(c)
Party	Preamble
Patents	1.1(yy)
Payment Agent	2.9(a)
Payment Fund	2.9(b)
Per Share Price	2.7(a)(ii)
Proxy Statement	6.3(a)
PSU Consideration	2.8(c)
Real Property	3.14
Requisite Stockholder Approval	3.4
Required Amount	4.12(c)
RSU Consideration	2.8(b)
Software	1.1(yy)
Surviving Corporation	2.1
Termination Date	8.1(c)
Transfer Taxes	8.3(a)
Uncertificated Shares	2.9(c)
Voting Agreements	Recitals

1.3 Certain Interpretations.

(a) When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated and references to “paragraphs” or “clauses” are to separate paragraphs or clauses of the Section or subsection in which the reference occurs. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.

(b) When used herein, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”

(c) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.

(d) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and does not simply mean “if.”

(e) When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.

(f) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.

(g) When reference is made to any party to this Agreement or any other agreement or document, such reference includes such Party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.

(h) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.

(i) Unless the context otherwise requires, any definition of or reference to any Law or any provision of any Law herein shall be construed as referring to such Law as from time to time amended, supplemented or modified, including by succession of comparable successor Laws and references to the rules and regulations promulgated thereunder or pursuant thereto.

(j) References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented (including by waiver or consent) from time to time in accordance with the terms hereof and thereof.

(k) All accounting terms used herein will be interpreted in accordance with GAAP.

(l) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(m) The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1).

(n) References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively.

(o) The Parties agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(p) Documents or other information or materials will be deemed to have been “made available” by the Company if such documents, information or materials have been (i) posted to a virtual data room managed by the Company at www.intralinks.com; or (ii) delivered or provided to Parent or its Affiliates or its or their respective Representatives, in each case at any time prior to the execution and delivery of this Agreement.

(q) References to “ordinary course” or “ordinary course of business” refers to the ordinary course of business of the Company and its Subsidiaries that is consistent with past practice.

(r) All references to time shall refer to New York City time unless otherwise specified.

ARTICLE II

THE MERGER

2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, at the Effective Time, (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will thereupon cease; and (c) the Company will continue as the surviving corporation of the Merger and as a wholly owned Subsidiary of Parent. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”

2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company shall cause the Merger to be consummated pursuant to the DGCL by filing a certificate of merger in customary form and substance (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”).

2.3 The Closing. The consummation of the Merger will take place at a closing (the “Closing”) to occur at (a) 9:00 a.m., New York City time, remotely by exchange of documents and signatures (or their electronic counterparts), on a date to be agreed upon by Parent, Merger Sub and the Company that is no later than the second (2nd) Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions); or (b) such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing. The date on which the Closing occurs is referred to as the “Closing Date.”

2.4 Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

2.5 Certificate of Incorporation and Bylaws.

(a) Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Company shall be amended and restated in its entirety to read as set forth in Exhibit A attached hereto and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such certificate of incorporation (subject to Section 6.10(a)).

(b) Bylaws. The Parties shall take all necessary action such that the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall become the bylaws of the Surviving Corporation, except that all references to Merger Sub’s name, date of incorporation, registered office and registered agent shall instead refer to the name, date of incorporation, registered office and registered agent, respectively, of the Surviving Corporation, until thereafter amended as provided by the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws (subject to Section  6.10(a)).

2.6 Directors and Officers. The Parties shall take all actions necessary so that the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation immediately following the Effective Time, and the officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation immediately following the Effective Time, in each case, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal, in each case as provided in the Organizational Documents of the Surviving Corporation and by applicable Law.

2.7 Effect on Capital Stock.

(a) Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the securities described in this Section 2.7, the following will occur:

(i) each share of common stock, par value $0.001 per share of Merger Sub that is issued and outstanding as of immediately prior to the Effective Time will automatically be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation;

(ii) each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or Dissenting Company Shares) will be automatically converted into the right to receive cash in an amount equal to $4.00, without interest thereon (the “Per Share Price”), in accordance with the provisions of Section 2.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.11) and shall no longer be outstanding; and

(iii) each share of Company Common Stock that is (A) held by the Company as treasury stock or by any of its Subsidiaries or (B) owned by Parent or any of its Subsidiaries (including Merger Sub), in each case as of immediately prior to the Effective Time (collectively, the “Owned Company Shares”) will automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor.

(b) Adjustment to the Per Share Price. The Per Share Price will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Company Common Stock occurring on or after the date of this Agreement and prior to the Effective Time.

(c) Statutory Rights of Appraisal. Notwithstanding anything to the contrary set forth in this Agreement, if required by the DGCL (but only to the extent required thereby), Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than the Owned Company Shares) and that is held or beneficially owned by Persons who have not voted in favor of the adoption of this Agreement or consented thereto in writing and who have properly exercised appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of the DGCL with respect to any such Company Common Stock (the “Dissenting Company Shares”) will not be converted into the right to receive the Per Share Price pursuant to this Section 2.7 but instead will entitle the holders and beneficial owners thereof only to such rights as are provided to such holders or beneficial owners, as applicable, of Dissenting Company Shares pursuant to Section 262 of the DGCL; provided, however, that any Dissenting Company Share as to whom the holder or beneficial owner thereof demanding appraisal under Section 262 of the DGCL fails to perfect or effectively withdraws or loses such Person’s rights to appraisal of such Dissenting Company Share under Section 262 of the DGCL will thereupon (x) cease to be a Dissenting Company Share and (y) be treated as if it had been converted into, at the Effective Time, the right to receive the Per Share Price, without interest thereon, upon such share’s surrender and exchange therefor in accordance with the provisions of Section 2.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.11). The Company shall give Parent (i) prompt (and in any event within one (1) Business Day) notice of any demands received by the Company for appraisal under the DGCL (or other purported exercise of appraisal, dissenters’ or similar rights under any other Law) of Company Common Stock, withdrawals of such demands and any other instruments served on or otherwise received by the Company in respect thereof and (ii) the opportunity to participate in all negotiations and Legal Proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands or settle or offer to settle any such demands. Parent shall not, except with the prior written consent of the Company, require the Company to make any payment with respect to any such demands or offer to settle or settle any such demands. For purposes of this Section 2.7(c), “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Company Shares (and any other purported exercise of appraisal, dissenters’ or similar rights under other Law in respect of Company Common Stock), and Parent may offer comments or suggestions with respect to such demands but will not be afforded any decision-making power or other authority over such demands except for the payment, settlement or compromise consent set forth above.

2.8 Equity Awards and Company ESPP.

(a) Company Options. At the Effective Time, each Company Option outstanding as of immediately prior to the Effective Time, whether vested or unvested, will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become the right to receive an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the product of (i) the number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time and (ii) the excess, if any, of the Per Share Price over the exercise price per share of such Company Option (the “Option Consideration”). Each Company Option with an exercise price per share equal to or greater than the Per Share Price will be cancelled without any action on the part of the holder thereof and without any cash payment being made in respect thereof.

(b) Company RSUs. At the Effective Time, each Company RSU outstanding as of immediately prior to the Effective Time will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become the right to receive an amount in cash, without interest thereon and subject to applicable withholding Taxes, equal to the product of (i) the Per Share Price and (ii) the total number of shares of Company Common Stock subject to such Company RSU as of immediately prior to the Effective Time (the “RSU Consideration”); provided, that to the extent any such amount relates to a Company RSU that is nonqualified deferred compensation subject to Section 409A of the Code, the Surviving Corporation shall pay such amount at the earliest time permitted under the terms of the applicable agreement, plan or arrangement relating to such Company RSU that shall not trigger a Tax or penalty under Section 409A of the Code.

(c) Company PSUs. At the Effective Time, each Company PSU outstanding as of immediately prior to the Effective Time will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become the right to receive an amount in cash (with any performance-vesting conditions deemed achieved as of immediately prior to the Effective Time at 100% of the target level of performance (which, for the avoidance of doubt, is equal to 100% of the Company PSUs underlying each Company PSU award granted in 2022)), without interest thereon and subject to applicable withholding Taxes, equal to the product of (i) the Per Share Price and (ii) the total number of shares of Company Common Stock subject to such Company PSU as of immediately prior to the Effective Time (the “PSU Consideration,” together with the Option Consideration and the RSU Consideration, the “Equity Award Consideration”); provided, that, to the extent any such amount relates to a Company PSU that is nonqualified deferred compensation subject to Section 409A of the Code, the Surviving Corporation shall pay such amount at the earliest time permitted under the terms of the applicable agreement, plan or arrangement relating to such Company PSU that shall not trigger a Tax or penalty under Section 409A of the Code.

(d) Payment Procedures. At or prior to the Closing, Parent shall deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate Equity Award Consideration owed to all holders of Company Options, Company RSUs and Company PSUs (collectively, the “Equity Award Holders”). As promptly as reasonably practicable, but in any event no later than ten (10) Business Days, after the Closing Date, the Equity Award Holders will be paid by the Company or the Surviving Corporation, through its payroll system or payroll provider, all amounts required to be paid to such holders in respect of Company Options, Company RSUs and Company PSUs that are cancelled and converted pursuant to this Section 2.8, less any required withholding pursuant to Section 2.12.

(e) Treatment of Company ESPP. As soon as practicable following the date hereof, the Company shall take all actions necessary or required under the Company ESPP or applicable Law to ensure that (i) except for the offering period under the Company ESPP in effect as of the date hereof, no offering period under the Company ESPP will be authorized or commenced after the date hereof; (ii) no new participants will commence participation in the Company ESPP after the date hereof; (iii) no Company ESPP participant will be permitted to increase such participant’s payroll deduction election or contribution rate in effect as of the date hereof or to make separate non-payroll contributions on or following the date hereof, except as may be required by applicable Law; (iv) each purchase right under the Company ESPP outstanding as of the date hereof shall be exercised as of no later than three (3) Business Days prior to the date on which the Effective Time occurs (the “Final Exercise Date”); (v) each Company ESPP participant’s accumulated contributions under the Company ESPP shall be used to purchase shares of Company Common Stock in accordance with the terms of the ESPP as of the Final Exercise Date; and (vi) the Company ESPP will terminate effective as of (and subject to the occurrence of) immediately prior to the Effective Time, but subsequent to the exercise of purchase rights on the Final Exercise Date (in accordance with the terms of the Company ESPP). All shares of Company Common Stock purchased on the Final Exercise Date shall be cancelled at the Effective Time and converted into the right to receive the Per Share Price in accordance with the terms and conditions of this Agreement. At the Effective Time, any funds credited as of such date under the Company ESPP that are not used to purchase shares on the Final Exercise Date within the associated accumulated payroll withholding account for each participant under the Company ESPP shall be refunded to the applicable participant in accordance with the terms of the Company ESPP.

(f) Further Actions. The Company shall take all action necessary to effect the cancellation and conversion of Company Options, Company RSUs and Company PSUs and to effectuate the treatment of the Company ESPP upon the Effective Time and otherwise to give effect to this Section 2.8 (including the satisfaction of the requirements of Rule 16b-3(e) promulgated under the Exchange Act).

2.9 Exchange of Certificates.

(a) Payment Agent. Prior to the Closing, Parent shall (i) select a nationally recognized bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”); and (ii) enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.

(b) Payment Fund. At or prior to the Closing, Parent shall deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock pursuant to Section 2.7, an amount of cash equal to the aggregate consideration to which such holders of Company Common Stock become entitled pursuant to Section 2.7. Until disbursed in accordance with the terms and conditions of this Agreement, such cash shall be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than 30 days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Payment Fund”). To the extent that (A) there are any losses with respect to any investments of the Payment Fund; (B) the Payment Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7; or (C) all or any portion of the Payment Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7 for any reason, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Payment Fund so as to ensure that the Payment Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7. Any income from investment of the Payment Fund will be payable to Parent or the Surviving Corporation as Parent directs. The Payment Fund shall not be used for any purpose other than the payment to holders of Company Common Stock as contemplated by Section 2.7.

(c) Payment Procedures. Promptly following the Effective Time (and in any event within three (3) Business Days), Parent and the Surviving Corporation shall cause the Payment Agent to mail to each holder of record as of immediately prior to the Effective Time (other than Owned Company Shares and Dissenting Company Shares, as applicable) of (x) one or more certificates that immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares, as applicable) (the “Certificates” (if any)) and (y) uncertificated shares of Company Common Stock that were outstanding as of immediately prior to the Effective Time (other than Dissenting Company Shares and Owned Company Shares) (the “Uncertificated Shares”) (i) in the case of holders of Certificates, a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent), and (ii) in either case, instructions for effecting the surrender of the Certificates and Uncertificated Shares in exchange for the Per Share Price payable with respect to the shares of Company Common Stock pursuant to Section 2.7. Upon surrender of Certificates for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock represented by such Certificates by (y) the Per Share Price, and the Certificates so surrendered will forthwith be cancelled. Notwithstanding anything to the contrary in this Agreement, no record holder of Uncertificated Shares will be required to deliver a Certificate or an executed letter of transmittal to the Payment Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.7 with respect of such Uncertificated Shares. In lieu thereof, upon receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request) in respect of a book-entry transfer of such Uncertificated Share, such record holder will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares by (2) the Per Share Price, and the transferred Uncertificated Shares will be cancelled. No interest will be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Per Share Price payable upon the surrender of such Certificates and transfer of Uncertificated Shares pursuant to this Section 2.9(c). Until so surrendered or transferred, outstanding Certificates and Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the Per Share Price payable in respect thereof pursuant to Section 2.7.

(d) DTC Payment. Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Payment Agent and the Depository Trust Company (“DTC”) with the objective that the Payment Agent shall transmit to DTC or its nominee on the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to (i) the number of shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time multiplied by (ii) the Per Share Price.

(e) Transfers of Ownership. If payment of the Per Share Price is to be made to a Person other than the Person in whose name the surrendered Certificate or transferred Uncertificated Share in exchange therefor is registered, it shall be a condition of payment that (i) the Person requesting such exchange present proper evidence of transfer or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate or Uncertificated Share surrendered or shall have established to the reasonable satisfaction of Parent that such Tax either has been paid or is not applicable.

(f) No Liability. Subject to applicable Law and notwithstanding anything to the contrary in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other Party will be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g) Distribution of Payment Fund to Parent. Any portion of the Payment Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one year after the Effective Time will be delivered to Parent (or the Surviving Corporation as directed by Parent) upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such shares of Company Common Stock for exchange pursuant to this Section 2.9 shall thereafter look for payment of the Per Share Price without interest thereon, payable in respect of the shares of Company Common Stock represented by such Certificates or Uncertificated Shares solely to Parent (subject to abandoned property, escheat or similar Law), as general creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section 2.7. Any amounts remaining unclaimed by holders of any such Certificates or Uncertificated Shares two years after the Effective Time, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.

2.10 No Further Ownership Rights in Company Common Stock. From and after the Effective Time, (a) all shares of Company Common Stock will no longer be outstanding and will automatically be cancelled, retired and cease to exist; and (b) each holder of Certificates or Uncertificated Shares theretofore representing any shares of Company Common Stock will cease to have any rights with respect thereto, except the right to receive the Per Share Price payable therefor in accordance with Section 2.7, or in the case of Dissenting Company Shares, the rights pursuant to Section 2.7(c). The Per Share Price paid in accordance with the terms of this Article II will be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.9(c)) be cancelled and exchanged as provided in this Article II.

2.11 Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Payment Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect thereof pursuant to Section 2.7. Parent or the Payment Agent may, in its reasonable discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such reasonable amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.12 Required Withholding. Each of the Payment Agent, Parent and the Surviving Corporation (without duplication) shall be entitled to deduct and withhold from any cash amounts payable pursuant to this Agreement to any holder or former holder of shares of Company Common Stock, Company Options, Company RSUs and Company PSUs such amounts as are required to be deducted or withheld therefrom pursuant to any Law in respect of Taxes. To the extent that such amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such deducted or withheld amounts will be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid in satisfaction of the corresponding obligations hereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

With respect to any Section of this Article III, except (a) as disclosed in the reports, statements, schedules and other documents filed or furnished by the Company with the SEC on or after January 1, 2021 (the

“Company SEC Documents”) (other than any disclosures contained (i) solely in the risk factors sections of such Company SEC Documents, except to the extent such information consists of factual and/or historical statements, and (ii) in any forward-looking statements in such Company SEC Documents that are of a nature that they speculate about future developments); or (b) subject to the terms of Section 9.13, as set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the date of this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1 Organization; Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets, except where the failure to have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (with respect to jurisdictions that recognize the concept of good standing), except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.2 Corporate Power; Enforceability. The Company has the requisite corporate power and authority to (a) execute and deliver this Agreement; (b) perform its obligations hereunder; and (c) subject to receiving the Requisite Stockholder Approval, consummate the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (such exceptions in clauses (i) and (ii), the “Enforceability Exceptions”).

3.3 Company Board Approval; Fairness Opinion; Anti-Takeover Laws.

(a) Company Board Approval. The Company Board has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement and consummate the Merger upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and conditions set forth herein; (iii) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL; and (iv) directed that the adoption of this Agreement be submitted for consideration by the Company Stockholders at a meeting thereof (collectively, the “Company Board Recommendation”), which Company Board Recommendation has not been withdrawn, rescinded or modified in any way as of the date hereof.

(b) Fairness Opinion. The Company Board has received an opinion from Houlihan Lokey Capital, Inc. (“Houlihan Lokey”), to the effect that the Per Share Price to be received by the holders of shares of Company Common Stock (other than holders of Owned Company Shares or Dissenting Company Shares) is fair, from a financial point of view, to the holders of shares of Company Common Stock (other than holders of Owned Company Shares or Dissenting Company Shares), which opinion was based on and subject to the various procedures followed, assumptions made, qualifications and limitations on the review undertaken and the other matters considered by Houlihan Lokey in connection with the preparation of its opinion. As of the date of this Agreement, the foregoing opinion has not been withdrawn, revoked or modified in any respect.

(c) Anti-Takeover Laws. Assuming the accuracy of the representations of Parent and Merger Sub set forth in Section 4.7, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other applicable “anti-takeover” Law will not be applicable to the Merger or this Agreement or the Voting Agreements.

3.4 Requisite Stockholder Approval. The adoption of this Agreement by the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote at the Company Stockholder Meeting (the “Requisite Stockholder Approval”) is the only vote or approval of the holders of any of the Company’s capital stock necessary under applicable Law, the Charter or the Bylaws to consummate the Merger.

3.5 Non-Contravention. The execution and delivery of this Agreement by the Company, the performance by the Company of obligations hereunder, and the consummation of the Transactions (a) do not violate or conflict with any provision of the Charter or the Bylaws; (b) do not violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Material Contract; (c) do not, assuming the Governmental Authorizations referred to in Section 3.6 are obtained and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any Law applicable to the Company or any of its Subsidiaries; and (d) will not result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.6 Requisite Governmental Approvals. No Governmental Authorization is required on the part of the Company in connection with (a) the execution and delivery of this Agreement by the Company; (b) the performance by the Company of its covenants and obligations pursuant to this Agreement; or (c) the consummation of the Transactions by the Company, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company and its Subsidiaries are qualified to do business; (ii) such filings and approvals as may be required by any applicable federal or state securities Laws, including the filing of the Proxy Statement with the SEC and compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the NYSE; (iv) compliance with any applicable requirements of the HSR Act and any applicable Other Applicable Antitrust Laws; (v) the filing of any foreign direct investment filings required under applicable Law and obtaining approval with respect thereto; and (vi) such other Governmental Authorizations the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.7 Company Capitalization.

(a) Capital Stock. The authorized capital stock of the Company consists of (i) 250,000,000 shares of Company Common Stock; and (ii) 10,000,000 shares of Company Preferred Stock. As of 4:00 p.m., New York City time, on June 15, 2023 (such time and date, the “Capitalization Date”), (A) 98,666,309 shares of Company Common Stock were issued and outstanding; and (B) no shares of Company Preferred Stock were issued and outstanding; and (C) no shares of Company Common Stock (all of which are Company Common Stock) were held by the Company as treasury shares. All issued and outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of any preemptive rights.

(b) Stock Reservation and Awards. As of the Capitalization Date, the Company has reserved 11,061,351 shares of Company Common Stock for issuance pursuant to the Company Stock Plans. As of the Capitalization Date, there were (i) outstanding Company Options to acquire 7,284,230 shares of Company Common Stock with a weighted average exercise price of $6.66 per share; (ii) 5,843,812 shares of Company Common Stock subject to outstanding Company RSUs; (iii) 2,669,895 shares of Company Common Stock subject to outstanding Company PSUs (assuming target achievement of the relevant vesting conditions); and (iv) 1,776,402 shares of Company Common Stock reserved for future issuance pursuant to the Company ESPP. From the Capitalization Date to the date of this Agreement, the Company has not issued or granted any shares of Company Common Stock, other than pursuant to the exercise of Company Options, the exercise of purchase rights under the Company ESPP or the vesting and settlement of Company RSUs or Company PSUs, in each case, which were granted prior to the date of this Agreement and disclosed in the prior sentence and has not issued any Company Preferred Stock.

(c) Schedule of Awards. Section 3.7(c) of the Company Disclosure Letter sets forth a correct and complete list of all awards outstanding under the Company Stock Plans as of the Capitalization Date, including with respect to each award: (i) the name of the holder thereof; (ii) the Company Stock Plan pursuant to which the award was granted; (iii) the number of shares of Company Common Stock subject to such award (including, for Company PSUs, both the maximum and, if applicable, target number of shares of Company Common Stock); (iv) the grant or issuance date; (v) any applicable vesting schedule; and (vi) with respect to each Company Option, (A) the exercise price and (B) the expiration date.

(d) Company Securities. Except as set forth in Sections 3.7(a), (b), and (c), as of the date of this Agreement, there are (i) no issued and outstanding shares of capital stock of, or other equity or voting interest in, the Company other than those which have become outstanding after the Capitalization Date, which were reserved for issuance as of the Capitalization Date as set forth in Section 3.7(b); (ii) no outstanding options, warrants, calls, convertible or exchangeable securities or other rights or binding arrangements that obligate the Company or any of its Subsidiaries to (A) issue, transfer or sell any shares of capital stock or other equity interests in the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests (in each case other than to the Company or a Subsidiary thereof) or (B) grant, extend or enter into any such subscription, option, warrant, call, convertible or exchangeable security, or other similar right, agreement or commitment relating to any capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries; and (iii) no outstanding restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company or any of its Subsidiaries (the items in clauses (i), (ii) and (iii), collectively, the “Company Securities”).

(e) Other Rights. There are no (i) voting trusts, proxies or similar arrangements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries; or (ii) obligations or binding commitments of any character to which the Company or any of its Subsidiaries is a party or by which it is bound (A) restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries, (B) to make payments based on the price or value of any Company Securities or (C) granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities. As of the date of this Agreement, the Company is not a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company securities. There are no accrued and unpaid dividends with respect to any outstanding shares of Company Common Stock.

(f) All Company Options have an exercise price per share of Company Common Stock that may be purchased thereunder that was not less than the “fair market value” of such share on the date of grant, as determined in accordance with the terms of any applicable granting instrument, the Company Stock Plans and, to the extent applicable, Sections 409A and 422 of the Code.

3.8 Subsidiaries.

(a) Each of the Subsidiaries of the Company (i) is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of the jurisdiction of its organization and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties and assets, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Subsidiaries of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (with respect to jurisdictions that recognize the concept of good standing), except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) The Company or a wholly owned Subsidiary of the Company owns one hundred percent of the capital stock of each direct or indirect Subsidiary of the Company. The Company does not own, directly or indirectly, any capital stock or other equity interest of, or any other securities convertible or exchangeable into or exercisable for capital stock or other equity interest of, any Person other than the Subsidiaries of the Company. No Subsidiary of the Company owns any shares of capital stock or other securities of the Company. There are no outstanding (i) securities convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; (ii) options, warrants or other rights or arrangements obligating the Company Group to acquire from any Subsidiary of the Company, or that obligate any Subsidiary of the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for, shares of capital stock of, or other equity or voting interest (including any voting debt) in, any Subsidiary of the Company; or (iii) obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, such Subsidiary to any Person other than the Company or one of its Subsidiaries.

3.9 Company SEC Documents. Since January 1, 2021 and through the date of this Agreement, the Company has filed all forms, reports and documents with the SEC that have been required to be filed by it pursuant to applicable Laws prior to the date of this Agreement. Each Company SEC Document complied, as of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseding filing), in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date that such Company SEC Document was filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

3.10 Company Financial Statements; Internal Controls; Indebtedness.

(a) Company Financial Statements. The consolidated financial statements (including any related notes and schedules) of the Company filed with the Company SEC Documents (i) were prepared in accordance with GAAP (except as may be indicated in the notes thereto); and (ii) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of the unaudited financial statements, to normal and recurring year-end adjustments).

(b) Disclosure Controls and Procedures. The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). The Company’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by the Company in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications as of the date of this Agreement. There were no material weaknesses, or significant deficiencies that in the aggregate would amount to a material weakness, identified in the management of the Company’s assessment of internal controls as of and for the year ended December 31, 2022 (nor has any such material weakness been identified since such date through the date hereof).

(c) Internal Controls. The Company has established and maintains a system of internal accounting controls that are reasonably effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company Group; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company Group are being made in accordance with the general or specific authorizations of the Company’s management and the Company Board; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company Group. Since January 1, 2021, neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (A) any significant deficiency or material weakness in the system of internal control over financial reporting utilized by the Company Group that has not been subsequently remediated; or (B) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company Group.

(d) Off-Balance Sheet Arrangements. Neither the Company nor any of its Subsidiaries is a party to or has any obligation or other commitment to become a party to any securitization transaction, off-balance sheet partnership, or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company and the Company Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose Entity, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated under the Exchange Act)) where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any Company Subsidiary in the Company’s published financial statements or other Company SEC Documents.

(e) SEC Investigations. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Documents. To the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review and there are no inquiries or investigations by the SEC, or any internal investigation pending or threatened, in each case regarding any accounting practice of the Company.

3.11 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities (whether accrued, absolute, determined, contingent or otherwise and whether due or to become due) that would be required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP or notes thereto, other than liabilities (a) reflected or otherwise reserved against in the Audited Company Balance Sheet; (b) arising in connection with the Transactions; (c) for performance of obligations of the Company or any Subsidiary of the Company under Contracts binding thereon (other than resulting from any breach or acceleration thereof) made available to Parent or Parent’s Representatives prior to the date of this Agreement or entered into in the ordinary course of business; (d) incurred in the ordinary course of business; and (e) that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.12 Absence of Certain Changes.

(a) Since December 31, 2022 through the date of this Agreement, except in connection with the Transactions, the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course of business.

(b) Since December 31, 2022, there has not been any effect, change, development or occurrence that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.13 Material Contracts.

(a) List of Material Contracts. Section 3.13(a) of the Company Disclosure Letter contains a true, correct and complete list of all Material Contracts, as in effect as of the date of this Agreement, to which the Company or any of its Subsidiaries is a party.

(b) Validity. Each Material Contract (other than any Material Contract that has expired in accordance with its terms) is valid and binding on the Company or each Subsidiary of the Company that is a party thereto and is in full force and effect, except where the failure to be valid and binding and in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries, and, to the Knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each Material Contract, except where the failure to fully perform would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, except for such breaches and defaults that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Notices from parties to Material Contracts. To the Knowledge of the Company, since the date of the Audited Company Balance Sheet to the date hereof, the Company has not received any written notice from or on behalf of any party to a Material Contract indicating that such party intends to terminate, or not renew, any Material Contract with such party.

3.14 Real Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and its Subsidiaries have good and valid fee simple title to all of the real property owned by the Company and its Subsidiaries (the “Owned Real Property”), free and clear of liens, except Permitted Liens; (b) the Company and its Subsidiaries have a good and valid leasehold interest in all of its Leased Real Property, free and clear of all liens (except for Permitted Liens); (c) each lease, license, sublease and occupancy agreement (each, a “Lease”) with respect to material real property leased, licensed, subleased or otherwise used by the Company or its Subsidiaries as lessee or sublessee (the “Leased Real Property,” together with the Owned Real Property, the “Real Property”), is valid and binding on the Company or its Subsidiaries and is in full force and effect and, to the Knowledge of the Company, valid and binding on, and enforceable against, the other parties thereto; and (d) neither the Company nor any of its Subsidiaries is in breach or default under any of the Leases, beyond any applicable grace periods. Section 3.14 of the Company Disclosure Letter sets forth a true and complete list of all material Owned Real Property and material Leased Real Property.

3.15 Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) to the Knowledge of the Company, the Company and its Subsidiaries are in compliance with all applicable Environmental Laws and Environmental Permits, (b) since January 1, 2021 to the date of this Agreement, no written notice of violation of, or liability arising under, any Environmental Law has been received by the Company or any of its Subsidiaries, the substance of which has not been resolved, (c) no Legal Proceeding is pending or, to the Knowledge of the Company as of the date of this Agreement, threatened in writing against the Company or any of its Subsidiaries under any Environmental Law, and (d) to the Knowledge of the Company, there has been no release of Hazardous Substances by the Company or any of its Subsidiaries on Real Property owned or operated by the Company or any of its Subsidiaries in violation of Environmental Laws so as to give rise to any liabilities of the Company or its Subsidiaries pursuant to any Environmental Laws.

3.16 Intellectual Property.

(a) Section 3.16(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all (i) Company Registered Intellectual Property and (ii) material proprietary software. All Company Registered

Intellectual Property is subsisting, valid and, to the Knowledge of the Company, enforceable, in all material respects. The Company has maintained all Company Registered Intellectual Property, in the ordinary course consistent with reasonable business practices, except for any such failure to maintain that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) The Company and its Subsidiaries own and possess all right, title and interest in and to all material Company Intellectual Property free and clear of all Liens (other than Permitted Liens). The Company and each of its Subsidiaries, as applicable, owns, or is licensed or otherwise possesses adequate rights to use, all material Intellectual Property that is used or held for use in its respective businesses as currently conducted.

(c) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company Group, taken as a whole, there are no pending or, to the Knowledge of the Company as of the date of this Agreement, threatened Legal Proceedings by any Person against the Company or any of its Subsidiaries alleging infringement, misappropriation or violation by the Company or any of its Subsidiaries of any Intellectual Property of such Person or challenging the ownership, validity or enforceability of any Company Intellectual Property.

(d) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company Group, taken as a whole, to the Knowledge of the Company, (i) the conduct of the business of the Company and its Subsidiaries does not infringe, misappropriate or violate, and has not infringed, misappropriated or otherwise violated, any Intellectual Property of any Person and (ii) as of the date of this Agreement, no Person is infringing, misappropriating or violating any Company Intellectual Property.

(e) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company Group, taken as a whole, to the Knowledge of the Company, no proprietary software owned by the Company and its Subsidiaries and used in generating revenue for its businesses (“Company Software”) contains any virus, worm, Trojan horse, or similar software that is intended to damage any computer system, materially impair the use thereof or allow access thereto, in each case without due authorization.

(f) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Open Source Software has been incorporated, used, or embedded in, integrated or combined with, or required for the use of any Company Software in a manner that subjects such Company Software to a requirement that such Company Software be (i) disclosed or distributed in source code form, (ii) licensed, including for the purpose of modifying or making derivative works of, or with permission to reverse engineer, such Company Software, or (iii) distributed or licensed without charge.

(g) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no source code for the Company Software has been disclosed, delivered or licensed to any Person, other than employees, contractors and service providers of the Company and its Subsidiaries involved in the development of the Company Software.

(h) Each present or past employee, officer, consultant or any other Person who developed any material Company Intellectual Property (including any material Company Software) has executed a valid and enforceable Contract with the Company or one of its Subsidiaries that (i) conveys to the Company or one or more of its Subsidiaries any and all right, title and interest in and to all Intellectual Property developed by such Person in connection with such Person’s employment or engagement by the Company or one or more of its Subsidiary, unless such Company Intellectual Property is owned by the Company or its Subsidiary as “works made for hire” pursuant to the Copyright Act of 1976 (17. U.S.C. § 101) or similar Laws of other jurisdictions and (ii) obligates such Person to keep any confidential information, including trade secrets, of the Company and its Subsidiaries confidential both during and after the term of employment or Contract.

3.17 Tax Matters.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i) Each of the Company and its Subsidiaries have timely filed (taking into account valid extensions) all Tax Returns required to be filed by it.

(ii) The Company and each of its Subsidiaries paid, or have adequately reserved for the payment of, all Taxes that are required to be paid by it.

(iii) Each of the Company, and its Subsidiaries has timely paid or withheld with respect to their shareholders, employees and other third persons (and paid over any amounts withheld to the appropriate Tax authority) all Taxes required to be paid or withheld.

(iv) Neither the Company nor any of its Subsidiaries has executed any waiver, except in connection with any ongoing Tax examination, of any statute of limitations on, or extended the period for the assessment or collection of, any Tax, in each case that has not since expired.

(v) To the Knowledge of the Company, no audits or other examinations with respect to Taxes of the Company or any of its Subsidiaries are presently in progress or have been asserted or proposed in writing that have not been settled or otherwise resolved. In the last two (2) years, no written claim has been made by a Governmental Authority in a jurisdiction where any of the Company or any of its Subsidiaries does not file Tax Returns that the Company or such Subsidiary, as the case may be, or may be subject to tax in that jurisdiction.

(vi) Neither the Company nor any of its Subsidiaries (A) is a party to or bound by, or currently has any material liability pursuant to, any Tax sharing, allocation or indemnification agreement, other than any such agreement entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes; or (B) has any material liability for the Taxes of any Person other than the Company and its Subsidiaries pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor or otherwise by operation of Law.

(b) Neither the Company nor any of its Subsidiaries has engaged in a “listed transaction” as set forth in Treasury Regulation § 1.6011-4(b)(2).

(c) Neither the Company nor any of its Subsidiaries has deferred material Taxes which have not been paid in full or claimed any material Tax credits under any applicable law, rules and regulation, order or directive of any Governmental Authority enacted, implemented or issued in response to COVID-19.

(d) In the last two (2) years, neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment pursuant to Section 355 of the Code.

(e) Notwithstanding anything contained in this Agreement to the contrary, the Company and its Subsidiaries do not make any representation or warranty with respect to the existence, availability, amount, usability or limitation (or lack thereof) of any net operating loss, net operating loss carryforward, capital loss carryforward, basis amount, method of accounting or other Tax attributes of the Company and its Subsidiaries after the Closing Date.

3.18 Employee Benefits.

(a) Employee Plans. Section 3.18(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement, of all material Employee Plans and separately identifies each material Employee Plan that is subject to the Laws of a jurisdiction other than the United States (each such Employee Plan, a “Foreign Plan”). With respect to each material Employee Plan, the Company has provided to Parent complete, correct and current copies of the following (or, to the extent any such Employee Plan is not written, a summary of the material terms thereof), to the extent applicable: (i) all plan documents and all material amendments thereto, and all related trust or other funding documents, (ii) any currently effective determination letter or opinion letter received from the IRS, (iii) the most recent annual actuarial valuation and the most recent Form 5500 and all schedules thereto, (iv) the most recent summary plan description and any material modifications thereto and (v) for the most recent year, all material, non-routine correspondence from any Governmental Authority regarding the operation or the administration of the Employee Plan.

(b) Absence of Certain Plans. Neither the Company nor any of its ERISA Affiliates has during the past six years maintained, sponsored or participated in, contributed to or otherwise had any liability, whether absolute or contingent, with respect to, (i) a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) (a “Multiemployer Plan”), (ii) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA), or (iii) a plan that is subject to Section 412 of the Code or Title IV of ERISA.

(c) Compliance. Each Employee Plan has, in all material respects, been maintained, funded, operated and administered in accordance with its terms and with all applicable Law, including the applicable provisions of ERISA and the Code. Each Employee Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code is so qualified and has received a favorable determination letter as to its qualified status, or may rely on such a favorable opinion letter, issued by the U.S. Internal Revenue Service, and, to the Knowledge of the Company, no events have occurred that would reasonably be expected to result in the revocation of the qualified status of any such Employee Plan.

(d) Employee Plan Legal Proceedings. There are no material Legal Proceedings pending or, to the Knowledge of the Company, as of the date of this Agreement, threatened on behalf of or against any Employee Plan, other than routine claims for benefits.

(e) No Welfare Benefit Plan. No Employee Plan provides material post-termination or retiree life insurance or health benefits to any person, except as may be required by Section 4980B of the Code or any similar Law, and the Company has no present or future obligation to provide post-employment welfare benefits to or make any payment to, or with respect to, any director, officer, employee or other individual service provider of the Company or any of its Subsidiaries pursuant to any retiree medical benefit plan or other retiree welfare plan.

(f) Foreign Plans. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Foreign Plan has been administered and operated in compliance with its terms and applicable Law in all respects, (ii) each Foreign Plan required to be filed, registered or approved by a non-U.S. Governmental Authority has been so filed, registered or approved and has been maintained in good standing with applicable regulatory authorities in all respects, and no event has occurred since the date of the most recent approval or application therefor relating to any such Foreign Plan that could reasonably be expected to affect any such approval relating thereto or increase the costs relating thereto, in any respect, (iii) each Foreign Plan that is required to be funded under applicable Law is fully funded or fully insured on a termination basis (determined using reasonable actuarial assumptions) and (iv) if a Foreign Plan is intended to qualify for special Tax treatment, such Foreign Plan meets all requirements for such treatment.

(g) No Additional Rights. None of the execution and delivery of this Agreement or the consummation of the Transactions could (either alone or in combination with another event) result in (i) any payment or benefit being made by the Company or any of its Subsidiaries that could be characterized as a parachute payment within the meaning of Section 280G of the Code or that could result in a loss of deduction under Section 280G of the Code, (ii) severance pay being owed to any director, officer, employee or other individual service provider of the Company or any of its Subsidiaries upon any termination of employment or service after the date of this

Agreement, or any material increase thereof, (iii) any material payment, compensation or benefit becoming due to any director, officer, employee or other individual service provider of the Company or any of its Subsidiaries, or any material increase thereof, (iv) the acceleration of the time of payment or vesting of any material payment, compensation or benefit, (v) any material funding (through a grantor trust or otherwise) of any compensation or benefit, (vi) any other material liability or obligation pursuant to any of the Employee Plans, or (vii) any limitation or restriction on the right of the Company’s or any Company Subsidiary’s ability to merge, materially amend or terminate any of the Employee Plans (except any limitation imposed by applicable Law, if any), except, in each case, as set forth in Section 3.18(g) of the Company Disclosure Letter. Neither the Company nor any Company Subsidiary maintains any obligations (whether pursuant to an Employee Plan or otherwise) to gross-up or reimburse any individual for any Taxes incurred by such individual, including those payable under Sections 409A or 4999 of the Code.

3.19 Labor Matters.

(a) The Company and its Subsidiaries are in compliance in all material respects with all applicable Laws relating to employment of labor (including employees, prospective employment of applicants and engagement of individual independent contractors), including those relating to labor management relations, wages, hours, overtime, pay equity, child labor, employee classification, classification of individual consultants and independent contractors, discrimination, sexual harassment, workplace harassment, civil rights, affirmative action, work authorization, background checks, drug testing, immigration, whistleblower, retaliation, leaves of absence, plant closings and mass layoffs (including the WARN Act), relocations, safety and health, information privacy and security, unemployment insurance, workers’ compensation, and the payment and withholding of employment-related Taxes.

(b) Section 3.19(b) of the Company Disclosure Letter sets forth the collective bargaining agreements, works council agreements or other similar Contracts to which the Company or any of its Subsidiaries is a party as of the date of this Agreement. To the Knowledge of the Company, as of the date of this Agreement, there are no proceedings of any labor union to organize any employees or other individual service providers of the Company or any of its Subsidiaries with regard to their employment or engagement with the Company or any of its Subsidiaries. Since January 1, 2021, there has been no strike, lockout, slowdown, or work stoppage by employees or other individual service providers against the Company or any of its Subsidiaries pending or threatened in writing directly against the Company or any of its Subsidiaries.

(c) Neither the Company nor any of its Subsidiaries has incurred any liability or obligation under the WARN Act that remains unsatisfied except as would not be reasonably expected to result in a material liability for the Company. Within the last three months of the date hereof, there has not been any plant closing or mass layoff, or term of similar import under any applicable similar Law.

(d) Since January 1, 2021, no allegations of sexual or other unlawful harassment or discrimination have been made internally, or the Knowledge of the Company externally, against any director, officer or employee above the level of manager of the Company or any of its Subsidiaries except as would not be reasonably expected to result in a material liability for the Company or any of its Subsidiaries. During such period, neither the Company nor any Company Subsidiary has been involved in any Legal Proceedings or settlements involving such matters or persons.

3.20 Compliance with Laws.

(a) The Company and each of its Subsidiaries is in compliance with all Laws that are applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries, except for such noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date of this Agreement (i) the Company and its Subsidiaries have all Governmental Authorizations necessary for the ownership and operation of its business as presently conducted, and each such Governmental Authorization is in full force and effect; (ii) the Company and its Subsidiaries are, and since January 1, 2021 have been, in compliance with the terms of all Governmental Authorizations necessary for the ownership and operation of its businesses; and (iii) since January 1, 2021 to the date of this Agreement, neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority alleging any conflict with or breach of any such Governmental Authorization, the substance of which has not been resolved.

3.21 Data Privacy.

(a) To the Knowledge of the Company, since January 1, 2021, the Company and its Subsidiaries have not experienced a Data Breach. The Company and its Subsidiaries have, since January 1, 2021, complied in all material respects with all Privacy Laws, all statements in the Company’s applicable written privacy policies then in effect, and all material provisions in any Contracts to which the Company or its Subsidiaries are a party concerning the Processing of Personal Data. (together, the “Data Privacy Requirements”). There are no actions or investigations pending or threatened in writing, or, to the Knowledge of the Company, otherwise threatened against the Company or its Subsidiaries concerning the Data Privacy Requirements. The consummation of the Transactions will not, in any material respect, breach or otherwise cause any violation of any Data Privacy Requirement or require the consent, waiver or authorization of, or declaration, filing or notification to, any Person.

(b) The Company, the Company and each of its Subsidiaries have implemented and maintained since January 1, 2021, at least commercially reasonable industry standard measures designed to protect the confidentiality, security and integrity of their information technology systems and all confidential and Personal Information Processed thereby, and maintained a commercially reasonable information security program that is designed to comply, in all material respects, with all applicable Privacy Laws, that includes at least industry standard data security, disaster recovery and business continuity plans, procedures and facilities. The Company and each of its Subsidiaries’ data security programs are designed to incorporate, in all material respects and substantially consistent with industry standards, risk assessments and penetration testing, access rights and controls, encryption, and processes designed to ensure that vendors and data processors engaged by the Company and its Subsidiaries to Process Personal Information comply with the Data Privacy Requirements and maintain appropriate data security measures.

3.22 Legal Proceedings; Orders.

(a) No Legal Proceedings. There are no material Legal Proceedings other than any Transaction Litigation brought after the date hereof, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries or, as of the date hereof, against any present or former officer or director of the Company or any of its Subsidiaries in their capacity as such.

(b) No Orders. Neither the Company nor any of its Subsidiaries is subject to any material order that would prevent or materially delay the consummation of the Transactions or the ability of the Company to fully perform its covenants and obligations pursuant to this Agreement.

3.23 Insurance. As of the date of this Agreement, the Company and its Subsidiaries have all material policies of insurance covering the Company and its Subsidiaries and any of their respective employees, properties or assets, including policies of life, property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that is customarily carried by Persons conducting business similar to that of the Company and its Subsidiaries. As of the date of this Agreement, all such insurance policies are in full force and effect, no notice of cancellation has been received and there is no existing default or event that, with notice or lapse of time or both, would constitute a default by any insured thereunder, except for such defaults that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.24 Anti-Corruption Compliance. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company Group, taken as a whole, none of the Company, any of its Subsidiaries, or, to the Knowledge of the Company and when acting on behalf of the Company or its Subsidiaries, any officer, director or employee of the Company or its Subsidiaries has, since January 1, 2018, (i) violated, been charged with or convicted of violating, or received any notice, request, complaint, subpoena, or citation, or been made aware of any allegation, investigation (formal or informal), inquiry, action, charge, or proceeding with regard to a violation of, any provision of the United States Foreign Corrupt Practices Act, the UK Bribery Act 2010, or any other applicable Laws relating to fraud, conflicts of interest, bribery, gratuities, or corruption (including mail or wire fraud, honest services fraud, or commercial bribery) (the “Anti-Corruption Laws”). The Company and all Subsidiaries have guidance in place regarding compliance with all applicable Anti-Corruption Laws.

3.25 Brokers. Except for Houlihan Lokey Capital, Inc., there is no financial advisor, investment banker, broker, finder or agent that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Transactions.

3.26 Related Person Transactions. Except for indemnification, compensation or other employment arrangements in the ordinary course of business, there are no Contracts, transactions, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.

3.27 Company Information The information supplied or to be supplied by the Company for inclusion in the Proxy Statement will not, at the time the Proxy Statement is first disseminated to the Company’s stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein.

3.28 No Other Representations or Warranties. Except for the representations and warranties expressly made by the Company in this Article III or in any certificate delivered pursuant to this Agreement, neither the Company nor any other Person makes or has made any representation or warranty of any kind whatsoever, express or implied, at Law or in equity, with respect to the Company any of its Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise), notwithstanding the delivery or disclosure to Parent and Merger Sub or any of their Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Without limiting the generality of the foregoing, neither the Company nor any other Person makes or has made any express or implied representation or warranty to Parent, Merger Sub or any of their respective Representatives with respect to (a) any financial projection, forecast, estimate, or budget relating to the Company, any of its Subsidiaries or their respective businesses or (b) except for the representations and warranties made by the Company in this Article III, any oral or written information presented to Parent, Merger Sub or any of their respective Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or the course of the Transactions. Except for the representations and warranties of Parent and Merger Sub expressly set forth in Article IV or in any certificate delivered pursuant to this Agreement, the Company is not relying on, and has not relied on, any representation or warranty made, or information provided, by or on behalf of Parent or Merger Sub, in each case, regarding either Parent or Merger Sub, its or their business, this Agreement, the transactions contemplated hereby, or any other related matter.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby represent and warrant to the Company as follows:

4.1 Organization; Good Standing. Parent (a) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization; and (b) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Merger Sub (i) is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware; and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Neither Parent nor Merger Sub is in violation of its Organizational Documents.

4.2 Corporate Power; Enforceability. Each of Parent and Merger Sub has the requisite corporate power and authority to (a) execute and deliver this Agreement; (b) perform its obligations hereunder; and (c) consummate the Transactions. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms.

4.3 Non-Contravention. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of their respective obligations hereunder, and the consummation of the Transactions do not (a) violate or conflict with any provision of the Organizational Documents of Parent or Merger Sub; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any Contract or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their properties or assets may be bound; (c) assuming the Governmental Authorizations referred to in Section 4.4 are obtained, violate or conflict with any Law applicable to Parent or Merger Sub; and (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not, individually or in the aggregate, have a Parent Material Adverse Effect.

4.4 Requisite Governmental Approvals. No Governmental Authorization is required on the part of Parent, Merger Sub or any of their Affiliates in connection with (a) the execution and delivery of this Agreement by each of Parent and Merger Sub; (b) the performance by each of Parent and Merger Sub of their respective covenants and obligations pursuant to this Agreement; or (c) the consummation of the Transactions by Parent and Merger Sub, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and any applicable Other Applicable Antitrust Laws; (iv) the filing of any foreign direct investment filings required under applicable Law and obtaining approval with respect thereto; and (v) such other Governmental Authorizations the failure of which to obtain would not, individually or in the aggregate, have a Parent Material Adverse Effect.

4.5 No Foreign Person. As a result of the Merger and the other transactions contemplated by this Agreement, no foreign person affiliated with Parent, whether affiliated as a limited partner, co-investor, or otherwise, will obtain through Parent or otherwise any of the following: (i) “control” (as defined in the DPA) of the Company, including the power to determine, direct or decide any important matters for the Company; (ii) access to any “material nonpublic technical information” (as defined in the DPA) in the possession of the Company (which will not include financial information about the Company), including access to any information not already in the public domain that is necessary to design, fabricate, develop, test, produce, or manufacture the Company’s products, including processes, techniques, or methods; (iii) membership or observer rights on the Company Board or the right to nominate an individual to a position on the Company Board; or (iv) any involvement (other than through voting of shares) in substantive decision making of the Company regarding the use, development, acquisition or release of any of the Company’s “critical technologies” (as defined in the DPA).

4.6 Legal Proceedings; Orders.

(a) No Legal Proceedings. There are no Legal Proceedings pending or, to the knowledge of Parent or any of its Affiliates, as of the date of this Agreement, threatened against Parent or Merger Sub that would, individually or in the aggregate, have a Parent Material Adverse Effect.

(b) No Orders. Neither Parent nor Merger Sub is subject to any order of any kind or nature that would prevent or materially delay the consummation of the Transactions or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.

4.7 Ownership of Company Common Stock. None of Parent, Merger Sub or any of their respective “associates” or “affiliates” (as such terms are defined in Section 203 of the DGCL) (a) has owned any shares of Company Common Stock; or (b) has been an “interested stockholder” (as defined in Section  203 of the DGCL) of the Company, in each case during the three years prior to the date of this Agreement.

4.8 Brokers. There is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Parent, Merger Sub or any of their Affiliates who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission in connection with the Merger.

4.9 Operations of Parent and Merger Sub. The authorized capital stock of Merger Sub consists solely of 1,000 shares of common stock, par value $0.001 per share, all of which are validly issued and outstanding. Each of Parent and Merger Sub has been formed solely for the purpose of engaging in the Merger, and, prior to the Effective Time, Parent and Merger Sub shall not have engaged in any other business activities and shall not have incurred liabilities or obligations other than as contemplated by the Equity Commitment Letter or any agreements or arrangements entered into in connection with any debt financing, the Guarantee and this Agreement. Parent owns beneficially and of record all of the outstanding capital stock and other equity and voting interest in, Merger Sub free and clear of all liens.

4.10 No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement or the Merger. The adoption of this Agreement by the affirmative vote or consent of Parent is the only vote or consent of the holders of the capital stock of, or other equity interest in, Merger Sub necessary under applicable Law or its Organizational Documents.

4.11 Guarantee. Concurrently with the execution of this Agreement, Guarantor has delivered to the Company a true, correct and complete copy of the Guarantee, duly executed by Guarantor in favor of the Company. The Guarantee is in full force and effect and constitutes a legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms. No event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default or breach or failure to satisfy a condition on the part of Guarantor under the Guarantee.

4.12 Financing.

(a) Commitment Letters. As of the date of this Agreement, Parent has delivered to the Company true, correct and complete copies of (i) a duly executed equity commitment letter, dated as of the date of this

Agreement, between Parent and Guarantor (the “Equity Commitment Letter”) pursuant to which Guarantor has committed, subject to the terms and conditions therein, to invest in Parent the amounts set forth therein for the purpose of funding the transactions contemplated hereby and thereby (the “Equity Financing”) and (ii) a duly executed debt commitment letter dated as of the date hereof (including all exhibits, schedules and annexes thereto, collectively, the “Debt Commitment Letter” and, together with the Equity Commitment Letter, the “Commitment Letters”) from the Debt Financing Sources, relating to the commitment of the Debt Financing Sources to provide, or cause to be provided, and subject to the terms and conditions thereof, the amount of the debt financing stated therein (collectively, the “Debt Financing” and, together with the Equity Financing, the “Financing”). The Equity Commitment Letter provides that the Company is an express third-party beneficiary thereof.

(b) No Amendments. As of the date hereof, (i) the Commitment Letters have not been amended or modified; (ii) to the knowledge of Parent, no terms thereunder have been waived; (iii) no such amendment, modification or waiver is contemplated by Parent, Merger Sub or any of their respective Affiliates or, to the knowledge of Parent, any other Person (other than joinder documentation relating to the appointment of additional agents, co-agents, arrangers, bookrunners, managers or other roles in respect of the Debt Commitment Letter related to Debt Financing); and (iv) the commitments contained in the Commitment Letters have not been withdrawn, terminated, replaced or rescinded in any respect and no such withdrawal, termination, replacement or rescission is contemplated by Parent, Merger Sub or any of their respective Affiliates or, to the knowledge of Parent, any other Person. There are no other Contracts, side letters or arrangements to which Parent, Merger Sub or any of their respective Affiliates is a party relating to the Financing, other than as expressly set forth in the Commitment Letters delivered to the Company prior to the date hereof that would, or would reasonably be expected to, (A) impair the enforceability of the Commitment Letters, (B) reduce the aggregate amount of the Financing required to fund the Required Amount, (C) impose new or additional conditions precedent to funding of the Financing contemplated by the Commitment Letters to be funded at Closing, or (D) otherwise adversely expand, amend or modify any of the conditions precedent to funding of the Financing contemplated by the Commitment Letters to be funded at Closing, or otherwise adversely expand, amend or modify any other provision of the Commitment Letters, in the case of clauses (C) and (D), in a manner that would reasonably be expected to prevent or materially delay the ability of Parent to consummate the Closing.

(c) Sufficiency of Financing. Upon the funding of the Financing, assuming the accuracy of the representations and warranties of the Company in Article III and subject to the satisfaction of the conditions contained in Section 7.1 and Section 7.2, the aggregate proceeds of the Financing will be sufficient to (i) make all payments required by Company, Parent and Merger Sub under this Agreement at Closing that are necessary to consummate the Transactions (including the payment of all amounts payable by each of the foregoing pursuant to Article II in connection with or as a result of the Merger); (ii) repay, prepay or discharge (after giving effect to the Merger) the principal of and interest on, and all other indebtedness outstanding pursuant to the Company Indebtedness as contemplated by this Agreement; and (iii) pay all fees and expenses required to be paid by the Company, Parent or Merger Sub in connection with the Merger and the Financing (together, the “Required Amount”).

(d) Validity. Each of the Commitment Letters (in the form delivered by Parent to the Company as of the date hereof) is in full force and effect with respect to, and constitutes, the legal, valid and binding obligations of, Parent, Merger Sub and, to the knowledge of Parent, the other parties thereto, as applicable, enforceable against Parent, Merger Sub and the other parties thereto, as applicable, in accordance with their terms subject to the Enforceability Exceptions. Other than as expressly set forth in the Commitment Letters, there are no conditions precedent or other contingencies to provide the funding of the full proceeds of the Financing. As of the date of this Agreement, subject to the satisfaction of the conditions contained in Section 7.1 and Section 7.2, Parent and Merger Sub have no reason to believe that they would be unable to satisfy any of the conditions precedent to the Financing set forth in the Commitment Letters required to be satisfied by them and in their control. As of the date of this Agreement, no event has occurred that, with or without notice or lapse of time or both, would, or would reasonably be expected to, (i) constitute a default or breach on the part of the Debt Financing Sources pursuant to the Debt Commitment Letter, (ii) result in the failure of any condition precedent in the Commitment Letters to the funding of the Financing contemplated by the Commitment Letters to be funded at Closing, or (iii) otherwise result in any portion of the Financing contemplated by the Commitment Letters to be funded at Closing to be unavailable at Closing or materially delayed. As of the date of this Agreement, Parent has no reason to believe that (A) it will be unable to satisfy on a timely basis any condition precedent to the funding of the Financing contemplated by the Commitment Letters to be funded at Closing or (B) the Financing contemplated by the Commitment Letters to be funded at Closing will not be available to Parent on the Closing Date.

(e) No Exclusive Arrangements. None of Guarantor, Parent, Merger Sub or any of their respective Affiliates has entered into any Contract prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt or equity financing from providing or seeking to provide debt or equity financing or financial advisory services to any Person, in each case in connection with a transaction relating to the Company or any of its Subsidiaries or in connection with the Merger.

4.13 Stockholder and Management Arrangements. None of Guarantor, Parent or Merger Sub or any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder, director, officer, employee or other Affiliate of the Company or any of its Subsidiaries (a) relating to (i) this Agreement or the Merger; (ii) the Company; or (iii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which (i) any holder of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock; (ii) any holder of Company Common Stock has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) any Person other than the Guarantor has agreed to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.

4.14 Solvency. As of the Effective Time, assuming the satisfaction of the conditions contained in Section 7.1 and Section 7.2, and immediately after giving effect to the Merger (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger and all related fees and expenses of Parent, Merger Sub, the Company and their respective Subsidiaries in connection therewith), (a) the amount of the “fair saleable value” of the assets of the Surviving Corporation and its Subsidiaries (on a consolidated and going concern basis) will exceed (i) the value of all liabilities of the Surviving Corporation and such Subsidiaries (on a consolidated basis), including contingent and other liabilities; and (ii) the amount that will be required to pay the probable liabilities of the Surviving Corporation and its Subsidiaries (on a consolidated basis) on their existing debts (including contingent liabilities) as such debts become absolute and matured; (b) the Surviving Corporation and its Subsidiaries (on a consolidated basis) will not have an unreasonably small amount of capital for the operation of the businesses in which they are engaged or proposed to be engaged; and (c) the Surviving Corporation and its Subsidiaries (on a consolidated and going concern basis) will be able to pay their liabilities, including contingent and other liabilities, as they mature. No transfer of property is being made by Parent, Merger Sub, the Surviving Corporation or any of their respective Affiliates (or is contemplated being made) and no obligation is being incurred (or is contemplated being incurred) by Parent, Merger Sub, the Surviving Corporation or any of their respective Affiliates in connection with the Transactions (or any series of related transactions or any other transactions in close proximity with the Transactions) (a) with the intent to hinder, delay or defraud either present or future creditors of the Surviving Corporation, Parent, Merger Sub or any of their respective Affiliates, (b) that could reasonably be expected to render the Surviving Corporation, Parent, Merger Sub or any of their respective Affiliates insolvent or (c) that as of the date hereof, is reasonably expected to have a material adverse effect on the long term financial sustainability of the Surviving Corporation, Parent, Merger Sub or any of their respective Affiliates.

4.15 Interests in Competitors. As of the date hereof, none of Parent, Merger Sub or any of their respective Subsidiaries has acquired, or has agreed to acquire, in any manner (including by purchasing a substantial portion of the assets of or equity in) any business or any corporation, partnership, association or other business organization or division thereof that could reasonably be expected to: (a) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any authorization, consent, order, declaration or approval of any Governmental Authority necessary to consummate the Merger or the expiration or termination of any applicable waiting period under any Antitrust Law; (b) materially increase the risk of any Governmental Authority seeking or entering an order, judgment, decree, injunction or ruling of any Governmental Authority prohibiting the consummation of the Merger; (c) materially increase the risk of not being able to remove any such order, judgment, decree, injunction or ruling of any Governmental Authority on appeal or otherwise; or (d) delay, restrain or prevent the consummation of the Merger.

4.16 Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by Parent and Merger Sub, Parent and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts, and other forward-looking information, as well as certain business and strategic plan information, regarding the Company and its Subsidiaries and their respective businesses and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, and other forward-looking statements, as well as in such business and strategic plans, with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information, or business plans), and that, except for the representations and warranties expressly set forth in Article III, Parent and Merger Sub have not relied on such information or on any other representation or warranty (express or implied), memorandum, presentation or other materials or information provided by or on behalf of the Company and will have no claim against the Company or any of its Subsidiaries, or any of their respective Representatives, with respect thereto or any rights hereunder with respect thereto, except pursuant to the express terms of this Agreement, including on account of a breach of any of the representations, warranties, covenants, or agreements set forth herein. Without limiting the generality of the foregoing, Parent and Merger Sub each acknowledges and agrees that neither the Company nor any other Person makes or has made any representations or warranties with respect to any estimates, projections, forecasts, or other forward-looking information made available to Parent, Merger Sub or any of their respective Representatives (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Transactions).

4.17 Parent and Merger Sub Information. The information supplied or to be supplied by Parent or Merger Sub for inclusion in the Proxy Statement will not, at the time the Proxy Statement is first disseminated to the stockholders of the Company or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

4.18 No Other Representations or Warranties. Except for the representations and warranties expressly made by Parent and Merger Sub in this Article IV or in any certificate delivered pursuant to this Agreement, none of Parent, Merger Sub or any other Person makes or has made any representation or warranty of any kind whatsoever, express or implied, at Law or in equity, with respect to Parent or Merger Sub or their Affiliates or their respective business, operations, assets, liabilities, condition (financial or otherwise), notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Except for the representations and warranties expressly set forth in Article III, Parent and Merger Sub hereby acknowledge that neither the Company nor any of its Subsidiaries, nor any other Person, makes or has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective business or operations, including with respect to any information provided or made available to Parent, Merger Sub or any of their respective Representatives or any information developed by Parent, Merger Sub or any of their respective Representatives.

ARTICLE V

INTERIM OPERATIONS OF THE COMPANY

5.1 Affirmative Obligations. Except (a) as expressly contemplated by this Agreement, (b) as set forth in the Company Disclosure Letter, (c) as required by applicable Law, (d) as approved by Parent in writing (which approval shall not be unreasonably withheld, conditioned or delayed and shall be deemed given if Parent provides no written response within (i) five (5) Business Days after a written request by the Company for such consent or (ii) one (1) Business Day after a written request by the Company for such consent that states that such request is being made in response to an emergency or exigent circumstance), or (e) as necessary or advisable in response to COVID-19 and any COVID-19 Measures, including to (i) protect the health and safety of the Company’s and its Subsidiaries’ employees, suppliers, partners and other individuals having business dealings with the Company and its Subsidiaries or (ii) respond to third-party supply or service disruptions caused by COVID-19 or any COVID-19 Measures (all such exceptions, the “Covenant Exceptions”), during the period from the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, use its commercially reasonable efforts to conduct its business in all material respects in the ordinary course of business, and preserve intact in all material respects is significant commercial relationships with third parties; provided, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.2 shall be deemed a breach of this sentence unless such action would constitute a breach of such relevant provision of Section 5.2.

5.2 Forbearance Covenants. During the period from the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries, to (in each case, subject to the Covenant Exceptions):

(a) amend the Organizational Documents of the Company or any of its Subsidiaries;

(b) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(c) issue, sell, deliver or agree or commit to issue, sell or deliver any Company Securities, except (upon the vesting, exercise or settlement of, Company Options, Company RSUs, Company PSUs or purchase rights granted pursuant to the Company ESPP, in each case, in effect on the date of this Agreement;

(d) except for transactions solely among the Company and its Subsidiaries or solely among the Subsidiaries of the Company, reclassify, split, combine, subdivide or redeem, repurchase, purchase or otherwise acquire or amend the terms of, directly or indirectly, any of its capital stock or other equity or voting interest, other than (i) the acquisitions of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Options in order to pay the exercise price of such Company Options, (ii) the withholding of shares of Company Common Stock to satisfy Tax obligations incurred in connection with the exercise of Company Options and the vesting and settlement of Company RSUs or Company PSUs, and (iii) the acquisition by the Company of Company Options, Company RSUs and Company PSUs in connection with the forfeiture of such awards, in each case in accordance with their terms;

(e) (i) adjust, split, combine or reclassify any shares of capital stock, or issue or authorize or propose the issuance of any other Company Securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity or voting interest; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock or other equity or voting interest, except for cash dividends made by any direct or indirect wholly-owned Subsidiary of the Company to the Company or one of its other wholly-owned Subsidiaries; (iii) or modify the terms of any shares of its capital stock or other equity or voting interest or (iv) pledge or encumber any shares of its capital stock or other equity or voting interest;

(f) (i) incur, assume, endorse, guarantee, or otherwise become liable for any indebtedness for borrowed money, except (A) borrowings in the ordinary course of business under the Company’s credit facilities as in effect on the date hereof, (B) guarantees or credit support provided by the Company or any of its Subsidiaries of the obligations of the Company or any of its Subsidiaries to the extent such indebtedness is in existence on the date of this Agreement or incurred in compliance with this Section 5.2(f), (C) performance bonds and surety bonds entered into in the ordinary course of business, (D) any indebtedness among the Company and its Subsidiaries or among the Company’s Subsidiaries and (E) any additional indebtedness for borrowed money in an amount not to exceed $1 million in the aggregate at any time incurred by the Company or any of its Subsidiaries other than in accordance with clauses (A) through (C), or (ii) incur, assume or otherwise permit any lien to exist on any asset of the Company or any of its Subsidiaries (other than any Permitted Lien);

(g) (i) enter into, adopt, amend or modify (including to accelerate the vesting or funding of any benefits under), or terminate any Employee Plan; (ii) increase the compensation of any director, officer, employee or other individual service provider of the Company or any of its Subsidiaries with an annual base salary or wages (or in the case of non-employee service providers, equivalent compensation) in excess of $150,000; or (iii) hire, terminate (other than for cause), or layoff (or give notice of any such action to) any director, officer, employee or other individual service provider of the Company or any of its Subsidiaries with an annual base salary or wages (or in the case of non-employee service providers, equivalent compensation) in excess of $150,000, except, in the case of (i), in conjunction with the annual renewal or plan design changes for Employee Plans that are health and welfare plans subject to ERISA; provided, that such actions do not materially increase the cost to the Company and its Subsidiaries;

(h) settle, release, waive or compromise any pending or threatened Legal Proceeding other than (i) for an amount not in excess of $5 million individually or $10 million in the aggregate, (ii) any settlement where the amount paid or to be paid by the Company or any of its Subsidiaries is covered by insurance coverage maintained by the Company or any of its Subsidiaries and (iii) settlements of any Legal Proceedings for an amount not in excess of the amount, if any, reflected or reserved in the balance sheet (or the notes thereto) of the Company; provided, in each case, no equitable relief has been given;

(i) (A) change the Company’s or its Subsidiaries’ principles of financial accounting or annual accounting period, or (B) revalue in any material respect any of its properties or assets, including writing off notes or accounts receivable, other than in the ordinary course of business, in each case, except as required by GAAP, Regulation S-X of the Exchange Act (or any interpretation thereof), or by any Governmental Authority or applicable Law;

(j) make or change any material Tax election, or settle any material Tax claim or assessment with any Governmental Authority; consent to any extension or waiver of any limitation period with respect to any material Tax claim or assessment (other than as the result of extending the due date of a Tax Return); amend, refile, modify or otherwise change any material Tax Return; enter into a closing agreement with any Governmental Authority relating to any Tax; or surrender any right to claim a material Tax refund;

(k) incur or commit to incur any capital expenditures other than (i) during fiscal year 2023, amounts not in excess of 100% of the capital expenditure budget for the fiscal year 2023, set forth in Section 5.2(k) of the Company Disclosure Letter (the “Capex Budget”); or (ii) pursuant to obligations imposed by any Contract in effect as of the date of this Agreement;

(l) enter into, modify in any material respect, amend in any material respect or terminate (other than any Material Contract that has expired or will be expiring in accordance with its terms) any Material Contract except, in each case, in the ordinary course of business; provided, that any Material Contract described by the definition set forth in Section 1.1(ddd)(vii) shall be exclusively governed by Section 5.2(f);

(m) acquire any interest in any Person or any division, assets, properties, businesses or equity securities thereof (including by merger, consolidation or acquisition of stock or assets), other than (i) in or from any wholly owned Subsidiary of the Company;

(n) sell, assign, transfer, or otherwise dispose of, any of the Company’s or its Subsidiaries’ material assets, other than such sales, assignments, transfers, or other dispositions that are in the ordinary course of business and do not have a purchase price that exceeds $200,000 individually or $1 million in the aggregate;

(o) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

(p) effectuate or announce any closing, employee layoff, furlough, reduction to terms and conditions of employment or other event affecting in whole or in part any site of employment, facility, operating unit or employee that would result in liability of the Company Group under the WARN Act;

(q) make any loans, advances or capital contributions to, or investments in, any other Person, except for (i) extensions of credit to customers in the ordinary course of business; (ii) advances to directors, officers and other employees for travel and other business-related expenses, in each case in the ordinary course of business and in compliance in all material respects with the Company Group’s policies related thereto; (iii) loans, advances or capital contributions to, or investments in, any direct or indirect wholly-owned Subsidiaries of the Company; and (iv) advances in connection with indemnification obligations pursuant to the Company’s bylaws or indemnification agreements entered into between the Company and current and former directors, officers and employees that are in effect as of the date of this Agreement;

(r) sell, assign, transfer, license, abandon, cancel, permit to lapse or enter the public domain, pledge, encumber, or otherwise dispose of any material Company Intellectual Property, other than (i) the grant of non-exclusive licenses in the ordinary course of business and (ii) pledges or encumbrances under the Company Credit Agreement as in effect on the date hereof;

(s) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization;

(t) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor; or

(u) agree, resolve or commit to take any of the actions prohibited by this Section 5.2.

5.3 No Solicitation.

(a) No Solicitation or Negotiation. Subject to the final sentence of this Section 5.3(a), and subject to the terms of Section 5.3(b), from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company and its Subsidiaries shall not, and shall not instruct, authorize or knowingly permit any of their respective Representatives to, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or offer that constitutes or could reasonably be expected to lead to, an Acquisition Proposal; (ii) furnish to any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) any information relating to the Company or any of its Subsidiaries or afford to any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) access to the business, properties, assets, books, records or personnel, of the Company or any of its Subsidiaries, in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage or knowingly facilitate, an Acquisition

Proposal; (iii) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal (or inquiries, proposals or offers that could reasonably be expected to lead to an Acquisition Proposal); (iv) approve, endorse or recommend an Acquisition Proposal; or (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement under the circumstances described in Section 5.3(b) (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”). Subject to the following two sentences of this Section 5.3(a), and subject to the terms of Section 5.3(b), after the date of this Agreement, the Company shall request the prompt return or destruction of all non-public information concerning the Company Group theretofore furnished to any such Person with whom a confidentiality agreement was entered into in connection with its consideration of an Acquisition Transaction at any time within the six (6) month period immediately preceding the date hereof, and shall promptly cease and shall cause each of its Subsidiaries and use its reasonable best efforts to cause its and their respective Representatives to immediately cease, (A) any solicitations, discussions, communications or negotiations with any Person (other than the Parties and their respective Representatives) in connection with an Acquisition Proposal by such Person, in each case that exists as of the date of this Agreement, (B) all access of any Person (other than the Parties and their respective Representatives) to any electronic data room maintained by the Company with respect to the Transactions, and (C) providing any further information with respect to the Company or any Acquisition Proposal to any such Person or its Representatives. From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will be required to enforce, and will not be permitted to waive, terminate or modify, any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Company Board (or any committee thereof) (unless the Company Board (or any committee thereof) has determined in good faith, after consultation with its financial advisors and outside legal counsel, that failure to take such action would reasonably likely to be inconsistent with its fiduciary duties under applicable Law).

(b) Superior Proposals. Notwithstanding anything to the contrary set forth in this Agreement, from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Company’s receipt of the Requisite Stockholder Approval, the Company and the Company Board (or a committee thereof) may, directly or indirectly through one or more of their Representatives, participate or engage in discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries to, or afford access to the business, properties, assets, books, records or personnel, of the Company or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement to any Person or its Representatives that has made, renewed or delivered to the Company an Acquisition Proposal after the date of this Agreement, and otherwise facilitate such Acquisition Proposal or assist such Person (and its Representatives and financing sources) with such Acquisition Proposal if requested by such Person, in each case with respect to an Acquisition Proposal that did not result from any material breach of this Section 5.3 and that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisors and outside legal counsel) either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal; provided, that subject to applicable Law and any applicable “clean team” or similar arrangement, the Company shall provide to Parent and Merger Sub any non-public information or data that is provided to any Person given such access that was not previously made available to Parent or Merger Sub prior to or promptly following the time it is provided to such Person.

(c) Company Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Company’s receipt of the Requisite Stockholder Approval:

(i) the Company Board (or a committee thereof) may effect a Company Board Recommendation Change in response to an Intervening Event if the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law; provided, that the Company Board (or a committee thereof) shall not effect such a Company Board Recommendation Change unless:

(1) the Company has provided prior written notice to Parent at least three (3) Business Days in advance to the effect that the Company Board (or a committee thereof) intends to effect a Company Board Recommendation Change, which notice shall specify in reasonable detail the basis for such Company Board Recommendation Change; and

(2) prior to effecting such Company Board Recommendation Change, the Company and its Representatives, during such three (3) Business Day period, must have negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make such adjustments to the terms and conditions of this Agreement and the Equity Commitment Letter so that the Company Board (or such committee thereof) would no longer determine that the failure to make a Company Board Recommendation Change in response to such Intervening Event would be reasonably likely to be inconsistent with its fiduciary duties pursuant to applicable Law; or

(ii) if the Company has received a bona fide Acquisition Proposal that the Company Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a Superior Proposal and which did not result from any material breach of this Section 5.3, then the Company Board may (A) effect a Company Board Recommendation Change with respect to such Acquisition Proposal; or (B) cause the Company to terminate this Agreement pursuant to Section 8.1(h) in order to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal; provided, that the Company Board (or a committee thereof) shall not take any action described in the foregoing clauses (A) and (B) unless:

(1) the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law; and

(2) (i) the Company has provided prior written notice to Parent at least three (3) Business Days in advance (such notice period, including any extension thereto in accordance with this Section 5.3(c)(ii)(1), the “Notice Period”), which notice shall state (A) that the Company has received a bona fide Acquisition Proposal that has not been withdrawn and that the Company Board (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal, (B) the identity of the Person or Group making such Acquisition Proposal, the material terms thereof and copies of all material relevant agreements relating to such Acquisition Proposal and (C) that the Company Board (or a committee thereof) intends to effect a Company Board Recommendation Change or to terminate this Agreement pursuant to this Section 5.3(c)(ii) absent revisions to the terms and conditions of this Agreement; and (ii) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, during the Notice Period, must have negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to enable Parent to make such adjustments to the terms and conditions of this Agreement and the Equity Commitment Letter so that such Acquisition Proposal would cease to constitute a Superior Proposal; provided, that in the event of any material modifications to such Acquisition Proposal (it being understood that any change to the financial terms of such proposal shall be deemed a material modification), the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(c)(ii)(1) with respect to such new written notice, it being understood that the “Notice Period” in respect of such new written notice will be two (2) Business Days; and

(3) in the event of any termination of this Agreement in order to cause or permit the Company to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, the Company will have validly terminated this Agreement in accordance with Section 8.1(h), including paying (or causing to be paid) the Company Termination Fee in accordance with Section 8.3(b)(iii).

(d) No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as permitted by Section 5.3(c) or Section 5.3(f), neither the Company Board nor any committee thereof shall:

(i) (A) withhold, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, the Company Board Recommendation in a manner adverse to Parent in any material respect; (B) adopt, approve or recommend to the Company Stockholders an Acquisition Proposal; (C) fail to publicly reaffirm the Company Board Recommendation within ten (10) Business Days after Parent so requests in writing, which request is transmitted after any public disclosure of an Acquisition Proposal (provided that the Company will have no obligation to make such reaffirmation on more than two separate occasions); (D) make any recommendation or public statement in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (it being understood that the Company Board (or a committee thereof) may refrain from taking a position with respect to a tender or exchange offer until the close of business on the tenth (10th) Business Day after the commencement of a tender or exchange offer in connection with such Acquisition Proposal without such action being considered a violation of this Section 5.3, but that refraining from taking a position with respect to a tender or exchange offer beyond such ten (10) Business Day period would be considered a violation of this Section 5.3); or (E) fail to include the Company Board Recommendation in the Proxy Statement (any action described in clauses (A) through (E), a “Company Board Recommendation Change”); provided, that, for the avoidance of doubt, none of (1) the factually accurate disclosure by the Company of the receipt of an Acquisition Proposal; (2) the determination by the Company Board (or a committee thereof) that an Acquisition Proposal constitutes a Superior Proposal; (3) the public disclosure by the Company of such determination; or (4) the delivery by the Company of any notice contemplated by Section 5.3(c) will constitute a Company Board Recommendation Change; or

(ii) cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.

(e) Notice. From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall as promptly as reasonably practicable (and, in any event, within 48 hours) notify Parent if any Acquisition Proposal or any bona fide offers or proposals that could reasonably be expected to lead to an Acquisition Proposal are received by the Company or any of its Representatives. Such notice must include (i) the identity of the Person or Group making such Acquisition Proposal or bona fide offers or proposals; (ii) a copy of any such Acquisition Proposals or bona fide offers or proposals made in writing and any other written terms and proposals provided (including financing commitments) to the Company or its Representatives; and (iii) a summary of the material terms and conditions of any such Acquisition Proposals or bona fide offers or proposals not made in writing. Thereafter, the Company must keep Parent reasonably informed, on a prompt basis, of the status and terms of any such Acquisition Proposal or bona fide offers or proposals (including any amendments thereto) and the status of any related discussions or negotiations.

(f) Certain Disclosures. Nothing contained in this Agreement will prohibit the Company or the Company Board (or a committee thereof) from taking and disclosing to the Company Stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication in connection with the making or amendment of a tender offer or exchange offer), making a customary “stop-look-and-listen” communication to the Company Stockholders pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communication) or from making disclosures to the Company Stockholders required by applicable securities Laws with regard to the Transactions or an Acquisition Proposal, it being understood that any such disclosure made by the Company Board (or a committee thereof) pursuant to this Section 5.3(f) must be subject to the terms and conditions of this Agreement and will not limit or otherwise affect the obligations of the Company or the Company Board (or any committee thereof) and the rights of Parent under this Section 5.3, it being understood that nothing in the foregoing will be deemed to permit the Company or the Company Board (or a committee thereof) to effect a Company Board Recommendation Change other than in accordance with Section 5.3(c). In addition, it is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Company or the Company Board (or a committee thereof) that describes the Company’s receipt of an Acquisition Proposal, the identity of the Person making such Acquisition Proposal, the material terms of such Acquisition Proposal and the operation of this Agreement with respect thereto will not be deemed to be a Company Board Recommendation Change.

5.4 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent, Merger Sub and the Company shall exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.

ARTICLE VI

ADDITIONAL COVENANTS

6.1 Required Action and Forbearance; Efforts.

(a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement (including this Section 6.1(a)) and subject to any different standard set forth herein with respect to any covenant or obligation (including Section 5.3(c)), Parent and Merger Sub shall (and shall cause their respective Affiliates to, if applicable), on the one hand, and the Company shall (and shall cause its Subsidiaries to, if applicable), on the other hand, use their respective reasonable best efforts (i) to take (or cause to be taken) all actions; (ii) do (or cause to be done) all things; and (iii) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, as promptly as practicable, the Merger and the Transactions, including by (A) causing the conditions to the Merger set forth in Article VII to be satisfied and (B) (1) obtaining all consents, waivers, approvals, orders and authorizations from Governmental Authorities or third Persons in connection with any Material Contracts and (II) making all registrations, declarations and filings with Governmental Authorities, in each case that are necessary or advisable to consummate the Transactions.

(b) No Consent Fee. Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement, neither the Company nor any of its Subsidiaries will be required to, nor may the Company or any of its Subsidiaries, without the prior written consent of Parent, agree to (i) the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments); (ii) the provision of additional security (including a guaranty); or (iii) material conditions or obligations, including amendments to existing material conditions and obligations, in each case, in connection with the Merger, including in connection with obtaining any consent pursuant to any Material Contract.

(c) Limitations. Section 6.1(a) shall not apply to filings under Antitrust Laws, which shall be governed by the obligations set forth in Section 6.2 below.

6.2 Antitrust and Regulatory Matters.

(a) Filing Under Antitrust Laws. Each of Parent and Merger Sub shall (and shall cause their respective Affiliates to, if applicable), on the one hand, and the Company (and its Affiliates, if applicable), on the other hand, shall, to the extent required, (i) within fifteen (15) days following the date of this Agreement, file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act; and (ii) as promptly as practicable, file such notification filings, forms and submissions, including any draft notifications in jurisdictions requiring pre-notification, with any Governmental Authority as are required by other applicable Antitrust Laws set forth in Section 7.1(b) of the Company Disclosure Letter (the “Other Applicable Antitrust Laws”) in connection with the Merger. Each of Parent and the Company shall (A) cooperate and coordinate (and shall cause its respective Affiliates to cooperate and coordinate) with the other in the making of such filings; (B) supply the other (or cause the other to be supplied) with any information that may be required in order to make such filings; (C) supply (or cause to be supplied) as promptly as practicable any additional information that may be required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction in which any such filing is made; and (D) take (and cause their Affiliates to take) all action reasonably necessary, proper or advisable to (1) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any Other Applicable Antitrust Laws applicable to this Agreement or the Merger; and (2) obtain all clearances, consents, approvals, waivers, actions, non-actions and other authorizations pursuant to any Other Applicable Antitrust Laws applicable to this Agreement or the Merger, in each case as promptly as practicable and in any event at least five (5) Business Days prior to the Termination Date. Each of Parent and Merger Sub shall (and shall cause their respective Affiliates to, if applicable), on the one hand, and the Company (and its Affiliates), on the other hand, shall promptly inform the other of any substantive communication from any Governmental Authority regarding the Merger in connection with such filings. If a Party or any of its Affiliates receives any comments or a request for additional information or documentary material from any Governmental Authority with respect to the Merger pursuant to the HSR Act or any Other Applicable Antitrust Laws applicable to the Merger, then such Party shall make (or cause to be made), as promptly as practicable and after consultation with the other Parties, an appropriate response to such request; provided, that no Party may extend any waiting period or enter into any agreement or understanding with any Governmental Authority without the permission of the other Parties, which shall not be unreasonably withheld, conditioned or delayed; provided, further, Parent may, with the consent of the Company (which consent shall not be unreasonably withheld, conditioned, or delayed), withdraw the Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act one or more times and shall refile on a date agreed upon between outside counsel for Parent and the Company.

(b) Limitations on Efforts. Notwithstanding anything in this Agreement to the contrary, in connection with obtaining clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations pursuant to the HSR Act or any Other Applicable Antitrust Laws applicable to the Merger, in no event shall (i) Parent or Merger Sub be obligated to (or to cause their respective Affiliates to) (A) propose or agree to accept any undertaking or condition, to enter into any consent decree, to make any divestiture, to accept any operational restriction, or take any other action that, in the reasonable judgment of Parent, could be expected to limit itself, its Subsidiaries, or the right of Parent or any of its Affiliates to own or operate any businesses or assets, including all or any portion of the businesses or assets of the Surviving Corporation or (B) oppose, including by defending through litigation, any request for, the entry of, and seek to have vacated or terminated, any order, judgment, decree, injunction or ruling of any Governmental Authority that could restrain, prevent or delay any required consents, clearances, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations applicable to the Merger or (ii) the Company or any of its Affiliates discuss or commit to any divestiture transaction, or discuss or commit to alter the Company’s businesses or commercial practices in any way, or otherwise take or commit to take any action that limits Parent’s freedom of action with respect to, or Parent’s ability to retain any of the businesses, product lines or assets of, the Surviving Corporation or otherwise receive the full benefits of this Agreement.

(c) Cooperation. In furtherance and not in limitation of the foregoing, the Company, Parent and Merger Sub shall (and shall cause their respective Subsidiaries and, with respect to Parent, Guarantor to), subject to any restrictions under applicable Laws, (i) promptly notify the other Parties of, and, if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others of the contents of) any material communication received by such Person from a Governmental Authority in connection with the Merger and permit the other Parties to review and discuss in advance (and to consider in good faith any comments made by the other Parties in relation to) any proposed draft notifications, formal notifications, filing, submission or other written communication (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Merger to a Governmental Authority; (ii) keep the other Parties informed with respect to the status of any such submissions and filings to any Governmental Authority in connection with the Merger and any developments, meetings or discussions with any Governmental Authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval or waiver, (B) the expiration of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable Laws, including any proceeding initiated by a private party, and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Authority with respect to the Merger; and (iii) not independently participate in any meeting, hearing, proceeding or discussions (whether in person, by telephone, by video or otherwise) with or before any Governmental Authority in respect of the Merger without giving the other parties reasonable prior notice of such meeting or substantive discussions and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. However, each of the Company, Parent and Merger Sub may designate any non-public information provided to any Governmental Authority as restricted to “outside counsel only” and any such information shall not be shared with employees, officers or directors or their equivalents of the other Party without approval of the Party providing the non-public information; provided, that each of the Company, Parent and Merger Sub may redact any valuation and related information before sharing any information provided to any Governmental Authority with another Party on an “outside counsel only” basis, and that the Company, Parent and Merger Sub shall not in any event be required to share information that benefits from legal privilege with the other Parties, even on an “outside counsel only” basis, where this would cause such information to cease to benefit from legal privilege, or otherwise not be permitted under applicable Law or Contract. Notwithstanding anything to the contrary in this Agreement, Parent and Merger Sub, after (to the extent reasonably practicable) prior, good faith consultation with the Company and after considering, in good faith, the Company’s views and comments, shall have primary responsibility for directing and implementing the general strategy for obtaining all authorizations, consents, orders, declarations or approvals of any Governmental Authority or the expiration or termination of any applicable waiting period necessary to consummate the Transactions.

(d) Other Actions. Parent and Merger Sub shall not, and shall cause each of their Subsidiaries and Guarantor not to enter into, agree to enter into, or consummate any Contracts or arrangements for an acquisition (by stock purchase, merger, consolidation, purchase of assets, license or otherwise) of any ownership interest, equity interests, assets or rights in or of any Person, or take any other actions that would reasonably be expected to, individually or in the aggregate, (i) prevent, materially delay or materially impede the obtaining of, or adversely affect in any material respect the ability of Parent and its Subsidiaries to procure, any clearances, approvals, waivers, actions, non-actions, authorizations, consents, orders or declarations of any Governmental Authority or the expiration or termination of any applicable waiting period necessary to consummate the Transactions, including the Merger, (ii) materially increase the risk of any Governmental Authority entering an order, ruling, judgment or injunction prohibiting the consummation of the Transactions, including the Merger, or (iii) cause Parent, Merger Sub or the Company to be required to obtain any additional clearances, consents, approvals, waivers, actions, waiting period expirations or terminations, non-actions or other authorizations under any Laws with respect to the Merger and the other Transactions.

6.3 Proxy Statement and Other Required SEC Filings.

(a) Proxy Statement. As promptly as reasonably practicable following the date of this Agreement (but in no event later than thirty (30) days after the date of this Agreement), the Company (with the assistance and cooperation of Parent and Merger Sub as reasonably requested by the Company) shall prepare and file with the SEC a preliminary proxy statement (as amended or supplemented, the “Proxy Statement”) to be sent to the Company Stockholders in connection with the Company Stockholder Meeting. Subject to Section 5.3, the Company shall (i) include the Company Board Recommendation in the Proxy Statement and (ii) use reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approval.

(b) Other Required Company Filing. If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company (with the assistance and cooperation of Parent and Merger Sub as reasonably requested by the Company) shall promptly prepare and file such Other Required Company Filing with the SEC. The Company shall ensure that (i) on the date of filing with the SEC, the date of mailing to the Company Stockholders (if applicable) of the Proxy Statement or any Other Required Company Filing, and at the time of the Company Stockholder meeting, the Proxy Statement and any Other Required Company Filing does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) the Proxy Statement and any Other Required Company Filing complies as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and NYSE. The Company may not file, amend, modify, or supplement the Proxy Statement or any Other Required Company Filing with the SEC without providing Parent and its counsel a reasonable opportunity to review and comment thereon and the Company shall give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent or its counsel.

(c) Furnishing Information. Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall furnish all information concerning it and its Affiliates, if applicable, as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement and any Other Required Company Filing. If at any time prior to the Company Stockholder Meeting any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent or Merger Sub, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement or any Other Required Company Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information shall promptly notify the other, and an appropriate amendment or supplement to such filing describing such information shall be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable law or the SEC or its staff, disseminated to the Company Stockholders.

(d) Consultation Prior to Certain Communications. The Company and its Affiliates, on the one hand, and Parent, Merger Sub and their respective Affiliates, on the other hand, shall use commercially reasonable efforts to provide the other Party a reasonable opportunity to review and comment on any written communication with the SEC or its staff with respect to the Proxy Statement or any Other Required Company Filing, as the case may be, and each Party shall give due consideration to all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel.

(f) Notices. The Company, on the one hand, and Parent and Merger Sub, on the other hand, shall advise the other, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for (i) any amendment or revisions to the Proxy Statement or any Other Required Company Filing, as the case may be; (ii) any receipt of comments from the SEC or its staff on the Proxy Statement or any Other Required Company Filing, as the case may be; or (iii) any receipt of a request by the SEC or its staff for additional information in connection therewith.

(g) Dissemination of Proxy Statement. Subject to applicable Law, the Company shall use its reasonable best efforts to cause the Proxy Statement to be disseminated to the Company Stockholders as promptly as reasonably practicable following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement.

6.4 Company Stockholder Meeting.

(a) Call of Company Stockholder Meeting. Subject to Section 5.3, the Company shall take all action necessary in accordance with the DGCL, the Charter, the Bylaws and the rules of NYSE to establish a record date for (and the Company will not change the record date without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed)), duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholder Meeting”) as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders for the purpose of obtaining the Requisite Stockholder Approval; provided, however, that in no event shall the Company be required to hold the Company Stockholder Meeting prior to the thirtieth (30th) day following the mailing of the Proxy Statement. Subject to Section 5.3 and unless there has been a Company Board Recommendation Change, the Company shall use its reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approval.

(b) Adjournment of Company Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, nothing will prevent the Company from postponing or adjourning the Company Stockholder Meeting (i) to allow additional solicitation of votes in order to obtain the Requisite Stockholder Approval; (ii) if there are holders of an insufficient number of shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting; (iii) if the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable Law or a request from the SEC or its staff; or (iv) the Company Board (or a committee thereof) has determined in good faith (after consultation with outside legal counsel) that such postponement or adjournment is required by applicable Law in order to give the Company Stockholders sufficient time to evaluate any information or disclosure that the Company has sent to the Company Stockholders or otherwise made available to the Company Stockholders (including in connection with any Company Board Recommendation Change).

6.5 Financing.

(a) No Amendments to Equity Commitment Letter. Subject to the terms and conditions of this Agreement, Parent will not permit any amendment or modification to be made to, or any waiver of any provision or remedy pursuant to, the Equity Commitment Letter if such amendment, modification or waiver would, or would reasonably be expected to, (i) reduce the aggregate amount of the Equity Financing; (ii) impose new or additional conditions or other terms or otherwise expand, amend or modify any of the conditions to the receipt of the Equity Financing or any other terms to the Equity Financing, in each case, in a manner that would reasonably be expected to prevent or delay the ability of Parent to consummate the Closing; or (iii) adversely impact the ability of Parent or the Company, as applicable, to enforce its rights against the Guarantor under the Equity Commitment Letter. Any reference in this Agreement to (1) the “Equity Financing” will include the financing contemplated by the Equity Commitment Letter as amended or modified in compliance with this Section 6.5; and (2) “Equity Commitment Letter” will include such document as amended or modified in compliance with this Section 6.5.

(b) No Amendments to Debt Commitment Letter. Subject to the terms and conditions of this Agreement, Parent may agree to or permit any amendment, supplement or other modification to be made to, or any waiver of any provision or remedy pursuant to, the Debt Commitment Letter and may obtain financing in substitution of all or a portion of the Debt Financing, only so long as such amendment, modification, waiver or replacement would not, or would not reasonably be expected to, (i) reduce the aggregate amount of the Debt Financing, including any reduction in the aggregate principal amount of Debt Financing, such that the aggregate proceeds from Debt Financing (after taking into account amounts available under the Equity Financing and other cash available to the Company) would not be sufficient to pay the Required Amount; (ii) impose new or additional conditions or other terms or otherwise expand, amend or modify any of the conditions to the receipt of the Debt Financing or any other terms to the Debt Financing, in each case, in a manner that would reasonably be expected to prevent or materially delay the ability of Parent to consummate the Closing; or (iii) adversely impact the ability of Parent or the Company, as applicable, to enforce its rights against other parties to the Debt Commitment Letter or otherwise to timely consummate the Transactions (it being understood that Parent may amend any Commitment Letter related to Debt Financing to add lenders, investors, lead arrangers, bookrunners, syndication agents or other similar entities who had not executed such Commitment Letters as of the date of this Agreement). Any reference in this Agreement (other than Section 4.12) to (1) the “Debt Financing” will include the financing contemplated by the Equity Commitment Letter as amended or modified in compliance with this Section 6.5; and (2) “Debt Commitment Letter” will include such document as amended or modified in compliance with this Section 6.5. Upon the reasonable request of the Company, Parent shall inform the Company on a reasonably prompt basis and in reasonable detail of the status of its efforts to arrange the Financing (including providing the Company with copies of all definitive agreements related to the Financing). Parent shall give the Company reasonably prompt notice (A) upon having knowledge of any actual breach or default by any Debt Financing Sources under or in respect of any of Debt Commitment Letter or any termination of any of the Debt Commitment Letter and (B) if for any reason Parent or Merger Sub believe in good faith that they will not be able to obtain all or any portion of the Financing on the terms, in the manner or from the sources contemplated by the Commitment Letters or the definitive agreements relating to the Financing, as the case may be.

(c) Taking of Necessary Actions. Subject to the terms and conditions of this Agreement, Parent will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to arrange and obtain the Financing on the terms and conditions described in the Commitment Letters, including using its reasonable best efforts to (i) maintain in effect the Commitment Letters in accordance with the terms and subject to the conditions thereof; (ii) satisfy on a timely basis all conditions to funding that are applicable to and within the control of Parent in the Commitment Letters; (iii) consummate the Financing at or prior to the Closing; and (iv) if all conditions to Financing are, or upon funding of Debt Financing will be, satisfied, cause the other parties to the Commitment Letters to comply with their obligations thereunder and to fund at or prior to the Closing, the Financing required to satisfy the Required Amount. Notwithstanding anything to the contrary contained herein, it is understood and agreed that nothing contained in this Section 6.5 shall require Parent to pay material financing fees to any of the Debt Financing Sources in excess of those contemplated by the Debt Commitment Letter (including after giving effect to any flex or ticking fees set forth therein).

(d) Enforcement. Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 6.5 will require, and in no event will the reasonable best efforts of Parent be deemed or construed to require Parent to (i) bring any enforcement action against any source of the Debt Financing to enforce its rights pursuant to the Debt Commitment Letter (it being understood that Parent will seek to enforce, including by bringing suit for specific performance, the Equity Commitment Letter if the Company seeks and is granted a decree of specific performance of the obligation to consummate the Merger); or (ii) seek the Equity Financing from any source other than a counterparty to, or in any amount in excess of that contemplated by, the Equity Commitment Letter.

(e) Alternate Debt Financing. In the event that all or any portion of Debt Financing becomes unavailable and such portion is reasonably required to fund the Required Amount (after taking into account amounts available under the Equity Financing, any remaining Debt Financing and other cash available to the Company), Parent shall use its reasonable best efforts to arrange and obtain, as promptly as practicable, substitute financing (on terms and conditions that are not less favorable to Parent than the terms and conditions set forth in the Debt Commitment Letter in effect as of the date hereof relating to the Debt Financing to be replaced from the same or alternative sources in an amount sufficient after taking into account amounts available under the Equity Financing, any remaining Debt Financing and other cash available to the Company), to fund the Required Amount (the “Alternate Debt Financing”), it being understood that if Parent proceeds with any Alternative Debt Financing, Parent shall be subject to the same obligations with respect to such Alternative Debt Financing as set forth in this Agreement with respect to the Debt Financing. All references in this Agreement (other than Section 4.12) to the term “Debt Financing” shall be deemed to include such Alternate Financing and all references in this Agreement (other than Section 4.12) to the “Debt Commitment Letter relating to the Debt Financing” shall include any commitment letter or similar document for the Alternate Financing.

6.6 Financing Cooperation.

(a) Cooperation. Following the date of this Agreement and prior to the Effective Time, the Company shall use its reasonable best efforts, and shall cause each of its Subsidiaries and their respective officers, employees and advisors, to use their respective reasonable best efforts, to provide Parent with all customary cooperation as is reasonably requested by Parent to arrange, syndicate and obtain the Debt Financing, including using reasonable best efforts in:

(i) (A) furnishing Parent and the Debt Financing Sources with financial information relating to the Company and its Subsidiaries that is customarily required in financings similar to the Debt Financing (it being understood and agreed that such material shall be deemed furnished if it is filed by the Company with the SEC and available on the SEC’s EDGAR website), and (B) causing management of the Company to participate in a reasonable number of meetings, presentations, due diligence sessions, drafting sessions and sessions (upon reasonable request) with rating agencies to the extent customary for the Debt Financing at times and locations to be mutually agreed;

(ii) providing reasonable and customary assistance to Parent with the preparation of customary marketing materials, rating agency presentations and bank information memoranda required in connection with the Debt Financing (including executing and delivering customary authorization letters);

(iii) facilitating the pledging of collateral and granting of security interests in respect of the Debt Financing (including (x) cooperation in connection with the pay-off of Company Indebtedness and the release of related guarantees and liens and (y) assisting Parent in connection with the preparation of (but not executing) any pledge and security documents and other definitive financing documents as may be reasonably requested by Parent (including to deliver any original stock certificates and related powers and any original promissory notes and related powers), it being understood that such pledge and such documents will not take effect until the Effective Time;

(iv) taking all reasonable actions necessary to (A) permit the Debt Financing Sources to evaluate the Company and its Subsidiaries’ current assets, inventory, cash management and accounting systems, policies and procedures relating thereto for the purposes of establishing collateral arrangements as of the Closing and assist with other collateral audits, collateral appraisals, field examinations and due diligence examinations, and (B) establish bank and other accounts and blocked account agreements and lock-box arrangements to the extent necessary in connection with the Debt Financing (not to be effective prior to the Closing unless the Company otherwise agrees);

(v) furnishing Parent and the Debt Financing Sources, as promptly as reasonably practical, with to the extent customarily provided by companies of comparable size and comparable industry in transactions similar to the Debt Financing for a financing of the type being incurred, financial and other pertinent and customary information (and supplementing such information to the extent any such information contains any material misstatement of fact or omits to state a material fact necessary to make such information not misleading) regarding the Company and its Subsidiaries as may be reasonably requested by Parent or the Debt Financing Sources to the extent that such information is of the type and form customarily included in a bank confidential information memorandum in connection with the arrangement of financing similar to the Debt Financing or in rating agency presentations, lender presentations or other customary marketing materials;

(vi) assisting Parent with the preparation of pro forma financial information and pro forma financial statements to the extent reasonably requested by Parent or the Debt Financing Sources to be included in any marketing materials or of the type required by the Commitment Letters related to the Debt Financing; it being agreed that nothing will require the Company or its Subsidiaries to provide (or be deemed to require the Company to prepare) any pro forma financial statements, information regarding any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other post-Closing pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing or any description of all or any portion of the Financing;

(vii) assisting in the taking of all corporate and other actions, subject to the occurrence of the Closing, reasonably necessary to permit the consummation of the Debt Financing on the Closing Date; it being understood that no such corporate or other action will take effect prior to the Closing and the directors of the Company will not approve the Debt Financing prior to the Closing Date; and

(viii) at least four (4) Business Days prior to the Closing Date, furnishing Parent and the Debt Financing Sources with all customary documentation and other information required by U.S. regulatory authorities pursuant to applicable “know your customer” and anti-money laundering rules and regulations to the extent requested at least nine (9) Business Days prior to the Closing Date.

(b) Obligations of the Company. Nothing in this Section 6.6 will require the Company or any of its Subsidiaries to (i) waive or amend any terms of this Agreement or agree to pay any fees or reimburse any expenses arising from Debt Financing prior to the Effective Time that is not advanced by Parent; (ii) enter into any definitive agreement the effectiveness of which is not conditioned upon the Closing; (iii) give any indemnities that are effective prior to the Effective Time; (iv) provide or prepare (and Parent and Merger Sub shall be solely responsible for the preparation of) pro forma financial information, including pro forma costs savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financing information; (v) pay any commitment or other fee for the Debt Financing not reimbursed prior to Closing; (vi) provide Regulation S-X compliant financial statements; (vii) provide any certificate, comfort letter or opinion of any of its Representatives that is effective prior to the Effective Time (other than, for the avoidance of doubt, any customary authorization letters contemplated by the Debt Financing); (viii) provide access to or disclose any information to Parent or Merger Sub or their respective Representatives to the extent such disclosure would, in its reasonable determination, jeopardize the attorney-client privilege, attorney work product protections, or similar protections or violate any applicable Law or Contract (provided that the Company will promptly inform Parent and Merger Sub if any such information is being withheld hereunder and use commercially reasonable efforts to provide such access or information in an alternative manner so as to not violate such applicable Law, Contract or attorney-client privilege (including entering into a reasonable joint defense agreement)); (ix) deliver any waiver, estoppel, access agreement, subordination, non-disturbance and attornment agreement or similar real estate deliverable in respect of any Leased Real Property prior to the Closing unless otherwise required under this Agreement; or (x) take any action that would (A) unreasonably interfere with the conduct of the operations or business of the Company or any of its Subsidiaries, taken as a whole, or would reasonably be expected to cause material competitive harm to the business of the Company or any of its Subsidiaries, taken as a whole, if the Transactions are not consummated, (B) breach any confidentiality obligations applicable to the Company and its Subsidiaries or create a reasonable risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries, (C) cause the Company or its Subsidiaries to breach any representation, warranty, covenant or agreement in this Agreement, (D) prior to the Effective Time, conflict with the Organizational Documents of the Company or any of its Subsidiaries or any applicable Law or Governmental Authorization as in effect on the date hereof, (E) prior to the Effective Time, result in the contravention of, a violation or breach of, or a default under, any Contract to which the Company or any of its Subsidiaries is a party as of the date hereof, (F) change any fiscal period, or (G) authorize any corporate or similar action prior to the Closing other than as provided above. In addition, no action, liability or obligation of the Company, any of its Subsidiaries or any of their respective Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing will be effective until the Effective Time, and neither the Company nor any of its Subsidiaries will be required to take any action under this Section 6.6 pursuant to any certificate, agreement, arrangement, document or instrument that is not contingent on the occurrence of the Closing or that must be effective prior to the Effective Time. Nothing in this Section 6.6 will require the Company, its Subsidiaries or their respective directors, officers or employees to execute, deliver or enter into, or perform any agreement, document or instrument, including any definitive financing document, with respect to the Debt Financing (other than any customary authorization letters contemplated by the Debt Financing) or adopt resolutions approving the agreements, documents and/or instruments pursuant to which such Debt Financing is obtained or pledge any collateral with respect to any Debt Financing, in each case, that is effective prior to the Effective Time; it being understood and agreed that any such agreement, certificate, resolution or instrument executed and delivered by any officer or board members of the Company or its Subsidiaries shall be effective substantially contemporaneously with the Effective Time. Nothing in this

Section 6.6 shall require (A) any officer or Representative of the Company or any of its Subsidiaries to deliver any certificate or take any other action under this Section 6.6 that could reasonably be expected to result in personal liability to such officer or Representative; or (B) the Company Board to approve any financing or Contracts related thereto prior to the Effective Time (it being understood and agreed that any such certificate, opinion or resolution executed and delivered by any officer or board members of the Surviving Corporation shall be effective substantially contemporaneously with the Effective Time). The Company and its Subsidiaries and Representatives shall not be required to deliver any legal opinions or solvency certificates that are effective prior to the Effective time.

(c) Company Indebtedness.

(i) Not less than three (3) Business Days prior to the Effective Time, with respect to the Company Indebtedness, the Company shall deliver to Parent payoff letters in customary and draft form from the lenders with respect to the Company Credit Agreements, stating the amounts required to be paid to satisfy in full all obligations thereunder and to effect the release of any related guarantees, liens or other security interests (subject to the payment thereof at the Effective Time) with the final executed copies to be delivered to Parent not less than one (1) Business Day prior to the Effective Time (together with applicable releases of all guarantees and liens on the assets and properties of the Company and its Subsidiaries securing such Indebtedness, in form and substance reasonably satisfactory to Parent).

(ii) At or prior to the Effective Time, Parent shall provide (or cause to be provided) to the Company funds in an amount equal to the amount necessary for the Company to repay and discharge in full all amounts outstanding pursuant to the Company Indebtedness and upon the receipt thereof, substantially concurrently with the Effective Time, the Company shall repay and discharge such Company Indebtedness.

(d) Use of Logos. The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing so long as such logos (i) are used solely in a manner that is not intended to, or reasonably likely to, harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries; and (ii) are used solely in connection with a description of the Company or any of its Subsidiaries, its or their respective businesses and products, or the Merger.

(e) Confidentiality. All confidential information provided by the Company, its Subsidiaries or any of their Representatives pursuant to this Agreement shall be kept confidential in accordance with the Confidentiality Agreement, except that Parent and Merger Sub will be permitted to disclose such information to any financing sources or prospective financing sources and other financial institutions and investors that are or may become parties to the Debt Financing and to any underwriters, initial purchasers or placement agents in connection with the Debt Financing (and, in each case, to their respective counsel and auditors) so long as such Persons (i) agree to be bound by customary confidentiality undertakings which are, in all material respects, the same as the Confidentiality Agreement as if parties thereto; or (ii) are subject to other confidentiality undertakings reasonably satisfactory to the Company and of which the Company is a beneficiary.

(f) Reimbursement. In the event the Closing shall not occur, promptly upon request by the Company, Parent shall reimburse the Company and its Subsidiaries or their respective Representatives for any reasonable and documented out-of-pocket costs and expenses (including reasonable out-of-pocket attorneys’ fees) incurred by the Company, its Subsidiaries or any of their Representatives in connection with the cooperation or obligations of the Company, its Subsidiaries and their Representatives contemplated by this Section 6.6 other than (i) any ordinary course amounts payable to employees of Seller, the Company and its Subsidiaries with respect to services provided prior to the Closing and (ii) any amounts incurred in connection with the preparation of historical financial statements and payoff letters referenced above.

(g) Indemnification. The Company, its Subsidiaries and their respective Representatives shall be indemnified and held harmless by Parent and Merger Sub from and against any and all liabilities, losses,

damages, claims, costs, expenses (including reasonable and out-of-pocket attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with their cooperation in arranging the Debt Financing pursuant to this Agreement or the provision of information utilized in connection therewith (except to the extent that any of the foregoing arises from the bad faith, gross negligence, actual fraud, or willful misconduct of any such Person or arises from information provided in writing by or on behalf of the Company or its Representatives specifically for use in connection with the Debt Financing).

(h) No Exclusive Arrangements. In no event will Guarantor, Parent, Merger Sub or any of their respective Affiliates (which for this purpose will be deemed to include each direct investor in Parent or Merger Sub and the financing sources or potential financing sources of Parent, Merger Sub and such investors) enter into any Contract prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt or equity financing from providing or seeking to provide debt or equity financing or financial advisory services to any Person, in each case in connection with a transaction relating to the Company or any of its Subsidiaries or in connection with the Merger.

(i) No Debt Financing Condition(j) . Each of Parent and Merger Sub acknowledges and agrees that it is not a condition to the Closing or to any of the other obligations under this Agreement that Parent and Merger Sub obtain the Debt Financing.

6.7 Anti-Takeover Laws. The Company and the Company Board shall (a) take reasonable actions within their power to ensure that no “anti-takeover” statute or similar statute or regulation (or, in the case of Section 203 of the DGCL, the restrictions on “business combinations” contained therein) is or becomes applicable to the Merger; and (b) if any “anti-takeover” statute or similar statute or regulation (or, in the case of Section 203 of the DGCL, the restrictions on “business combinations” contained therein) becomes applicable to the Merger, take reasonable actions within their power to ensure that the Merger may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger.

6.8 Access. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall, subject to restrictions or limitations as a result of COVID-19 or any COVID-19 Measures, afford Parent and its Representatives reasonable access, consistent with applicable Law, during normal business hours, upon reasonable advance request, to the properties, books and records and personnel of the Company for purposes that are, in good faith, directly and actually related to, and explicitly necessary for, the consummation of the Merger and the purpose of planning for integration following the consummation of the Merger, except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law or Contract requires the Company to restrict or otherwise prohibit access to such documents or information or providing access to such documents or information would violate or cause a default pursuant to, or give a third Person the right terminate or accelerate the rights pursuant to, such Contract; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) access would result in the disclosure of any trade secrets (including source code) of the Company, any of its Subsidiaries or any third Persons; or (d) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand. Nothing in this Section 6.8 shall be construed to require the Company, any of its Subsidiaries or any of their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted pursuant to the access contemplated by this Section 6.8 shall be conducted in a manner that does not (i) unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by officers, employees and other authorized Representatives of the Company or any of its Subsidiaries of their normal duties or (ii) create a risk of damage or destruction to any property or assets of the Company or its Subsidiaries. Any access to the properties of the Company and its Subsidiaries will be subject to the Company’s reasonable security measures and insurance requirements and will not include the right to perform invasive or subsurface testing or any sampling, monitoring or analysis of soil, groundwater, building materials, indoor air, or other environmental media. Notwithstanding anything herein to the contrary, Parent and Merger Sub shall not, and shall cause their respective Representatives not to, contact any employee of the Company or any of its Subsidiaries not involved in the negotiation of the Transactions or any customer, technology or other partner, vendor or supplier of the Company in connection with the Merger or any of the other Transactions, in each case, without the Company’s prior written consent, and Parent and Merger Sub acknowledge and agree that any such contact shall be arranged and supervised by Representatives of the Company. All requests for access pursuant to this Section  6.8 must be directed to the General Counsel of the Company or other Person designated by the Company.

6.9 Section 16(b) Exemption. Prior to the Effective Time, the Company shall be permitted to take all such actions as may be reasonably necessary or advisable hereto to cause the Merger, and any dispositions of equity securities of the Company (including derivative securities) (including the disposition, cancellation, or deemed disposition and cancellation of Company Common Stock, Company Options, Company RSUs or Company PSUs) in connection with the Merger by each individual who is a director or executive officer of the Company, to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.

6.10 Directors’ and Officers’ Exculpation, Indemnification and Insurance.

(a) Indemnification Obligation. The Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) honor and fulfill, in all respects, the obligations of the Company and its Subsidiaries pursuant to any indemnification agreements between the Company and any of its Subsidiaries or Affiliates, on the one hand, and any of their respective current or former directors, officers, employees or agents and each of their heirs, executors and administrators (and any person who becomes a director, officer, employee or agent of the Company or any of its Subsidiaries prior to the Effective Time and each of their heirs, executors and administrators), on the other hand. In addition, during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) cause the Organizational Documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Organizational Documents of the Subsidiaries of the Company, as of the date of this Agreement. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable Law.

(b) Indemnified Persons. Without limiting the generality of the provisions of Section 6.10(a), during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) indemnify and hold harmless, to the fullest extent permitted by applicable Law, and any of its Subsidiaries or Affiliates in effect on the date of this Agreement, each current or former director or officer of the Company or any of its Subsidiaries prior to the Effective Time who is entitled to indemnification pursuant to the Organizational Documents of the Company or its Subsidiaries (each, together with such Person’s heirs, executors and administrators, an “Indemnified Person” and, collectively, the “Indemnified Persons”) from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, penalties, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, whenever asserted, to the extent that such Legal Proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (i) the fact that an Indemnified Person is or was a director or officer of the Company or such Subsidiary or Affiliate; (ii) any action or omission, or alleged action or omission, in such Indemnified Person’s capacity as a director or officer of the Company or any of its Subsidiaries or other Affiliates, or taken at the request of the Company or such Subsidiary or Affiliate (including in connection with serving at the request of the Company or such Subsidiary or Affiliate as a director, officer, trustee or fiduciary of another Person (including any employee benefit plan), to the extent that such action or omission, or alleged action or omission, occurred prior to or at the Effective Time; and (iii) the Merger, as well as any actions taken by the Company, Parent or Merger Sub with respect thereto (including any disposition of assets of the Surviving Corporation or any of its Subsidiaries that is alleged to have rendered the Surviving Corporation or any of its Subsidiaries insolvent), except that if, at any time prior to the sixth (6th) anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to this Section 6.10(b), then the claim asserted in such notice will survive the sixth (6th) anniversary of the Effective Time until such claim is fully and finally resolved. In the event of any such Legal Proceeding, (w) the Surviving Corporation will have the right to control the defense thereof after the Effective Time (it being understood that, by electing to control the defense thereof, the Surviving Corporation will be deemed to have waived any right to object to the Indemnified Person’s entitlement to indemnification hereunder with respect thereto), (x) each Indemnified Person will be entitled to retain his or her own counsel (the reasonable and documented fees and expenses of which will be paid by the Surviving Corporation), whether or not the Surviving Corporation elects to control the defense of any such Legal Proceeding, (y) the Surviving Corporation shall advance all fees and expenses (including fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such Legal Proceeding, subject to the execution by such Indemnified Person of appropriate undertakings in favor of the indemnifying parties to repay such advanced costs and expenses if it is ultimately determined in a final and nonappealable judgement of a court of competent jurisdiction that such Indemnified Person is not entitled to be indemnified under this Section 6.10(b) and (z) no Indemnified Person will be liable for any settlement of such Legal Proceeding effected without his or her prior written consent (unless such settlement relates only to monetary damages for which the Surviving Corporation is entirely responsible). Notwithstanding anything to the contrary in this Agreement, none of Parent, the Surviving Corporation nor any of their respective Affiliates shall settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any Legal Proceeding for which indemnification may be sought by an Indemnified Person pursuant to this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of such Legal Proceeding. Any determination required to be made with respect to whether the conduct of any Indemnified Person complies or complied with any applicable standard will be made by independent legal counsel selected by the Surviving Corporation (which counsel will be reasonably acceptable to such Indemnified Person), the fees and expenses of which shall be paid by the Surviving Corporation.

(c) D&O Insurance. During the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain in effect the Company’s current directors’ and officers’ liability and similar insurance (“D&O Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to those of the D&O Insurance. In satisfying its obligations pursuant to this Section 6.10(c), the Surviving Corporation will not be obligated to pay annual premiums in excess of 300% of the amount paid by the Company for coverage for its last full fiscal year (such 300% amount, the “Maximum Annual Premium”). If the annual premiums of such insurance coverage exceed the Maximum Annual Premium, then the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier. In satisfaction of the foregoing obligations, prior to the Effective Time the Company may purchase a prepaid “tail” policy with respect to the D&O Insurance from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier so long as the aggregate cost for such “tail” policy does not exceed the Maximum Annual Premium. If the Company elects to purchase such a “tail” policy prior to the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such “tail” policy in full force and effect for a period of no less than six years after the Effective Time and continue to honor its obligations thereunder. If the Company is unable to obtain the “tail” policy and Parent or the Surviving Corporation are unable to obtain the insurance described in this Section 6.10(c) for an annual cost less than or equal to the Maximum Annual Premium, Parent shall cause the Surviving Corporation to, instead obtain as much comparable insurance as possible for an aggregate annual premium equal to the Maximum Annual Premium.

(d) Successors and Assigns. If Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or Surviving Corporation or entity in such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then proper provisions will be made so that the successors and assigns of Parent, the Surviving Corporation or any of their respective successors or assigns shall assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.10.

(e) No Impairment. The obligations set forth in this Section 6.10 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other Person who is a beneficiary pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c) (and their heirs and representatives), the “Other Indemnified Persons”) without the prior written consent of such affected Indemnified Person or other Person. Each of the Indemnified Persons or Other Indemnified Persons are intended to be third party beneficiaries of this Section 6.10, with full rights of enforcement as if a Party. The rights of the Indemnified Persons and Other Indemnified Persons pursuant to this Section 6.10 will be in addition to, and not in substitution for, any other rights that such Persons may have pursuant to (i) the Charter and Bylaws; (ii) the Organizational Documents of the Subsidiaries of the Company; (iii) any and all indemnification agreements entered into with the Company or any of its Subsidiaries; or (iv) applicable Law (whether at Law or in equity).

(f) Other Claims. Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.10 is not prior to or in substitution for any such claims pursuant to such policies or agreements.

6.11 Employee Matters.

(a) Employment; Benefits. The Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) maintain for the benefit of each Continuing Employee for a period of twelve months following the Effective Time (the “Continuation Period”) (i) base salary or wage rate and target annual (or other shorter periodic performance-based) cash incentive opportunities (including annual bonus and commission but excluding any equity-based, retention, change in control or transaction compensation) at levels that are substantially comparable in the aggregate to those in effect for such Continuing Employee under the Employee Plans as of the Effective Time and (ii) through December 31, 2023, health and welfare benefit plans (excluding any retirement, severance, retention, change in control, transaction or similar plans, subject to applicable Law) that are substantially comparable in the aggregate to those provided to such Continuing Employee immediately prior to the Effective Time. During the Continuation Period, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) provide severance benefits (other than any change in control provisions) to eligible employees at levels that are substantially comparable in the aggregate to those in effect for such Continuing Employee as of the Effective Time and that are as set forth in Section 6.11(a) of the Company Disclosure Letter.

(b) New Plans. With respect to each benefit or compensation plan, program, policy, arrangement or agreement that is made available to any Continuing Employee at or after the Effective Time (each such plan, a “New Plan”), the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) use reasonable commercial efforts to cause to be granted to such Continuing Employee credit for all service with the Company and its Subsidiaries prior to the Effective Time for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual, equity or equity-based incentive compensation and severance entitlement or termination pay), except to the extent that it would result in duplication of coverage or benefits for the same period of service. In addition, and without limiting the generality of the foregoing, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) use reasonable commercial efforts to cause (i) each Continuing Employee to be immediately eligible to participate, without any waiting period, in any and all New Plans to the extent that coverage pursuant to any such New Plan replaces coverage pursuant to a corresponding Employee Plan in which such Continuing Employee participates immediately prior to the Effective Time (such plans, the “Old Plans”); (ii) for purposes of each New Plan providing life insurance, medical, dental, pharmaceutical, vision or disability benefits, all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for the Continuing Employees and their covered dependents; (iii) for purposes of each New Plan providing medical, dental, pharmaceutical, or vision benefits, any eligible expenses incurred by the Continuing Employees and their covered dependents during the portion of the plan year of the Old Plan ending on the date that Continuing Employees’ participation in the corresponding New Plan begins to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employees and their covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan; and (iv) the accounts of the Continuing Employees pursuant to any New Plan that is a flexible spending account plan to be credited with any unused balances in the account of such Continuing Employees under the Old Plan that is a flexible spending account plan. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time will be credited to such Continuing Employee following the Effective Time and will not be subject to accrual limits or other forfeiture and shall not limit future accruals.

(c) Company Incentive Plans. With respect to each of the Company’s annual cash incentive plans (each, a “Company Incentive Plan”), for fiscal year 2023, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) pay to each Continuing Employee who remains employed with Parent, the Surviving Corporation or their respective Affiliates through the applicable Annual Bonus payment date, at the same time or times that Parent, the Surviving Corporation or their applicable Affiliate pays annual bonuses in respect of such fiscal year to other similarly situated employees thereof, but in no event later than March 15 immediately after the end of such fiscal year, a bonus for such fiscal year (the “Annual Bonus”) that is equal to the Annual Bonus that such Continuing Employee is entitled to receive under the applicable Company Incentive Plan based on actual level of achievement of the applicable performance criteria for such fiscal year.

(d) Collective Bargaining Agreements. Notwithstanding anything in this Section 6.11 to the contrary, the terms and conditions of employment for any employees covered by a collective bargaining agreement or other agreement with any labor union, works council, or other labor organization set forth in Section 6.11(d) of the Company Disclosure Letter shall be governed by such applicable agreement.

(e) 401(k) Plan. Effective as of no later than the day immediately preceding the Closing Date, the Company shall cause the 401(k) Plan to be terminated. The Company shall provide Parent with the resolution to terminate the 401(k) Plan no later than ten (10) days prior to the Closing Date and shall consider any revisions to such resolution by Parent in good faith. The Company shall provide Parent with evidence that the 401(k) Plan has been terminated (effective as of no later than the day immediately preceding the Closing Date), and the Company shall have taken all steps necessary to terminate the 401(k) Plan as of such date as Parent may reasonably require. The Continuing Employees shall be permitted to roll over distributions from the 401(k) Plan, including outstanding loans under the 401(k) Plan, to a qualified retirement plan sponsored by Parent or one of its Affiliates.

(f) No Third-Party Beneficiary Rights. Notwithstanding anything to the contrary set forth in this Agreement, this Section 6.11(f) will not be deemed to: (i) guarantee employment for any period of time for, or preclude the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries to terminate any Continuing Employee; (ii) amend any Employee Plan or any other compensation or benefit plans maintained for or provided to employees of the Company and its Subsidiaries or any other persons prior to or following the Effective Time; (iii) create any third party beneficiary rights in any Continuing Employee or former employee or other individual service provider of the Company or any of its Subsidiaries (or beneficiary or dependent thereof); or (iv) constitute a limitation on the rights to amend, modify or terminate any Employee Plan or any such other plans or arrangements of Parent or any of its Subsidiaries.

6.12 Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub shall be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.

6.13 Public Statements and Disclosure. The initial press release with respect to the execution of this Agreement shall be a joint press release in the form reasonably agreed to by the Parties, and following such initial press release, the Company and Parent shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as such Party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system (and then only after as much advance notice as is feasible); provided, that the Company shall not be obligated to engage in such consultation with respect to communications (including communications directed to employees, suppliers, customers, partners, vendors or stockholders) that are consistent with public statements previously made in accordance with this Section 6.13; provided, further, that the restrictions set forth in this Section 6.13 shall not apply to any release or public statement (i) made or proposed to be made by the Company with respect to an Acquisition Proposal, a Superior Proposal or a Company Board Recommendation Change or any action taken pursuant thereto or (ii) in connection with any dispute between the Parties or with the Guarantor or Debt Financing Sources regarding this Agreement, the Merger, the Equity Financing, or the Debt Financing.

6.14 Transaction Litigation. Prior to the Effective Time, the Company will provide Parent with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status thereof. The Company will (a) give Parent the opportunity to participate in (but not control) the defense, settlement or prosecution of any Transaction Litigation; and (b) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. The Company may not compromise or settle any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed). For purposes of this Section 6.14, “participate” means that the Company shall keep Parent reasonably apprised of the proposed strategy and other significant decisions with respect to any Transaction Litigation (to the extent that the attorney-client privilege or attorney work product is not undermined or otherwise adversely affected), and Parent may offer comments or suggestions with respect to such Transaction Litigation which the Company shall consider in good faith, but Parent shall not be afforded decision-making power or authority.

6.15 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of NYSE to cause (a) the delisting of the Company Common Stock from NYSE as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.

6.16 Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each Party shall use their reasonable best efforts to take such action.

6.17 Parent Vote. Effective immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, shall execute and deliver to Merger Sub (with a copy sent to the Company) a written consent adopting this Agreement in accordance with the DGCL.

6.18 Certain Arrangements. Without the prior consent of the Company Board, neither Parent, Merger Sub nor any of their respective Affiliates, directly or indirectly, shall have any formal or informal discussions with respect to, or enter into any agreement, arrangement or understanding (in each case, whether oral or written), or authorize, commit or agree to enter into any agreement, arrangement or understanding (in each case, whether oral or written), described in Section 4.13 of this Agreement.

ARTICLE VII

CONDITIONS TO THE MERGER

7.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each Party to consummate the Merger are subject to the satisfaction (or waiver by Parent and the Company where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:

(a) Requisite Stockholder Approval. The Company’s receipt of the Requisite Stockholder Approval at the Company Stockholder Meeting.

(b) Antitrust Laws. (i) The waiting periods applicable to the Transactions pursuant to the HSR Act will have expired or otherwise been terminated and (ii) the approvals, clearances or expirations of waiting periods pursuant to the Other Applicable Antitrust Laws will have occurred or been obtained (as applicable).

(c) No Prohibitive Laws or Injunctions. No Law, injunction or order (whether temporary, preliminary or permanent) by any Governmental Authority of competent jurisdiction prohibiting, restricting, enjoining or otherwise making illegal the consummation of the Merger shall have been enacted, entered, promulgated or enforced and be continuing in effect.

7.2 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger shall be subject to the satisfaction (or waiver by Parent where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties. (i) the representations and warranties of the Company set forth in the first sentence of Section 3.1, Section 3.2, Section 3.3(a), Section 3.3(c), Section 3.4, Section 3.7(c), Section 3.7(d), Section 3.7(e), and Section 3.25 shall be true and correct in all material respects on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects only as of such earlier date), and, if qualified by Company Material Adverse Effect or other materiality qualifications, shall be true and correct in all respects on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case, such representation and warranty shall be true and correct in all respects only as of such earlier date), (ii) the representations and warranties of the Company set forth in Section 3.7(a) and Section 3.7(b) shall be true and correct in all respects except for de minimis inaccuracies on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects only as of such earlier date), (iii) the representations and warranties of the Company set forth in Section 3.12(b) shall be true and correct in all respects on the Closing Date as if made on the Closing Date (except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects only as of such earlier date), and (iv) the other representations and warranties of the Company set forth in Article III of this Agreement shall be true and correct on the Closing Date as if made on the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct only as of such earlier date), except where the failure of such representations and warranties to be so true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” or words of similar import) would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have performed and complied in all material respects with the covenants of this Agreement required to be performed and complied with by it at or prior to the Closing.

(c) Officer’s Certificate. Parent and Merger Sub shall have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(d) have been satisfied.

(d) Company Material Adverse Effect. No Company Material Adverse Effect has occurred since the date of this Agreement.

7.3 Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (without giving effect to any materiality or Parent Material Adverse Effect qualifications set forth therein) as of the Closing Date as if made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty need only be so true and correct as of such specified date), except where the failure of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed and complied in all material respects with the covenants of this Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the Closing.

(c) Officer’s Certificate. The Company shall have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

7.4 Frustration of Closing Conditions. No Party may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was primarily caused by such Party’s failure to perform any of its obligations under this Agreement.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. This Agreement may be validly terminated only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a) at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) by mutual written agreement of Parent and the Company;

(b) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if (i) any permanent injunction or other final and non-appealable judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger is in effect that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable; or (ii) any statute, rule or regulation has been enacted, entered, enforced or deemed applicable to the Merger that prohibits, makes illegal or permanently enjoins the consummation of the Merger; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to a Party if the issuance of such permanent injunction or other final and non-appealable judgment or order, or statute, rule or regulation was primarily due to the failure of such Party to perform any of its obligations under this Agreement;

(c) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if the Effective Time has not occurred by 11:59 p.m., New York City time, on November 20, 2023 (the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to any Party whose material breach of any provision of this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated prior to the Termination Date;

(d) by either Parent or the Company, at any time prior to the Effective Time if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Merger; provided, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if the failure to obtain the Requisite Stockholder Approval is proximately caused by any action or failure to act of the Company that constitutes a material breach of this Agreement;

(e) by Parent, if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.2(a) or (b), except that if such breach or failure to perform is capable of being cured prior to the Termination Date, Parent will not be entitled to terminate this Agreement prior to the delivery by Parent to the Company of written notice of such breach, delivered at least thirty (30) days prior to such termination, stating Parent’s intention to terminate this Agreement pursuant to this Section (e) and the basis for such termination, it being understood that Parent will not be entitled to terminate this Agreement if such breach has been cured prior to termination; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(e) if it is then in material breach of any representations, warranties, covenants or other agreements contained in this Agreement that would result in a failure of a condition set forth in Section 7.3(a) or (b);

(f) by Parent, if at any time the Company Board (or a committee thereof) has effected a Company Board Recommendation Change; provided, that Parent may not terminate this Agreement pursuant to this Section 8.1(f) if Parent fails to terminate this Agreement pursuant to this Section 8.1(f) prior to 11:59 p.m., Eastern Time, on the date which is ten (10) Business Days after Parent is notified in writing that the Company Board has effected a Company Board Recommendation Change;

(g) by the Company, if Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.3(a) or (b), except that if such breach is capable of being cured prior to the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) prior to the delivery by the Company to Parent of written notice of such breach, delivered at least thirty (30) days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement if such breach has been cured prior to termination; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(g) if it is then in material breach of any representations, warranties, covenants or other agreements contained in this Agreement that would result in a failure of a condition set forth in Section 7.2(a) or (b);

(h) by the Company, at any time prior to receiving the Requisite Stockholder Approval, in order to substantially concurrently enter into an Alternative Acquisition Agreement providing for a Superior Proposal, if (i) the Company Board (or a committee thereof) has authorized the Company to enter into a definitive Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal, (ii) the Company has complied in all material respects with Section 5.3 with respect to such Superior Proposal, and (iii) the Company pays to Parent in immediately available funds the Company Termination Fee in accordance with Section 8.3(b)(iii) prior to or concurrently with such termination; or

(i) by the Company, (A) if all of the conditions set forth in Section 7.1 and Section 7.2 are satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, so long as such conditions are at the time of termination capable of being satisfied as if such time were the Closing) or waived, (B) Parent and Merger Sub fail to consummate the Transactions by the date required pursuant to Section 2.3, (C) the Company has confirmed to Parent in writing that if Parent performs its obligations under this Agreement and the Equity Financing contemplated by the Equity Commitment Letter and the Debt Financing contemplated by the Debt Commitment Letter is funded, then the Company stands ready, willing, and able to consummate, and irrevocably consents to consummate, the Closing, (D) the Company gives Parent written notice at least three (3) Business Days prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(i), and (E) the Closing has not been consummated by the end of such three (3) Business Day period (it being understood that notwithstanding anything contrary in this Agreement, Parent will not be permitted to terminate this Agreement during such three (3) Business Day period).

8.2 Manner and Notice of Termination; Effect of Termination.

(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties of the facts and circumstances forming the basis for such termination specifying in reasonable detail the provision of Section 8.1 pursuant to which this Agreement is being terminated.

(b) Effect of Termination. Any valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any partner, member, stockholder, director, officer, employee, Affiliate or Representative of such Party) to the other Parties, as applicable, except that Section 6.6(f), Section 6.6(g), Section 6.13, this Section 8.2, Section 8.3 and Article IX will each survive the termination of this Agreement. Notwithstanding the foregoing, but subject to Section 8.3(g), no termination of this Agreement will relieve any Party from any liability for fraud or any willful breach of this Agreement by such Party prior to termination. In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement, the Guarantee or the Equity Commitment Letter, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.

8.3 Fees and Expenses.

(a) General. Except as set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the Merger shall be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. For the avoidance of doubt, Parent or the Surviving Corporation shall be responsible for all fees and expenses of the Payment Agent. Except as set forth in Section 2.9(e), Parent shall timely pay or cause to be paid all transfer, registration, stamp, documentary, sales, use, gains, real property transfer and other similar Taxes or fees (including any penalties and interest thereon) arising out of or in connection with the consummation of the Merger (“Transfer Taxes”). Parent shall, at its sole expense, file all necessary Tax Returns and other documentation with respect to such Transfer Taxes, that it is required by Law to file.

(b) Company Payments.

(i) If (A) this Agreement is validly terminated pursuant to Section 8.1(c), Section 8.1(d), or Section 8.1(e); (B) following the execution and delivery of this Agreement and prior to such termination of this Agreement, an Acquisition Proposal has been publicly announced or publicly disclosed; and (C) within twelve (12) months following such termination of this Agreement, either an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction and such Acquisition Transaction is subsequently consummated, then the Company shall prior to or concurrently with the consummation of such Acquisition Transaction pay to Parent the Company Termination Fee (less the amount of Parent Expenses previously paid to Parent (if any) pursuant to Section 8.3(d)) by wire transfer of immediately available funds to an account or accounts designated in writing by Parent. For purposes of this Section 8.3(b)(i), all references to “15%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

(ii) If this Agreement is validly terminated pursuant to Section 8.1(f), then the Company must promptly (and in any event within three (3) Business Days) following such termination pay to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.

(iii) If this Agreement is validly terminated pursuant to Section 8.1(h), then the Company must prior to or concurrently with such termination pay to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.

(c) Parent Termination Fee. Parent shall pay the Company promptly (and in any event within three Business Days) a termination fee of twenty nine million four hundred and forty-five thousand dollars (the “Parent Termination Fee”) in the event this Agreement is terminated (i) by the Company pursuant to Section 8.1(g) or Section 8.1(i) or (ii) by the Company or Parent pursuant to Section 8.1(c) (at a time at which the Company had the right to terminate this Agreement pursuant to Section 8.1(g) or Section 8.1(i)). The Parent Termination Fee shall be paid to the Company by wire transfer of immediately available funds to an account or accounts designated in writing by the Company.

(d) Parent Expenses. In the event that this Agreement is terminated by the Company or Parent pursuant to Section 8.1(d), then the Company shall reimburse Parent and its Affiliates for all of their reasonable and documented out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to Parent and Merger Sub and their Affiliates) incurred by Parent, Merger Sub and their Affiliates or on their behalf in connection with or related to the authorization, preparation, investigation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby (the “Parent Expenses”), up to a maximum amount of four million five hundred and thirty thousand dollars (the “Expense Reimbursement Cap”); provided, that the payment by the Company of the Parent Expenses pursuant to this Section 8.3(d), (i) shall not relieve the Company of any subsequent obligation to pay the Company Termination Fee pursuant to Section 8.3(b) and (ii) shall not relieve the Company from any liability or damage resulting from fraud or any willful breach of this Agreement.

(e) Single Payment Only. The Parties acknowledge and agree that in no event will Parent or the Company be required to pay the Parent Termination Fee or Company Termination Fee, as applicable, on more than one occasion, whether or not the Parent Termination Fee or the Company Termination Fee, as applicable, may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

(f) Payments; Default. The Parties acknowledge that (i) the agreements contained in this Section 8.3 are an integral part of the Merger, (ii) each of the Parent Termination Fee and the Company Termination Fee is not a penalty, but is liquidated damages, in a reasonable amount that will compensate the Company or Parent, as the case may be, in the circumstances in which such fee is payable, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision and (iii) without these agreements, the Parties would not enter into this Agreement. Accordingly, if either Party fails to promptly pay any amount due pursuant to Section 8.3(b), Section 8.3(c) or Section 8.3(d) and, in order to obtain such payment, the recipient Party commences a Legal Proceeding that results in a judgment against the non-paying Party for the amount set forth in Section 8.3(b), Section 8.3(c) or Section 8.3(d) or any portion thereof, the non-paying Party shall pay to the recipient Party the recipient Party’s out-of-pocket costs and expenses (including attorneys’ fees) in connection with such Legal Proceeding, together with interest on such amount or portion thereof at the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law.

(g) Sole Remedy.

(i) The Parties acknowledge and agree that while the Company may pursue a grant of specific performance in accordance with Section 9.8(b) and payment of the Parent Termination Fee, in no event shall the Company be entitled to obtain both (A) a grant of specific performance pursuant to Section 9.8(b) that results in the Closing occurring and (B) payment of any monetary damages (other than with respect to the Specified Provisions), including all or any portion of the Parent Termination Fee. The Parent Related Parties are intended third party beneficiaries of this Section 8.3(g).

(ii) The Company’s receipt of the Parent Termination Fee to the extent owed pursuant to Section 8.3(c) and the Company’s right to specific performance pursuant to Section 9.8 will be the sole and exclusive remedies of the Company and its Affiliates against the Parent Related Parties in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby (in each case, other than with respect to the Specified Provisions), and upon payment of the Parent Termination Fee, none of the Parent Related Parties will have any further liability or obligation to the Company or any of its Subsidiaries relating to or arising out of this Agreement, any agreement executed in connection herewith (including the Guarantee or the Equity Commitment Letter) or the transactions contemplated hereby and thereby (except, in each case, that the Parties (or their Affiliates) will remain obligated with respect to, and the Company and its Subsidiaries may be entitled to remedies with respect to, the Specified Provisions). The Parties acknowledge and agree that while the Company may pursue a grant of specific performance in accordance with Section 9.8(b) and payment of the Parent Termination Fee, in no event shall the Company be entitled to obtain both (x) a grant of specific performance pursuant to Section 9.8(b) that results in the Closing occurring and (y) payment of monetary damages (other than with respect to the Specified Provisions) in accordance with this Section 8.3(g). The Parent Related Parties are intended third party beneficiaries of this Section 8.3(g)(ii). In no event shall Parent or Merger Sub have liability for monetary damages other than payment of the Parent Termination Fee plus any amounts owed by Parent under the Specified Provisions, and such amounts shall be the maximum aggregate liability of Parent and Merger Sub hereunder.

(iii) Parent’s receipt of the Company Termination Fee to the extent owed pursuant to Section 8.3(b), Parent’s receipt of Parent Expenses to the extent owed pursuant to Section 8.3(d) and Parent’s right to specific performance pursuant to Section 9.8 will be the sole and exclusive remedies of Parent and Merger Sub and each of their respective Affiliates against (A) the Company, its Subsidiaries and each of their respective Affiliates; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company, its Subsidiaries and each of their respective Affiliates (collectively, the “Company Related Parties”) in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby (in each case, other than with respect to the Specified Provisions), and upon payment of the Company Termination Fee, none of the Company Related Parties will have any further liability or obligation to Parent or Merger Sub relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby (except, in each case, that the Parties (or their Affiliates) will remain obligated with respect to, and the Parent and Merger Sub and its Subsidiaries may be entitled to remedies with respect to, the Specified Provisions). The Company Related Parties are intended third party beneficiaries of this Section 8.3(g)(iii). In no event shall the Company or any of its Subsidiaries have liability for monetary damages in the aggregate in excess of the Company Termination Fee (less any portion thereof that has been paid) plus any amounts owed by the Company under the Specified Provisions, and the amount of the Company Termination Fee (plus any amounts owed by the Company under Section  8.3(f)) shall be the maximum aggregate liability of the Company and its Subsidiaries hereunder.

8.4 Amendment. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board (or a committee thereof)), except that in the event that the Company has received the Requisite Stockholder Approval, no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without such approval. Notwithstanding anything else to the contrary herein, no amendment, modification or alteration to the provisions set forth in Section 9.15 in any manner materially adverse to the Debt Financing Sources shall be effective as to the Debt Financing Sources without the prior written consent of the Debt Financing Sources.

8.5 Extension; Waiver. At any time and from time to time prior to the Effective Time, Parent and the Company may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Party, as applicable; (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance by the other Party with any of the agreements or conditions contained herein applicable to such Party (it being understood that Parent and Merger Sub shall be deemed a single Party solely for purposes of this Section 8.5). Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement or in any certificate delivered pursuant to this Agreement will terminate at the Effective Time, except that any covenants that by their terms survive the Effective Time shall survive the Effective Time in accordance with their respective terms.

9.2 Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by hand or by electronic mail (if the sender does not receive written or electronic notification of delivery failure), in each case to the intended recipient as set forth below:

(a)	if to Parent or Merger Sub to:

CB Neptune Holdings, LLC

545 Washington Blvd

Jersey City, NJ 07310

Attn:   William Redmond

Email: wredmond@neptuneretailsolutions.com

with a copy (which will not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison, LLP

1285 Avenue of the Americas

New York, NY 10019

Attn: Jeffrey D. Marell; Sarah Stasny

E-mail: jmarell@paulweiss.com; sstasny@paulweiss.com

(b)	if to the Company (prior to the Effective Time) to:

Quotient Technology Inc.

1260 East Stringham Avenue, Sixth Floor

Salt Lake City, Utah 84106

Attn:   Connie Chen

Email: cchen@quotient.com

with a copy (which will not constitute notice) to:

Paul Hastings LLP

101 California Street, 48th Floor

San Francisco, CA 94111

Attn:   Mike Kennedy and Steve Camahort

Email: mikekennedy@paulhastings.com;

    stevecamahort@paulhastings.com

Any notice received at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or e-mail address through a notice given in accordance with this Section 9.2, except that that notice of any change to the address or any of the other details specified in or pursuant to this Section 9.2 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.

9.3 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of Law or otherwise, without the prior written approval of the other Parties; provided, that Parent and Merger Sub may (a) assign all or any of their rights and obligations hereunder to any wholly-owned Subsidiary or Affiliate of Parent and (b) pledge this Agreement to any lender of Parent as security for the obligation of such lender in respect of providing the Debt Financing, provided, that, in each case, (i) no such assignment or pledge will in any way affect Parent’s obligations or liabilities under this Agreement and Parent shall continue to remain liable for all such obligations and liabilities and (ii) such assignment would not reasonably be expected to have a Parent Material Adverse Effect. Subject to the immediately preceding sentence, this Agreement will be binding upon and shall inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations hereunder. Any purported assignment of this Agreement without the consent required by this Section 9.3 is null and void.

9.4 Confidentiality. Parent, Merger Sub and the Company hereby acknowledge that Parent, Guarantor and the Company have previously executed the Confidentiality Agreement, that shall continue in full force and effect in accordance with its terms. Each of Parent, Merger Sub and their respective Representatives shall hold and treat all documents and information concerning the Company and its Subsidiaries furnished or made available to Parent, Merger Sub or their respective Representatives in connection with the Merger in accordance with the Confidentiality Agreement. By executing this Agreement, each of Parent and Merger Sub agree to be bound by, and to cause their Representatives to be bound by, the terms and conditions of the Confidentiality Agreement as if they were parties thereto.

9.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, including the Confidentiality Agreement, the Company

Disclosure Letter, the Guarantee and the Equity Commitment Letter, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. The Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the Parties.

9.6 Third Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, except (a) as set forth in or as contemplated by Section 6.10, (b) if the Closing occurs, for the right of the holders of Company Common Stock, Company Options, Company RSUs or Company PSUs to receive the Per Share Price and the Equity Award Consideration, respectively, in each case after the Effective Time, (c) as set forth in or contemplated by Section 8.3(g), (d) as set forth in or contemplated by clause (vii) of Section 9.15 and (e) if Parent or Merger Sub wrongfully terminates or willfully breaches this Agreement, or if the Guarantor wrongfully terminates or willfully breaches the Guarantee, then, following the termination of this Agreement, the Company may seek damages and other relief (including equitable relief) on behalf of the holders of Company Common Stock, Company Options, Company RSUs and Company PSUs.

9.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.8 Remedies.

(a) Remedies Cumulative. Except as otherwise provided herein (including Section 8.3(e)), any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. Although the Company may pursue both a grant of specific performance and monetary damages, under no circumstances will the Company be permitted or entitled to receive both a grant of specific performance that results in the occurrence of the Closing and monetary damages (including any monetary damages in lieu of specific performance).

(b) Specific Performance.

(i) The Parties acknowledge and agree that (A) irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions; (B) except as provided in Section 9.8(b)(i) the Parties will be entitled, in addition to any other remedy to which they are entitled at Law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; (C) the provisions of Section 8.3 are not intended to and do not adequately compensate the Company, on the one hand, or Parent and Merger Sub, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (D) the right of specific enforcement is an integral part of the Merger and without that right, neither the Company nor Parent would have entered into this Agreement. The Parties agree not to raise any objections to (1) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand; and (2) the specific performance of the terms and provisions of this Agreement or the Equity Commitment Letter to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of Parent and Merger Sub pursuant to this Agreement or to cause the Equity Financing to be timely completed in accordance with and subject to the terms and conditions set forth in the Equity Commitment Letter. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. The Parties further agree that (x) by seeking the remedies provided for in this Section 9.8, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Agreement, and (y) nothing set forth in this Section 9.8 shall require any Party to institute any proceeding for (or limit any Party’s right to institute any proceeding for) specific performance under this Section 9.8 prior or as a condition to exercising any termination right under Article VIII (and pursuing damages after such termination), nor shall the commencement of any Legal Proceeding pursuant to this Section 9.8 or anything set forth in this Section 9.8 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Article VIII or pursue any other remedies under this Agreement that may be available then or thereafter.

(ii) Notwithstanding anything in this Agreement to the contrary, it is acknowledged and agreed that the Company will be entitled to an injunction, specific performance or other equitable remedy to enforce the terms of the Equity Commitment Letter against Parent and to cause the Equity Financing to be funded and to cause Parent to effect the Closing in accordance with Section 2.3, in each case, only if (A) all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their terms or nature are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or waived by Parent, (B) the Debt Financing has been or would be funded at the Closing assuming the Equity Financing is funded, (C) the Company has confirmed in writing that if specific performance is granted and the Financing is funded, then it stands ready, willing and able to consummate the Closing, and (D) Parent fails to consummate the Closing on or prior to the later of the date the Closing should have occurred pursuant to Section 2.3 and two (2) Business Days following the delivery of such Company confirmation. Notwithstanding the foregoing and subject to the rights of the parties to the definitive agreements for any Debt Financing under the terms thereof, the Company and its Affiliates and their direct and indirect equityholders shall not have any rights or claims (whether in contract or in tort or otherwise) against any Debt Financing Source based on, in respect of, or by reason of the transactions contemplated hereby, including, but not limited to, any dispute related to or arising from the Debt Financing, the Debt Commitment Letter or the performance thereof, or otherwise in their respective capacities as lenders or arrangers in connection with the Debt Financing, and in no event shall the Company, any of its Affiliates or its or their direct or indirect equityholders be entitled to directly seek the remedy of specific performance of this Agreement against any Debt Financing Source.

(iii) Notwithstanding anything to the contrary in this Agreement, if prior to the Termination Date any Party initiates a Legal Proceeding to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, then the Termination Date will be automatically extended by (A) the amount of time during which such Legal Proceeding is pending plus twenty (20) Business Days; or (B) such other time period established by the court presiding over such Legal Proceeding.

9.9 Governing Law. This Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of Laws provision or rule

(whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws, including any statutes of limitations, of any jurisdiction other than the State of Delaware.

9.10 Consent to Jurisdiction. Each of the Parties (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Merger or the Guarantee, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, and nothing in this Section 9.10 will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement, the Guarantee or the transactions contemplated hereby or thereby; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Legal Proceeding arising in connection with this Agreement, the Guarantee or the transactions contemplated hereby or thereby shall be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any Legal Proceeding relating to this Agreement, the Guarantee or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

9.11 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER, THE GUARANTEE, ANY DEBT FINANCING, THE EQUITY COMMITMENT LETTER OR THE EQUITY FINANCING, INCLUDING AGAINST ANY OF THE DEBT FINANCING SOURCES. EACH PARTY ACKNOWLEDGES AND AGREES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY; AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

9.12 No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no Parent Related Parties (other than the Guarantor to the extent set forth in the Guarantee or Equity Commitment Letter) or Company Related Parties shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise, including under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or other Environmental Laws) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith.

9.13 Company Disclosure Letter References. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure.

9.14 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

9.15 Debt Financing Sources. Notwithstanding anything in this Agreement to the contrary, the Company, on behalf of itself and its Subsidiaries and controlled Affiliates, and each other party hereto: (i) agrees that any Legal Proceeding, whether in Law or in equity, whether in Contract or in tort or otherwise, by or against any Debt Financing Related Party, arising out of or relating to, this Agreement, the Debt Financing or any of the agreements entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each Party irrevocably submits itself and its property with respect to any such Legal Proceeding to the exclusive jurisdiction of such court, and such Legal Proceeding (except to the extent relating to the interpretation of any provisions in this Agreement) shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another jurisdiction), (ii) agrees not to bring or support any Legal Proceeding of any kind or description, whether in Law or in equity, whether in Contract or in tort or otherwise, against any Debt Financing Related Party in any way arising out of or relating to, this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any federal or state court in the Borough of Manhattan, New York, New York, (iii) agrees that service of process upon the Company in any such Legal Proceeding shall be effective if notice is given in accordance with Section 9.2, (iv) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such Legal Proceeding in any such court, (v) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable Law trial by jury in any Legal Proceeding brought against the Debt Financing Sources in any way arising out of or relating to, this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (vi) agrees that none of the Debt Financing Related Parties will have any liability or obligations to the Company, the Subsidiaries of the Company, the Representatives and the Affiliates and representatives of the foregoing (in each case, other than the Parent Related Parties) relating to or arising out of this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in Law or in equity, whether in Contract or in tort or otherwise (provided that, notwithstanding the foregoing, nothing herein shall affect the rights of the Parent Related Parties against the Debt Financing Related Parties with respect to the Debt Financing or any of the transactions contemplated hereby or any services thereunder), (vii) agrees that the Debt Financing Related Parties are express third party beneficiaries of, and may enforce, Section 6.5(d)(i) (it being understood and agreed, for the avoidance of doubt, that the foregoing shall not serve to modify or otherwise limit the right to bring any enforcement action against any source of the Debt Financing to enforce Parent’s or any of Parent’s subsidiary’s or affiliate’s rights pursuant to the Debt Commitment Letter), the last sentence of Section 8.4, clause (b) of the proviso to the first sentence of Section 9.3, the last sentence of Section 9.8(b)(ii) and this Section 9.15, and (viii) Section 6.5(d)(i) the last sentence of Section 8.4, clause (b) of the proviso to the first sentence of Section 9.3, the last sentence of Section 9.8(b)(ii), this Section 9.15 and the definitions of “Debt Financing Sources” and “Debt Financing Related Parties” shall not be amended, modified or waived (including any definitions in this Agreement to the extent such amendment or waiver would modify any such foregoing Sections or provisions) in any way materially adverse to the Debt Financing Related Parties without the prior written consent of the Debt Financing Sources party to the Debt Commitment Letter; provided, that, notwithstanding the foregoing, nothing herein shall affect the rights of the Parent Related Parties against the Debt Financing Related Parties with respect to the Debt Financing or the Transactions.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

CB NEPTUNE HOLDINGS, LLC

By:

Name:
Title:

NRS MERGER SUB INC.

By:

Name:
Title:

QUOTIENT TECHNOLOGY INC.

By:

Name:
Title:

[Signature Page to Agreement and Plan of Merger]

ANNEX B

EXECUTION VERSION

VOTING AGREEMENT

This Voting Agreement (“Agreement”), dated as of June 20, 2023, is by and among CB Neptune Holdings, LLC, a Delaware limited liability company (“Parent”), NRS Merger Sub Inc., a Delaware corporation and a direct, wholly owned Subsidiary of Parent (“Merger Sub”) and the persons listed on the attached Schedule A who are signatories to this Agreement (each a “Stockholder” and collectively, the “Stockholders”).

RECITALS

WHEREAS, concurrently herewith, Quotient Technology Inc., a Delaware corporation (the “Company”), Parent and Merger Sub are entering into an Agreement and Plan of Merger (the “Merger Agreement”);

WHEREAS, as of the date of this Agreement, each Stockholder is the record or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of Company Common Stock set forth next to such Stockholder’s name on Schedule A hereto, being all of the shares of the Company Common Stock owned of record or beneficially by the Stockholders as of the date of this Agreement (collectively, the “Owned Shares” and, together with any additional shares of Company Common Stock or other voting securities of the Company of which a Stockholder acquires record or beneficial ownership after the date of this Agreement, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, consolidation, reclassification, exchange or change of such shares, or other similar transaction, or upon exercise or conversion of any securities (including any equity awards), the “Covered Shares”);

WHEREAS, as a condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement and to proceed with the Transactions, Parent, Merger Sub and the Stockholders are entering into this Agreement; and

WHEREAS, the Stockholders acknowledge that each of Parent and Merger Sub are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of Stockholders set forth in this Agreement and would not enter into the Merger Agreement if the Stockholders did not enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Certain Definitions. All capitalized terms that are used but not defined herein have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms have the following respective meanings:

(a) “Constructive Disposition” means, with respect to a security, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative, swap, “put-call,” margin, securities lending or other transaction that has or reasonably would be expected to have the effect of changing, limiting, arbitraging or reallocating the economic benefits and risks of ownership of such security.

(b) “Termination Date” means the earlier to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) the receipt of Company Stockholder Approval and the inspectors’ certification of the voting results thereat, and (iv) the date on which any amendment to the Merger Agreement is effected, or any waiver of the Company’s rights under the Merger Agreement is granted, in each case, without the prior written consent of the Stockholders, that (A) diminishes (in any amount) the Per Share Price to be received by the stockholders of the Company, (B) changes the forms of consideration payable to the stockholders of the Company, (C) extends the Termination Date or (D) imposes any additional conditions or obligations that would reasonably be expected to prevent or impede the consummation of the Merger or affect any of the material terms of Article II (The Merger; Effects of the Merger), Section 5.3 (No Solicitation); Article VII (Conditions to Consummation of the Merger) or the defined terms used in such Sections or Articles of the Merger Agreement.

(c) A Person will be deemed to have effected a “Transfer” of a security if such Person, whether voluntarily or involuntarily, directly or indirectly (i) offers, sells, pledges, encumbers, hypothecates, leases, assigns, gifts, grants an option with respect to, transfers, exchanges, tenders or disposes (by merger, by operation of law or otherwise, including by way of Constructive Disposition) of such security or any interest in such security, in each case, other than by testamentary disposition, (ii) creates or permits to exist any liens (other than Permitted Liens), (iii) deposits such security into a voting trust or enters into a voting agreement or arrangement or grants any proxy, power of attorney or other authorization with respect thereto that is inconsistent with this Agreement, or (iv) agrees or commits (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) through (iii).

2. Transfer Restrictions. From the date of this Agreement until the Termination Date, the Stockholders shall not Transfer (or cause or permit the Transfer of) any of the Covered Shares, or enter into any agreement relating thereto, except with Parent’s prior written consent; provided, however, that the Stockholders may Transfer the Covered Shares pursuant to any trust or will of such Stockholder or by the Laws of intestate succession, provided that, as a condition to any such Transfer, the transferee has agreed with Parent in writing to be bound by the terms of this Agreement and to hold such shares of Company Common Stock subject to all the terms and provisions of this Agreement. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2 shall be null and void and of no effect whatsoever.

3. Agreement to Vote.

(a) From the date of this Agreement until the Termination Date, at every meeting of the stockholders of the Company (and at every adjournment or postponement thereof) to vote on any matter contemplated by this Agreement, Stockholders shall unconditionally and irrevocably vote, and shall cause or direct to be unconditionally and irrevocably voted, all of the Covered Shares in respect of which a holder of the Covered Shares is entitled to vote or instruct the voting of:

(i) in favor of the adoption of the Merger Agreement and each of the Transactions including the Merger;

(ii) in favor of the approval of any proposal to adjourn the meeting to a later date, if there are not sufficient affirmative votes (in person or by proxy) to obtain the Company Stockholder Approval on the date on which such meeting is held;

(iii) against (A) any action or agreement that would reasonably be expected to result in a breach of the Merger Agreement or result in any condition set forth in Article VII of the Merger Agreement not being satisfied on a timely basis, (B) any Acquisition Proposal or approval of any other proposal, transaction, agreement or action, without regard to the terms of such proposal, transaction, agreement or action, made in opposition to or in competition with, or that would reasonably be expected to prevent, delay or impede the consummation of, the Transactions; and

(iv) in favor of any other matter or action necessary to or in furtherance of the consummation of the Transactions.

(b) From the date of this Agreement until the Termination Date, if requested by Parent, each Stockholder shall execute and deliver to Parent a written consent with respect to the Covered Shares (in respect of which a holder of the Covered Shares is entitled to vote or instruct the voting of) approving any matter referenced in sub-clause (i), (ii), or (iv) of Section 3(a) and against the approval of any matter referenced in sub-clause (iii) of Section 3(a). Unless requested by Parent to execute and deliver a written consent in accordance with the first sentence of this Section 3(b), the Stockholders agree not to execute or deliver a written consent relating to any of the matters referenced in sub-clause (i), (ii), (iii) or (iv) of Section 3(a).

(c) The Stockholders shall appear, in person or by proxy, at each meeting of the stockholders of the Company or adjournment or postponement thereof (or otherwise cause its Covered Shares (in respect of which a holder of the Covered Shares is entitled to vote or instruct the voting of) to be counted as present thereat) for purposes of calculating a quorum and to vote on any matter contemplated by this Agreement. The Stockholders shall vote or cause to be voted all Covered Shares (in respect of which a holder of the Covered Shares is entitled to vote or instruct the voting of) in accordance with this Section 3.

4. Representations and Warranties of Stockholder. Stockholders hereby represents and warrants to the other parties hereto as follows:

(a) Power; Organization; Binding Agreement. Each Stockholder has full capacity to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Stockholder, and, assuming due authorization, execution and delivery by Parent and Merger Sub, this Agreement is enforceable against each Stockholder in accordance with its terms, except that such enforceability may be limited by the bankruptcy and equity exceptions as described in Section 3.2 of the Merger Agreement.

(b) No Conflicts. None of the execution and delivery by Stockholders of this Agreement, the performance by each Stockholder of its obligations hereunder or the consummation by Stockholders of the transactions contemplated hereby will (i) require any consent or approval under, or result in a violation or breach of, any agreement to which a Stockholder is a party or by which a Stockholder may be bound, including any voting agreement or voting trust, (ii) result in the creation of any lien (other than Permitted Liens of the type contemplated by clauses (iv), (ix), (xiii) and (xiv) of the definition thereof) on any of the assets or properties of a Stockholder, or (iii) violate any applicable Law or Order.

(c) Ownership of Covered Shares. Each Stockholder is the record or beneficial owner of such Stockholder’s Covered Shares. Each Stockholder’s Covered Shares are free and clear of any liens (other than Permitted Liens of the type contemplated by clauses (iv), (ix), (xiii) and (xiv) of the definition thereof) that would materially and adversely affect the ability of such Stockholder to perform its obligations under this Agreement and no person has a right to acquire any of such securities. As of the date of this Agreement, except as set forth on Schedule A, other than the Owned Shares, Stockholders do not own beneficially or of record any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company. For the avoidance of doubt, if any such Stockholder owns any securities of the type described in clauses (ii) and (iii) of the preceding sentence, such Stockholder will not be required hereunder to exercise, convert, exchange or take any other action to otherwise accelerate such securities or rights with respect thereto.

(d) Voting Power. Stockholders have the requisite voting power, power of disposition, power to issue instructions with respect to the matters set forth herein, and power to agree to all of the matters set forth in this Agreement necessary to take all actions required under this Agreement, in each case with respect to all of the securities subject to this Agreement owned beneficially or of record by Stockholders, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and those arising under the terms of this Agreement.

(e) Reliance by Parent and Merger Sub. Each Stockholder understands and acknowledges that each of Parent and Merger Sub is entering into the Merger Agreement in reliance upon each Stockholder’s execution and delivery of this Agreement.

(f) Consents and Approvals. The execution and delivery of this Agreement by Stockholders does not, and the performance by such Stockholder of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, except in each case for filings with the SEC or where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings and notifications, would not, either individually or in the aggregate, prevent or delay the performance by such Stockholder of any of its obligations hereunder.

(g) No Inconsistent Agreements. Each Stockholder hereby represents, covenants and agrees that, except as contemplated by this Agreement, Stockholder (a) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any of such Stockholder’s Covered Shares and (b) has not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any of such Stockholder’s Covered Shares, in either case, that is inconsistent with such Stockholder’s obligations pursuant to this Agreement.

5. Spousal Consent. If Stockholder is a married individual and any of his, her or their Owned Shares constitutes community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, Stockholder shall deliver to Parent, concurrently herewith, a duly executed consent of such Stockholder’s spouse, in the form attached hereto as Schedule B.

6. Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Termination Date, in furtherance of this Agreement, each Stockholder hereby authorizes the Company or such Stockholder’s counsel to instruct its transfer agent to put in place a stop transfer order with respect to all of the securities of the Company held of record by such Stockholder (and that this Agreement places limits on the voting and transfer of).

7. Termination. This Agreement and all rights and obligations of the parties hereunder and thereunder, will terminate and have no further force or effect as of the Termination Date; provided, that, this Section 7 and Section 8 shall survive the termination of this Agreement. Notwithstanding the foregoing, nothing set forth in this Section 7 or elsewhere in this Agreement relieves either party hereto from liability, or otherwise limits the liability of either party hereto, for any willful and material breach of this Agreement prior to such termination.

8. Miscellaneous.

(a) Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(b) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Parent may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any affiliate of Parent, but no such assignment shall relieve Parent of its obligations under this Agreement if such assignee does not perform such obligations. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns. Any purported assignment of this Agreement without the consent required by this Section 8(b) is null and void.

(c) Amendment and Modification; Waiver. This Agreement may be amended or waived by any party hereto only by action taken or authorized by or on behalf of such party’s board of directors or equivalent governing body (or duly authorized committee thereof), if such party is other than a natural person, and only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law or in equity.

(d) Specific Performance. The parties hereto acknowledge and agree that (i) irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform the provisions of this Agreement (including any party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions; (ii) the parties hereto will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; (iii) the provisions of this Section 8(d) are not intended to and do not adequately compensate the Company, on the one hand, or the Stockholder, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any party hereto’s right to an injunction, specific performance and other equitable relief. The parties hereto agree not to raise any objections to (1) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or the Stockholder, on the other hand; and (2) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the Company pursuant to this Agreement. Any party hereto seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such injunction or enforcement, and each party hereto irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.

(e) Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by hand or by electronic mail (if the sender does not receive written or electronic notification of delivery failure), in each case to the intended recipient as set forth below:

if to the Stockholders, to the address for notice set forth on Schedule A hereto.

if to Parent or Merger Sub, to:

CB Neptune Holdings, LLC

545 Washington Blvd

Jersey City, NJ 07310

Email: wredmond@neptuneretailsolutions.com

Attention: William Redmond

with a copy (which will not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison, LLP

1285 Avenue of the Americas

New York, NY 10019

Email: jmarell@paulweiss.com; sstasny@paulweiss.com

Attention: Jeffrey D. Marell; Sarah Stasny

if to the Company, to:

Quotient Technology Inc.

1260 East Stringham Avenue, Sixth Floor

Salt Lake City, Utah 84106

Email: cchen@quotient.com

Attention: Connie Chen

with a copy (which will not constitute notice) to:

Paul Hastings LLP

101 California Street, 48th Floor

San Francisco, CA 94111

Email: mikekennedy@paulhastings.com; stevecamahort@paulhastings.com

Attention: Mike Kennedy and Steve Camahort

Any notice received at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any party hereto may provide notice to the other parties hereto of a change in its address or e-mail address through a notice given in accordance with this Section 8(e), except that that notice of any change to the address or any of the other details specified in or pursuant to this Section 8(e) will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 8(e).

(f) No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto (and their respective successors and permitted assigns) any rights (legal, equitable or otherwise) or remedies, whether as third-party beneficiaries or otherwise.

(g) Governing Law. This Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to this Agreement or the actions of the Company or the Stockholder in the negotiation, administration, performance and enforcement thereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws, including any statutes of limitations, of any jurisdiction other than the State of Delaware.

(h) Jurisdiction. Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating hereto, for and on behalf of itself or any of its properties or assets, in accordance with Section 8(e) or in such other manner as may be permitted by applicable Law, and nothing in this Section 8(h) will affect the right of any party hereto to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and

any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each party hereto agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(i) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY; AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(I).

(j) Rules of Construction. The parties agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(k) Entire Agreement. This Agreement (together with the Merger Agreement, the other applicable Transaction documents in connection therewith) constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof.

(l) Interpretation.

(i) When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated and references to “paragraphs” or “clauses” are to separate paragraphs or clauses of the Section or subsection in which the reference occurs. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.

(ii) When used herein, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”

(iii) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.

(iv) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and does not simply mean “if.”

(v) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.

(vi) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.

(vii) Unless the context otherwise requires, any definition of or reference to any Law or any provision of any Law herein shall be construed as referring to such Law as from time to time amended, supplemented or modified, including by succession of comparable successor Laws and references to the rules and regulations promulgated thereunder or pursuant thereto.

(viii) The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1).

(ix) References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively.

(x) All references to time shall refer to New York City time unless otherwise specified.

(xi) The headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(m) Expenses. Except as otherwise expressly provided in this Agreement or the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses (whether or not such transactions are consummated).

9. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

10. No Agreement as Director or Officer. Each Stockholder has entered into this Agreement solely in the Stockholder’s capacity as the record or beneficial owner of the applicable Covered Shares (and not in any other capacity, including any capacity as a director or officer of the Company or its Subsidiaries). Nothing in this Agreement: (a) will limit or affect any actions or omissions taken by such Stockholder in such Stockholder’s capacity as a director or officer of the Company or its Subsidiaries, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit, or restrict such Stockholder from exercising such Stockholder’s fiduciary duties as a director or officer to the Company or its Subsidiaries.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CB NEPTUNE HOLDINGS, LLC

Name:
Title:

NRS MERGER SUB INC.

Name:
Title:

[ ]

Name:
Title:

[ ]

Name:
Title:

[ ]

Name:
Title:

[Signature Page to Voting Agreement]

Schedule A

Stockholder Name	Owned Shares*	Address

*

If any additional shares of Company Common Stock are owned by any of the Stockholders as of the date of this Agreement, such shares shall be automatically deemed “Owned Shares” notwithstanding the contents of this Schedule A.

Schedule B

SPOUSAL CONSENT

The undersigned represents that the undersigned is the spouse of: _________________________ and that the undersigned is familiar with the terms of the Voting Agreement (the “Agreement”), entered into as of June 20, 2023, by and among CB Neptune Holdings, LLC, a Delaware limited liability company (“Parent”), NRS Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), the undersigned’s spouse. The undersigned hereby agrees that the interest of the undersigned’s spouse in all property which is the subject of the Agreement shall be irrevocably bound by the terms of the Agreement and by any amendment, modification, waiver or termination signed by the undersigned’s spouse. The undersigned further agrees that the undersigned’s community property interest (if applicable) in all property which is the subject of the Agreement shall be irrevocably bound by the terms of the Agreement, and that the Agreement shall be binding on the executors, administrators, heirs and assigns of the undersigned. The undersigned further authorizes the undersigned’s spouse to amend, modify or terminate the Agreement, or waive any rights thereunder, and that each such amendment, modification, waiver or termination signed by the undersigned’s spouse shall be binding on the community property interest of undersigned in all property which is the subject of the Agreement and on the executors, administrators, heirs and assigns of the undersigned, each as fully as if the undersigned had signed such amendment, modification, waiver or termination.

Dated:____________________, 2023
Name:

ANNEX C

EXECUTION VERSION

VOTING AGREEMENT

This Voting Agreement (“Agreement”), dated as of June 20, 2023, is by and among CB Neptune Holdings, LLC, a Delaware limited liability company (“Parent”), NRS Merger Sub Inc., a Delaware corporation and a direct, wholly owned Subsidiary of Parent (“Merger Sub”) and the persons listed on the attached Schedule A who are signatories to this Agreement (each a “Stockholder” and collectively, the “Stockholders”).

RECITALS

WHEREAS, concurrently herewith, Quotient Technology Inc., a Delaware corporation (the “Company”), Parent and Merger Sub are entering into an Agreement and Plan of Merger (the “Merger Agreement”);

WHEREAS, as of the date of this Agreement, each Stockholder is the record or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of Company Common Stock set forth next to such Stockholder’s name on Schedule A hereto, being all of the shares of the Company Common Stock owned of record or beneficially by the Stockholders as of the date of this Agreement (collectively, the “Owned Shares” and, together with any additional shares of Company Common Stock or other voting securities of the Company of which a Stockholder acquires record or beneficial ownership after the date of this Agreement, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, consolidation, reclassification, exchange or change of such shares, or other similar transaction, or upon exercise or conversion of any securities (including any equity awards), the “Covered Shares”);

WHEREAS, as a condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement and to proceed with the Transactions, Parent, Merger Sub and the Stockholders are entering into this Agreement; and

WHEREAS, the Stockholders acknowledge that each of Parent and Merger Sub are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholders set forth in this Agreement and would not enter into the Merger Agreement if the Stockholders did not enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Certain Definitions. All capitalized terms that are used but not defined herein have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms have the following respective meanings:

(a) “Constructive Disposition” means, with respect to a security, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative, swap, “put-call,” margin, securities lending or other transaction that has or reasonably would be expected to have the effect of changing, limiting, arbitraging or reallocating the economic benefits and risks of ownership of such security.

(b) “Termination Date” means the earlier to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) the receipt of the Requisite Stockholder Approval and the inspectors’ certification of the voting results thereat, (iv) the date on which any amendment, modification or supplement to the Merger Agreement is effected, or any waiver of the Company’s rights under the Merger Agreement is granted, in each case, without the prior written consent of the Stockholders, that (A) diminishes (in any amount) the Per Share Price to be received by the stockholders of the Company, (B) changes the forms of consideration payable to the stockholders of the Company, (C) extends the Termination Date or (D) imposes any additional conditions or obligations that would reasonably be expected to prevent or impede the consummation of the Merger or affect any of the material terms of Article II (The Merger; Effects of the Merger), Section 5.3 (No Solicitation); Article VII (Conditions to Consummation of the Merger) or the defined terms used in such Sections or Articles of the Merger Agreement, (v) a Company Board Recommendation Change in connection with a Superior Proposal, and (vi) the mutual written consent of the parties hereto.

(c) A Person will be deemed to have effected a “Transfer” of a security if such Person, whether voluntarily or involuntarily, directly or indirectly (i) offers, sells, pledges, encumbers, hypothecates, leases, assigns, gifts, grants an option with respect to, transfers, exchanges, tenders or disposes (by merger, by operation of law or otherwise, including by way of Constructive Disposition) of such security or any interest in such security, in each case, other than by testamentary disposition, (ii) creates or permits to exist any liens (other than Permitted Liens), (iii) deposits such security into a voting trust or enters into a voting agreement or arrangement or grants any proxy, power of attorney or other authorization with respect thereto that is inconsistent with this Agreement, or (iv) agrees or commits (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) through (iii); provided, however, that no action referred to in the foregoing clauses (i) through (iv) will be deemed to constitute a “Transfer” to the extent that such Person has retained the right to vote such security in favor of the adoption of the Merger Agreement and any other matter recommended by the Company Board at the Company Stockholder Meeting.

2. Transfer Restrictions. From the date of this Agreement until the Termination Date, a Stockholder shall not Transfer (or cause or permit the Transfer of) any of the Covered Shares, or enter into any agreement relating thereto, to any Person that such Stockholder is aware intends to vote against the adoption of the Merger Agreement or any other matter or action necessary to or in furtherance of the consummation of the Transactions at the Company Stockholder Meeting.

3. Agreement to Vote.

(a) From the date of this Agreement until the Termination Date, at every meeting of the stockholders of the Company (and at every adjournment or postponement thereof) to vote on any matter contemplated by this Agreement, the Stockholders shall unconditionally and irrevocably vote, and shall cause or direct to be unconditionally and irrevocably voted, all of the Covered Shares in respect of which a holder of the Covered Shares is entitled to vote or instruct the voting of:

(i) in favor of the adoption of the Merger Agreement and each of the Transactions including the Merger;

(ii) in favor of the approval of any proposal to adjourn the meeting to a later date, if there are not sufficient affirmative votes (in person or by proxy) to obtain the Requisite Stockholder Approval on the date on which such meeting is held;

(iii) against (A) any action or agreement that would reasonably be expected to result in a breach of the Merger Agreement or result in any condition set forth in Article VII of the Merger Agreement not being satisfied on a timely basis, (B) any Acquisition Proposal or approval of any other proposal, transaction, agreement or action, without regard to the terms of such proposal, transaction, agreement or action, made in opposition to or in competition with, or that would reasonably be expected to prevent, delay or impede the consummation of, the Transactions; and

(iv) in favor of any other matter or action necessary to or in furtherance of the consummation of the Transactions.

(b) From the date of this Agreement until the Termination Date, if requested by Parent, each Stockholder shall execute and deliver to Parent a written consent with respect to the Covered Shares (in respect of which a holder of the Covered Shares is entitled to vote or instruct the voting of) approving any matter referenced in sub-clause (i), (ii), or (iv) of Section 3(a) and against the approval of any matter referenced in sub-clause (iii) of Section 3(a). Unless requested by Parent to execute and deliver a written consent in accordance with the first sentence of this Section 2(b), the Stockholders agree not to execute or deliver a written consent relating to any of the matters referenced in sub-clause (i), (ii), (iii) or (iv) of Section 3(a).

(c) The Stockholders shall appear, in person or by proxy, at each meeting of the stockholders of the Company or adjournment or postponement thereof (or otherwise cause its Covered Shares (in respect of which a holder of the Covered Shares is entitled to vote or instruct the voting of) to be counted as present thereat) for purposes of calculating a quorum and to vote on any matter contemplated by this Agreement. The Stockholders shall vote or cause to be voted all Covered Shares (in respect of which a holder of the Covered Shares is entitled to vote or instruct the voting of) in accordance with this Section 3.

(d) For the avoidance of doubt, for purposes of this Section 3, Covered Shares shall mean only such shares owned of record or beneficially by the Stockholders as of the record date for the applicable meeting of stockholders.

4. Representations and Warranties of Stockholder. Stockholders hereby represents and warrants to the other parties hereto as follows:

(a) Power; Organization; Binding Agreement. Each Stockholder has full capacity to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each Stockholder, and, assuming due authorization, execution and delivery by Parent and Merger Sub, this Agreement is enforceable against each Stockholder in accordance with its terms, except that such enforceability may be limited by the bankruptcy and equity exceptions as described in Section 3.2 of the Merger Agreement.

(b) No Conflicts. None of the execution and delivery by Stockholders of this Agreement, the performance by each Stockholder of its obligations hereunder or the consummation by Stockholders of the transactions contemplated hereby will (i) require any consent or approval under, or result in a violation or breach of, any agreement to which a Stockholder is a party or by which a Stockholder may be bound, including any voting agreement or voting trust, (ii) result in the creation of any lien (other than Permitted Liens of the type contemplated by clauses (iv), (ix), (xiii) and (xiv) of the definition thereof) on any of the assets or properties of a Stockholder, or (iii) violate any Law or Order applicable to a Stockholder.

(c) Ownership of Covered Shares. Each Stockholder is the record or beneficial owner of such Stockholder’s Covered Shares. Each Stockholder’s Covered Shares are free and clear of any liens (other than Permitted Liens of the type contemplated by clauses (iv), (ix), (xiii) and (xiv) of the definition thereof) that would materially and adversely affect the ability of such Stockholder to perform its obligations under this Agreement and no Person has a right to acquire any such Covered Shares as of the date of this Agreement, in each case, other than pursuant to the termination of any relationship between a Stockholder and an account managed by such Stockholder. As of the date of this Agreement, except as set forth on Schedule A, other than the Owned Shares, Stockholders do not own beneficially or of record any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the

Company. For the avoidance of doubt, if any such Stockholder owns any securities of the type described in clauses (ii) and (iii) of the preceding sentence, such Stockholder will not be required hereunder to exercise, convert, exchange or take any other action to otherwise accelerate such securities or rights with respect thereto.

(d) Voting Power. The Stockholders have the requisite voting power, power of disposition, power to issue instructions with respect to the matters set forth herein, and power to agree to all of the matters set forth in this Agreement necessary to take all actions required under this Agreement, in each case with respect to all of the securities subject to this Agreement owned beneficially or of record by the Stockholders, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and those arising under the terms of this Agreement.

(e) Reliance by Parent and Merger Sub. Each Stockholder understands and acknowledges that each of Parent and Merger Sub is entering into the Merger Agreement in reliance upon each Stockholder’s execution and delivery of this Agreement.

(f) Consents and Approvals. The execution and delivery of this Agreement by the Stockholders does not, and the performance by such Stockholder of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, except in each case for filings with the SEC or where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings and notifications, would not, either individually or in the aggregate, prevent or delay the performance by such Stockholder of any of its obligations hereunder.

(g) No Inconsistent Agreements. Each Stockholder hereby represents, covenants and agrees that, except as contemplated by this Agreement, such Stockholder (a) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any of such Stockholder’s Covered Shares and (b) has not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any of such Stockholder’s Covered Shares, in either case, that is inconsistent with such Stockholder’s obligations pursuant to this Agreement.

5. Spousal Consent. If any Stockholder is a married individual and any of his, her or their Owned Shares constitutes community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, such Stockholder shall deliver to Parent, concurrently herewith, a duly executed consent of such Stockholder’s spouse, in the form attached hereto as Schedule B.

6. Termination. This Agreement and all rights and obligations of the parties hereunder and thereunder will terminate and have no further force or effect as of the Termination Date; provided, that, this Section 6 and Sections 7 and 8 shall survive the termination of this Agreement. Notwithstanding the foregoing, nothing set forth in this Section 6 or elsewhere in this Agreement relieves any party hereto from liability, or otherwise limits the liability of any party hereto, for any willful and material breach of this Agreement prior to such termination.

7. Miscellaneous.

(a) Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(b) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto, except that Parent may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any affiliate of Parent, but no such assignment shall relieve Parent of its obligations under this Agreement if such assignee does not perform such obligations. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns. Any purported assignment of this Agreement without the consent required by this Section 7(b) is null and void.

(c) Amendment and Modification; Waiver. This Agreement may be amended or waived by any party hereto only by action taken or authorized by or on behalf of such party’s board of directors or equivalent governing body (or duly authorized committee thereof), if such party is other than a natural person, and only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. Any failure of any of the parties hereto to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law or in equity.

(d) Specific Performance. The parties hereto acknowledge and agree that (i) irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform the provisions of this Agreement (including any party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions; (ii) the parties hereto will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; (iii) the provisions of this Section 7(d) are not intended to and do not adequately compensate the Company, on the one hand, or the Stockholders, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any party hereto’s right to an injunction, specific performance and other equitable relief. The parties hereto agree not to raise any objections to (1) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or the Stockholder, on the other hand; and (2) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the parties hereto pursuant to this Agreement. Any party hereto seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such injunction or enforcement, and each party hereto irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.

(e) Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by hand or by electronic mail (if the sender does not receive written or electronic notification of delivery failure), in each case to the intended recipient as set forth below:

If to the Stockholders, to the address for notice set forth on Schedule A hereto, with a copy (which will not constitute notice) to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, New York 10019

Attention:	Ryan Nebel

Ian Engoron

Email: rnebel@olshanlaw.com

     iengoron@olshanlaw.com

if to Parent or Merger Sub, to:

CB Neptune Holdings, LLC

545 Washington Blvd

Jersey City, NJ 07310

Email:           wredmond@neptuneretailsolutions.com

Attention:     William Redmond

with a copy (which will not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison, LLP

1285 Avenue of the Americas

New York, NY 10019

Email:          jmarell@paulweiss.com; sstasny@paulweiss.com

Attention:    Jeffrey D. Marell; Sarah Stasny

if to the Company, to:

Quotient Technology Inc.

1260 East Stringham Avenue, Suite 600 Salt Lake City, UT 84106

Email:           cchen@quotient.com

Attention:     Connie Chen

with a copy (which will not constitute notice) to:

Paul Hastings LLP

101 California Street, 48th Floor

San Francisco, CA 94111

Email:             mikekennedy@paulhastings.com

                         stevecamahort@paulhastings.com

Attention:       Mike Kennedy

                         Steve Camahort

Any notice received at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any party hereto may provide notice to the other parties hereto of a change in its address or e-mail address through a notice given in accordance with this Section 7(e), except that that notice of any change to the address or any of the other details specified in or pursuant to this Section 7(e) will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 7(e).

(f) No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto (and their respective successors and permitted assigns) any rights (legal, equitable or otherwise) or remedies, whether as third-party beneficiaries or otherwise.

(g) Governing Law. This Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to this

Agreement or the actions of the Company or the Stockholder in the negotiation, administration, performance and enforcement thereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws, including any statutes of limitations, of any jurisdiction other than the State of Delaware.

(h) Jurisdiction. Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating hereto, for and on behalf of itself or any of its properties or assets, in accordance with Section 7(e) or in such other manner as may be permitted by applicable Law, and nothing in this Section 7(h) will affect the right of any party hereto to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any other state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each party hereto agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(i) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY; AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(I).

(j) Rules of Construction. The parties agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(k) Entire Agreement. This Agreement (together with the Merger Agreement, the other applicable Transaction documents in connection therewith) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof; provided, that, for the avoidance of doubt, other than Section 2 of this Agreement, nothing contained herein shall be deemed to supersede that certain Cooperation Agreement between the Company and the Engaged Group (as defined therein), dated June 5, 2023, which remains in full force and effect.

(l) Interpretation.

(i) When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated and references to “paragraphs” or “clauses” are to separate paragraphs or clauses of the Section or subsection in which the reference occurs. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.

(ii) When used herein, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”

(iii) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.

(iv) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and does not simply mean “if.”

(v) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.

(vi) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.

(vii) Unless the context otherwise requires, any definition of or reference to any Law or any provision of any Law herein shall be construed as referring to such Law as from time to time amended, supplemented or modified, including by succession of comparable successor Laws and references to the rules and regulations promulgated thereunder or pursuant thereto.

(viii) The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1).

(ix) References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively.

(x) All references to time shall refer to New York City time unless otherwise specified.

(xi) The headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(m) Expenses. Except as otherwise expressly provided in this Agreement or the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses (whether or not such transactions are consummated).

8. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

9. No Agreement as Director or Officer. Each Stockholder has entered into this Agreement solely in such Stockholder’s capacity as the record or beneficial owner of the applicable Covered Shares (and not in any other capacity, including any capacity as a director or officer of the Company or its Subsidiaries). Nothing in this Agreement: (a) will limit or affect any actions or omissions taken by such Stockholder in such Stockholder’s capacity as a director or officer of the Company or its Subsidiaries, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit, or restrict such Stockholder from exercising such Stockholder’s fiduciary duties as a director or officer to the Company or its Subsidiaries.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CB NEPTUNE HOLDINGS, LLC

/s/ William E. Redmond, Jr.
Name: William E. Redmond, Jr.
Title: Chief Executive Officer

NRS MERGER SUB INC.

/s/ William E. Redmond, Jr.
Name: William E. Redmond, Jr.
Title: President

[Signature Page to Voting Agreement]

ENGAGED CAPITAL, LLC

By:	/s/ Glenn W. Welling
Name: Glenn W. Welling
Title: Founder and Chief Investment Officer

ENGAGED CAPITAL FLAGSHIP MASTER FUND, LP

By:	Engaged Capital, LLC
General Partner

By:	/s/ Glenn W. Welling
Name: Glenn W. Welling
Title: Founder and Chief Investment Officer

ENGAGED CAPITAL FLAGSHIP FUND, LP

By:	Engaged Capital, LLC
General Partner

By:	/s/ Glenn W. Welling
Name: Glenn W. Welling
Title: Founder and Chief Investment Officer

ENGAGED CAPITAL FLAGSHIP FUND, LTD

By:	/s/ Glenn W. Welling
Name: Glenn W. Welling
Title: Director

ENGAGED CAPITAL HOLDINGS, LLC

By:	/s/ Glenn W. Welling
Name: Glenn W. Welling
Title: Sole Member

GLENN W. WELLING

/s/ Glenn W. Welling
Glenn W. Welling

[Signature Page to Voting Agreement]

Schedule A

Stockholder Name	Owned Shares*	Address
Engaged Capital, LLC	8,107,150	610 Newport Center Drive, Suite 950 Newport Beach, California 92660 Attention: Glenn W. Welling E-mail: glenn@engagedcapital.com
Engaged Capital Flagship Master Fund, LP	7,505,432	610 Newport Center Drive, Suite 950 Newport Beach, California 92660 Attention: Glenn W. Welling E-mail: glenn@engagedcapital.com
Engaged Capital Flagship Fund, LP	7,505,432	610 Newport Center Drive, Suite 950 Newport Beach, California 92660 Attention: Glenn W. Welling E-mail: glenn@engagedcapital.com
Engaged Capital Flagship Fund, Ltd.	7,505,432	610 Newport Center Drive, Suite 950 Newport Beach, California 92660 Attention: Glenn W. Welling E-mail: glenn@engagedcapital.com
Engaged Capital Holdings, LLC	8,107,150	610 Newport Center Drive, Suite 950 Newport Beach, California 92660 Attention: Glenn W. Welling E-mail: glenn@engagedcapital.com
Glenn W. Welling	8,107,150	610 Newport Center Drive, Suite 950 Newport Beach, California 92660 Attention: Glenn W. Welling E-mail: glenn@engagedcapital.com

* If any additional shares of Company Common Stock are owned by any of the Stockholders as of the date of this Agreement, such shares shall be automatically deemed “Owned Shares” notwithstanding the contents of this Schedule A.

ANNEX D

June 20, 2023

Quotient Technology Inc.

1260 East Stringham Avenue, 6th Floor

Salt Lake City, UT 84106

Attn: Board of Directors

Dear Board of Directors:

We understand that CB Neptune Holdings, LLC (the “Acquiror”), NRS Merger Sub Inc., a wholly-owned subsidiary of the Acquiror (the “Sub”), and Quotient Technology Inc. (the “Company”), propose to enter into the Agreement (defined below) pursuant to which, among other things, the Sub will be merged with and into the Company (the “Transaction”) and that, in connection with the Transaction, (a) each outstanding share of common stock, par value $0.00001 per share (“Company Common Stock”) of the Company (other than Owned Company Shares or Dissenting Company Shares (each as defined in the Agreement)), will be converted into the right to receive $4.00 in cash, without interest (the “Consideration”), and (b) the Company will become a wholly owned subsidiary of the Acquiror.

The Board of Directors of the Company (the “Board”) has requested that Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Board as to whether, as of the date hereof, the Consideration to be received by the holders of Company Common Stock other than holders of Owned Company Shares or Dissenting Company Shares (the “Unaffiliated Stockholders”) in the Transaction pursuant to the Agreement is fair to them from a financial point of view.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	reviewed the following agreements and documents:

a.	Draft dated June 20, 2023 of the Agreement and Plan of Merger, by and among the Acquiror, the Sub and the Company (the “Agreement”); and

b.	Draft dated June 17, 2023 of the Voting Agreement by and among the Acquiror, the Sub and the persons listed on Schedule A attached thereto (the “Voting Agreement”);

2.	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

3.

reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to us by the Company, including (a) financial projections prepared by the management of the Company relating to the Company for the fiscal years ending 2023 through 2025 (the “Projections”), (b) certain forecasts and estimates prepared by the management of the Company of the net operating losses (“NOLs”) of the Company to be utilized by the Company on a standalone basis (the “NOL Projections”) and the Company’s ability to utilize those NOLs to achieve future tax savings (the “Estimated NOL Tax Savings”);

4.	spoken with certain members of the management of the Company regarding the business, operations, financial condition and prospects of the Company, the Transaction and related matters;

5.	compared the financial and operating performance of the Company with that of other public companies that we deemed to be relevant;

245 Park Avenue, 20th Floor, New York, New York 10167 212.497.4100 HL.com Broker /dealer services through Houl ihan Lokey Capital, Inc. and Houlihan Lokey Advisors, LLC

The Board of Directors of Quotient Technology Inc. June 20, 2023

6.	considered publicly available financial terms of certain transactions that we deemed to be relevant;

7.

reviewed the current and historical market prices and trading volume for the Company’s publicly traded securities, and the current and historical market prices and trading volume of the publicly traded securities of certain other companies that we deemed to be relevant; and

8.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised us, and we have assumed, that (i) the Projections reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company, (ii) the NOL Projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the amount of such NOLs, and (iii) the Estimated NOL Tax Savings have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the Company’s ability to utilize those NOLs to achieve future tax savings on a standalone basis. At your direction, we have assumed that the Projections, the NOL Projections and the Estimated NOL Tax Savings provide a reasonable basis on which to evaluate the Company and the Transaction and we have, at your direction, used and relied upon the Projections, the NOL Projections and the Estimated NOL Tax Savings for purposes of our analyses and this Opinion. We express no view or opinion with respect to the Projections, the NOL Projections, the Estimated NOL Tax Savings or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading to an extent that would be material to our analysis or this Opinion.

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements identified in item 1 above and all other related documents and instruments that are referred to therein are true and correct, (b) each party to all such agreements and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in all such agreements and such other related documents and instruments, without any amendments or modifications thereto, except, in the case of each of clauses (a)—(d), to the extent not material to our analysis or this Opinion. We have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Transaction or the Company that would be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final forms of any draft documents identified above will not differ in any material respect from the drafts of said documents.

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor were we provided with any such appraisal or evaluation. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation,

The Board of Directors of Quotient Technology Inc. June 20, 2023

regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.

We have considered the results of the third-party solicitation process conducted by the Company, with our assistance, with respect to a possible sale of the Company. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof.

This Opinion is furnished for the use of the Board (in its capacity as such) in connection with its evaluation of the Transaction and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Board, any security holder or any other party as to how to act or vote with respect to any matter relating to the Transaction or otherwise.

In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, the Acquiror, or any other party that may be involved in the Transaction and their respective affiliates or security holders or any currency or commodity that may be involved in the Transaction.

Houlihan Lokey and certain of its affiliates have in the past provided investment banking, financial advisory and/or other financial or consulting services to the Company and have in the past provided and are currently providing investment banking, financial advisory and/or other financial or consulting services to Charlesbank Capital Partners LLC (“Charlesbank”), an affiliate of the Acquiror, or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Charlesbank (collectively, with Charlesbank, the “Charlesbank Group”), for which Houlihan Lokey and its affiliates have received, and may receive, compensation, including, among other things, (i) having acted as financial advisor to the Company in connection with a debt financing transaction, which closed in November 30, 2022, and (ii) having acted as financial advisor to HDT Global, then a member of the Charlesbank Group, in connection with its sale transaction, which closed in July 2021. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, the Acquiror, members of the Charlesbank Group, other participants in the Transaction or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of our and their respective employees may have committed to invest in private equity or other investment funds managed or advised by Charlesbank, other participants in the Transaction or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with the members of the Charlesbank Group, other participants in the Transaction or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, the Acquiror, members of the Charlesbank Group, other participants in the Transaction or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

Houlihan Lokey has also acted as financial advisor to the Company in connection with, and has participated in certain of the negotiations leading to, the Transaction and will receive a fee for such services, a substantial portion of which is contingent upon the consummation of the Transaction. In addition, we will receive a fee for

The Board of Directors of Quotient Technology Inc. June 20, 2023

rendering this Opinion, which is not contingent upon the successful completion of the Transaction. The Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.

We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Board, the Company, its security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise (other than the Consideration to the extent expressly specified herein) including, without limitation, any terms, aspects or implications of the Voting Agreement to be entered into in connection with the Transaction, (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for the Company or any other party, (v) the fairness of any portion or aspect of the Transaction to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the Transaction, (vii) the solvency, creditworthiness or fair value of the Company or any other participant in the Transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Board, on the assessments by the Board, and the Company and its advisors, as to all legal, regulatory, accounting, insurance, tax and other similar matters with respect to the Company and the Transaction or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be received by the Unaffiliated Stockholders of the Company in the Transaction pursuant to the Agreement is fair to them from a financial point of view.

Very truly yours,

HOULIHAN LOKEY CAPITAL, INC.

ANNEX E

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

§ 262 Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, or conversion, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation or conversion nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent or converting corporation in a merger, consolidation or conversion to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264 or § 266 of this title (other than, in each case and solely with respect to a domesticated corporation, a merger, consolidation or conversion authorized pursuant to and in accordance with the provisions of § 388 of this title):

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for conversion (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent or converting corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264 or § 266 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity if such entity is a corporation as a result of the conversion, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation or conversion will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger, consolidation or conversion for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation or conversion, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation or conversion shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation or conversion, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation or conversion, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

(2) If the merger, consolidation or conversion was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent or converting corporation before the effective date of the merger, consolidation or conversion, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent or converting corporation who is entitled to appraisal rights of the approval of the merger, consolidation or conversion and that appraisal rights are available for any or all shares of such class or series of stock of such constituent or converting corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation or conversion, shall, also notify such stockholders of the effective date of the merger, consolidation or conversion. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation or conversion, either (i) each such constituent corporation or the converting corporation shall send a second notice before the effective date of the merger, consolidation or conversion notifying each of the holders of any class or series of stock of such constituent or converting corporation that are entitled to appraisal rights of the effective date of the merger, consolidation or conversion or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation or conversion, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation or conversion and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

(e) Within 120 days after the effective date of the merger, consolidation or conversion, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation or conversion, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation or conversion. Within 120 days after the effective date of the merger, consolidation or conversion, any person who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation or conversion (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later.

(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation or conversion the shares of the class or series of stock of the constituent or converting corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation or conversion for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation or conversion, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation or conversion through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k) From and after the effective date of the merger, consolidation or conversion, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation or conversion); provided, however, that if no petition for an appraisal is filed within the time provided in subsection (e) of this section, or if a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation or conversion within 60 days after the effective date of the merger, consolidation or conversion, as set forth in subsection (e) of this section.

(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

SCAN TO VIEW MATERIALS & VOTE w QUOTIENT TECHNOLOGY INC. 1260 EAST STRINGHAM AVENUE SUITE 600 VOTE BY INTERNET SALT LAKE CITY, UT 84106 Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on August 31, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/QUOT2023SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on August 31, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V20779-S71134 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD SHOULD BE SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY QUOTIENT TECHNOLOGY INC. The Board of Directors recommends you vote FOR proposals 1, 2, and 3. For Against Abstain 1. To adopt the Agreement and Plan of Merger, dated as of June 20, 2023 (as it may be amended from time to time), by and among Quotient Technology Inc., ! ! ! CB Neptune Holdings, LLC and NRS Merger Sub Inc. (the “Merger Agreement”). 2. To approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to Quotient Technology Inc.’s named executive ! ! ! officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement. 3. To approve any proposal to adjourn the Special Meeting, from time to time, if necessary or appropriate as determined in good faith by the Board of ! ! ! Directors of Quotient Technology Inc., including to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com V20780-S71134 QUOTIENT TECHNOLOGY INC. Special Meeting of Stockholders September 1, 2023 9:00 AM MT This proxy is solicited by the Board of Directors The undersigned, revoking all prior proxies heretofore granted, hereby appoints each of Robert McDonald, Matthew Krepsik, and Connie Chen as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them individually to represent and vote, as designated on the reverse side hereof, all the shares of common stock of Quotient Technology Inc. held of record by the undersigned at the close of business on July 28, 2023 at the Special Meeting of Stockholders to be held on September 1, 2023 at 9:00 AM Mountain Time virtually at www.virtualshareholdermeeting.com/QUOT2023SM, and at any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting and at any adjournment or postponement thereof. This proxy when properly executed will be voted as directed herein by the undersigned Stockholder. If no direction is made, this proxy will be voted “FOR” Proposals 1, 2, and 3. Continued and to be signed on reverse side